Exhibit 10.2.1

                      MAXXCOM INC., an Ontario corporation
                      MAXXCOM INC., a Delaware corporation
                                  as Borrowers

                                    - and -

                                 THE GUARANTORS

                                    - and -

                            THE BANK OF NOVA SCOTIA
              as Lead Arranger, Book Runner, Administrative Agent,
                                   and Lender

                                    - and -

                                  THE LENDERS


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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                     MADE AS OF THE 11th DAY OF JULY, 2001
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

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 11th day of July, 2001.


B E T W E E N:
                                  MAXXCOM INC.
                      a corporation incorporated under the
                        laws of the Province of Ontario
                                  ("Maxxcom")

                                    - and -

                                  MAXXCOM INC.
                      a corporation incorporated under the
                         laws of the State of Delaware
                                 ("Maxxcom US")

                                  AS BORROWERS

                                    - AND -

                          MAXXCOM (NOVA SCOTIA) CORP.
                         MAXXCOM (USA) FINANCE COMPANY
                          MAXXCOM (USA) HOLDINGS INC.
                            1220777 ONTARIO LIMITED
                                NEWS CANADA INC.
                            1385544 ONTARIO LIMITED
                            MAXXCOM INTERACTIVE INC.
                           MACKENZIE MARKETING, INC.
                              MF+P ACQUISITION CO.
                              SMI ACQUISITION CO.
                             ACCENT ACQUISITION CO.
                              FMA ACQUISITION CO.
                              TC ACQUISITION INC.
                              ET ACQUISITION INC.
                              BZ ACQUISITION INC.
                              CDI ACQUISITION CO.
                           BRATSKEIR & COMPANY, INC.
                              CPB ACQUISITION INC.



                                 AS GUARANTORS

                                    - and -

                            THE BANK OF NOVA SCOTIA
                 a bank to which the Bank Act (Canada) applies,
               in its capacity as administrative agent hereunder

                            AS ADMINISTRATIVE AGENT

                                    - and -

                            THE BANK OF NOVA SCOTIA
                 a bank to which the Bank Act (Canada) applies,
                     in its capacity as a lender hereunder

                                    - and -

                       CANADIAN IMPERIAL BANK OF COMMERCE
                 a bank to which the Bank Act (Canada) applies,
                     in its capacity as a lender hereunder

                                    - and -

                                BANK OF MONTREAL
                 a bank to which the Bank Act (Canada) applies,
                     in its capacity as a lender hereunder

                                    - and -

                           THE TORONTO-DOMINION BANK
                 a bank to which the Bank Act (Canada) applies,
                     in its capacity as a lender hereunder

                                    - and -

                              ROYAL BANK OF CANADA
                 a bank to which the Bank Act (Canada) applies,
                     in its capacity as a lender hereunder

                                    - and -

                            THE BANK OF NOVA SCOTIA
                             by its Atlanta Agency,
                     in its capacity as a lender hereunder

                                    - and -

                                   CIBC INC.
 a financial institution incorporated under the laws of the State of Delaware, in its capacity as a lender hereunder

                                    - and -

                                BANK OF MONTREAL
                             by its Chicago branch,
                     in its capacity as a lender hereunder

                                    - and -

                         TORONTO DOMINION (TEXAS), INC.
             a corporation incorporated under the laws of Delaware,
                     in its capacity as a lender hereunder

                                    - and -

                              ROYAL BANK OF CANADA
               by its Grand Cayman (North America No. 1) Branch,
                     in its capacity as a lender hereunder

                                    - and -

                                  THE LENDERS
                   who from time to time become party hereto

                                   AS LENDERS


RECITALS:

A. By letter agreement between The Bank of Nova Scotia and the Borrowers, The Bank of Nova Scotia agreed to establish a credit facility in favour of the Borrowers in the maximum amount of up to Cdn. $80,000,000 or the equivalent thereof in U.S. Dollars which was formally documented by way of the credit agreement dated as of 31 March 2000 between the Borrowers, certain of the Guarantors party hereto, the Agent and the Lenders (the "Original Credit Agreement").

B. The Original Credit Agreement was amended and restated pursuant to the amended and restated credit agreement made as of 29 November, 2000 between the Borrowers, certain of the Guarantors party hereto, the Agent and the Lenders (the "First Amended and Restated Credit Agreement").

C. The First Amended and Restated Credit Agreement was further amended by a first amendment agreement made as of 8 January 2001, a waiver agreement made as of 9 March 2001 and a second amendment agreement made as of 29 May 2001.

D. The Borrowers have requested that the Lenders consent to the incurrence by Maxxcom of certain subordinate indebtedness, make certain consequential changes in relation thereto and make certain other amendments to the First Amended and Restated Credit Agreement.

E. The Lenders have agreed to such requests and the parties are entering into this Agreement to amend and restate the First Amended and Restated Credit Agreement, as previously amended, on the terms and conditions set forth herein.

         NOW THEREFORE in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed that the First Amended and Restated Credit Agreement, as previously amended, is hereby amended and restated so that, as amended and restated, such agreement reads as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      Certain Defined Terms

         In this Agreement, unless something in the subject matter or context is inconsistent therewith:

1.1.1 "Acquirecos" means MF + P Acquisition Co. (a Delaware corporation), SMI Acquisition Co. (a Delaware corporation), Accent Acquisition Co. (a Delaware corporation), FMA Acquisition Co. (a Delaware corporation), TC Acquisition Inc. (a Delaware corporation), ET Acquisition Inc. (a Delaware corporation), BZ Acquisition Inc. (a Delaware corporation), CDI Acquisition Co. (a Delaware corporation), CPB Acquisition Inc. (a Delaware corporation) and each other direct or indirect Wholly-Owned Subsidiary of Maxxcom which is not an Opco and which controls or acquires an Opco from time to time and "Acquireco" means any one of them.

1.1.2 "Acquisition Certificate" means a certificate of Maxxcom delivered to the Agent prior to the completion of a proposed Permitted Acquisition (which, for greater certainty, shall not be required in relation to a Permitted Acquisition under Sections 1.1.126(d) or (g) or a Permitted Non-Conforming Acquisition); which shall contain:

(a) a detailed description of the proposed Permitted Acquisition including, without limitation, the structure thereof, the purchase price payable, the formula for, and anticipated amount of, Deferred Purchase Price Obligations relating thereto and Earnout Amounts (if any relating thereto), and the terms of all put/call arrangements, shareholder agreements and employment agreements relating thereto;

(b) pro forma financial statements taking into account the anticipated effect of the proposed Permitted Acquisition including any indebtedness incurred or assumed in connection therewith which demonstrates compliance with all financial covenants set forth in
         Section 7.2, both before and after making the proposed Permitted Acquisition, and with the funding availability requirement set forth in the Mezz Debenture; and

(c) a detailed list of all Debt and Encumbrances relating to the entity or assets proposed to be acquired and all Permitted Intercorporate Debt and Intercorporate Security proposed to be entered into in relation thereto.

1.1.3 "Acquisition Security" means the security referred to in Sections 3.1(e), (f), (g), (h) and (i).

1.1.4 "Advance" means an advance by the Lenders (or any of them) by way of Prime Rate Advance, Base Rate Advance, LIBOR Advance, Bankers' Acceptance or BA Equivalent Loan, an advance by the Issuing Lender by way of L/C and an Advance by the Overdraft Lender by way of Overdraft Availment including deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of all outstanding Prime Rate Advances, Base Rate Advances and LIBOR Advances, plus the face amount of all outstanding Bankers' Acceptances, Notional Bankers' Acceptances and L/Cs.

1.1.5 "Affiliate" of any specified Person means any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person (excluding any trustee under, or any committee with responsibility for administering, any
         Plan).

1.1.6 "Agent" means Scotiabank in its role as administrative agent for the Lenders, as replaced from time to time in accordance with the provisions of this Agreement.

1.1.7 "Agreement" means this Agreement and all schedules attached to this Agreement, in each case, as amended, supplemented, restated or replaced from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement as a whole and not to any particular article, section, schedule or other portion hereof.

1.1.8 "Alternate Base Rate Canada" means, on any day, the greater of (a) 1/2 of 1% plus the Federal Funds Effective Rate on such day; and (b) Scotiabank's Base Rate Canada on such day.

1.1.9 "American Entity" means each Restricted Party which is incorporated, organized or otherwise formed under or governed by the laws of a State of the United States of America.

1.1.10 "Applicable Law" means, in respect of any Person, property, transaction, event or course of conduct, all applicable laws, statutes, rules, by-laws, treaties, regulations, ordinances, regulatory policies and all applicable official directives, orders, judgments and decrees of or similar requirement made or issued by Governmental Authorities (a) applicable to or binding upon that Person; or (b) to which that Person or any of its Property is subject.

1.1.11 "arm's length", "non-arm's length" or "not at arm's length" shall have the meanings as such concepts are construed within the Income Tax Act (Canada).

1.1.12 "Assignment Agreement" means an agreement in the form of Schedule A to this Agreement.

1.1.13 "Associate" means an "associate" as defined in the Business Corporations Act (Ontario);

1.1.14   "BA Discount Proceeds" means:

(a) in respect of a Bankers' Acceptance purchased by a Schedule 1 BA Lender, the amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Bankers' Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of the Schedule 1 BA Discount Rate applicable thereto expressed as a decimal fraction, and a fraction, the numerator of which is the term of such Bankers' Acceptance and the denominator of which is 365, which calculated price shall be rounded to the nearest multiple of 0.001%; and

(b) in respect of any Notional Bankers' Acceptance or any Bankers' Acceptance purchased by a Schedule 2 BA Lender, as the case may be, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Notional Bankers' Acceptance or such Bankers' Acceptance, as applicable, multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of the Schedule 2 BA Discount Rate applicable thereto expressed as a decimal fraction, and a fraction, the numerator of which is the term of the Notional Bankers' Acceptance or Bankers' Acceptance, as applicable, and the denominator of which is 365, which calculated price will be rounded to the nearest multiple of 0.001%.

1.1.15   "BA Equivalent Loan" has the meaning defined in Section 5.12(b).

1.1.16 "BA Lender" means any Lender which is a bank chartered under the Bank Act (Canada) and which stamps and accepts Bankers' Acceptances.

1.1.17 "Bankers' Acceptance" means a depository bill as defined in the Depository Bill and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by Maxxcom and accepted by the Lender pursuant to this Agreement or, for lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by Maxxcom and accepted by a Lender pursuant to this Agreement. Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "drafts".

1.1.18 "Bankers' Acceptance Fee" means the amount calculated by multiplying the face amount of each Bankers' Acceptance or Notional Bankers' Acceptance by the applicable Bankers' Acceptance Fee specified in
         Section 2.4, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of acceptance of a Bankers' Acceptance or the making of a BA Equivalent Loan by the applicable Lender up to but excluding the maturity date of the Bankers' Acceptance or Notional Bankers' Acceptance, as applicable, and the denominator of which is the number of days in the calendar year in question.

1.1.19 "Base Rate Advance" means a Base Rate Canada Advance or a Base Rate U.S. Advance, as applicable, and includes deemed Base Rate Canada Advances and Base Rate U.S. Advances provided for in this Agreement.

1.1.20 "Base Rate Atlanta" means the variable rate of interest expressed as a percentage per annum determined, announced and adjusted by the Agent from time to time as a reference rate for commercial loans made by Scotiabank in the United States of America in U.S. Dollars.

1.1.21 "Base Rate Canada" means the variable rate of interest expressed as a percentage per annum determined, announced and adjusted by the Agent from time to time as a reference rate for commercial loans made by Scotiabank in Canada in U.S. Dollars.

1.1.22 "Base Rate Canada Advance" means an Advance in U.S. Dollars made to Maxxcom based on the Alternate Base Rate Canada as provided for in Sections 2.4 and 5.1 and includes deemed Base Rate Canada Advances provided for in this Agreement.

1.1.23 "Base Rate U.S. Advance" means an Advance in U.S. Dollars made to Maxxcom US based on the U.S. Alternate Base Rate as provided for in Sections 2.4 and 5.1 and includes deemed Base Rate U.S. Advances provided for in this Agreement.

1.1.24 "Borrowers" means Maxxcom and Maxxcom US and "Borrower" means either of them.

1.1.25 "Branch of Account" means, with respect to Advances to Maxxcom, the International Banking Division of Scotiabank located at 44 King Street West, 14th Floor, Toronto, Ontario M5H 1H1 and, with respect to Advances to Maxxcom US, the Atlanta Agency of Scotiabank located at Suite 2200, 600 Peachtree Street N.E., Atlanta, Georgia, 30308.

1.1.26 "Business Day" means a day of the year, other than a Saturday or Sunday, on which the Agent is open for business at its executive offices in Toronto, Ontario, at the Branch of Account, and at its principal office in New York, New York, and, in respect of LIBOR Advances, at its principal office in London, England and on which transactions can be carried out in the London interbank market.

1.1.27 "Campbell Note" means the promissory note dated as of 29 November 2000 made by Campbell & Partners Communications Inc. in favour of Maxxcom.

1.1.28 "Campbell Security" means a general security agreement dated as of 29 November 2000, substantially in the form of Schedule C, made by Campbell & Partners Communications Inc. in favour of Maxxcom creating security interests in all of the present and future undertaking, property and assets of Campbell & Partners Communications Inc. and securing amounts owing by Campbell & Partners Communications Inc. to Maxxcom under the Campbell Note.

1.1.29 "Canadian Dollars", "Cdn. Dollars", "Cdn. $", "Dollars" and "$" mean lawful currency of Canada.

1.1.30 "Canadian Plan" means a "pension plan" or "plan" subject to the funding requirements of the Pension Benefits Act (Ontario) or applicable pension benefits legislation in any other Canadian jurisdiction and applicable to the employees resident in Canada of any Restricted Party or any of their respective Subsidiaries.

1.1.31 "CanSubCos" means 1220777 Ontario Limited (an Ontario corporation), News Canada Inc. (an Ontario corporation), 656712 Ontario Limited (an Ontario corporation), Accumark Promotions Group Inc. (an Ontario corporation), Ambrose Carr Linton Carroll Inc. (an Ontario corporation), Bryan Mills Group Ltd. (an Ontario corporation), Cormark MacPhee Communication Solutions (Canada) Inc. (an Ontario corporation), Allard Johnson Communications Inc. (an Ontario corporation), Veritas Communications Inc. (an Ontario corporation), Integrated Healthcare Communications, Inc. (an Ontario corporation), Northstar Research Partners Inc. (an Ontario corporation) 1385544 Ontario Limited (an Ontario corporation), Maxxcom Interactive Inc. (an Ontario corporation) and each future direct or indirect Subsidiary of Maxxcom or of any of the foregoing corporations incorporated under or operating in any Canadian jurisdiction from time to time and "CanSubCo"means any one of them.

1.1.32 "Capital Leases" means leases which are classified as such in accordance with GAAP.

1.1.33 "Capital Stock" means all voting, or non-voting common shares, preferred shares, membership interests or other equivalent equity interests (howsoever designated) of capital stock of a body corporate, preferred or common shares, membership interests or other interests in a limited liability company (howsoever designated), limited or general partnership interests in a partnership or any other analogous or similar ownership interest in a person (howsoever designated).

1.1.34 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 of the United States of America.

1.1.35 "Cessation Notice" means a notice given by the Agent to the Overdraft Lender, on the instructions of the Majority Lenders as contemplated by
         Section 9.9 (c)(vi), to the effect that an Event of Default has occurred and is continuing and directing the Overdraft Lender not to make further Overdraft Availments from and after the date thereof or as otherwise set forth therein.

1.1.36 "Closing Date" means 11 July 2001 or such other day as the parties may agree.

1.1.37 "Code" means the United States Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.

1.1.38 "Collateral" means cash, a bank draft or a letter of credit issued by a Canadian chartered bank, all in a form satisfactory to the Agent, acting reasonably.

1.1.39 "Combined Statements" means quarterly or annual, as the context requires, consolidated financial statements reflecting the results of Maxxcom and its Wholly-Owned Subsidiaries based upon the unconsolidated financial statements of Maxxcom and the consolidated financial statements of all such Wholly-Owned Subsidiaries from time to time, each prepared in accordance with GAAP, excluding, for greater certainty, the financial statements of all Non-wholly-owned Subsidiaries which would otherwise be included.

1.1.40 "Commitment" means, in respect of each Lender from time to time, the covenant to make Advances to the Borrowers in the maximum amount of the Credit and, where the context requires, the maximum amount of Advances which the Lender has covenanted to make.

1.1.41 "Consent to Pledge" means an instrument, in form and substance satisfactory to the Lenders, acting reasonably, by which, inter alia, certain Restricted Parties which are not a party to this Agreement and/or their Shareholders from time to time consent to certain pledges and assignments contemplated by this Agreement and "Consents to Pledge" means all of them.

1.1.42   "Constating Documents" means:

(a) with respect to a corporation, its certificate and/or articles of incorporation, amalgamation or continuance, charter, memorandum of association, letters patent or other similar documents as amended from time to time, and its by-laws;

(b) with respect to a partnership (including a limited partnership), the partnership agreement pursuant to which it is constituted and all declarations, statutory filings and/or registrations required to be made to establish or maintain the existence of the partnership by Applicable Law;

(c) with respect to a limited liability company, its certificate of formation and, as applicable, its operating agreement, limited liability company agreement or its membership agreement; and

(d) with respect to a Nova Scotia unlimited company, its memorandum and articles of association.

1.1.43 "Contracts" means agreements, franchises, leases, easements, servitudes, privileges and other rights acquired from persons other than Governmental Authorities.

1.1.44   "Contributing Lender" has the meaning defined in Section 9.3(b).

1.1.45 "control", "controls" and "controlled" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting Capital Stock, by contract or otherwise;

1.1.46 "Controlling Interest" means with respect to any Person, that amount of voting Capital Stock of such Person which is not less than 50.1% of the aggregate voting Capital Stock of such Person and which carries voting rights which, if exercised, would be sufficient to elect a majority of the board of directors (or other analogous governing body) of such Person.

1.1.47 "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with a Borrower and any of its Subsidiaries, are treated as a single employer under Section 414 of the Code;

1.1.48 "Credit" means the revolving term credit facility of up to Cdn. $80,000,000 (or the equivalent thereof in U.S. Dollars) established by the Lenders in favour of the Borrowers pursuant to Section 2.1.

1.1.49 "Credit Documents" means this Agreement, the Fee Agreement, the Security, the Intercorporate Documents, the Restricted Party Supplemental Agreements, the Consents to Pledge, the Subordinated Shareholder Notes, the Mezz Inter-Creditor Agreement and all other present and future documents relating to the Credit to which a Restricted Party is party or subject including, without limitation, all present and future documents relating to interest rate and/or currency hedging arrangements provided by the Lenders, or any of them, to a Borrower in connection with Advances under this Agreement.

1.1.50   "Credit Limit" has the meaning defined in Section 2.1.

1.1.51 "Debt" means, with respect to any Person at any time, the aggregate at such time (without duplication) of the following amounts in relation to such Person:

(a) indebtedness for money borrowed (including, without limitation, by way of overdraft) or indebtedness represented by notes payable and drafts accepted representing extensions of credit (including, without limitation, Bankers' Acceptances);

(b) all obligations (whether or not with respect to the borrowing of money) which are evidenced by bonds, debentures, notes, letters of credit, letters of guarantee or other similar instruments or not so evidenced but which would be considered to be indebtedness for borrowed money in accordance with GAAP;

(c)      all indebtedness upon which interest charges are customarily paid;

(d) any Capital Stock of that person (or of any Subsidiary of that person that is not held by that person or by a Subsidiary of that person that is wholly owned, directly or indirectly), which Capital Stock, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date for cash or securities constituting Debt;

(e) obligations under Capital Leases, synthetic leases, Purchase Money Arrangements, and Deferred Purchase Price Obligations (other than Earnout Amounts or amounts satisfied by issuance of Capital Stock) and all other indebtedness issued or assumed as full or partial payment for property or services;

(f) the full amount of any contingent liability under any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation of another person of the type included in items (a) through (e) above, including contingent liabilities in respect of letters of credit, letters of guarantee and similar instruments; and

(g) contingent liabilities in respect of performance bonds and surety bonds, and any other guarantee or other contingent liability of any part or all of an obligation of a person, in each case only to the extent that the guarantee or other contingent liability is required by GAAP to be treated as a liability on a balance sheet of the guarantor or person contingently liable.

         Notwithstanding the foregoing, obligations under Permitted Intercorporate Debt, operating leases and trade payables, liabilities accrued in the ordinary course of business which are not for borrowed money, deposits received in the ordinary course of business, Earnout Amounts and those amounts owing by a Restricted Party to its Shareholders on account of accrued but unpaid dividends and management fees permitted to be paid under this Agreement shall not constitute Debt of any such Person.

1.1.52   "Defaulting Lender" has the meaning defined in Section 9.3(b).

1.1.53   "Deferred Purchase Price Obligations" means:

(a) any amount which is owed by a Restricted Party to any Person (or any Affiliate of or successor to such Person) which is, in substance, an amount owing on account of the unpaid portion of the purchase price for (i) Capital Stock of a Restricted Party or an Unrestricted Party, or (ii) assets comprising the business, or a portion thereof, of a Restricted Party or an Unrestricted Party which, in either case, was acquired from such Person or an Affiliate of such Person by a Restricted Party including, without limitation, those obligations and liabilities described in Part 1 of Schedule P; and

(b) all Earnout Amounts including, without limitation, those obligations and liabilities described in Part 2 of Schedule P.

1.1.54   "Designated Account" means:

(a) in respect of any Advance to Maxxcom, the account or accounts maintained by Maxxcom at a branch of the Overdraft Lender as Maxxcom designates in its notice requesting an Advance; and

(b) in respect of any Advance to Maxxcom US, the account or accounts maintained by Maxxcom US at Comerica Bank, 1 Detroit Centre, 500 Woodward Avenue, Detroit, Michigan, 48226.

1.1.55 "Drawdown Date" means the date, which shall be a Business Day, of any Advance.

1.1.56   "Due Date" has the meaning defined in Section 2.4.

1.1.57 "Earnout Amount" means any amount which is owed by a Restricted Party to any Person (or any Affiliate of or successor to such Person), which is (or, prior to a determination of the amount thereof, was) a contingent obligation based on the financial performance of such Restricted Party and which is, in substance, an amount owing on account of the unpaid portion of the purchase price for (a) Capital Stock of a Restricted Party or an Unrestricted Party, or (b) assets comprising the business, or a portion thereof, of a Restricted Party or an Unrestricted Party which, in either case, was acquired from such Person or an Affiliate of such Person by a Restricted Party.

1.1.58 "Earnout Payment" means any payment (other than a payment satisfied by issuance of Capital Stock) by a Restricted Party to any Person on account of an Earnout Amount including, without limitation, all payments to repurchase, redeem, retract, or otherwise reacquire, or any other distribution whatsoever in respect of, Capital Stock issued to any Person to whom an Earnout Amount is owed on account of such Earnout Amount.

1.1.59 "EBITDA" means, with respect to any fiscal period and any Person, the net income of such Person determined in accordance with GAAP for such fiscal period plus or minus, to the extent deducted or added in determining such net income, without duplication:

(a) income taxes paid or payable or refunds received or receivable in respect of income taxes;

(b)      interest paid or payable or received or receivable;

(c)      extraordinary gains or losses;

(d)      amortization, depreciation and other non-cash expenses; and

(e)      goodwill charges net of income taxes.

For greater certainty, when calculating EBITDA:

(f) for the purposes of determining the Total Debt Ratio and the Senior Debt Ratio only, the amount of any income received or receivable from Non-wholly-owned Subsidiaries shall be excluded, other than Qualifying Income, which Qualifying Income shall have the effect of increasing EBITDA, if a positive number, and to the extent that Qualifying Income is a negative number, EBITDA shall be decreased by such amount; and

(g) for all purposes of determining the Total Debt Ratio, the Senior Debt Ratio and the Interest Coverage Ratio, there shall be excluded the EBITDA which would otherwise be attributable to Accent Marketing Services, L.L.C., the EBITDA which would otherwise be attributable to any Restricted Party which has incurred Refinanced Intercorporate Debt and the EBITDA which would otherwise be attributable to 656712 Ontario Limited after 31 March 2001 until the time that its indebtedness to The Toronto-Dominion Bank is replaced with Permitted Intercorporate Debt.

1.1.60 "Eligible Assignee" means a bank, financial institution, finance company or commercial lender acceptable to the Agent and to the Issuing Lender and having a credit rating in relation to its long-term indebtedness of not less than:

(a) A-, if assigned by Standard & Poor Investor Services, a division of McGraw Hill Corporation, or its successor;

(b)      A-3, if assigned by Moody Investor Service, Inc., or its successor; or

(c)      A (low), if assigned by Dominion Bond Rating Service Limited;

(which bank, financial institution, finance company or commercial lender shall include, without limitation, a Subsidiary of any bank chartered under and referred to in Schedule I of the Bank Act (Canada)) to which a Lender proposes to assign all or a portion of its Commitment in accordance with Sections 10.1 and 10.2 and in respect of which bank, financial institution or commercial lender, and the provisions of neither Sections 11.14 nor 11.15 will be triggered as a result of such assignment; or if the provisions of Sections 11.14 or 11.15 would be triggered as a result of such assignment, such bank, financial institution or commercial lender has irrevocably waived its rights to claim amounts from the Borrowers pursuant to such Sections as a result of such assignment (but, for greater certainty, such waiver shall extend only to amounts which would have been payable under applicable laws and regulations as such laws and regulations existed at the time of the assignment).

1.1.61 "Encumbrance" means any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, lease, hypothecation, security interest or other security agreement, trust, or arrangement having the effect of granting security for the payment or performance of any debt, liability or obligation, and "Encumbrances", "Encumber" and "Encumbered" shall have corresponding meanings.

1.1.62 "Environmental Laws" means, in any relevant jurisdiction, all applicable federal, provincial, state, municipal or local statutes, laws, by-laws, ordinances, codes, rules, regulations, orders (including, without limitation, consent decrees and administrative orders), legally enforceable guidelines and legally enforceable requirements, and doctrines of common law, in each case, relating to pollution or protection of the environment or human health, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material including, without limitation of the foregoing, Hazardous Materials, all as applicable in the relevant jurisdiction and as amended or replaced from time to time.

1.1.63 "ERISA" means the US Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

1.1.64 "Event of Default" means any of the events or circumstances described in Section 8.1.

1.1.65 "Excess Cash Flow" means, in respect of any fiscal year of Maxxcom, EBITDA for such fiscal year less the aggregate of all scheduled quarterly principal repayments and voluntary permanent reductions of the Credit made during such fiscal year, permitted capital expenditures, permitted Earnout Payments and other permitted payments on account of Deferred Purchase Price Obligations, permitted payments on account of Permitted Acquisitions, Total Interest Expense, and taxes actually made or paid in cash during such fiscal year and changes in working capital.

1.1.66 "Exchange Rate" means, on any day, with respect to the exchange of any of Canadian Dollars or U.S. Dollars or other currency (the "First Currency") into the other of those currencies (the "Other Currency"), the Spot Rate quoted by the Agent for purchases of the First Currency with the Other Currency at noon (Toronto time) on such day, or if such rate is not or has not yet been quoted on such day, such rate on the last day on which it was quoted by the Agent except that, if the Exchange Rate is required to determine the outstanding amount of Advances for a purpose that does not involve the purchase of Canadian Dollars or U.S. Dollars, the Exchange Rate shall be the noon Spot Rate of the Bank of Canada on that day.

1.1.67 "Existing Indebtedness and Liability" means all of the outstanding indebtedness, liabilities and obligations, whether direct or indirect, absolute or contingent, of the Borrowers, or either of them, to the Agent and the Lenders as at date of this Agreement arising under, or in respect of, or referred to in the First Amended and Restated Credit Agreement, and for greater certainty includes the aggregate principal amount of all loans outstanding under the credit facility established pursuant to the First Amended and Restated Credit Agreement all accrued and unpaid interest thereon, all liabilities of the Borrowers, or either of them, to the Agent and the Lenders pursuant to indemnities granted by a Borrower with respect to bankers' acceptances, letters of credit or letters of guarantee, all fees with respect thereto, all other amounts owing by the Borrowers, or either of them, to the Agent or the Lenders pursuant to the First Amended and Restated Credit Agreement including, without limitation, all debts, liabilities and obligations of the Borrowers, or either of them, under or in connection with interest rate and currency hedging arrangements, money transfer services, payroll services, foreign exchange, cash management, money management and other facilities and services established or provided by a Lender for a Borrower, in each case on the date of this Agreement.

1.1.68 "F.R.S. Board" means the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

1.1.69 "Federal Funds Effective Rate" means, for any day, a fluctuating interest rate per annum equal to, at such time, the weighted average (rounded up to the nearest multiple of 0.0001%) of the interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, for any day on which that rate is not published for that day by the Federal Reserve Bank of New York, the average of the quotations for that day for such transactions received by the Agent from three Federal Funds brokers of recognized standing.

1.1.70 "Fee Agreement" means, collectively, the letter agreement dated 13 March 2000 and the letter agreement dated as of 29 November 2000, each between Scotiabank and Maxxcom pursuant to which certain fees to be paid to the Agent are established, as amended, supplemented, restated or replaced from time to time.

1.1.71 "Financial Condition" means, with respect to a Person, its financial condition, Property and business operations.

1.1.72 "Fincos" means Maxxcom (Nova Scotia) Corp. (a Nova Scotia unlimited liability company) and Maxxcom (USA) Finance Company (a Delaware corporation) and "Finco"means either one of them.

1.1.73 "Follow-Up Merger" means the amalgamation or merger of a Restricted Party which is not a Wholly-Owned Subsidiary of Maxxcom with a Person, all of the Capital Stock of which has been acquired by such Restricted Party, within 90 days after the acquisition and provided that the Restricted Party is the corporation continuing from the amalgamation.

1.1.74 "Foreign Opcos" means Interfocus Group Limited, Interfocus Direct Limited and Interfocus Network Limited and each other Person in which a Controlling Interest is directly acquired by Maxxcom from time to time or is indirectly acquired by Maxxcom from time to time in accordance with Section 1.1.126(f), none of which is an Acquireco, a CanSubco, a Finco or an Opco and "Foreign Opco" means any one of them.

1.1.75 "Foreign Plans" means all pension or similar plans or arrangements of any Foreign Opco.

1.1.76 "Fronting Fee" means the fee payable upon the issuance or renewal of an L/C calculated in accordance with the Fee Agreement and Section 5.5.

1.1.77 "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants or any successor institute, including those set out in the Handbook of the Canadian Institute of Chartered Accountants, consistently applied.

1.1.78 "Governmental Authority" means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration, board, instrumentality, or arbitrator or other law, regulation or rule making entity (including a Minster of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

1.1.79   "Guarantors" means Maxxcom US, Maxxcom (Nova Scotia) Corp., Maxxcom
         (USA) Finance Company, Maxxcom (USA) Holdings Inc., 1220777 Ontario Limited, News Canada Inc., 1385544 Ontario Limited, Maxxcom Interactive Inc., Mackenzie Marketing, Inc., MF + P Acquisition Co., SMI Acquisition Co., Accent Acquisition Co., FMA Acquisition Co., TC Acquisition Inc., ET Acquisition Inc., BZ Acquisition Inc., CDI Acquisition Co., Bratskeir & Company, Inc., CPB Acquisition Inc. and each other Wholly-Owned Subsidiary of Maxxcom from time to time and "Guarantor" means any one of them.

1.1.80 "Hazardous Materials" means any substance that because of its quantity, concentration or physical, chemical or infectious characteristics, either individually or in combination with other substances, is a threat to the environment, human health or other living organisms and, without limiting the generality of the foregoing, shall include any substance whether liquid, solid or gas which is from time to time listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or as a contaminant, pollutant, or waste under any applicable Environmental Laws.

1.1.81   "Increased Costs" has the meaning defined in Section 11.15.

1.1.82 "Intellectual Property" means all patents, trademarks, service marks, trade names, copyrights, trade secrets and other similar rights and any rights under any contract or Applicable Law, including, without limitation, under the Patent Act (Canada), the Copyright Act (Canada) and the Trade-Mark Act (Canada) and under any equivalent or analogous statutes of the United States of America and any other foreign jurisdiction which provides a right to any Restricted Party in either:
         (a) ideas, formulae, algorithms, concepts, inventions or know-how generally, including trade secret law, or (b) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how.

1.1.83 "Interbank Reference Rate" means the interest rate expressed as a percentage per annum which is customarily used by the Agent when calculating interest due by it or owing to it, in Canadian Dollars or U.S. Dollars as applicable, arising from the correction of errors between it and other Canadian chartered banks.

1.1.84 "Intercorporate Documents" means the Intercorporate Notes and the Intercorporate Security required to be delivered from time to time.

1.1.85 "Intercorporate Notes" means all of the notes evidencing Permitted Intercorporate Debt from time to time, substantially in the form of Schedule B or in such other form as may be approved by the Agent in its discretion including, without limitation, any combined form of promissory note and security approved by the Agent, which shall have attached thereto copies of the funding letters or other documents, if any, evidencing the funding commitment and the amount thereof, and includes the Targetcom Reimbursement Agreement, the Campbell Note and other agreements evidencing obligations owed by a Restricted Party to another Restricted Party in the form approved by the Agent in its discretion.

1.1.86 "Intercorporate Security" means a general security agreement, which shall be first-ranking where granted by a Restricted Party which is not a Guarantor, substantially in the form of Schedule C (or in such other form as may be approved by the Agent in its discretion or in such other form as may be required to create analogous security interests in any relevant jurisdiction including, without limitation, any combined form of promissory note and security approved by the Agent) creating security interests in all of the present and future undertaking, property and assets of a Restricted Party (the "grantor") in favour of another Restricted Party (the "grantee") securing amounts owing by the grantor to the grantee pursuant to an Intercorporate Note and in respect of which registrations have been made in all relevant jurisdictions and which has otherwise been perfected under Applicable Law in all relevant jurisdictions and includes the Campbell Security and the Targetcom Reimbursement Agreement.

1.1.87 "Interest Coverage Ratio" means, at any time, the ratio calculated by dividing (a) EBITDA for the previous four fiscal quarters ended immediately prior to such time (or, if applicable, the four fiscal quarters ending on the date of calculation) by (b) Total Interest Expense at such time.

1.1.88 "Interest Payment Date" means the 22nd day of each calendar month or, if such day is not a Business Day, the Business Day next following.

1.1.89 "Investment" means any advance, extension of credit, giving of financial assistance or contribution of capital to any Person or any purchase or other acquisition of the property, Capital Stock, notes, debentures or other securities of, or any equity or ownership interest in, any Person, whether effected in a single transaction or series of transactions but, for greater certainty, is not intended to include trade accounts receivable or similar advances or payments incurred in the ordinary course of business, amounts deposited in bank accounts and instruments of or guaranteed by a bank, trust company or government.

1.1.90 "Issuing Lender" means Scotiabank, or such other Lender which has agreed to issue L/Cs for the benefit of a Borrower.

1.1.91 "L/C" means a standby letter of credit, letter of guarantee or commercial letter of credit in a form satisfactory to the Issuing Lender, acting reasonably, which is issued by the Issuing Lender at the request of a Borrower in favour of a third party to secure the payment or performance of an obligation of a Borrower or another Restricted Party to the third party.

1.1.92 "Lenders" means Scotiabank, Canadian Imperial Bank of Commerce, The Toronto-Dominion Bank, Bank of Montreal, Royal Bank of Canada, their respective affiliates party hereto from time to time, and the other financial institutions that agree from time to time to become Lenders in accordance with Article 10 and includes, where the context requires, the Issuing Lender, the Overdraft Lender and all Swap Lenders from time to time, and "Lender" means any one of the Lenders.

1.1.93 "Lender's Share of the Obligations" means, with respect to any Lender, the Proportionate Share of Advances made by such Lender under the Credit, together with the amount of all other Obligations owing to such Lender including, without limitation of the foregoing, any portion of Advances made by a Contributing Lender until otherwise reimbursed therefor in accordance with the terms of this Agreement.

1.1.94 "LIBOR Advance" means an Advance made by way of loan in United States Dollars on which interest is calculated with reference to the LIBO Rate.

1.1.95 "LIBO Rate" means, for any LIBOR Period and LIBOR Advance, the average of the interest rates expressed as a percentage per annum at which deposits in U.S. Dollars are offered to the principal offices of the
         Schedule 1 Reference Lenders in London, England in the London interbank market at 11:00 a.m. (London time) 2 Business Days before the first day of the LIBOR Period for a period equal to the LIBOR Period and in an amount approximately equal to the amount of the LIBOR Advance.

1.1.96 "LIBOR Period" means the period selected by a Borrower for a LIBOR Advance or the period applicable to the LIBOR Advance, in either case, as permitted hereunder.

1.1.97 "Majority Lenders" means a Lender or Lenders holding, in the aggregate, a minimum of 66 2/3% of the aggregate outstanding amount of the Commitments.

1.1.98 "Marketing Communication Services Business" means the advertising and marketing services businesses including, without limitation, public and government relations, corporate communications, research, direct marketing, database management, trade shows and exhibitions, event sponsorship, branding and corporate identity, strategic marketing consulting, promotions and interactive services.

1.1.99   "Maturity Date" means March 31, 2005.

1.1.100  "Maxxcom" means Maxxcom Inc., an Ontario corporation.

1.1.101 "Maxxcom US" means Maxxcom Inc., a Delaware corporation (formerly CMS US Holdings Inc.).

1.1.102 "Mezz Agent" means TD Capital, a division of The Toronto-Dominion Bank, in its capacity as agent for the Mezz Holders.

1.1.103 "Mezz Credit Documents" means the Mezz Debenture, the Mezz Security, the Subscription Agreement, the Warrant Agreement, the Warrants, the Mezz Inter-Creditor Agreement and any other agreements, instruments and documents delivered to the Mezz Agent or entered into by the Mezz Agent from time to time in connection with such documents, in each case as amended in accordance with the Mezz Inter-Creditor Agreement.

1.1.104 "Mezz Debenture" means the subordinated debenture dated 11 July 2001 in the original principal amount of Cdn. $40,000,000 issued by Maxxcom in favour of TD Capital, a division of The Toronto-Dominion Bank, on its own behalf and in its capacity as agent for the Mezz Holders, as amended from time to time in accordance with the Mezz Inter-Creditor Agreement.

1.1.105 "Mezz Holders" means the holders from time to time of all or a portion of the principal amount of the Mezz Debenture.

1.1.106 "Mezz Inter-Creditor Agreement" means the inter-creditor agreement made as of 11 July 2001 between the Agent, the Mezz Agent and certain of the Restricted Parties, as amended, supplemented, restated or replaced from time to time.

1.1.107 "Mezz Obligations" means all obligations of Maxxcom to the Mezz Agent and/or the Mezz Holders under or in connection with the Mezz Debenture and the other Mezz Credit Documents (other than the Warrants and the Warrant Agreement) including, without limitation, all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by Maxxcom to the Mezz Agent and/or the Mezz Holders or remaining unpaid by Maxxcom to the Mezz Agent and/or the Mezz Holders under or in connection with the Mezz Debenture and the other Mezz Credit Documents (other than the Warrants and the Warrant Agreement), including, without limitation, all losses, costs or expenses suffered or incurred by the Mezz Agent and/or the Mezz Holders for which Maxxcom or another Restricted Party is responsible under the Mezz Debenture and all interest, commissions, legal and other costs, charges and expenses to be paid under or in connection with the Mezz Debenture and the Mezz Credit Documents (other than the Warrants and the Warrant Agreement).

1.1.108 "Mezz Security" means all security agreements, security interests and guarantees granted or delivered by or on behalf of any Restricted Party (or, as applicable, their respective predecessor entities) from time to time to the Mezz Agent securing or intending to secure (whether directly or indirectly) repayment of the Mezz Obligations in accordance with the Mezz Inter-Creditor Agreement.

1.1.109  "Minority Shareholder" means, at any time, as the context requires:

         (a) any Shareholder of a Restricted Party that is an employee, officer, or director of a Restricted Party at such time;

         (b) any Shareholder of a Restricted Party who, prior to such time, was an employee, officer, or director of a Restricted Party;

         (c) any individual who, at such time, is an employee, officer, or director of a Restricted Party and immediately after such time becomes a Shareholder of a Restricted Party; or

         (d) any corporation controlled by such an employee, officer or director of a Restricted Party, a trust established for the benefit of such employee, officer or director or its immediate family and the spouse of such employee, officer or director which holds Capital Stock of a Restricted Party;

          and "Minority Shareholders" means all of them.

1.1.110 "Net Proceeds of a Securities Issuance" means the net proceeds of all debt and equity issuances made by any Restricted Party other than:

         (a) any equity issuance made by a Restricted Party to a Minority Shareholder; and

         (b) any equity issuance made by a Restricted Party in satisfaction of all or a portion of the purchase price in connection with a Permitted Acquisition.

1.1.111 "Net Worth" means at any time in respect of any Person, the shareholders' equity determined on a consolidated basis in accordance with GAAP of such Person.

1.1.112 "Net Worth Base" shall, at 22 December 2000 be deemed to be Cdn. $100,000,000, and thereafter shall be calculated as the aggregate of Cdn. $100,000,000 plus:

         (a) any additional equity contributed by the shareholders of Maxxcom if and to the extent only that such additional equity contributed gives rise to cash proceeds; and

         (b) 50% of positive net income of Maxxcom on a consolidated basis in each fiscal year of Maxxcom;

         each calculated on a cumulative basis for the period from 22 December 2000 to the date of calculation.

1.1.113 "Non-Arm's Length Person" means any director, senior or executive officer, Affiliate or Associate of either Borrower or any Restricted Party or any other Person who does not deal at arm's length with either Borrower or any of its Affiliates within the meaning of such concept as used in the Income Tax Act (Canada).

1.1.114 "Non BA Lender" means a Lender which is not permitted by Applicable Law or by customary market practices to stamp, for purposes of subsequent sale, or accept, a Bankers' Acceptance.

1.1.115 "Non-wholly-owned Subsidiary" means any Subsidiary of a Restricted Party which is not a Wholly-Owned Subsidiary and "Non-wholly-owned Subsidiaries" means all of them.

1.1.116 "Notional Bankers' Acceptances" has the meaning defined in Section 5.12(b).

1.1.117 "Obligations" means all obligations of the Borrowers, or either of them, to the Lenders, or any of them, or to the Agent under or in connection with this Agreement, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by either Borrower to the Lenders, or any of them, or to the Agent in any currency or remaining unpaid by either Borrower to the Lenders, or any of them, or to the Agent in any currency under or in connection with this Agreement, whether arising from dealings between the Lenders, or any of them, or the Agent and the Borrowers, or either of them, or from any other dealings or proceedings by which the Lenders, or any of them, or the Agent may be or become in any manner whatever a creditor of the Borrowers, or any of them, under or in connection with this Agreement, and wherever incurred, and whether incurred by a Borrower alone or jointly with another or others and whether as principal or surety, including, without limitation, all present and future debts, liabilities and obligations of either Borrower under or in connection with any interest rate or currency hedging arrangements which are established by the Lenders, or any of them, for either Borrower in connection with Advances made to any Borrower under this Agreement, all money transfer services, payroll services, foreign exchange, cash management, money management and other facilities and services established or provided by a Lender to either Borrower and all losses, costs or expenses suffered or incurred by a Lender for which a Borrower or a Restricted Party is responsible hereunder and all interest, commissions, legal and other costs, charges and expenses to be paid under or in connection with this Agreement.

1.1.118 "Opcos" means Mackenzie Marketing, Inc. (a Delaware corporation), Colle & McVoy, Inc. (a Minnesota corporation), Margeotes/Ferititta + Partners LLC (a Delaware corporation), Source Marketing LLC (a New York corporation), Accent Marketing Services, L.L.C. (a Delaware corporation), Fletcher Martin Ewing LLC (a Delaware corporation), Targetcom LLC (a Delaware corporation), E-Telligence LLC (a Delaware corporation), Bang!Zoom LLC (a Delaware corporation), Pavlika Chinnici Direct, LLC (a Delaware corporation), Bratskeir & Company, Inc. (a Delaware corporation), e-Source Drive to Web Marketing LLC (a Delaware corporation), Crispin Porter & Bogusky LLC (a Delaware corporation) and each other Person in which a Controlling Interest is directly or indirectly acquired by Maxxcom US from time to time which is not an Acquireco and "Opco" means any one of them.

1.1.119 "Overdraft Availment" means any Advance made by the Overdraft Lender pursuant to Section 5.25.

1.1.120 "Overdraft Availment Limit" means Cdn. $5,000,000 or the equivalent thereof in U.S. Dollars.

1.1.121 "Overdraft Lender" means the Lender designated as such from time to time by the Agent that has agreed to provide Overdraft Availments to Maxxcom and, for the time being, means Scotiabank.

1.1.122 "PBGC" means the Pension Benefit Guaranty Corporation of the United States and any entity succeeding to any or all of its functions under ERISA.

1.1.123 "Pending Event of Default" means an event which would constitute an Event of Default hereunder, alone or subject to giving of notice, passing of time, failure to cure or any other condition subsequent.

1.1.124  "Pension Plan" means:

         (a) a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in Section 4001(a)(3) of ERISA), and to which any Borrower or Restricted Party, or any corporation, trade or business that is, along with any other Person, a member of a Controlled Group, may reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under
               Section 4069 of ERISA;

         (b)   a Canadian Plan; or

         (c)   a Foreign Plan.

1.1.125 "Permits" means licenses, authorizations, consents, certificates, registrations, exemptions, permits and other approvals, each obtained from or required by a Governmental Authority.

1.1.126  "Permitted Acquisition" means:

         (a) the acquisition of all of the Capital Stock of a Person principally and directly engaged in the Marketing Communications Services Business (which, if the person is publiclytraded, is not a hostile acquisition) by any Restricted Party, provided however, that (other than in relation to a Permitted Acquisition of a Foreign Opco described in with Section 1.1.126(f)) if such acquiring Restricted Party is not Maxxcom or a Wholly-Owned Subsidiary of Maxxcom, a Follow-Up Merger is undertaken in accordance with the terms of this Agreement; or

         (b) the acquisition of a Controlling Interest in the Capital Stock of a Person principally engaged in the Marketing Communications Services Business (which, if the person is publicly-traded, is not a hostile acquisition) by Maxxcom or any Restricted Party which is a Wholly-Owned Subsidiary of Maxxcom; or

         (c) the acquisition of assets of a business in the Marketing Communications Services Business by a Restricted Party which is directly or indirectly controlled by Maxxcom; or

         (d) Investments (which, if in the form of the acquisition of Capital Stock, are minority Investments) in Persons made by Maxxcom and/or any Wholly-Owned Subsidiary of Maxxcom which, in the aggregate, do not exceed Cdn. $5,000,000 in any fiscal year of Maxxcom;

         (e) the acquisition of a Controlling Interest in the Capital Stock of a Person principally and directly engaged in the Marketing Communications Services Business (which, if the person is publicly-traded, is not a hostile acquisition) by any Restricted Party which is a start-up venture the aggregate consideration for which, together with all such other start-up acquisitions, does not exceed Cdn. $2,000,000 in any fiscal year of Maxxcom;

         (f) the acquisition of a Controlling Interest in the Capital Stock of a Person principally and directly engaged in the Marketing Communications Services Business (which, if the person is publicly-traded, is not a hostile acquisition) by Interfocus Group Limited otherwise in accordance with this Agreement; or

         (g) the acquisition of Capital Stock of a Restricted Party from a Minority Shareholder pursuant to the applicable Restricted Party Shareholder Agreement; which are otherwise made in compliance with the provisions of this Agreement and, for greater certainty and unless otherwise noted herein, includes Permitted Non-Conforming Acquisitions.

1.1.127 "Permitted Encumbrances" means, with respect to any Person, the following Encumbrances:

         (a) liens for taxes, rates, assessments or other charges of Governmental Authorities, or levies not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by a Restricted Party and in respect of which such Restricted Party has set aside on its books reserves which, in accordance with GAAP, are adequate therefor;

         (b) liens for any judgment rendered or claim filed against a Restricted Party which such Restricted Party is contesting in good faith and in respect of which such Restricted Party has set aside on its books reserves which, in accordance with GAAP, are adequate therefor and to the extent only that any such judgment does not constitute an Event of Default;

         (c) undetermined or inchoate liens, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which none of the Lenders have been given notice, or which relate to obligations not due or payable, or, if due, the validity of which is being contested in good faith by appropriate proceedings, provided that such obligations due are not in excess of Cdn. $1,000,000 (or the equivalent thereof in another currency) in the aggregate for all Restricted Parties;

         (d) reservations, limitations, provisos and conditions expressed in any original grants from the Crown or other grants of real or immoveable property, or interests therein, which do not materially impair the use of the affected land for the purpose for which it is used by a Restricted Party;

         (e) licenses, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) which will not materially impair the use of the affected land for the purpose for which it is used by a Restricted Party;

         (f) title defects or irregularities which are, in the opinion of the Agent acting reasonably, of a minor nature and which in the aggregate will not materially impair the use of the affected property for the purpose for which it is used by a Restricted Party, or affect its disposal by the Agent or any agent, trustee, or receiver, appointed by the Agent, or otherwise;

         (g) the right reserved to or vested in any municipality or Governmental Authority by the terms of any lease, licence, franchise, grant or permit acquired by a Restricted Party or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

         (h) an Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure worker's compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public and statutory obligations;

         (i) security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of a Restricted Party in the ordinary course of its business;

         (j) Encumbrances upon property acquired by a Restricted Party, or assumed by a Restricted Party in connection with property acquired by such Restricted Party, provided that (i) any such Encumbrance extends to or covers only the property so acquired,
               (ii) any such Encumbrance is created or assumed contemporaneously with such acquisition to secure or provide for the payment of all or part of the cost thereof or in connection with the refinancing of an existing Purchase Money Arrangement, and (iii) such Encumbrance does not, at the time of creation or assumption thereof, secure indebtedness in an amount in excess of the fair market value of the property so acquired (the arrangements described above being referred to herein as "Purchase Money Arrangements"), and in connection with Capital Leases, provided however, that all Encumbrances permitted under this Section 1.1.127(j) shall at no time secure indebtedness outstanding in excess of Cdn. $5,000,000 in the aggregate;

         (k)   the Security;

         (l)   the Intercorporate Security;

         (m)   the Mezz Security;

         (n) Encumbrances ranking pari passu with the Security made in favour of a Lender by any of the Borrowers to secure the obligations of the Borrowers to such Lender in connection with interest rate and currency hedging arrangements relating to Advances under the Credit or the principal indebtedness under the Mezz Debenture, to the extent only that the aggregate notional amounts of all such interest rate and currency hedging arrangements in favour of one or more of the Lenders do not exceed Cdn. $80,000,000 in the aggregate;

         (o)   Repurchase Encumbrances;

         (p)   Refinanced Intercorporate Encumbrances;

         (q)   the Encumbrances described in Schedule D; and

         (r)   other Encumbrances consented to in writing by the Majority
               Lenders.

1.1.128 "Permitted Indebtedness" means at any time (and without duplication) the following Debt:

         (a)   the Obligations;

         (b) other debts, liabilities and obligations of any Restricted Party under any Credit Document to which it is party;

         (c)   the Mezz Obligations;

         (d) other debts, liabilities and obligations of any Restricted Party under any Mezz Credit Document to which it is party;

         (e)   debts, liabilities and obligations secured by Permitted
               Encumbrances;

         (f)   Permitted Subordinated Debt;

         (g)   Permitted Intercorporate Debt;

         (h)   Subordinated Shareholder Debt;

         (i)   Refinanced Intercorporate Debt;

         (j)   Unsecured Repurchase Indebtedness;

         (k)   Deferred Purchase Price Obligations;

         (l) the indebtedness evidenced by a promissory note dated 14 March 1997 in the principal amount of Cdn. $500,000 made by 1220777 Ontario Limited to News Group Limited; and

         (m) such other Debt as may be consented to in writing from time to time by the Lenders in accordance with Section 9.9.

1.1.129   "Permitted Intercorporate Debt" means:

         (a)   in the case of any CanSubCo, indebtedness owed to Maxxcom;

         (b) in the case of any Acquireco, indebtedness owed to Maxxcom, to Maxxcom US, or to Maxxcom (USA) Holdings Inc.;

         (c) in the case of any Opco, indebtedness owed to a Borrower, to Maxxcom (USA) Holdings Inc. or to the Acquireco which is its majority Shareholder;

         (d) in the case of any Foreign Opco, indebtedness owed to Maxxcom or Interfocus Group Limited;

         (e) amounts owing by Maxxcom (USA) Holdings Inc. to Maxxcom (USA) Finance Company, to Maxxcom US or to Maxxcom;

         (f) amounts owing by Maxxcom (USA) Finance Company to Maxxcom (Nova Scotia) Corp., to Maxxcom US, or Maxxcom;

         (g)   amounts owing by Maxxcom (Nova Scotia) Corp. to Maxxcom;

         (h) amounts owing by Maxxcom US to Maxxcom (Nova Scotia) Corp. or to Maxxcom;

         (i)   the Campbell Note evidencing debt not in excess of Cdn.
               $100,000;

         (j)   the Targetcom Reimbursement Agreement; and

         (k) the loan in the amount of Cdn. $75,000 from Maxxcom to 656712 Ontario Limited;

          if and to the extent that, in the case of any such indebtedness owed by or to a Restricted Party which is not a Wholly-Owned Subsidiary of Maxxcom (other than in the case of 656712 Ontario Limited), such indebtedness is evidenced by an Intercorporate Note and secured by first-ranking Intercorporate Security (or a combined form of intercorporate note and security satisfactory to the Agent) all of which has been assigned to the Agent for and on behalf of the Lenders provided, however, that the Agent may, acting reasonably and upon notice, require that indebtedness owing between Restricted Parties which are Wholly-Owned Subsidiaries of Maxxcom be documented by way of Intercorporate Note and secured by Intercorporate Security (or a combined form of intercorporate note and security) which is assigned to the Agent for and on behalf of the Lenders, and provided further that a party incurring such indebtedness which is an American Entity shall have satisfied the requirements of Section 6.1(ll) hereof at the time thereof.

1.1.130   "Permitted Minority Shareholder Loans" means:

         (a) all indebtedness owing by a Minority Shareholder to a Restricted Party existing as at 31 May 2001;

         (b) all indebtedness incurred after 31 May 2001 which is owed by a Minority Shareholder to a Restricted Party which is incurred by the Minority Shareholder in connection with its acquisition of Capital Stock of a Restricted Party, if:

               (i)      all such indebtedness is evidenced by a promissory
                        note in form and substance satisfactory to the Agent, acting reasonably;

               (ii) all such indebtedness is secured by a first pledge of and a security interest in the Capital Stock so acquired in form and substance satisfactory to the Agent, acting reasonably, provided that if such indebtedness is incurred from more than one Restricted Party the ordering of their respective pledges and security interests may rank consecutively, provided that there are no prior or intervening pledges or other interests in favour of any party which is not one of such Restricted Parties; and

               (iii) all such notes and security are assigned as security to the Agent on behalf of the Lenders;

         provided however, that the aggregate of all such indebtedness owing to all Restricted Parties incurred after 31 March 2000 shall at no time exceed the equivalent of Cdn. $7,500,000; and,

         (c) a loan by a Restricted Party to an employee of a Restricted Party or a Minority Shareholder for relocation expenses or housing costs in connection with the employment of such individual, provided however, that the aggregate of all such loans made to all such individuals may not exceed Cdn. $2,000,000 or the equivalent thereof in other currencies at any time.

1.1.131  "Permitted Non-Conforming Acquisition" means:

         (a) the following acquisitions or Investments by a Restricted Party which have been approved by the Majority Lenders on or prior to the date hereof:

               (i) the acquisition by Margeotes/Fertitta + Partners LLC of 35% of the membership interests of Pavlika Chinnici Direct, LLC in exchange for the transfer by Margeotes/Fertitta + Partners LLC of the assets constituting its direct marketing business to Pavlika Chinnici Direct, LLC;

               (ii) the acquisition by Accent Marketing Services, L.L.C. of 40% of the membership interests in Mo' Better Marketing LLC for a cash payment of U.S. $280,000;

               (iii) the acquisition by Maxxcom of 315 common shares of 656712 Ontario Limited, being 35% of the issued and outstanding shares of 656712 Ontario Limited (and the subsequent sale of approximately 15% of the shares of 656712 Ontario Limited to, or to the order of, the president of 656712 Ontario Limited), directly or indirectly, from Fraser McCarthy for aggregate cash consideration of Cdn. $1,096,596 less the amount owing by Fraser McCarthy to 656712 Ontario Limited and Maxxcom of Cdn. $91,459, Cdn. $456,840 of which is payable on closing with the balance to be payable in equal instalments of Cdn. $274,149 on each of 1 January 2002 and 1 January 2003; and

               (iv) the acquisition by Maxxcom of 22,652 common shares of Ambrose Carr Linton Carroll Inc. from the Minority Shareholders thereof for aggregate consideration of approximately Cdn. $2,309,000 payable in full on closing, less the amount of Cdn. $23,852 owing by Stephen Conover to Maxxcom and the issuance of options to acquire up to 20% of the shares of Ambrose Carr Linton Carroll Inc. to the employees thereof; and

         (b) other acquisitions or Investments by a Restricted Party completed after the date hereof which have been approved by the Majority Lenders.

1.1.132   "Permitted Payments" means:

         (a)   payments of the Obligations;

         (b) payments in relation to the Mezz Obligations to the extent permitted hereunder and under the Mezz Inter-Creditor Agreement;

         (c) the payment of management fees, dividends and other distributions in compliance with any applicable Restricted Party Shareholder Agreement by: (i) any Opco to the Acquireco which is its Shareholder; (ii) by any Opco which does not have an Acquireco as its majority Shareholder, to Maxxcom (USA) Holdings Inc. or to Maxxcom US; (iii) by any CanSubCo to the Restricted Party which is its majority Shareholder or to Maxxcom; (iv) by Maxxcom US to Maxxcom or to Maxxcom (Nova Scotia) Corp.; (v) by either Finco to the Restricted Party which is its Shareholder (or, as applicable, other holder of its ownership interests) or to Maxxcom, (vi) by Maxxcom (Nova Scotia) Corp. to Maxxcom,
               (viii) by any Acquireco to the Restricted Party which is its Shareholder or to Maxxcom and (ix) by any Foreign Opco to Interfocus Group Limited, any other Restricted Party which is its immediate parent, or Maxxcom;

         (d) the payment by Maxxcom to MDC Corporation Inc. of fees in relation to provision of administrative services and benefits by MDC Corporation Inc. to Maxxcom not in excess, in the aggregate, of Cdn. $120,000 in any fiscal year of Maxxcom at any time when there has not occurred an Event of Default or a Pending Event of Default which is continuing;

         (e) the payment by Maxxcom to Nadal Financial Corporation or any Affiliate thereof of fees pursuant to a management services agreement in relation to provisions of certain financial advisory services by Nadal Financial Corporation to Maxxcom not in excess, in the aggregate, of Cdn. $300,000 in any fiscal year of Maxxcom and the reimbursement of reasonable expenses incurred by Nadal Financial Corporation or any Affiliate thereof incurred in relation thereto at any time when there has not occurred an Event of Default or a Pending Event of Default which is continuing;

         (f) the payment by Maxxcom of fees to MDC Corporation Inc. not in excess of (i) for Maxxcom's fiscal year ending 31 December 2001, the greater of Cdn. $60,000 and any amounts paid to MDC Corporation Inc. during such fiscal year prior to the date hereof; and (ii) for any other fiscal year, Cdn. $60,000 in consideration of services provided by MDC Corporation Inc. to Maxxcom as needed in connection with mergers and acquisitions advisory and other services which are provided on arm's length commercial terms and are approved by the corporate governance committee of Maxxcom at any time when there has not occurred an Event of Default or a Pending Event of Default which is continuing;

         (g) payments made by Maxxcom or another Restricted Party to Amadeus Capital Corporation to reimburse it for amounts paid by Amadeus Capital Corporation to its employee (and arm's length third parties respecting his employment) currently acting in the role of New York based Senior Vice President, Corporate Development for Maxxcom;

         (h) the payment of any Earnout Payment or other payment on account of Deferred Purchase Price Obligations at any time when there has not occurred an Event of Default or a Pending Event of Default which is continuing;

         (i) any payment to a Minority Shareholder of a Restricted Party by way of bonus, overhead recovery, fees and/or dividends under and in accordance with the applicable Restricted Party Shareholder Agreement;

         (j) prior to the occurrence of an Event of Default or a Pending Event of Default which is continuing, payments in respect of Permitted Indebtedness in accordance with the terms of the agreements or documents creating or evidencing same;

         (k) any payment on account of a Permitted Acquisition at any time when there has not occurred an Event of Default or a Pending Event of Default which is continuing;

         (l) operating expenses and trade payables in the ordinary course of business;

         (m)   capital expenditures permitted hereunder; and

         (n) scheduled payments of interest on Permitted Subordinated Debt (which, for greater certainty, does not include the Mezz Obligations), provided the portion of the interest payable thereon in cash does not exceed 8.0% per annum and provided no such interest will be payable if any Pending Event of Default or Event of Default has occurred and is continuing or would occur as a result of the payment thereof (and subject to such other limitations as may be specified in the agreements referred to in clause (d) of the definition of Permitted Subordinated Debt).

1.1.133 "Permitted Subordinated Debt" means indebtedness for borrowed money of Maxxcom to an arms' length (as that term is defined for the purposes of the Income Tax Act (Canada)) person (which, for greater certainty, may include a Lender not acting in its capacity as such), provided that:

         (a) no Encumbrance has been granted by any Restricted Party to secure repayment of all or any portion of such indebtedness;

         (b) the incurrence of such indebtedness does not result in a default under or breach of any of the Credit Documents and such indebtedness is incurred on terms that are not more favourable to the lender thereof than the terms of the Credit (as determined by the Majority Lenders);

         (c) the scheduled repayment of any portion of the principal amount of such indebtedness does not occur prior to the Maturity Date (existing at the time of incurrence of such indebtedness); and

         (d) such indebtedness is the subject of agreements satisfactory to the Majority Lenders, acting reasonably, concerning its priority of repayment and related matters, such agreements to be executed and delivered by and between the Agent, on behalf of the Lenders, and the arm's length person who is the lender of any such indebtedness, prior to or concurrently with the creation of such indebtedness.

1.1.134 "Person" or "person" means any individual, corporation, company, limited liability company, partnership, unincorporated association, trust, joint venture, estate or other judicial entity or any Governmental Authority.

1.1.135  "Plan" means any Pension Plan or Welfare Plan.

1.1.136  "Prime Rate" means, on any day, the greater of:

          (a) the average of the rates of interest expressed as a percentage per annum announced by each Schedule 1 Reference Lender on that day as its reference rate for commercial loans made by it in Canada in Canadian Dollars; and

          (b) the average rate for 30 day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page at 10:00 a.m. Toronto time on that day, plus 0.75% per annum.

1.1.137 "Prime Rate Advance" means an Advance in Canadian Dollars bearing interest based on the Prime Rate as provided for in Sections 2.4 and
         5.1 and includes deemed Prime Rate Advances provided for in this Agreement.

1.1.138  "Process Agent" has the meaning defined in Section 11.27.

1.1.139 "Property" means, with respect to any Person, all of its undertaking, property and assets.

1.1.140 "Proportionate Share" means the percentage of the maximum amount of the Credit which a Lender has agreed to advance to the Borrowers, on a pro rata basis and as set forth in Schedule E to this Agreement, which Schedule shall be amended and distributed to all parties by the Agent from time to time as other Persons become Lenders.

1.1.141 "Purchase Money Arrangements" has the meaning defined in Section 1.1.127(j).

1.1.142 "Qualifying Income" means, at any time, the aggregate, without duplication for Maxxcom's immediately preceding four fiscal quarters (or, if applicable, for the four fiscal quarters ending on the date of calculation), of all income received by the Borrowers and their respective Wholly-Owned Subsidiaries in cash from any Restricted Party which is not directly or indirectly wholly-owned by Maxxcom, whether by way of dividend, management fees or otherwise, less the aggregate of all amounts paid by either Borrower or their respective Wholly-Owned Subsidiaries to a Restricted Party which is not directly or indirectly wholly-owned by Maxxcom, whether by way of investment, loan, or otherwise, in each case, other than by way of Permitted Intercorporate Debt incurred during the same period (herein, the "payments out"). Notwithstanding the foregoing, in determining "Qualifying Income" for the fiscal quarter of Maxxcom ending on 31 December 2000 for all purposes of this Agreement, there shall be excluded from the calculation of payments out for such period the aggregate amount of Permitted Intercorporate Debt representing loans made by a Borrower to a Restricted Party to enable such Restricted Party to repay Debt to arm's length lenders to ensure compliance with
         Section 4.1(k) of the First Amended and Restated Credit Agreement on 22 December 2000.

1.1.143 "Quarterly Reporting Certificate" means a certificate in the form of Schedule F.

1.1.144  "Register" has the meaning defined in Section 10.2(c).

1.1.145 "Release" means any release, spill, discharge, leak, emission, escape, injection, dumping, pumping, disposing or spreading in any manner whatsoever of any Hazardous Material and includes, without limitation, any "release" or "discharge" defined by any Environmental Law.

1.1.146 "Refinanced Intercorporate Debt" means indebtedness incurred by a Restricted Party to replace its Permitted Intercorporate Debt in circumstances where a demand or default has occurred in relation to such Permitted Intercorporate Debt solely as a result of the occurrence of an Event of Default and which does not exceed the amount of credit made available under the funding letters or other documents referred to in, and attached to, the Intercorporate Note evidencing the Permitted Intercorporate Debt so replaced, or if there are no such funding letters or other documents, the amount of the Permitted Intercorporate Debt so replaced.

1.1.147 "Refinanced Intercorporate Encumbrances" means Encumbrances granted to secure payment and performance of Refinanced Intercorporate Debt.

1.1.148 "Repurchase Encumbrance" means an Encumbrance over the Capital Stock of, as applicable, Allard Johnson Communications Inc., Ambrose Carr Linton Carroll Inc., Bryan Mills Group Ltd., Cormark MacPhee Communication Solutions (Canada) Inc., Integrated Healthcare Communications, Inc., Northstar Research Partners Inc. and Veritas Communications Inc. which is acquired by Maxxcom from a Minority Shareholder pursuant to an applicable Restricted Party Shareholder Agreement and which secures only the unpaid purchase price of such acquired Capital Stock.

1.1.149 "Restricted Parties" means, collectively, all of the Borrowers, the Fincos, the CanSubCos, Maxxcom (USA) Holdings Inc., the Acquirecos, the Opcos and the Foreign Opcos and, for greater certainty, excludes all Unrestricted Parties and "Restricted Party" means any one of them.

1.1.150 "Restricted Party Supplemental Agreement" means an agreement, in form and substance satisfactory to the Lenders, acting reasonably, by which, inter alia, certain Restricted Parties which are not a party to this Agreement from time to time acknowledge this Agreement and "Restricted Party Supplemental Agreements" means all of them.

1.1.151 "Restricted Party Shareholder Agreements" means each of the shareholder, operating, membership, limited liability or other similar agreements described in Schedule G together with all shareholder, operating, membership, limited liability or other similar agreements between the Shareholders of all persons that become Restricted Parties after the date of this Agreement together with, in each case, all amendments, supplements, restatements and replacements thereof and thereto made in accordance with this Agreement and "Restricted Party Shareholder Agreement" means any one of them.

1.1.152 "Restricted Party Purchase Agreements" means each of the purchase or similar agreements described in Schedule R together with all purchase or similar agreements in relation to persons that become Restricted Parties after the date of this Agreement and "Restricted Party Purchase Agreement" means any one of them.

1.1.153  "Revolving Credit Sublimits" has the meaning defined in Section 2.1.

1.1.154 "Schedule 1 BA Discount Rate" means, in respect of any Bankers' Acceptance accepted by a Schedule 1 BA Lender that rate determined by the Agent as being the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days, for bankers' acceptances quoted by the
         Schedule 1 BA Reference Lenders (or their respective affiliated investment banks, as applicable) or any successor source from time to time at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, having a comparable face amount and identical maturity date to the face amount and maturity date of such Bankers' Acceptance.

1.1.155 "Schedule 1 BA Lender" means a BA Lender which is a bank chartered under and referred to in Schedule I of the Bank Act (Canada).

1.1.156 "Schedule 1 BA Reference Lenders" means each of the BA Lenders which are banks chartered under and referred to in Schedule I of the Bank Act (Canada) which are Lenders.

1.1.157 "Schedule 1 Reference Lenders" means Scotiabank and any other Lenders which are banks chartered under and referred to in Schedule I of the Bank Act (Canada).

1.1.158 "Schedule 2 BA Discount Rate" means, in respect of a Bankers' Acceptance purchased by a Schedule 2 BA Lender or a Notional Bankers' Acceptance, the rate determined by the Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days, quoted by the Schedule 2 BA Reference Lenders at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for bankers' acceptances of the
         Schedule 2 BA Reference Lenders having a comparable face amount and identical maturity date to the face amount and maturity date of such Bankers' Acceptance or Notional Bankers' Acceptance, as the case may be, but not to exceed in any case the Schedule 1 BA Discount Rate plus 10 basis points per annum.

1.1.159 "Schedule 2 BA Lender" means a BA Lender which is a bank chartered under and referred to in Schedule II of the Bank Act (Canada).

1.1.160 "Schedule 2 BA Reference Lenders" means the BA Lenders which are banks chartered under and referred to in Schedule II of the Bank Act (Canada) and which have been designated as such or deemed to be
         Schedule 2 Reference Lenders hereunder.

1.1.161 "Schedule 2 Reference Lenders" means two Lenders as selected by the Agent which are banks chartered under and referred to in Schedule II of the Bank Act (Canada).

1.1.162 "Scotiabank" means The Bank of Nova Scotia, a bank to which the Bank Act (Canada) applies.

1.1.163 "Security" means all the security agreements, security interests and guarantees granted or delivered by or on behalf of any Restricted Party (or, as applicable, their respective predecessor entities) from time to time to the Lenders or the Agent on behalf of the Lenders securing or intended to secure (whether directly or indirectly) repayment of the Obligations, including, without limitation, the Security and guarantees described in Sections 3.1 and 3.2.

1.1.164 "Senior Debt" means, at any time, the aggregate (without duplication) of all amounts outstanding under the Credit and all other funded indebtedness for borrowed money of a person, ranking, or capable of ranking, senior to or pari passu with indebtedness under the Credit at such time which, for greater certainty, includes such amounts for Subsidiaries which are reflected in Maxxcom's consolidated financial statements, but shall exclude Permitted Indebtedness of Accent Marketing Services, L.L.C.

1.1.165 "Senior Debt Ratio" means, at any time, the ratio of (a) Senior Debt at such time; to (b) EBITDA for the previous four fiscal quarters ended immediately prior to such time (or, if applicable, the four fiscal quarters ending on the date of calculation) calculated on the basis of Combined Statements.

1.1.166  "Shareholder" means the holder or owner of any Capital Stock.

1.1.167 "Solvent" means, in respect of any American Entity at any time of determination specified herein, that (i) such American Entity will not have an unreasonably small capital base, (ii) such American Entity's assets will exceed its liabilities, (iii) such American Entity will be solvent, will be able to pay its liabilities as they mature, and (iv) both the fair value and fair saleable value of the assets of such American Entity exceeds the liabilities, respectively, of such American Entity.

1.1.168 "Spot Rate" as at any date with respect to the conversion of an amount in one currency (the "original currency") to another currency (the "other currency") means the Agent's rate of exchange as of 11:00 a.m. (local time) on the date for the purchase of such original currency with such other currency (and if neither currency is Canadian Dollars, purchasing Canadian Dollars first with such other currency and using the Canadian Dollars purchased to purchase the original currency.

1.1.169 "Subordinated Shareholder Debt" means all unsecured loans which are made by a Minority Shareholder to a Restricted Party to finance the working capital requirements of such Restricted Party, which are evidenced by a Subordinated Shareholder Note and which are subordinated and postponed in all respects to the Obligations on terms and conditions satisfactory to the Majority Lenders.

1.1.170 "Subordinated Shareholder Note" means a promissory note made by a Restricted Party to a Minority Shareholder, containing subordination provisions acceptable to the Majority Lenders (including, without limitation of the foregoing, permitted reliance thereon by the Lenders) and otherwise in form and substance satisfactory to the Majority Lenders and acknowledged by the Minority Shareholder in whose favour such promissory note is made and "Subordinated Shareholder Notes" means all of them.

1.1.171 "Subscription Agreement" means the subscription agreement dated as of 11 July, 2001 between TD Capital, a division of The Toronto-Dominion Bank and Maxxcom pursuant to which TD Capital subscribes for the Mezz Debenture and the Warrants.

1.1.172 "Subsidiary" of any specified Person means any corporation, association, partnership, limited liability company or other Person which is a business entity of which more than 50% of the total voting Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or similar managing body thereof is at the time owned or controlled, directly or indirectly, by such specified Person and, in the case of Maxxcom, shall be deemed to include Crispin Porter & Bogusky LLC so long as Maxxcom directly or indirectly maintains at least a 49% equity interest therein.

1.1.173  "Successor Agent" has the meaning defined in Section 9.14.

1.1.174 "Swap Lender" means each of the Lenders which provides interest rate and currency exchange hedging arrangements to a Borrower from time to time which constitute Obligations hereunder.

1.1.175 "Targetcom Reimbursement Agreement" means an agreement in form and substance satisfactory to the Agent evidencing the obligations of Targetcom LLC to Maxxcom US in connection with an L/C to be issued for the account of Maxxcom US to 444 North Michigan Ave., LLC.

1.1.176 "Taxes" means all taxes, levies, imposts, stamp taxes, duties, deductions, withholdings and similar impositions payable, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future, and "Tax" shall have a corresponding meaning.

1.1.177 "Total Debt" means, at any time, the aggregate (without duplication) of all Debt of a person at such time.

1.1.178 "Total Debt Ratio" means, at any time, the ratio of (a) Total Debt at such time (but excluding Permitted Indebtedness of Accent Marketing Services, L.L.C.); to (b) EBITDA for the previous four fiscal quarters ended immediately prior to such time (or, if applicable, for the four fiscal quarters ending on the date of calculation) which, for the purposes of calculating the covenants set forth in Sections 7.2(b) and 7.2(c), shall be calculated on the basis of Combined Statements, and for all other purposes of this Agreement shall be calculated on a consolidated basis in accordance with GAAP.

1.1.179 "Total Interest Expense" means, in respect of the Borrower on a consolidated basis for any period, the aggregate amount (without duplication) of:

         (a) interest required to be paid in respect of Total Debt in such period after taking into account all interest rate and currency exchange agreements to which any Borrower is a party (but, for greater certainty, excluding any gains or losses on the unwinding of such agreements);

         (b) all but the principal component of payments required to be made in respect of obligations under Capital Leases and Purchase Money Arrangements of the Restricted Parties on in such period; and

         (c) any other financing costs paid in cash by the Restricted Parties in such period;

         calculated on a consolidated basis for Maxxcom's immediately preceding four fiscal quarters as at such time and for greater certainty, Total Interest Expense as at the last day of a fiscal quarter means the Total Interest Expense determined at such time for the four fiscal quarters ending on such day.

1.1.180 "Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a single employer plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such plan using customary actuarial assumptions for single employer plan terminations.

1.1.181 "Unrestricted Parties" means each of Strategies International America Inc. (a Delaware corporation), Studiotype Inc. (an Ontario corporation), Campbell & Partners Communications Inc. (an Ontario corporation), Studio Pica Inc. (an Ontario corporation), Sable Advertising Systems, Inc. (a Minnesota corporation), Northstar Research Partners U.S.A. Inc. (a Delaware corporation) and Northstar Research Limited (a UK company) for so long as such entity is not a Wholly-Owned Subsidiary of Maxxcom and each other Person which, from time to time, in compliance with this Agreement, is or becomes a Non-whollyowned Subsidiary of a Restricted Party which itself is not directly or indirectly whollyowned by Maxxcom for so long as such Person is not a Wholly-Owned Subsidiary of Maxxcom provided that, for greater certainty, the foregoing shall not include a Foreign Opco and "Unrestricted Party" means any one of them.

1.1.182 "Unsecured Repurchase Indebtedness" means the unsecured indebtedness incurred by a Restricted Party in respect of, as applicable, Accumark Promotions Group Inc., Colle & McVoy, Inc. and 656712 Ontario Limited to a Minority Shareholder of such Restricted Party in connection with the repurchase by the applicable Restricted Party of the Capital Stock of such Minority Shareholder pursuant to an applicable Restricted Party Shareholder Agreement.

1.1.183 "U.S. Alternate Base Rate" means, on any day, the greater of (a) 1/2 of 1% plus the Federal Funds Effective Rate on such day; and (b) the Base Rate Atlanta on such day.

1.1.184 "U.S. Dollars" and "U.S. $" mean lawful money of the United States of America.

1.1.185 "Warrant Agreement" means the warrant agreement dated as of 11 July, 2001 between Maxxcom and TD Capital, a division of The
         Toronto-Dominion Bank.

1.1.186 "Warrants" means the warrants issued pursuant to the Warrant Agreement from time to time.

1.1.187  "Welfare Plan" means a "welfare plan", as such term is defined in
         Section 3(1) of ERISA; and any medical, health, hospitalization, insurance or other employee benefit or welfare plan, agreement or arrangement applicable to the employees resident in Canada of any Restricted Party.

1.1.188 "Wholly-Owned Subsidiary" of a Person means any Subsidiary, all of the outstanding Capital Stock of which, is at the time owned, directly or indirectly, by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

                                   ARTICLE 2
                                   THE CREDIT

2.1      The Credit

         (a) Upon and subject to the terms and conditions of this Agreement, the Lenders agree to continue to provide a revolving term credit for the use of the Borrowers in the amount of up to Cdn. $80,000,000 or the equivalent thereof in U.S. Dollars (as reduced from time to time in accordance with this Agreement, the "Credit Limit"). The principal amount of any Advance under the Credit which is repaid may be reborrowed from time to time, subject to the terms of this Agreement.

         (b) Each of the Borrowers, the Guarantors, the Agent and the Lenders acknowledge and confirm that the Existing Indebtedness and Liability shall be governed by and subject to the provisions of this Agreement and that, from and after the date hereof, the credit facility established by the Original Credit Agreement shall be deemed to be established under and shall be governed by and subject to the provisions of this Agreement.

         (c) Notwithstanding the foregoing, the aggregate of Advances under the Credit in favour of:

         (i) Maxxcom may at no time exceed that amount (expressed in Canadian Dollars) which is equal to 31.25% of the Credit Limit at such time; and

         (ii) Maxxcom US may at no time exceed that amount (expressed in Canadian Dollars) which is equal to 68.75% of the Credit Limit at such time;

         (the limits referred to in paragraphs (i) and (ii) above are collectively referred to herein as the "Revolving Credit Sublimits").

         (d) Except as contemplated by this Section 2.1(d) in relation to currency exchange rate fluctuations, the aggregate amount of Advances outstanding may at no time exceed the Credit Limit at such time. Notwithstanding the preceding sentence, if at any time the Canadian Dollar equivalent of the aggregate Advances outstanding under the Revolving Credit Sublimits exceeds that amount which is 105% of the Credit Limit at such time solely as a result of fluctuations in currency exchange rates, the Revolving Credit Sublimits shall, if possible, be reallocated by the Agent (subject to the consent of the Majority Lenders, acting reasonably) such that no such excess remains after such reallocation. In the event that it is not possible to reallocate the Revolving Credit Sublimits such that no excess remains after reallocation, the Borrowers shall, forthwith upon receipt of request therefore from the Agent, repay an amount such that the Credit Limit is no longer exceeded. Notwithstanding the foregoing, no Borrower shall be entitled to receive any Advance (whether by way of rollover, conversion or otherwise) that would result in the Credit Limit being exceeded immediately following the making of the proposed Advance.

         (e) In addition to the reallocations by the Agent contemplated in
Section 2.1(d), Maxxcom may, no more frequently than once in each of its fiscal quarters (upon 10 Business Days prior written notice to the Agent), reallocate or increase the maximum amount of each Revolving Credit Sublimit, provided that:

         (i) at no time may the aggregate of the Revolving Credit Sublimits exceed the amount of the Credit Limit;

         (ii) at no time may the Revolving Credit Sublimit relating to Maxxcom be reduced below that amount (expressed in Canadian Dollars) which is equal to 12.5% of the Credit Limit at such time; and

         (iii) no Event of Default or Pending Event of Default exists at the time of or would arise as a result of such reallocation.

2.2      Use of the Credit

         The Credit may be used from time to time for the general corporate purposes of the Borrowers including, without limitation, the financing of Permitted Acquisitions and the making of Permitted Payments.

2.3      Availment Options and Limits

         The Credit may be used:

         (a) by Maxxcom incurring overdrafts in its accounts with the Overdraft Lender to a maximum aggregate amount of Cdn. $5,000,000, or the equivalent thereof in U.S. Dollars, the amount of the overdraft being deemed to be a Prime Rate Advance, if in Canadian Dollars, or a Base Rate Canada Advance, if in U.S. Dollars;

         (b)    by Maxxcom requesting Prime Rate Advances;

         (c) by Maxxcom presenting drafts or bills of exchange to the BA Lenders for acceptance as Bankers' Acceptances;

         (d)    by Maxxcom requesting BA Equivalent Loans from the Non BA
                Lenders;

         (e) by Maxxcom requesting that L/Cs in Canadian Dollars or U.S. Dollars be issued by the Issuing Lender for the account of Maxxcom not in excess, in the aggregate, of the equivalent of Cdn. $2,000,000 at any time;

         (f) by Maxxcom US requesting that L/Cs in U.S. Dollars be issued by the Issuing Lender for the account of Maxxcom US not in excess, in the aggregate, of U.S. $2,000,000 at any time;

         (g) by Maxxcom or Maxxcom US requesting Base Rate Advances to be made by the Lenders; or

         (h) provided that LIBOR quotations are available to the Lenders in the London interbank market, by Maxxcom or Maxxcom US requesting LIBOR Advances to be made by the Lenders.

Notwithstanding the foregoing: (i) the aggregate of Advances by way of L/C which are issued in the name of or for the benefit of any Restricted Party, other than a Borrower, may at no time exceed Cdn. $1,500,000 or the equivalent thereof in United States dollars provided however, that if such Restricted Party is not a party to this Agreement, such Restricted Party has delivered Intercorporate Documents satisfactory to the Agent, acting reasonably (ii) Maxxcom may only request Advances hereunder from the Lenders which are incorporated under the laws of Canada and not their Affiliates, Subsidiaries, agencies or branches which are Lenders (herein, the "US Lenders"); and (iii) Maxxcom US may only request Advances from the US Lenders.

2.4      Interest Rates, Bankers' Acceptance Fees and L/C Commissions

         (a) Interest rates, Bankers' Acceptance Fees and L/C commissions in respect of Advances under the Credit (except as otherwise noted herein) shall vary according to the Total Debt Ratio, as follows:

                             - APPLICABLE MARGIN -
                                      FOR:
                                 (% per annum)

                                              Prime Rate                             Bankers'
                                                 and                             Acceptance Fees
                                              Base Rate           LIBOR                and
            Total Debt Ratio                   Advances         Advances         L/C Commissions          Standby Fees
            ----------------                   --------         --------         ---------------          ------------
greater than 3 to 1                             2.00%             3.00%               3.00%                  0.625%

greater than 2.5 to 1 but less than or           1.5%             2.5%                 2.5%                  0.625%
equal to 3 to 1

greater than 2 to 1 but less than or            1.25%             2.25%               2.25%                   0.5%
equal to 2.5 to 1

greater than 1.5 to 1, but less than or          1.0%             2.0%                 2.0%                  0.50%
equal to 2.0 to 1

less than or equal to 1.5 to 1                  0.75%             1.75%               1.75%                  0.375%

All figures shown above represent per cent per annum and each such figure, when applicable from time to time to Prime Rate Advances, Base Rate Advances and LIBOR Advances, shall be referred to herein as the "Applicable Margin". Interest on Prime Rate Advances shall be the Prime Rate plus the Applicable Margin as set forth above. Interest on Base Rate Advances shall be, as applicable, the Alternate Base Rate Canada or the U.S. Alternate Base Rate plus the Applicable Margin as set forth above. Interest on LIBOR Advances shall be the LIBO Rate for the applicable LIBOR Period plus the Applicable Margin as set forth above. The Bankers' Acceptance Fee shall be as set forth above. The interest payable on BA Equivalent Loans shall be determined as contemplated by
Section 5.12(b).

         (b) Increases or decreases in the Applicable Margin, Bankers' Acceptance Fees, L/C commissions, and/or the standby fees (collectively, the "variable margins") resulting from a change in the Total Debt Ratio shall be based on the applicable Quarterly Reporting Certificate. For Prime Rate Advances, Base Rate Advances and LIBOR Advances, changes in the Applicable Margin shall be effective as of 2 Business Days following the last day upon which such Quarterly Reporting Certificate could be delivered on time (the "Due Date"). For L/Cs, Advances by way of Bankers' Acceptances (including rollovers of Bankers' Acceptances) or BA Equivalent Loans, changes in, as applicable, the Applicable Margin, L/C commissions or the Bankers' Acceptance Fee shall be effective on the Due Date and any amount owing by a Borrower to the Lenders, or any amount owing by the Lenders to a Borrower, as the case may be, with respect to L/Cs, Bankers' Acceptances or BA Equivalent Loans outstanding on a Due Date shall be paid on the date of the Advance or rollover date, as the case may be, next following the Due Date for the applicable Quarterly Reporting Certificate or, if earlier, the Maturity Date. Should the Agent, acting reasonably, determine that the calculation of the Total Debt Ratio in any Quarterly Reporting Certificate is incorrect, the Borrowers and the Lenders agree that, absent manifest error, the variable margins shall be adjusted in accordance with the determination by the Agent, and the Borrowers shall pay the amount owing commencing as of the date when the adjustment would otherwise be effective in accordance with this Section.

         (c) Notwithstanding the foregoing, the variable margins shall, until 31 March 2001 be based on the Total Debt Ratio as set forth above but shall in no case be lower than the pricing tier labeled "greater than 2 to 1 but less than or equal to 2.5 to 1".

2.5      L/C Commissions

         Commissions payable with respect to the issuance or renewal of an L/C shall vary according to the Total Debt Ratio in effect on the date of issuance or renewal of such L/C as set forth in the chart in Section 2.4. Such commission shall be payable upon the issuance or renewal of each L/C and shall be subject to adjustment based on a change to the Applicable Margin set forth in Section 2.4. Payment in respect of such adjustments shall be made on the applicable Due Date.

2.6      Standby Fee

         A standby fee on the average daily unused portion of the Credit shall be calculated and payable quarterly in arrears on the last Business Day of each fiscal quarter of Maxxcom during the term of this Agreement. Such standby fee shall be expressed as a percentage per annum, shall vary in accordance with the Total Debt Ratio as set forth in the chart in Section 2.4 and shall be calculated for the actual number of days to elapse on the basis of a year of 365 or 366 days, as applicable.

2.7      Repayment

         (a) The Credit Limit shall be permanently reduced on the last day of each fiscal quarter of Maxxcom occurring after the Closing Date (each a "Mandatory Reduction Date") by the applicable amounts specified below:

          Mandatory Reduction Dates
          Occurring from and including                      Amount of Reduction
          ----------------------------                      -------------------

          31 March 2000 to 31 March 2002                    NIL
          1 April 2002 to 31 March 2003                     Cdn. $1,000,000
          1 April 2003 to 31 March 2005                     Cdn. $7,000,000

         (b) From and after 22 December 2000, the Credit Limit shall also be permanently reduced by 100% of the net proceeds arising from the sale of any assets out of the ordinary course of business of a Restricted Party (other than the net proceeds of the sale of any Capital Stock of a Restricted Party made in accordance with either Section 7.4(h)(i) or Section 7.4(w)(ii)) to the extent that such net proceeds are not reinvested in replacement assets or in a Permitted Acquisition within 180 days of receipt thereof (any such date being referred to herein as an "Asset Proceeds Reduction Date") and such net proceeds are, during such 180 day period or until such reinvestment or Permitted Acquisition is made, deposited with the Agent in an interest-bearing account unless such net proceeds are, upon receipt thereof and at the option of the Borrowers, applied in repayment of the Obligations.

         (c) From and after 31 March 2002, the Credit Limit shall also be permanently reduced by:

             (i) 75% of Maxxcom's Excess Cash Flow in each fiscal year, such reduction to take effect immediately following the end of the first fiscal quarter after the last day of such fiscal year (each an "XCF Reduction Date"). For greater certainty the first such XCF Reduction Date shall occur on March 31, 2003; and

             (ii) 100% of the net proceeds of all debt and equity issues made by any Restricted Party (other than any share issuance made in satisfaction of all or a portion of the purchase price of a Permitted Acquisition or any share issuance made to a Minority Shareholder from time to time) (each, a "Securities Issuance") at any time that the Total Debt Ratio is equal to or in excess of 3.0 to 1.0 and 50% of the net proceeds of all Securities Issuances at any time that the Total
                         Debt Ratio is less than 3.0 to 1.0.

         (d) The Borrowers shall repay sufficient Advances outstanding under the Credit on each Mandatory Reduction Date, XCF Reduction Date, Asset Proceeds Reduction Date and date upon which the Net Proceeds of a Securities Issuance are received such that the total Advances (including the face amount of all Bankers' Acceptances and L/Cs) outstanding on such Mandatory Reduction Date, XCF Reduction Date, Asset Proceeds Reduction Date or date upon which the Net Proceeds of a Securities Issuance are received, as applicable, do not exceed the Credit Limit as reduced on such date. Amounts of Excess Cash Flow, the net proceeds of asset sales and the Net Proceeds of a Securities Issuance paid shall be applied to reduce the outstanding balance of the Credit in inverse order of maturity. All such payments shall be applied to reduce the Revolving Credit Sublimits on a pro rata basis.

         (e) All other amounts owing under or in connection with the Credit shall be due and payable on the Maturity Date.

2.8      Prepayment

         Subject to giving the notice required by Section 5.28, the Borrowers may from time to time permanently reduce the maximum amount available under the Credit or repay Advances outstanding under the Credit without penalty, in the minimum amounts of, as applicable, Cdn. $3,000,000 or U.S. $3,000,000 or integral multiples of Cdn. $500,000 or U.S. $500,000 upon 3 Business Days prior written notice, except that a LIBOR Advance may not be paid prior to the end of the applicable LIBOR Period unless the Lenders are indemnified for any losses or expenses incurred as a result, including breakage costs, and no Bankers' Acceptance or BA Equivalent Loan may be paid prior to its maturity date. Any voluntary prepayments and reductions pursuant to this Section 2.8 shall, if so requested by Maxxcom, be applied first to the quarterly payments required under
Section 2.7 at the end of the fiscal quarter in which the voluntary prepayment is made (and shall reduce the mandatory payment required at the end of such fiscal quarter) or, if no such request is made or if there exists any excess after such requested application, shall be applied to reduce the scheduled mandatory repayments of the Credit in inverse order of maturity.

2.9      Notice under the Income Tax Act (Canada)

         Notwithstanding anything contained in this Agreement to the contrary, if any Lender or the Agent receives notice under subsection 224(1.1) of the Income Tax Act (Canada) or any successor provision thereto or any comparable provision of any other taxing statute in respect of any Borrower, then so long as such notice is effective, the Lenders shall not be obliged to make any further Advances hereunder.

                                   ARTICLE 3
                                    SECURITY

3.1      Security

         In form and substance satisfactory to the Lenders with all necessary registrations, consents, acknowledgments as to priority and legal opinions, the Agent shall receive the following (collectively, the "Security"):

         (a) First-ranking security in favour of the Agent for and on behalf of the Lenders on all present and future undertaking, property and assets of:

                  (i) Maxxcom, Maxxcom (Nova Scotia) Corp., each CanSubCo which is directly or indirectly wholly-owned by Maxxcom and each other Wholly-Owned Subsidiary of Maxxcom, in the form of general security agreement, or, at the option of the Agent, a Cdn. $120,000,000 first fixed and floating charge debenture registered against all owned real property and a general assignment of book debts; and

                  (ii)     Maxxcom US, Maxxcom (USA) Holdings Inc., Maxxcom
                           (USA) Finance Company, each Acquireco, each Opco which is directly or indirectly whollyowned by Maxxcom US and each other Wholly-Owned Subsidiary of Maxxcom US, in the form of a general security agreement;

                  each subject only to Permitted Encumbrances.

         (b) Unconditional and, to the extent permitted by law, unlimited guarantees made by:

                  (i) Maxxcom of the debts, liabilities and obligations of Maxxcom US to the Lenders;

                  (ii) Maxxcom (Nova Scotia) Corp., each CanSubCo which is directly or indirectly wholly-owned by Maxxcom and each other Wholly-Owned Subsidiary of Maxxcom of the debts, liabilities and obligations of Maxxcom (or another wholly-owned CanSubCo) to the Lenders;

                  (iii) Maxxcom US of the debts, liabilities and obligations of Maxxcom to the Lenders; and

                  (iv) Maxxcom (USA) Holdings Inc., Maxxcom (USA) Finance Company, each Acquireco, each Opco which is directly or indirectly wholly-owned by Maxxcom US and each other Wholly-Owned Subsidiary of Maxxcom US of the debts, liabilities and obligations of Maxxcom and Maxxcom US to the Lenders.

         (c) First-ranking hypothecations or pledges in favour of the Agent for and on behalf of the Lenders by:

                  (i) the Borrowers and each directly or indirectly wholly-owned Restricted Party of all of the issued and outstanding Capital Stock of any other Restricted Party owned by it together with a Consent to Pledge by each such Restricted Party and the other shareholders thereof (or, to the extent no consent is required, a Restricted Party Supplemental Agreement);

                  (ii) Maxxcom (USA) Holdings Inc. and Maxxcom US of all of the issued and outstanding Capital Stock of Cybersight Acquisition Co., Inc. owned by it;

                  (iii) Maxxcom of the Cdn. $700,000 secured convertible debenture issued by MacPhee + Partners Inc. (an Ontario corporation) and all security granted in support thereof; and

                  (iv) each wholly-owned Restricted Party of all of the issued and outstanding Capital Stock of any other Person which is not a Restricted Party owned by it together with a Consent to Pledge by each such Person and the other shareholders thereof (or, to the extent no consent is required, a Restricted Party Supplemental Agreement).

         (d) First-ranking assignments in favour of the Agent for and on behalf of the Lenders of:

                  (i) all intercorporate indebtedness owing by one Restricted Party (the "Debtor RP") to another Restricted Party (the "Creditor RP") together with all security granted by the Debtor RP to the Creditor RP in support of such intercorporate indebtedness including, without limitation, (A) all Intercorporate Notes and all Intercorporate Security, and (B) first-ranking hypothecations or pledges by the Debtor RP in favour of the Creditor RP of all issued and outstanding Capital Stock of any other Restricted Party owned by the Debtor RP;

                  (ii) all Permitted Minority Shareholder Loans together with all security granted in support thereof to the extent required by the Agent; and

                  (iii) the right of any Restricted Party to receive any payment, management fee or other distribution from another Restricted Party whether arising under a Restricted Party Shareholder Agreement or otherwise.

         (e) With respect to Permitted Acquisitions (other than Permitted Acquisitions contemplated by Sections 1.1.126(d), (e), (f) and (g) and Permitted Non-Conforming Acquisitions), if the person acquired is:

                  (i) directly or indirectly wholly-owned by Maxxcom and/or any Restricted Party which is a Wholly-Owned Subsidiary of Maxxcom, in addition to the Security contemplated above in relation to Restricted Parties existing as at the date hereof, first-ranking security on all of the present and future Property of each Person so acquired analogous to that described in Section 3.1, an hypothecation or pledge of all of the Capital Stock of such person and an unlimited and unconditional guarantee (to the extent permitted by law) by each such person of the debts, liabilities and obligations of Maxxcom and Maxxcom US to the Lenders; and

                  (ii) not directly or indirectly wholly-owned by Maxxcom and/or any Restricted Party which is a Wholly-Owned Subsidiary of Maxxcom, Security analogous to that contemplated in Sections 3.1(c)(iv) and 3.1(d).

         (f) With respect to Permitted Acquisitions referred to in Section 1.1.126(d), first-ranking hypothecations or pledges in favour of the Agent for and on behalf of the Lenders by the applicable Borrower or other directly or indirectly wholly-owned Restricted Party of all of the issued and outstanding Capital Stock, notes, debentures, other evidence of indebtedness or other securities acquired or received by it in relation to such Investment together with all security or other rights granted in its favour in that connection.

         (g) With respect to Permitted Acquisitions referred to in Section 1.1.126(f), the following agreements and instruments:

                  (i) unconditional and, to the extent permitted by law, unlimited guarantees of the Obligations in favour of the Agent for and on behalf of the Lenders made by
                           (A) each Foreign Opco acquired by Interfocus Group Limited in accordance with Section 1.1.126(f) and
                           (B) each Subsidiary of any such Foreign Opco;

                  (ii) first-ranking security in favour of the Agent for and on behalf of the Lenders on all present and future undertaking, property and assets of (A) each Foreign Opco acquired by Interfocus Group Limited in accordance with Section 1.1.126(f) and (B) of each Subsidiary of any such Foreign Opco; and

                  (iii) first-ranking hypothecations or pledges in favour of the Agent for and on behalf of the Lenders by each Foreign Opco acquired by Interfocus Group Limited of all Capital Stock in each of each such Foreign Opco's respective Subsidiaries;

         (h) With respect to Permitted Non-Conforming Acquisitions, such security as may reasonably be required by the Majority Lenders in connection with their approval thereof.

         (i) With respect to the acquisition by Maxxcom of its interest in Interfocus Group Limited (and its indirect acquisition of Interfocus Direct Limited and Interfocus Network Limited), the following agreements and instruments:

                  (i) first-ranking hypothecations or pledges in favour of the Agent for and on behalf of the Lenders by Maxxcom of all of the issued and outstanding Capital Stock of Interfocus Group Limited;

                  (ii) Restricted Party Supplemental Agreements by each of Interfocus Group Limited, Interfocus Direct Limited and Interfocus Network Limited;

                  (iii) first-ranking assignments in favour of the Agent for and on behalf of the Lenders of (A) all intercorporate indebtedness owing by Interfocus Group Limited to Maxxcom, (B) all security granted in support of such intercorporate indebtedness including, without limitation, (w) all Intercorporate Notes and all Intercorporate Security, (x) first-ranking hypothecations or pledges by Interfocus Group Limited of all of the issued and outstanding Capital Stock of Interfocus Direct Limited, (y) first-ranking hypothecations or pledges by Interfocus Direct Limited of all of the issued and outstanding Capital Stock of Interfocus Network Limited and each of its other Subsidiaries, and (z) firstranking hypothecations or pledges by Interfocus Network Limited of all of the issued and outstanding Capital Stock of each of its Subsidiaries; and

                  (iv) guarantees by each of Interfocus Direct Limited and Interfocus Network Limited of all intercorporate indebtedness owing by Interfocus Group Limited to Maxxcom supported, in each case, by a first ranking security agreement covering the property, assets and undertaking of each and a pledge of all of the Capital Stock of any other Person owned by each;

         (j) First-ranking assignments in favour of the Agent for and on behalf of the Lenders by Maxxcom of key-man life insurance policies of in relation to Terry Johnson, George Fertitta, Bryan Mills and Howard Steinberg, acknowledged, in each case by the applicable insurer.

         (k) Such other security as the Agent may reasonably require in its discretion.

3.2      Additional Security, etc.

         Upon request by the Agent, the Borrowers and the Restricted Parties shall do all such further acts and execute and deliver all such further documents and further assurances as may be necessary or desirable to: (a) grant security, equivalent to the Security, in favour of Lenders that are not Lenders at the date hereof or to a replacement Agent; (b) enable the Agent to register the Security in jurisdictions where it is not registered in connection with the closing of the transactions contemplated hereby; (c) register, file or record all Security (or a notice or financing statement in respect thereof) in all offices where such registration, filing or recoding is, in the opinion of the Agent or its counsel, necessary or advisable to constitute, perfect and maintain the Security as first-ranking Encumbrances of the Borrowers or other Restricted Parties, as the case may be, within a reasonable time after the request therefor by the Agent; or (d) with respect to Security executed and delivered after the date hereof, enable the Agent to register the Security in other jurisdictions where registration is necessary or desirable as determined by the Agent, acting reasonably. In addition, upon an Unrestricted Party or a non-wholly owned Restricted Party becoming a Wholly-Owned Subsidiary of Maxxcom or another wholly-owned Restricted Party, such Restricted Party shall grant security, equivalent to the Security, in favour of the Agent and the Lenders.

3.3      Acknowledgment re Mezz Inter-Creditor Agreement

         Each of the Borrowers and the Guarantors acknowledge that they have actual notice of the terms of the Mezz Inter-Creditor Agreement, consent to the Mezz Inter-Creditor Agreement and the terms thereof and covenant with the Agent and each of the Lenders that they will at all times during the continuance of the Mezz Inter-Creditor Agreement comply and act in accordance with the terms, provisions and intent of that agreement. Each of the Borrowers and the Guarantors also acknowledge that the terms and conditions of the Mezz Inter-Creditor Agreement are for the sole benefit of the Agent, the Lenders, the Mezz Agent and the Mezz Holders and that nothing in that agreement shall be construed as conferring any rights upon any of the Borrowers, the Guarantors, any other Restricted Party or any third party.

         To the extent that any of the Agent, the Lenders, the Mezz Agent and the Mezz Holders (a "Payor") receives any monies, by realization on security or otherwise, which it is required to pay over in whole or in part to the Agent or another Lender pursuant to the terms of the Mezz Inter-Creditor Agreement, the debts, liabilities and obligations of the Borrowers, the Guarantors and any other Restricted Party to the Payor shall not be reduced and discharged by the receipt of such monies (except to the extent such monies are subsequently paid by the Agent to a Payor).

         The terms of this Section shall survive the termination of this Agreement and continue for the benefit of the Agent and the Lenders as long as the Mezz Inter-Creditor Agreement remains in effect.

3.4      Release of News Canada Inc. Security

         Any guarantees, general security agreements and other security directly granted by News Canada Inc. to the Agent prior to completion of the transaction by which Ruth Douglas acquires up to 20% of the common shares of News Canada Inc. shall be released by the Agent after completion of such transaction, if requested to do so by Maxxcom, provided no Pending Event of Default or Event of Default has occurred and is continuing.

                                   ARTICLE 4
                            DISBURSEMENT CONDITIONS

4.1      Conditions Precedent to the Initial Advance

         At or before the time of the making of the initial Advance hereunder the Agent (for and on behalf of the Lenders) shall (unless otherwise noted herein) have received the following material, each in full force and effect and in form and substance satisfactory to the Lenders, acting reasonably:

         (a) duly executed copies of this Agreement and the Security referred to in Section 3.1, duly filed, registered or recorded, as required;

         (b) duly executed copies of the Restricted Party Supplemental Agreements by each of Accumark Promotions Group Inc., Cormark MacPhee Communication Solutions (Canada) Inc. (formerly Cormark Communications Inc.), Colle & McVoy, Inc., News Canada Inc., Northstar Research Partners Inc., Bryan Mills Group Ltd., Interfocus Group Limited, Interfocus Direct Limited and Interfocus Network Limited;

         (c) duly executed copies of the Consents to Pledge for each of Allard Johnson Communications Inc., Veritas Communications Inc., Integrated Healthcare Communications, Inc., Margeotes/Fertitta + Partners LLC, Source Marketing LLC, Accent Marketing Services, L.L.C., Fletcher Martin Ewing LLC, Targetcom LLC, Etelligence LLC, Bang!Zoom LLC and e-Source Drive to Web Marketing LLC;

         (d) duly executed copies of the Intercorporate Notes and the Intercorporate Security made by each of 1220777 Ontario Limited, Accumark Promotions Group Inc., Bryan Mills Group Ltd., Cormark MacPhee Communication Solutions (Canada) Inc. (formerly Cormark Communications Inc.), Campbell & Partners Communications Inc., Allard Johnson Communications Inc., Veritas Communications Inc., Integrated Healthcare Communications, Inc., Colle & McVoy, Inc., TC Acquisition Inc., BZ Acquisition Inc., ET Acquisition Inc., CDI Acquisition Inc., Mackenzie Marketing, Inc., BC Acquisition Corp. (now Bratskeir & Company, Inc.), Crispin Porter & Bogusky LLC, Bang!Zoom LLC, Pavlika Chinnici Direct, LLC, FMA Acquisition Co. and Fletcher Martin Ewing LLC duly filed, registered or recorded in all relevant jurisdictions;

         (e) duly executed copies of the promissory notes made by each Minority Shareholder in favour of the Restricted Party of which it is a shareholder as are specified by the Agent, acting reasonably, from time to time;

         (f) an undertaking to discharge all security registrations in any relevant jurisdiction disclosed by searches against predecessors in interest to any Restricted Party which affect the property, assets or undertaking of such Restricted Party and which are not Permitted Encumbrances;

         (g) certified copies of the Constating Documents of each Restricted Party;

         (h) payment of a work fee in relation to this Second Amended and Restated Credit Agreement in the aggregate amount of Cdn. $160,000 to be paid to the Agent for and on behalf of the Lenders on the Closing Date;

         (i)      a duly executed copy of the Mezz Inter-Creditor Agreement;

         (j) true copies of the Mezz Credit Documents, executed where applicable;

         (k) certified copies of the corporate proceedings taken by each Restricted Party authorizing it to execute, deliver and perform its obligations under any Credit Documents to which it is a party, and approving the pledge of its Capital Stock, where applicable;

         (l) the pro forma consolidated financial statements of Maxxcom for the fiscal periods ended 31 December 1998 and 31 December 1999 together with a compilation report thereon by BDO Dunwoody and the unconsolidated financial statements of Maxxcom and Maxxcom US for the fiscal periods ended 31 December 1998 and 31 December 1999 and for the fiscal quarter of Maxxcom and Maxxcom US ended 31 March 2000;

         (m) certificates of insurance or other evidence that the covenants and conditions of the Credit Documents concerning insurance coverage are being complied with;

         (n) provision for the payment in full by Maxxcom of all indebtedness owed to MDC Corporation Inc. from the proceeds of the initial Advance;

         (o) evidence of repayment of all intercorporate indebtedness owed by Maxxcom and any other Restricted Party to MDC Corporation Inc., or the conversion of all such intercorporate debt to common equity of Maxxcom;

         (p) evidence of cancellation and repayment of all Debt of all Restricted Parties other than the Borrowers, other than Permitted Indebtedness;

         (q) completion of searches required to disclose Encumbrances in all relevant jurisdictions against all Restricted Parties (and their respective predecessor entities) and releases, discharges and postponements (in registerable form, where appropriate) of all such Encumbrances which are not Permitted Encumbrances in all relevant jurisdictions including, without limitation, all encumbrances in favour of MDC Corporation Inc. against any Restricted Party, and any statements or acknowledgments reasonably required by the Agent from holders of Permitted Encumbrances;

         (r) a certificate of an officer of each of the Restricted Parties which are party to this Agreement regarding the accuracy of the representations and warranties contained in this Agreement and to the effect that no Event of Default or Pending Event of Default has occurred;

         (s) the opinion of Fogler, Rubinoff LLP, Ontario counsel to the Restricted Parties, as to matters of Ontario law, addressed to the Agent, the Lenders and Borden Ladner Gervais LLP, in form and substance satisfactory to the Agent and its counsel, acting reasonably;

         (t) the opinions of counsel to the Restricted Parties in Delaware, Minnesota, New York, Nova Scotia, England and all other relevant jurisdictions addressed to the Agent, the Lenders and Borden Ladner Gervais LLP, in form and substance satisfactory to the Agent and its counsel, acting reasonably;

         (u) the opinion of Borden Ladner Gervais LLP, in form and substance satisfactory to the Agent, acting reasonably;

         (v) payment of or provision for legal fees of Borden Ladner Gervais LLP and all local counsel; and

         (w) such further and other documents as the Agent may reasonably require.

         In addition, the Lenders existing as of the Closing Date shall be satisfied:

         (x) with all tax matters relating to the spin-out of assets to Maxxcom and the proposed ownership structure of the Restricted Parties, having regard to the Security to be delivered hereunder;

         (y) with the capital structure of each of the Restricted Parties including without limitation the terms and amounts of all indebtedness and intercorporate indebtedness of each;

         (z) with respect to the results of all due diligence investigations relating to the Restricted Parties including, without limitation, the terms and status of the Restricted Party Shareholder Agreements, the Restricted Party Purchase Agreements and the terms, conditions, and documentation relating to all loans made by each Restricted Party to any Minority Shareholder;

         (aa) with the terms and conditions of the Mezz Credit Documents, that the gross proceeds of the issuance of the Mezz Debenture is not less than Cdn. $40,000,000 and that the Agent has received the net proceeds of the issuance of the Mezz Debenture to be applied in temporary reduction of the Credit; and

         (bb) on the Closing Date that there has not occurred an event or a change of circumstances which has had, would have, or does have a material adverse effect on the Financial Condition of Maxxcom on a consolidated basis.

4.2      Conditions Precedent to all Advances

         The obligation of the Lenders to make any Advance is subject to the conditions precedent that:

         (a) no Event of Default or Pending Event of Default has occurred and is continuing on the Drawdown Date, or would result from the Advance;

         (b) the Agent has received timely notice of the Advance if any is required under this Agreement;

         (c) all other terms and conditions of this Agreement upon which a Borrower may obtain an Advance are fulfilled; and

         (d) the Agent has received such other documents, opinions, consents, acknowledgments, acknowledgments and discharges regarding Encumbrances and agreements necessary or incidental to the foregoing or to this Agreement as the Agent may reasonably request and as are contemplated by this Agreement including, without limitation, such further Security as is required to be delivered hereunder from time to time.

                                   ARTICLE 5
                                    ADVANCES

5.1      Prime Rate, Base Rate and LIBOR Advances

         (a) Upon timely fulfilment of all applicable conditions and provisions as set forth in this Agreement, the Agent, in accordance with the procedures set forth in Section 5.3, will make the requested amount of a Prime Rate Advance, Base Rate Advance or LIBOR Advance available to the applicable Borrower on the Drawdown Date requested by such Borrower by crediting the applicable Designated Account with such amount. Each Prime Rate Advance or Base Rate Advance (other than a deemed Prime Rate Advance or Base Rate Advance or an Overdraft Availment) shall be in a minimum amount of Cdn. $2,000,000 or U.S. $2,000,000, respectively, and in an amount which is a whole multiple of Cdn. $100,000 or U.S. $100,000, as applicable. Each LIBOR Advance shall be in an aggregate minimum amount of U.S. $2,000,000 and in a whole multiple of U.S. $100,000. The applicable Borrower shall pay interest to the Agent for the account of the Lenders at the applicable Branch of Account on any such Advances outstanding from time to time hereunder at the applicable rate of interest as specified in Section 2.4 and calculated in accordance with this Section 5.1.

         (b) Interest on Prime Rate Advances and Base Rate Advances shall be payable monthly on each Interest Payment Date. Interest on LIBOR Advances shall be payable on the last day of the LIBOR Period or, if the LIBOR Period is longer than three months, on the day which is three months after the first day of the LIBOR Period and on each day which is three months following the previous interest payment date. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to but excluding the following date on which interest is payable or the end of the LIBOR Period, as the case may be, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand. Overdue interest with respect to a LIBOR Advance shall, upon the expiry of the LIBOR Period applicable to such LIBOR Advance, bear interest, payable on demand, calculated at the rates applicable to Base Rate Canada Advances or Base Rate U.S. Advances, as applicable.

         (c) Interest calculated with reference to the Prime Rate shall be calculated monthly on the basis of a year of 365 or 366 days, as applicable. Interest calculated on Base Rate Canada Advances shall be calculated monthly on the basis of a year of 365 or 366 days, as applicable, and interest calculated on Base Rate U.S. Advances shall be calculated monthly on the basis of a year of 360 days. Interest calculated with reference to the LIBO Rate shall be calculated monthly on the basis of a year of 360 days for a term equal to the applicable LIBOR Period.

         (d) Each rate of interest which is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year equal to such rate of interest multiplied by the actual number of days in the calendar year of calculation and divided by the number of days in the deemed interest period.

         (e) Notwithstanding any other provisions of this Agreement or any Credit Document, no Borrower shall be obliged to make any payments of interest or other amounts payable to the Lenders, or any of them, hereunder or under any Credit Document in excess of an amount or rate which would be prohibited by law or would result in the receipt by the Lenders, or any of them, of interest at a criminal rate (as the terms "interest" and "criminal rate" are defined under the Criminal Code (Canada)) or which would contravene any local usury laws which may be applicable to any Obligations of the applicable Borrower to the Lenders, or any of them, under or in connection with this Agreement.

5.2      Evidence of Indebtedness

         The indebtedness of any Borrower resulting from Prime Rate Advances, BA Equivalent Loans, Base Rate Advances and LIBOR Advances made by the Lenders shall be evidenced by account records maintained by the Agent, and by each Lender concerning those Advances it has made. The Agent shall also maintain records of the indebtedness of the applicable Borrower resulting from Advances by way of Bankers' Acceptances, L/Cs and Overdraft Availments, and each Lender shall also maintain records relating to Bankers' Acceptances that it has accepted, the Issuing Lender shall maintain records relating to L/Cs it has issued and the Overdraft Lender shall maintain records relating to all Overdraft Availments it has made. The records maintained by each Lender shall constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the applicable Borrower to that Lender in respect of Advances it has made and all details relating thereto. The failure of the Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of a Borrower to pay amounts due hereunder to the Lenders in accordance with this Agreement.

5.3      Co-ordination of Prime Rate, Base Rate and LIBOR Advances

         Each Lender shall advance its Proportionate Share of each Prime Rate Advance, Base Rate Advance (other than a deemed Prime Rate Advance, Base Rate Advance or an Overdraft Availment) and LIBOR Advance in accordance with the following provisions:

         (a) the Agent shall advise each Lender of its receipt of a notice from a Borrower pursuant to Section 5.28, on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender's Proportionate Share of any Advance requested by the notice and, as applicable, the Prime Rate, Alternate Base Rate Canada, the U.S. Alternate Base Rate, or the LIBO Rate applicable to such Advance;

         (b) each Lender shall deliver or otherwise remit its Proportionate Share of the Advance to the Agent not later than 12:00 noon. (Toronto time) on the Drawdown Date;

         (c) when the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the applicable Borrower the amount delivered by each Lender by crediting the appropriate Designated Account, but if the conditions precedent to the Advance are not met by 2:30 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made; and

         (d) if the Agent determines that a Lender's Proportionate Share of an Advance would not be a whole multiple of Cdn. $100,000 or U.S. $100,000, as the case may be, the amount to be advanced by that Lender may be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of Cdn. $100,000 or U.S. $100,000, as the case may be.

5.4      Form of L/Cs and Maturity of L/Cs

         (a) All L/Cs shall be issued by the Issuing Lender in accordance with its customary practice, in form and substance satisfactory to the Issuing Lender, and the applicable Borrower shall execute all such indemnity and/or reimbursement agreements in connection therewith as the Issuing Lender customarily requires, in form and substance satisfactory to the Issuing Lender.

         (b) Each L/C shall have a term which is not more than 365 days after its issuance date or renewal date, but no L/C may have an expiry date on a day which is not a Business Day or which is after the Maturity Date. An L/C may be renewed by the applicable Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C.

5.5      Payment of L/C Commissions and the Fronting Fee

         (a) Upon the issuance or renewal by the Issuing Lender of an L/C, the Borrower for whose benefit or at whose request such L/C was issued or renewed shall pay to the Agent at the applicable Branch of Account the commission calculated at the rate specified in Section 2.4 upon the face amount of such L/C on the basis of the actual number of days to elapse from and including the date of its issuance or renewal, as applicable, up to but excluding its expiry date calculated on the basis of a year of 365 or 366 days, as applicable. The applicable Borrower shall be entitled to a refund of the unearned portion of the commission for an L/C in the event of the cancellation and return thereof to the Issuing Lender or the reduction of the face amount thereof (other than a reduction resulting from a drawing on such L/C), which refund shall be payable by the Agent to such Borrower following receipt thereof from the Lenders and after such cancellation and return or reduction, as applicable, subject to payment of a minimum fee in all cases of $100.

         (b) The Fronting Fee shall be calculated on the basis of the actual number of days to elapse from and including the date of issuance or renewal, as applicable, of an L/C to but excluding its expiry date calculated on the basis of a year of 365 or 366 days, as applicable, and shall be paid to the Issuing Lender on the date of issuance or renewal of such L/C and shall be non-refundable in whole or in part.

5.6      Payment of L/Cs and Participation by Lenders in L/Cs

         (a) Each Lender shall be deemed to have purchased, without recourse, a participation from the Issuing Lender in each L/C issued by the Issuing Lender, in each case in an amount equal to such Lender's Proportionate Share of each such L/C. Without limiting the scope and nature of each Lender's participation in each L/C issued by the Issuing Lender, to the extent that the Issuing Lender has not been reimbursed by the relevant Borrower for any amount required to be disbursed by the Issuing Lender under or in connection with an L/C, each Lender shall pay to the Issuing Lender its Proportionate Share of such unreimbursed amount. In the event that the Issuing Lender is required to disburse an amount under an L/C, the Issuing Lender shall notify the Agent who shall in turn, as soon as possible, notify the Lenders and each Lender shall forthwith deliver its Proportionate Share of the amount of the payment by the Issuing Lender to the Agent who will forthwith deliver all such amounts received from the Lenders to the Issuing Lender. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional as a primary obligor and not as a surety and shall not be affected by the occurrence of a Pending Event of Default, an Event of Default, an order or judgment restricting payment by the Issuing Lender in accordance with the L/C or extending the Issuing Lender's liability under an L/C beyond the expiration date stated therein or any other occurrence or event of any nature or kind. Any such reimbursement shall not relieve or otherwise impair the obligation of a Borrower to reimburse the Issuing Lender for all amounts arising under or in connection with any L/C, together with interest as provided for in this Agreement. Each Lender that has reimbursed the Issuing Lender pursuant to this Section for its Proportionate Share of any payment made by the Issuing Lender under an L/C shall thereupon acquire a participation, to the extent of such reimbursement, in the claim of the Issuing Lender against the applicable Borrower in respect of amounts owing under or in connection with such L/C. In the event that a Lender fails to reimburse the Issuing Lender under the terms provided in this Section, the Issuing Lender shall also be entitled to recover from such Lender interest on such amount, from and including the date on which such Lender was required to provide payment to but excluding the date such payment is provided for by such Lender at the rate of interest per annum which would otherwise be applicable at such time to Prime Rate Advances, if the L/C is denominated in Canadian Dollars, Base Rate Canada Advances, if the L/C is denominated in U.S. Dollars and issued at the request of or for the benefit of Maxxcom, Base Rate U.S. Advances, if the L/C is denominated in U.S. Dollars and issued at the request of or for the benefit of Maxxcom US, in each case compounded monthly, and all interest thereon, both before and after demand, default and judgment.

         (b) The Borrower for whose account the relevant L/C was issued shall provide for the payment to the Agent at the applicable Branch of Account of the full amount of the relevant L/C on the earlier of the date on which the Agent, on behalf of the Lenders, gives notice pursuant to Section 8.2 or the date on which such Borrower is otherwise required to provide Collateral under Section 8.3, or the date on which the Issuing Lender makes a payment to the beneficiary of the L/C, unless the amount paid by the Issuing Lender is less than the full amount of the L/C, in which case only the amount paid by the Issuing Lender need be provided for. The Agent on behalf of the Issuing Lender shall be entitled to recover interest from the applicable Borrower upon any monies, payment of which has not been provided for by such Borrower in accordance with this Section, from and including the date on which such Borrower is required to provide for payment to but excluding the date such payment at the rate of interest per annum which would otherwise be applicable at such time to Prime Rate Advances, if the L/C is denominated in Canadian Dollars, the Alternate Base Rate Canada, if the L/C is denominated in U.S. Dollars and issued at the request of or for the benefit of Maxxcom, the U.S. Alternate Base Rate, if the L/C is denominated in U.S. Dollars and issued at the request of or for the benefit of Maxxcom US, in each case compounded monthly, and all interest thereon, both before and after demand, default and judgment is provided for by the applicable Borrower. The Agent shall pay the applicable Borrower interest on the Collateral deposited by such Borrower in accordance with Section 11.20.

         (c) The obligation of a Borrower to reimburse the Agent on behalf of the Issuing Lender for a payment to a beneficiary of an L/C shall survive the termination of this Agreement and shall, except for matters arising from the Issuing Lender's wilful misconduct or negligence, be absolute and unconditional and shall not be reduced by a demand or other request for payment of the L/C (a "Demand") paid or acted upon being invalid, insufficient, fraudulent or forged, or be subject to any defence or be affected by any right of set-off, counterclaim or recoupment which any Borrower or Restricted Party may now or hereafter have against the beneficiary, the Issuing Lender, the Agent, and other Lender or any other Person for any reason whatsoever, including the fact that the Issuing Lender or its correspondents paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from a Borrower or Restricted Party, as applicable, to the Issuing Lender or the Agent or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment by the Issuing Lender of a Demand. Any action, inaction or omission taken or suffered by the Issuing Lender or by the Issuing Lender's correspondents under or in connection with an L/C or any Demand, if in good faith and in conformity with foreign or Canadian laws, regulations or customs applicable thereto shall be binding on each of the Borrowers, the Restricted Parties and their respective Subsidiaries and shall not place the Agent, the Issuing Lender or any of its correspondents under any resulting liability to the Borrowers, the Restricted Parties and their respective Subsidiaries, or any of them. Without limiting the generality of the foregoing, the Issuing Lender and its correspondents may receive, accept, or pay as complying with the terms of any L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other Person acting as the representative of, or in place of, the beneficiary. Each of the Borrowers and the Restricted Parties party to this Agreement covenants that, in the absence of fraud on the part of the beneficiary of an L/C, it will not take any steps, issue any instructions to the Issuing Lender or any of its correspondents or institute any proceedings intended to derogate from the right or ability of the Issuing Lender or its correspondents to honour or pay any Demand.

5.7      Form of Bankers' Acceptances

         (a) To facilitate the acceptance of Bankers' Acceptances hereunder, Maxxcom shall from time to time as required by the Agent, provide the Agent with an appropriate number of executed drafts drawn in blank by Maxxcom in the form prescribed by each BA Lender. The Agent shall distribute such executed drafts to the BA Lenders. Maxxcom may, at its option, execute any draft by the facsimile signatures of any two authorized signing officers and Maxxcom and the Agent and each of the BA Lenders are hereby authorized to accept or pay, as the case may be, any draft of Maxxcom which purports to bear such facsimile signatures notwithstanding that any such individual has ceased to be an authorized signing officer of Maxxcom. Any such draft or Bankers' Acceptance shall be as valid as if it were signed by an authorized signing officer of Maxxcom at the date of issue of such Bankers' Acceptance. Any such draft or Bankers' Acceptance may be dealt with by the Agent or any BA Lender to all intents and purposes and shall bind Maxxcom as if duly signed in the signing officer's own handwriting and issued by Maxxcom, and Maxxcom shall hold the Agent and each BA Lender harmless and indemnified against all loss, costs, damages and expenses arising out of the payment or negotiation of any such draft or Bankers' Acceptance. No BA Lender shall be liable for its failure to accept a Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of a Maxxcom to provide executed drafts to the Agent on a timely basis.

         (b) The receipt by the Agent of a request for an Advance by way of Bankers' Acceptances shall be each BA Lender's sufficient authority to complete, and each BA Lender shall, subject to the terms and conditions of this Agreement, complete the pre-signed forms of drafts in accordance with such request and the advice of the Agent given pursuant to Section 5.12, and the drafts so completed shall thereupon be deemed to have been presented for acceptance.

5.8      Bankers' Acceptances - Schedule 1 BA Reference Lenders

         (a) If the Commitment of any Schedule 1 BA Reference Lender terminates (otherwise than on termination of the entire Commitment hereunder) or is fully assigned pursuant to the provisions of this Agreement, that Lender shall thereupon cease to be a Schedule 1 BA Reference Lender.

         (b) If at any time any Schedule 1 BA Reference Lender is no longer a BA Lender, the applicable Schedule 1 BA Discount Rate hereunder shall be determined on the basis of the discount rate provided by or applicable to the remaining Schedule 1 BA Reference Lenders.

         (c) If only one Lender is a Schedule 1 BA Lender, that Schedule 1 BA Lender shall be deemed to be the Schedule 1 BA Reference Lender and any applicable Schedule 1 BA Discount Rate hereunder shall be determined on the basis of the discount rate provided by or applicable to that Schedule 1 BA Lender.

5.9      Bankers' Acceptances - Schedule 2 BA Reference Lenders

         (a) If more than one Lender is a Schedule 2 BA Lender, Maxxcom and the Agent shall each designate a different Schedule 2 BA Lender to be a Schedule 2 BA Reference Lender for the purposes of this Agreement.

         (b) If the Commitment of any Schedule 2 BA Reference Lender terminates (otherwise than on termination of the entire Commitment hereunder) or is fully assigned pursuant to the provisions of this Agreement, that Lender shall thereupon cease to be a Schedule 2 BA Reference Lender. In that event, the Agent (if such Schedule 2 BA Reference Lender was originally designated by the Agent) or Maxxcom, by notice to the Agent (if such Schedule 2 BA Reference Lender was originally designated by Maxxcom), shall designate another Schedule 2 BA Lender as a Schedule 2 BA Reference Lender.

         (c) If at any time any Schedule 2 BA Reference Lender is no longer a BA Lender, the Person that originally designated that Schedule 2 BA Reference Lender shall have the right to designate in a timely manner another Schedule 2 BA Lender as a Schedule 2 BA Reference Lender, failing which the applicable
Schedule 2 BA Discount Rate hereunder shall be determined on the basis of the discount rate provided by the remaining Schedule 2 BA Reference Lender.

         (d) If only one Lender is a Schedule 2 BA Lender, that Schedule 2 BA Lender shall be deemed to be the Schedule 2 BA Reference Lender and any applicable Schedule 2 BA Discount Rate hereunder shall be determined on the basis of the discount rate provided by that Schedule 2 BA Lender. In the event that no Lender is a Schedule 2 BA Lender, any applicable Schedule 2 BA Discount Rate hereunder shall be determined on the basis of the Schedule 1 BA Discount Rate.

5.10     Purchase of Bankers' Acceptances

         Each BA Lender shall, on each Drawdown Date, purchase the Bankers' Acceptances issued by Maxxcom and accepted by it on such Drawdown Date. Each such BA Lender shall be entitled to hold, sell or further discount each such Bankers' Acceptance.

5.11     Size and Maturity of Bankers' Acceptances and Rollovers

         Each Advance of Bankers' Acceptances (which shall include Notional Bankers' Acceptances, if applicable) shall be in an aggregate amount of not less than Cdn. $2,000,000 and in a whole multiple of Cdn. $100,000 (which minimum amounts may include BA Equivalent Loans, if applicable), and each Bankers' Acceptance (and Notional Bankers' Acceptance, if applicable) shall be in the amount of Cdn. $100,000 or whole multiples thereof. Each Bankers' Acceptance (and Notional Bankers' Acceptance, if applicable) shall have a term which is not less than 30 days nor more than 180 days after the date of acceptance of the draft by a Lender, but no Bankers' Acceptance or BA Equivalent Loan may mature on a date which is not a Business Day or on a date which is later than the date on which the principal amount of the Credit is required to be reduced (in whole or in part) if that would adversely affect the applicable Borrower's ability to cause the reduction of the Credit. The face amount at maturity of a Bankers' Acceptance or a Notional Bankers' Acceptance, as the case may be, may be renewed as a Bankers' Acceptance or a BA Equivalent Loan, as applicable, or converted into another form of Advance permitted by this Agreement.

5.12     Co-ordination of BA Advances

         Each Lender shall advance its Proportionate Share of each Advance by way of Bankers' Acceptances in accordance with the provisions set forth below.

         (a) The Agent, promptly following receipt of a notice from Maxxcom pursuant to Section 5.28 requesting an Advance by way of Bankers' Acceptances, shall advise each BA Lender of the aggregate face amount of the Bankers' Acceptances to be accepted and purchased by it, advise each Non BA Lender of the face amount of its Notional Bankers' Acceptance, and advise such Lenders of the Schedule 1 BA Discount Rate or the
                  Schedule 2 BA Discount Rate, as applicable. The aggregate face amount of Bankers' Acceptances to be accepted and purchased by each BA Lender, and the face amount of the Notional Bankers' Acceptance of each Non BA Lender, shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance in the case of a BA Lender or the face amount of the Notional Bankers' Acceptance used to determine the amount of a BA Equivalent Loan in the case of a Non BA Lender would not be Cdn. $100,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of Cdn. $100,000.

         (b) Whenever Maxxcom requests an Advance that includes Bankers' Acceptances, each Non BA Lender shall, in lieu of accepting its pro rata amount of such Bankers' Acceptances, make available to Maxxcom on the Drawdown Date a loan (a "BA Equivalent Loan") in Canadian Dollars in an amount equal to the Schedule 2 BA Discount Proceeds of the Bankers' Acceptances (which Bankers' Acceptances are referred to herein collectively as the "Notional Bankers' Acceptances") such Non BA Lender would have been required to accept on the Drawdown Date if it were a BA Lender. Each Non BA Lender shall also be entitled to deduct from the BA Equivalent Loan an amount equal to the Bankers' Acceptance Fee that would have been applicable to a Notional Bankers' Acceptance had it been a Bankers' Acceptance.

         (c) Information concerning the term and maturity date (which shall be identical for all BA Lenders in respect of any particular Advance) for Bankers' Acceptances (and BA Equivalent Loans, if applicable) shall be provided by Maxxcom to the Agent in the notice required to be delivered under
                  Section 5.28.

         (d) Each Lender shall transfer to the Agent at the Branch of Account for value on each Drawdown Date immediately available Canadian Dollars in an aggregate amount equal to the amount of each BA Equivalent Loan (net of the applicable Bankers' Acceptance Fee in respect of such BA Equivalent Loan) to be made by it on such Drawdown Date, or the BA Discount Proceeds of all Bankers' Acceptances accepted by it on such Drawdown Date, net of the applicable Bankers' Acceptance Fee in respect of such Bankers' Acceptances. Provided that no costs in excess of costs associated with payment at the Branch of Account would be incurred by Maxxcom or any of the Lenders, the Agent may designate such other offices in Toronto as it may see fit for the purposes referred to in the preceding sentence. The Agent shall make such amounts received by it from the Lenders as aforesaid available to Maxxcom by depositing the same for value on the applicable Drawdown Date to the applicable Designated Account.

5.13     Payment of Bankers' Acceptances

         Maxxcom shall provide for the payment to the Agent at the Branch of Account for the account of each applicable BA Lender of the full face amount of each Bankers' Acceptance on the earlier of (a) its date of maturity; and (b) the date on which the Agent, on behalf of the Lenders, gives notice pursuant to
Section 8.2 or the date on which Maxxcom is otherwise required to provide Collateral under Section 8.3 (herein, the "notice date") . Providing that all conditions to an Advance hereunder have been satisfied, Maxxcom shall be entitled to satisfy its payment obligations under the foregoing clause (a) by arranging for a rollover or a conversion of each such Bankers' Acceptance to another form of Advance permitted under this Agreement. The BA Lenders shall be entitled to recover interest from Maxxcom at a rate of interest per annum equal to the rate applicable to Prime Rate Advances, compounded monthly, upon any amount payment of which has not been provided for by Maxxcom in accordance with this Section 5.13. Interest shall be calculated from and including, as applicable, the notice date or the date of maturity of such Bankers' Acceptance up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by Maxxcom.

5.14     Payment of BA Equivalent Loan

         On the date of maturity of each BA Equivalent Loan, Maxxcom shall pay to the Agent for the account of the applicable Non BA Lender, Canadian Dollars in an amount equal to the full face amount of the Notional Bankers' Acceptance relating to such BA Equivalent Loan in satisfaction of the principal amount of such BA Equivalent Loan and all interest accrued thereon to the maturity date thereof. Providing that all conditions to an Advance hereunder have been satisfied, Maxxcom shall be entitled to satisfy its payment obligations under this Section 5.14 by arranging for a rollover or a conversion of each such BA Equivalent Loan to another form of Advance permitted under this Agreement. The Non BA Lenders shall be entitled to recover interest from Maxxcom at a rate of interest per annum equal to the rate applicable to Prime Rate Advances, compounded monthly, upon any amount the payment of which has not been provided for by Maxxcom in accordance with this Section 5.14. Interest is calculated from and including the date of maturity of such BA Equivalent Loan up to but excluding the date such payment and all interest thereon, both before and after demand, default and judgment, is provided for by Maxxcom.

5.15     Deemed Advance

         Any amount which a Lender pays to any third party on or after the date of maturity of a Bankers' Acceptance in satisfaction thereof which has not been provided for by Maxxcom in accordance with Section 5.13 or (without duplication) any amount which is owing to a Lender in respect of a Bankers' Acceptance or BA Equivalent Loan pursuant to Sections 5.13 or 5.14, as applicable, on or after the date of maturity of such Bankers' Acceptance or BA Equivalent Loan, as applicable, shall be deemed to be a Prime Rate Advance to Maxxcom under this Agreement. Interest shall be payable on such Prime Rate Advances in accordance with the terms hereof applicable to Prime Rate Advances.

5.16     Waiver

         Maxxcom shall not claim from any BA Lender any days of grace for the payment at maturity of any Bankers' Acceptance presented to and accepted or purchased by such BA Lender pursuant to this Agreement. Maxxcom hereby waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by a BA Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers' Acceptance that is at any time held by a Lender in its own right.

5.17     Degree of Care

         Any executed drafts to be used as Bankers' Acceptances which are delivered by Maxxcom to the Agent or a BA Lender shall be held in safekeeping with the same degree of care as if they were the Agent's or such BA Lender's property, and shall be kept at the place at which such drafts are ordinarily held by such Lender.

5.18     Indemnity

         In addition to payment of each Bankers' Acceptance issued by it in accordance with the terms hereof, Maxxcom shall indemnify and hold the Lenders, and each of them, harmless from any loss or expense with respect to any such Bankers' Acceptance dealt with by any BA Lender except Maxxcom shall not be obliged to indemnify a BA Lender for any loss or expense caused by the negligence or wilful misconduct of that BA Lender.

5.19     Power of Attorney re Bankers' Acceptances

         Maxxcom hereby appoints each of the BA Lenders (acting by an authorized signing officer) as attorney of Maxxcom: (a) to sign for and on behalf and in the name of Maxxcom as drawer and, if applicable, as endorser of drafts drawn on a BA Lender to or to the order of CDS & Co (or other nominee name of The Canadian Depositary for Securities Limited) or payable to or the order of Maxxcom; (b) to fill in the amount, date and maturity date of each such draft; and (c) to discount and/or deliver such drafts which have been accepted by a BA Lender; provided that such acts in each case are to be undertaken by a BA Lender in accordance with the instructions given to the Agent by or on behalf of Maxxcom in accordance with this Section. The signature of any authorized signatory of a BA Lender may be mechanically or electronically reproduced in facsimile on drafts in accordance with this Section and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of a BA Lender. Maxxcom, in each notice to the Agent requesting an Advance by way of Bankers' Acceptances hereunder, shall include instructions to the BA Lenders as to whether the Bankers' Acceptances to be accepted by the BA Lenders in connection with the Advance requested are to be, as applicable, executed, completed, endorsed, discounted and/or delivered by each such BA Lender on behalf of Maxxcom. The instructions included in any such notice to the Agent shall be deemed to constitute the authorization and instructions of Maxxcom to each BA Lender to complete and endorse drafts in accordance therewith and the request of each BA Lender to accept such drafts and deliver same against payment therefore in accordance with the procedures herein. Notwithstanding the foregoing, no BA Lender shall be obligated to accept any drafts except in accordance with the provisions of this Agreement. Each BA Lender is hereby authorized to act on behalf of Maxxcom upon and in compliance with instructions communicated to the Agent as provided herein if the Agent reasonably believe such instructions to be genuine.

5.20     Obligations Absolute

         The obligations of Maxxcom with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (a) any lack of validity or enforceability of any draft accepted by a BA Lender as a Bankers' Acceptance; or

         (b) the existence of any claim, set-off, defence or other right which Maxxcom may have at any time against the holder of a Bankers' Acceptance, a Lender or any other Person, whether in connection with this Agreement or otherwise.

5.21     Shortfall on Drawdowns, Rollovers, and Conversions

         Maxxcom agrees that:

         (a) the difference between the actual proceeds of a Bankers' Acceptance or BA Equivalent Loan and the amount required to pay a maturing Bankers' Acceptance or BA Equivalent Loan, if a Bankers' Acceptance or Notional Bankers' Acceptance is being rolled over; and

         (b) the difference between the actual proceeds of a Bankers' Acceptance or BA Equivalent Loan and the amount required to repay any Advance which is being converted to a Bankers' Acceptance or BA Equivalent Loan;

shall be funded and paid by Maxxcom from its own resources, by 11:00 a.m. on the day of the Advance or may be advanced as a Prime Rate Advance if the amount of the Credit is not exceeded as a result and Maxxcom is otherwise entitled to an Advance under the Credit.

5.22     Circumstances Making Bankers' Acceptances Unavailable

If any BA Lender determines in good faith, which determination shall be final, conclusive and binding upon Maxxcom, and notifies Maxxcom that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then upon written notice by the Agent to Maxxcom:

         (a) the right of Maxxcom to request an Advance by way of Bankers' Acceptance from such BA Lender shall be suspended until such BA Lender determines that the circumstances causing such suspension no longer exist and such BA Lender so notifies the Agent; and

         (b) any notice of Advance by way of Bankers' Acceptance which is outstanding shall, in the case of such BA Lender, be deemed to be a request for a Prime Rate Advance.

At any time when (and for so long as) the right of Maxxcom to request Advances by way of Bankers' Acceptances is suspended in accordance with the foregoing, Maxxcom shall not have the right to request a BA Equivalent Loan.

5.23     LIBOR Periods

         Each Borrower may select, by irrevocable prior written notice to the Agent, LIBOR Periods of 1, 2, 3 or 6 months to apply to any particular LIBOR Advance. LIBOR Periods of other lengths shall also be available at the discretion of the Lenders from time to time. No LIBOR Period may end on a date which is not a Business Day, or after the date on which the principal amount of the Credit is required to be reduced (in whole or in part) if that would adversely affect the applicable Borrower's ability to cause the reduction of the Credit. Each Borrower shall select and give 3 days prior written notice to the Agent of the LIBOR Period for a LIBOR Advance which shall commence upon the making of the LIBOR Advance or at the expiry of any outstanding LIBOR Period applicable to a LIBOR Advance that is being rolled over. If a Borrower fails to select and give the Agent 3 days prior written notice of a LIBOR Period for a LIBOR Advance in accordance with Section 5.28, the Lenders shall be deemed to have made a Base Rate Canada Advance, in the case of Maxxcom, or a Base Rate U.S. Advance, in the case of Maxxcom US, to such Borrower to replace the maturing LIBOR Advance.

5.24     Termination of LIBOR Advances

If at any time a Lender determines (which determination shall be conclusive and binding on the Borrowers) that:

         (a) adequate and reasonable means do not exist for ascertaining, as applicable, the LIBO Rate applicable to a LIBOR Advance;

         (b) the LIBO Rate as applicable, does not adequately reflect the effective cost to the Lender, on a reasonable basis, of making or maintaining a LIBOR Advance; or

         (c) it cannot readily obtain or retain funds in the London interbank market in order to fund or maintain any LIBOR Advance or cannot otherwise perform its obligations hereunder with respect to any LIBOR Advance;

         then such Lender shall provide written notice thereof to the Agent, and the Agent shall promptly provide such written notice to Maxxcom, whereupon:

-
         (d) the right of any Borrowers to request LIBOR Advances from that Lender, and any obligation of the Lender to make LIBOR Advances shall be and remain suspended until such Lender notifies the Agent, and the Agent notifies Maxxcom, that any condition causing such determination no longer exists; and

         (e) if the Lender is prevented from maintaining a LIBOR Advance, the Borrowers shall, at their option, either repay the applicable LIBOR Advance to that Lender or convert the applicable LIBOR Advance into another form of Advance which is permitted by this Agreement, and the Borrowers shall be responsible for any loss or expense that the Lender incurs as a result, including breakage costs, notwithstanding that such repayment or conversion does not occur on the last day of a LIBOR Period.

5.25     Overdraft Availments

         There shall at all times be an Overdraft Lender. Upon presentation to the Overdraft Lender of any cheque or other item drawn by Maxxcom on any of its Canadian Dollar or U.S. Dollar current accounts at a branch of the Overdraft Lender, which, when charged against the applicable account, creates or increases an overdraft in that account, the Overdraft Lender shall pay the cheque or other item provided that, after doing so:

         (a) the aggregate amount of outstanding Overdraft Availments made to Maxxcom does not exceed the Overdraft Availment Limit;

         (b) the aggregate amount of the Overdraft Availments, together with all other Advances under the Credit in favour of Maxxcom, do not exceed the Revolving Credit Sublimit relating to Maxxcom; and

         (c) the aggregate amount of the Overdraft Availments, together with all other Advances under the Credit, do not exceed the Credit Limit.

Overdraft Availments to Maxxcom shall be deemed to be Prime Rate Advances if made in Canadian Dollars and to be Base Rate Canada Advances if made in U.S. Dollars. The Overdraft Lender shall not make any Overdraft Availment after it has received a Cessation Notice, unless the Agent, on the instructions of the Majority Lenders, subsequently notifies the Overdraft Lender that the Event of Default for which the Cessation Notice was issued is no longer continuing and that the Overdraft Lender shall resume making Overdraft Availments. The Overdraft Lender shall not be required to make an Overdraft Availment at any time an Event of Default or Pending Event of Default has occurred and is continuing but may do so without prejudice to any of its rights hereunder against any of the Restricted Parties or the Lenders. In the event that the Overdraft Lender has opted to discontinue making Overdraft Availments, it shall immediately notify Maxxcom and the Agent to such effect. The Overdraft Lender shall, if such Event of Default or Pending Event of Default has been cured, and no other Event of Default has occurred and is continuing, and subject to the other provisions set forth in this Agreement, resume making Overdraft Availments. If Maxxcom shall not have repaid an Overdraft Availment within 7 days of such Overdraft Availment being made, each Lender shall be deemed to have purchased, without recourse, a participation from the Overdraft Lender in the Overdraft Availments made by the Overdraft Lender outstanding at such time, in each case in an amount equal to such Lender's Proportionate Share of the aggregate amount of such outstanding Overdraft Availments, and otherwise upon the terms and conditions set forth in Section 5.26.

5.26     Participation by the Lenders in Overdraft Availments

         Upon receipt by the Overdraft Lender of a Cessation Notice or receipt by the Agent of a notice from the Overdraft Lender that it has discontinued making Overdraft Availments, each Lender shall be deemed to have purchased, without recourse, a participation from the Overdraft Lender equal to such Lender's Proportionate Share of the aggregate amount of all Overdraft Availments made by the Overdraft Lender outstanding, less any amounts repaid to the date of such Cessation Notice. All such unpaid Overdraft Availments shall form part of the Obligations and shall be deemed to be an Advance made by each Lender acquiring a participation therein. Without limiting the scope and nature of each Lender's participation in the aggregate amount of outstanding Overdraft Availments, each Lender shall, forthwith upon notice by the Agent, pay to the Agent on behalf of the Overdraft Lender its Proportionate Share of such aggregate amount. The obligation of each Lender to so pay to the Agent on behalf of the Overdraft Lender shall be absolute and unconditional as a primary obligor, and not as a surety, and shall not be affected by the occurrence of a Pending Event of Default, an Event of Default or by any other occurrence or event of any nature or kind. Any such payment shall in no way relieve or otherwise impair the obligation of Maxxcom to repay any Overdraft Availment together with interest as provided for in this Agreement. Each Lender that has made a payment to the Agent on behalf of the Overdraft Lender pursuant to this Section shall thereupon acquire a participation, to the extent of such payment, in the claim of the Overdraft Lender against Maxxcom together with interest as provided for in this Agreement. In the event that a Lender fails to reimburse the Overdraft Lender under the terms provided in this Section, the Overdraft Lender shall also be entitled to recover from such Lender interest on such amount, from and including the date on which such Lender was required to provide payment to but excluding the date such payment is provided for by such Lender at the rate of interest per annum which would otherwise be applicable to Prime Rate Advances, if the Overdraft Availment is denominated in Canadian Dollars, or Base Rate Canada Advances, if the Overdraft Availment is denominated in U.S. Dollars, compounded monthly, and all interest thereon, both before and after demand, default and judgment.

5.27     Conversions

         Subject to the other terms of this Agreement, a Borrower may from time to time convert all or any part of the outstanding amount of any Advance into another form of Advance permitted by this Agreement.

5.28     Notice of Advances and Payments

         (a) Other than in respect of an Overdraft Availment, each Borrower shall give the Agent irrevocable written notice, in the form attached as Schedule H to this Agreement, of any request for an Advance under the Credit. Each Borrower shall also give the Agent irrevocable written notice of any repayment (other than a mandatory repayment) or prepayment of any Advance under the Credit.

         (b) Such notice shall be given 2 Business Days prior to the date of any Advance and 1 Business Day prior to the date of any payment, except that notice shall be given three Business Days prior to the date of (i) any proposed LIBOR Advance or payment of LIBOR Advance; and (ii) any proposed Advance by way of Bankers' Acceptances or payment of Bankers' Acceptances. In addition, notice shall be given in respect of an Advance by way of L/C on the third Business Day prior to the date of the proposed Advance or at such earlier time as the Issuing Lender may reasonably require so that it has sufficient time to review the proposed form of L/C. Any permanent reduction, as contemplated by Section 2.7, of the Credit (other than a reduction resulting from a mandatory repayment) shall only be effective on 3 Business Days notice.

         (c) Each such notice shall be given not later than 11:00 a.m. (Toronto time) on the date for notice. Payments (other than those being made solely from the proceeds of rollovers and conversions) must be made prior to 11:00 a.m. (Toronto time) on the date for payment. If a notice or payment is not given or made by those times, it shall be deemed to have been given or made on the next Business Day, unless each Lender affected by the late notice or payment agrees, in its sole discretion, to accept a notice or payment at a later time as being effective on the date it is given or made.

         (d)      Notices given under this Section 5.28 shall be irrevocable.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1      Representations and Warranties

         Each of the Borrowers (on behalf of itself and each of its direct and indirect Restricted Parties) and each Guarantor (on its own behalf only) represents and warrants to the Lenders that:

         (a) it is a duly incorporated and validly existing corporation (or other body corporate) and has the requisite corporate (or other analogous) power and authority to enter into and perform its obligations under all Credit Documents to which it is a party, to own its Property and to conduct the business in which it is currently engaged;

         (b) it holds all Permits required to enter into (as of the date hereof) and to perform its obligations under all Credit Documents to which it is a party other than Permits, the absence of which does not materially and adversely affect the Financial Condition (considered as a whole) of any such Borrower or Restricted Party;

         (c) it has good and marketable title to or a valid leasehold or other interest in all property required to conduct the business in which it is currently engaged;

         (d) it does not own or lease any real property other than those locations described in Schedule I;

         (e) the entering into and the performance by it of the Credit Documents to which it is a party have been duly authorized by all necessary corporate (or other analogous) action on its part, are not in violation of its Constating Documents or any Applicable Law, and are not in violation of any Contract to which it is a party, other than a violation of any Contracts that would not, in the aggregate, have a material and adverse effect on its ability to perform its obligations under any Credit Document to which it is a party;

         (f) neither its Constating Documents nor any shareholder agreement to which it is a party (i) restrict the power of its directors (or other analogous governing body) to borrow money upon its credit, give a guarantee of the Obligations, or encumber all or any of its Property now or hereafter leased, owned or acquired to secure the Obligations or such guarantee, other than such restrictions as described on Schedule J, or (ii) restrict the power of its directors to consent to any Security, all of which under both (i) and (ii) will have been complied with as at, as applicable, the date of delivery of any Security or the Closing Date in relation to Credit Documents to which it is a party;

         (g) the Credit Documents to which it is a party have been duly executed and delivered and constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms (subject to the effect of any applicable bankruptcy, insolvency, reorganization, liquidation or other similar law affecting creditors' rights generally and the availability of equitable remedies);

         (h) it is not liable for and has not incurred any Debt other than Permitted Indebtedness;

         (i) all loans and other financial assistance made to or in favour of any Shareholder of any Restricted Party existing as at 31 May 2001 are described in Schedule K;

         (j) except as described in Schedule K, there are no loans or other financial assistance made to or in favour or of any Shareholder of any Restricted Party other than Permitted Minority Shareholder Loans;

         (k) there is no litigation, arbitration or administrative proceeding outstanding and, to its knowledge after having made due inquiry, there are no such proceedings pending or threatened against it which, in each case, could materially and adversely affect its Financial Condition or its ability to perform its obligations under the Credit Documents to which it is a party, except as disclosed on Schedule L;

         (l) no Event of Default or Pending Event of Default has occurred and is continuing and no Event of Default or Pending Event of Default (as defined in the Mezz Debenture) has occurred and is continuing under the Mezz Debenture;

         (m) it is not in violation of any term of its Constating Documents and is not a party to any unanimous shareholder agreement other than the shareholder, operating, membership, limited liability and other agreements described in Schedule G;

         (n) it is not, to its knowledge after having made due inquiry, in violation of any Contract, Permit or Applicable Law which is material to its ability to own its Property or conduct its business as presently conducted nor will its execution, delivery and performance of any Credit Document to which it is a party result in any such violation, except for violations that would not have a material and adverse affect on the Financial Condition of any Borrower or Restricted Party;

         (o) all of the financial statements which have been furnished to the Lenders are complete and fairly present the financial position of the Persons in respect of which they have been prepared as of the dates referred to therein, and have been prepared in accordance with GAAP, consistently applied;

         (p) from and after the date on which the relevant Security is delivered, the Lenders will have legal, valid and enforceable prior ranking security upon its Property stated to be subject to such Security, subject only to Permitted Encumbrances;

         (q) its Property is not encumbered by any Encumbrance other than a Permitted Encumbrance and it is not in default under any such Permitted Encumbrances relating to its Property;

         (r) its jurisdiction of incorporation, Property, places of business and places from which accounts receivable are billed are as set forth in Schedule M;

         (s) as at the date hereof, its issued and outstanding Capital Stock, and the ownership thereof, is as set forth in Schedule N;

         (t) all consents and authorizations which are necessary in connection with the hypothecations and pledges of the Capital Stock of the Borrowers and the Restricted Parties to the Lenders pursuant to the Security, and the subsequent transfers contemplated by such hypothecations and pledges, have been obtained and are in full force and effect;

         (u) each of the Restricted Parties owns or is licensed or otherwise has the right to use all of the Intellectual Property that is necessary for the operation of its business, without conflict with the rights of any other Person except for Intellectual Property the failure of which to own or be licensed or otherwise have the right to use, individually or in the aggregate, would not be reasonably likely to impair the business of such Restricted Party or have a material adverse effect on the Financial Condition of such Restricted Party;

         (v) all material Intellectual Property owned or used by any Restricted Party is subsisting, valid and enforceable;

         (w) there is no individual item of Intellectual Property the loss of which would have a material adverse effect on the Financial Condition of any Restricted Party;

         (x) its business and assets are operated in compliance with Environmental Laws, except to the extent that non-compliance with Environmental Laws does not materially and adversely affect the Financial Condition of any Restricted Party;

         (y) none of the Restricted Parties or any of their respective Subsidiaries has admitted (which admission remains in effect) its inability to pay its debts generally, is in default, as at the Closing Date, under any one or more agreements relating to indebtedness, or at any time after Closing Date, under any one or more agreements relating to indebtedness in excess of Cdn. $50,000 (or its equivalent in any applicable currency) the effect of which default is to accelerate or to permit the acceleration of the maturity of the indebtedness thereunder, is a bankrupt, or is subject to any proceeding seeking liquidation, winding-up, rearrangement, relief from creditors or the appointment of a receiver or trustee over any material part of its Property;

         (z) during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Advance hereunder, (i) no steps have been taken to terminate any Pension Plan (wholly or in part) other than pursuant to Section 4041(b) of ERISA, which, if as a result of such termination, a Borrower, or a Restricted Party could be required to make an additional contribution to the Pension Plan in excess of U.S. $100,000, (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien or charge under Section 302(f) of ERISA or under any applicable pension benefits laws of any Canadian jurisdiction, (iii) no condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by a Borrower or a Restricted Party of any liability, fine or penalty in excess of U.S. $100,000, and (iv) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Agent, no Borrower, or a Restricted Party has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA;

         (aa) no Restricted Party or Subsidiary thereof is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advance will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings;

         (bb) (i) the only Canadian Plans and Foreign Plans are as set forth in Schedule O hereto; (ii) each Canadian Plan and Foreign Plan is in compliance in all material respects with all applicable pension benefits and tax laws; (iii) all contributions (including employee contributions made by authorized payroll deductions) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Plan and Foreign Plan have been made in accordance with all applicable laws and the terms of, as applicable, each Canadian Plan and Foreign Plan;
                  (iv) all liabilities under each Canadian Plan and Foreign Plan are fully funded, on a going concern and solvency basis, in accordance with the terms of, as applicable, the Canadian Plans and the Foreign Plans, the requirements of applicable pension benefits laws and of applicable regulatory authorities and the most recent actuarial report filed with respect to the applicable Canadian Plan or Foreign Plan or ; and (v) no event has occurred and no conditions exist with respect to any Canadian Plan or Foreign Plan that has resulted or could reasonably be expected to result in any Canadian Plan or Foreign Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws, except for any exceptions to clauses (i) through (v) above that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Financial Condition of the applicable Restricted Party;

         (cc) except as disclosed to the Agent in writing from time to time, but excluding purchase orders issued by it or purchase orders received by it in the ordinary course of business, it is not a party to any material Contract and does not hold any material Permits which require the consent of a third party to the assignment of the rights and benefits thereunder pursuant to the Security where the failure to obtain same would result in the right or such third party to terminate such material Contract or material Permit, save for those consents which have been obtained and are in full force and effect and provided to the Agent;

         (dd) as at the date hereof, all Deferred Purchase Price Obligations which are outstanding or which, on a contingent basis, may become outstanding in the future, are described in Schedule P;

         (ee) other than (i) the joint and several obligations of Maxxcom with each of Accent Acquisition Co., FMA Acquisition Co., Colle & McVoy, Inc., TC Acquisition Inc., BZ Acquisition Inc., ET Acquisition Inc., CDI Acquisition Co., Bratskeir & Company, Inc., CPB Acquisition Inc. and Interfocus Group Limited to pay the applicable Earnout Amount under the applicable Restricted Party Purchase Agreement; (ii) the obligation of Maxxcom to cause Mackenzie Marketing, Inc. to pay the Earnout Amount under the related Restricted Party Purchase Agreement; (iii) the obligation of Maxxcom to purchase the "Earnout Shares" under the Allard Johnson Communications Inc. Restricted Party Shareholder Agreement; and (iv) the joint and several obligations of Maxxcom with a Guarantor to pay the applicable Earnout Amount under a Restricted Party Purchase Agreement entered into in connection with a Permitted Acquisition (other than Permitted Non-Conforming Acquisitions) effected after the date hereof or otherwise consented to by the Majority Lenders, no Restricted Party has guaranteed payment of any Deferred Purchase Price Obligation or Earnout Payment of any other Restricted Party;

         (ff) as at the date hereof, Permitted Acquisitions made under Sections 1.1.126(d) and (e) since 31 March 2000 are as set forth in Schedule S;

         (gg) each of the Borrowers and the Restricted Parties has (i) duly filed on a timely basis all returns, elections and reports required to be filed by it and has paid, collected and remitted all material Taxes due and payable, collectible or remittable by it, and (ii) made adequate provision for material Taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed and there are no actions, proceedings or claims pending or, to the knowledge of any Borrower or Restricted Party threatened, against any Borrower or Restricted Party in respect of material Taxes (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $10,000 for any Borrower or Restricted Party or the equivalent thereof in another currency);

         (hh) each of the Borrowers and the Restricted Parties has (i) withheld from each payment made to any of its past or present employees, officers or directors, and to any nonresident of the country in which it is resident, the amount of all material Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation, and (ii) collected and remitted to the appropriate tax authority when required by law to do so all material amounts collectible and remittable in respect of goods and services tax and similar provincial or state Taxes, and has paid all such material amounts payable by it on account of sales Taxes including goods and services and value-added taxes (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $10,000 or the equivalent thereof in another currency);

         (ii) each Intercorporate Note is a legal, valid, binding and enforceable obligation of each party thereto, is not in default, and no event or circumstance has occurred or exists which impairs the right of any party thereto to claim rights of set-off thereunder;

         (jj) each Intercorporate Note is secured by Intercorporate Security which has been duly perfected in all relevant jurisdictions and is a legal, valid, binding and enforceable obligation of each party thereto and is not in default;

         (kk) other than Permitted Intercorporate Debt, there is no Debt owing between or among any of the Restricted Parties;

         (ll) there are no material accounts receivable owing to it from any Governmental Authority;

         (mm) on the Closing Date (or, in the case of any Person that becomes a party to any Credit Document at any time other than the Closing Date, on the date such Person becomes such a party), and immediately prior to and after giving effect to each Advance hereunder and the use of the proceeds thereof,
                  (i) each American Entity (other than Fletcher Martin Ewing
                  LLC) will not have an unreasonably small capital base, (ii) each American Entity's assets (other than Fletcher Martin Ewing LLC's) will exceed its liabilities, (iii) each American Entity (other than Fletcher Martin Ewing LLC) will be solvent, will be able to pay its liabilities as they mature, and (iv) both the fair value and fair saleable value of the assets of each American Entity (other than Fletcher Martin Ewing LLC) exceeds the liabilities, respectively, of such American Entity;

         (nn) no Restricted Party is (i) an "investment company" within the meaning of the U.S. Investment Company Act of 1940, or (ii) subject to regulation under the U.S. Public Utility Holding Company Act of 1935, the U.S. Federal Power Act, the U.S. Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness;

         (oo) as at the date hereof, there are no documents to which any Borrower or Restricted Party is party relating to the Mezz Obligations other than the Mezz Debenture, Subscription Agreement, the Warrant Agreement, the Warrants and the Mezz Security dated or as of the date hereof;

         (pp) Maxxcom is a reporting issuer under the laws of each of the provinces of Canada and is not in default of any requirements related thereto; and

         (qq) all agreements, arrangements or transactions between Maxxcom or its Subsidiaries, on the one hand, and any of MDC Corporation Inc., Miles Nadal, Nadal Financial Corporation or any Associate of, Affiliate of or other Person not at arm's length (as such term is construed under the Income Tax Act (Canada)) with MDC Corporation Inc., Miles Nadal, Nadal Financial Corporation, on the other hand, in existence at the date hereof are set forth on Schedule T.

6.2      Survival of Representations and Warranties

         The representations and warranties made in this Agreement and, in the case the applicable Restricted Parties, in the Restricted Party Supplemental Agreement or Consent to Pledge to which each such Restricted Party is a party, shall survive the execution of this Agreement and all other Credit Documents (including, without limitation, such Restricted Party Supplemental Agreements or Consents to Pledge), such representations and warranties shall continue and, in the case of Restricted Parties who are party to this Agreement, be deemed to be repeated as of the date of each Advance (including any deemed Advance) and as of each Interest Payment Date hereunder unless expressly stated to be made as of a specific date, and the Lenders shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credit hereunder.

                                   ARTICLE 7
                            COVENANTS AND CONDITIONS

7.1      Positive Covenants

         During the term of this Agreement, each of the Borrowers and the Guarantors shall (and each shall cause the Restricted Parties to), as applicable:

         (a) duly and punctually pay its Obligations, and the obligations under its guarantee, as the case may be, at the times and places and in the manner required by the terms thereof including, without limitation of the foregoing, under the Fee Agreement;

         (b) at all reasonable times and from time to time upon reasonable notice, permit representatives of the Agent and the Lenders to inspect any of its Property and the Property of any Restricted Party and to examine and take extracts from its financial books, accounts and records, including but not limited to accounts and records stored in computer data banks and computer software systems, and to discuss its Financial Condition and the Financial Condition of any other Restricted Party with its senior officers and, following the occurrence of a Pending Event of Default or Event of Default which is continuing (in the presence of such of its representatives as it may designate) its auditors, the reasonable out-of-pocket expenses relating thereto shall be paid by the Borrowers, provided that:

                  (i) the Lenders' exercise of their rights under this paragraph does not unreasonably interfere with the operations of the applicable Borrower or Restricted Party, except that following the occurrence of an Event of Default which is continuing, the Lenders shall be permitted to exercise their rights under this paragraph forthwith after notice;

                  (ii) the Lenders maintain the confidentiality of all information they receive in accordance with usual requirements of banker/customer confidentiality, and not disclose or use it except for purposes of or relating to this Agreement;

                  (iii) any representative of a Lender who is not an employee of a Lender (other than Lenders' counsel and their employees) has, prior to the occurrence of a Pending Event of Default or an Event of Default which is continuing, executed and delivered an agreement in favour of the Restricted Parties and the Lenders in form and substance acceptable to Maxxcom, acting reasonably, to use any information obtained as a result of any inspection or examination on behalf of a Lender only for purposes of or relating to this Agreement; and

                  (iv) the examination and inspection does not breach any confidentiality provision of any Intellectual Property or agreement relating to technological aspects of the computer data banks and hardware and software systems belonging to a Borrower or Restricted Party, as reasonably demonstrated by such Borrower or Restricted Party;

                  it being understood and agreed that following the occurrence of a Pending Event of Default or an Event of Default which is continuing, neither the Agent nor the Lenders shall be required to obtain the consent of any Restricted Party prior to the exercise of any of the rights provided for under this
                  Section 7.1(b);

         (c) use and operate all of its facilities and Property in compliance with all Environmental Laws, keep all material Permits relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all Environmental Laws;

         (d) as soon as is reasonably possible, notify the Agent and provide copies upon receipt, of all material claims, complaints or notices to a Borrower, Restricted Party or any of their respective Subsidiaries relating to the Release of Hazardous Materials at facilities and Property owned or occupied by it or its non-compliance with Environmental Laws;

         (e) as soon as reasonably possible, notify the Agent upon learning of the existence of Hazardous Materials contained in, on or under any land occupied or controlled by it or any of its Subsidiaries (including, without limitation, any soil, surface water, groundwater or subsurface strata thereof) other than any such circumstance previously disclosed to the Agent, and the occurrence of any Release of Hazardous Materials required to be reported to any Governmental Authority on or from such land;

         (f) with respect to any land owned, occupied or controlled by any Restricted Party which is no longer being used in the business of such Restricted Party, adhere to all requirements of Environmental Law (including, without limitation, those requirements relating to decommissioning) applicable in the circumstances to such land;

         (g) maintain its corporate or, as applicable, other analogous existence and operate its business and assets in accordance with sound business practice and in compliance with applicable Requirements of Law, including but not limited to, Environmental Laws, except to the extent that non-compliance with such Requirements of Law or Environmental Laws, as the case may be, does not materially and adversely affect its Financial Condition (considered as a whole) or its ability to perform its obligations under the Credit Documents to which it is a party;

         (h) cause each Person which becomes, directly or indirectly, a Wholly-Owned Subsidiary of Maxxcom to deliver: (i) an adoption agreement substantially in the form of Schedule Q by which it becomes bound by the terms of this Agreement and the Mezz Inter-Creditor Agreement; (ii) the Acquisition Security applicable to it; and (iii) an officer's certificate to the effect that such Person is not in breach of any of the representations and warranties contained in Section 6.1, other than those breaches which have been disclosed in writing to the Agent and accepted in writing by the Majority Lenders, acting reasonably;

         (i) forthwith after the requirement arises that a Person executes an adoption agreement as contemplated by paragraph (h) above:
                  (i) execute and deliver an officer's certificate to the effect that no Event of Default or Pending Event of Default has been caused by or as a result of the transactions by which such Person is required to become bound by this Agreement other than any Events of Default or Pending Events of Default relating solely to such Person which have been disclosed in writing to the Agent and, if applicable, waived in writing by the Majority Lenders; and (ii) provide to the Agent a revised version of Schedules G, I, J, K, L, M, N, O , P and S containing information relevant to such Person;

         (j) keep insured with insurance companies or associations reasonably believed by the Borrowers to be reputable, all Property of a nature and of a character usually insured by companies of established reputation engaged in a comparable business to that in which it is engaged (herein, "prudent businesses"), in amounts and against losses, including property damage, public liability and business interruption, to the extent that such Property is usually insured by prudent businesses, or as the Majority Lenders may otherwise reasonably require, and provide the Agent promptly with evidence of such insurance as the Majority Lenders may from time to time reasonably require;

         (k) cause policies of insurance referred to above (in relation to the Borrowers, the Guarantors and any Restricted Party who is a party to this Agreement) to contain a provision that such policies will not be amended in any manner or cancelled without 30 days prior written notice being given to the Agent on behalf of the Lenders by the issuers thereof, cause the Agent, on behalf of the Lenders, to be named as a loss payee with respect to property insurance and cause all of the proceeds of insurance under such policies to be made payable and to be paid to the Lenders as their interests may appear to the extent of the Obligations, and additional insured on all policies of public liability insurance;

         (l) obtain, as and when required, all material Permits which may be necessary to permit it to acquire, own, operate and maintain its business and preserve and maintain all material Permits and material Contracts, including those now held by it, in good standing;

         (m) pay all Taxes as the same shall become due and payable unless such Taxes are being contested in good faith by appropriate proceedings with appropriate reserves made with respect thereto in accordance with GAAP, and make adequate provision for Taxes payable by it for any current period and any previous period within for which tax returns are not yet required to be filed;

         (n) withhold from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all Taxes and other deductions required to be withheld therefrom and pay the same to the proper tax or other receiving officers within the time required under any applicable legislation in any relevant jurisdiction;

         (o) collect from all Persons the amount of all Taxes required to be collected from them and remit the same to the proper tax or other receiving officers within the time required under any applicable legislation;

         (p) forthwith notify the Agent of the occurrence of any default under any of the Intercorporate Notes which either individually or in the aggregate exceed Cdn. $10,000 (or the equivalent thereof in any other currency) or any other material breach or violation thereof or of any other Intercorporate Document;

         (q) forthwith notify the Agent of any Event of Default or any Pending Event of Default;

         (r) forthwith notify the Agent of any Event of Default or any Pending Event of Default (as such terms are defined in the Mezz Debenture) under the Mezz Debenture;

         (s) forthwith notify the Agent of and take immediate steps to cure all defaults under Permitted Encumbrances and diligently prosecute same to completion in full;

         (t) immediately upon becoming aware of the institution of any steps by any Restricted Party or any applicable regulatory authority or other Governmental Authority to terminate any Pension Plan (wholly or in part) which, if as a result of such termination, a Restricted Party could be required to make an additional contribution to the Pension Plan in excess of U.S. $100,000 (or the equivalent thereof in any other currency), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien or charge under Section 302(f) of ERISA or under any applicable pension benefits laws of any Canadian jurisdiction, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Restricted Party furnish a bond or other security to the PBGC, such Pension Plan or any applicable Governmental Authority in Canada, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Borrower, Restricted Party or any of any of their respective Subsidiaries of any material liability, fine or penalty, or any increase in the contingent liability of any Borrower, Restricted Party or any of their respective Subsidiaries in excess of U.S. $100,000 (or the equivalent thereof in any other currency) with respect to any post-retirement Welfare Plan benefit, provide notice thereof to the Agent and copies of all documentation relating thereto;

         (u) cause all withholdings or payments required to be made to a Governmental Authority to be withheld or paid to the appropriate Person at the times required to be so withheld or paid;

         (v) forthwith notify the Agent if any representation or warranty made under any Credit Document was incorrect in any material respect when given or deemed to be given;

         (w) forthwith notify the Agent of any obligation to pay any gross-up amount under Section 2.6 or any increased costs under Section 2.10 of the Mezz Debenture;

         (x) not less than 2 Business Days prior to the payment of any Entitled Amounts (as such term is defined in the Mezz Inter-Creditor Agreement), other than any Entitled Amounts due and payable upon the closing of the transactions contemplated by the Mezz Debenture, provide notice to the Agent of the payment proposed to be made, together with details thereof, and the joint certificate of the Borrowers contemplated by the Mezz Inter-Creditor Agreement to the effect that no Event of Default or Pending Event of Default has occurred and that the payment proposed to be made will not cause an Event of Default or Pending Event of Default;

         (y) forthwith notify the Agent of any proposed amendment to any of the Mezz Credit Documents (other than the Warrants and the Warrant Agreement) prior to the execution thereof by any Restricted Party, together with a copy of all the draft documentation effecting same;

         (z) forthwith give notice to the Agent of the occurrence of any material litigation, dispute, arbitration, proceeding or other circumstance affecting it, it being agreed that any such litigation, dispute, arbitration proceeding or other circumstance will be material if the amount claimed is in excess of Cdn. $500,000 (or the equivalent thereof in another currency) or, if determined adversely, it would have a material adverse affect on the Financial Condition of any Restricted Party or on the ability of any Restricted Party to perform its obligations under the Credit Documents to which it is a party;

         (aa) in the case of the Borrowers, enter into interest rate hedging arrangements on or prior to 22 December 2001, having regard to prevailing market conditions, to ensure that the interest rates relating to 100% of the principal amount of the Mezz Debenture is fixed;

         (bb) use its reasonable good faith efforts to forthwith cause Pavlika Chinnici Direct LLC and all of its members to execute and deliver a Consent to Pledge;

         (cc) cause the Targetcom Reimbursement Agreement and related Intercorporate Security to be delivered no later than 31 August 2001;

         (dd) deliver a pledge of 85% of the shares of 656712 Ontario Limited to be executed and delivered on or prior to 31 August 2001 and cause 656712 Ontario Limited to execute and deliver a Restricted Party Supplemental Agreement and to replace its indebtedness (other than any indebtedness secured by a mortgage of its real property) with Permitted Intercorporate Debt and deliver Intercorporate Documents in relation thereto on or prior to 31 August 2001;

         (ee) cause the Security referred to in Section 3.1(i) in relation to Interfocus Group Limited (including, without limitation, the guarantees by each of Interfocus Direct Limited and Interfocus Network Limited and the security over their respective Property in support of the Intercorporate Notes) to be delivered forthwith after the completion of its interest in Grange Advertising Limited;

         (ff) cause the Security referred to in Section 3.1(g) in relation to Grange Advertising Limited be delivered forthwith after the completion of its acquisition of Grange Advertising Limited; and

         (gg) cause Ambrose Carr Linton Carroll Inc. to deliver the Security contemplated by Section 3.1 no later than 31 August 2001.

7.2      Financial Covenants

         (a) At all times Maxxcom on a consolidated basis shall maintain an Interest Coverage Ratio not less 3.0 to 1.0.

         (b) For each time period set forth below, Maxxcom on a consolidated basis shall maintain a Senior Debt Ratio of not more than the ratios set forth below:

              Period                                               Ratio
              ------                                               -----

              Up to and including 31 March 2002                    3.0 to 1.0
              From 1 April 2002 to 31 March 2003                   2.5 to 1.0
              Thereafter                                           2.0 to 1.0

         (c) For each time period set forth below, Maxxcom on a consolidated basis shall maintain a Total Debt Ratio of not more than the ratios set forth below:

              Period                                               Ratio
              ------                                               -----

              Up to and including 31 March 2002                    4.0 to 1.0
              From 1 April 2002 to 31 March 2003                   3.5 to 1.0
              Thereafter                                           3.0 to 1.0

         (d) Maxxcom, on a consolidated basis, shall at all times maintain Net Worth in excess of Net Worth Base.

7.3      Reporting Requirements

         During the term of this Agreement, there shall be delivered to the Agent, in form satisfactory to the Lenders, acting reasonably:

         (a) within 120 days after the end of each fiscal year of Maxxcom, audited annual consolidated financial statements of Maxxcom (and consolidation worksheets relating thereto) prepared in accordance with GAAP, and annual unaudited Combined Statements of Maxxcom, including in each case, without limitation, a balance sheet, statement of income and retained earnings and a statement of changes in financial position and any information requested by the Agent, acting reasonably, in relation to acquisitions or partnerships or other material transactions proposed or entered into by the Borrowers or any Restricted Party;

         (b) as soon as practicable and in any event within 60 days of the end of each of the fiscal quarters of Maxxcom, unaudited quarterly consolidated financial statements of Maxxcom, prepared in accordance with GAAP, and quarterly unaudited Combined Statements of Maxxcom (and consolidation worksheets relating thereto) including, without limitation, a balance sheet, statement of income and retained earnings and a statement of changes in financial position;

         (c) concurrently with the delivery of the quarterly and annual financial statements referred to in paragraphs (a) and (b) above, an officer's certificate of Maxxcom in the form annexed hereto as Schedule F indicating, inter alia, whether an Event of Default or Pending Event of Default has occurred, demonstrating compliance with the financial covenants in this Agreement and annexing a worksheet showing the calculations relating to such covenants, providing a detailed description of all of the management fees, dividends, and other distributions paid or declared by each of the Restricted Parties during such fiscal quarter;

         (d) concurrently with the delivery of its quarterly and annual financial statements referred to in paragraphs (a) and (b) above, a description of all interest rate and currency hedging arrangements to which it is a party specifying all relevant details including the notional amount of each such arrangement, the maturity thereof and the Lender party thereto;

         (e) concurrently with the delivery of its annual financial statements referred to in paragraph (a) above, a review engagement report prepared by the auditors of Maxxcom confirming the auditors' satisfaction with the calculation of the financial covenants in this Agreement as at the fiscal year end of Maxxcom, in such form as may be required by the Agent, acting reasonably;

         (f) copies of such other financial reporting as is delivered to the Mezz Agent from time to time, delivered at the same time as such material is delivered to the Mezz Agent;

         (g) as soon as practicable and in any event no later than 30 days after the end of each preceding fiscal year of Maxxcom, (a) an annual budget and business plan approved by the board of directors of Maxxcom for Maxxcom on a consolidated basis for the fiscal year prepared on a quarterly basis, including, in detail satisfactory to the Agent, acting reasonably, financial projections for each of the Restricted Parties, broken down showing each major operating segment thereof in such form and with such detail as may be required by the Agent, acting reasonably, together with a projection of its income statement, estimates of proposed capital expenditures (including Capital Leases and similar arrangements), cash flows, income statements, and tax liabilities for such fiscal year or as may reasonably be required by the Lenders, and (b) a forecast of all Earnout Amounts anticipated to be payable (for the full term of all such obligations), prepared on an annual basis and approved by the board of directors of Maxxcom, in such form and with such details as may be required by the Agent, acting reasonably;

         (h) copies of all continuous and material disclosure filings required to be made with the Ontario Securities Commission, the Toronto Stock Exchange, the Securities and Exchange Commission and other similar regulatory authorities, concurrently with the delivery thereof to the applicable authority and copies of all material and information provided to the Mezz Agent and/or the Mezz Holders to the extent not otherwise provided to the Agent and the Lenders, not later than the time such material is required to be provided to the Mezz Agent or the Mezz Holders, as the case may be; and

         (i) such additional financial or operating reports and other information concerning the Financial Condition of any Restricted Party or otherwise as the Agent may, from time to time, reasonably require.

7.4      Negative Covenants

         During the term of this Agreement, none of the Borrowers or the Guarantors, as applicable, shall, or shall permit any Restricted Party to, without the prior written consent of the Majority Lenders:

         (a) create, cause, incur, assume or permit the existence of any Encumbrance upon or in respect of any of their respective Property, except for Permitted Encumbrances;

         (b) create, incur or assume any Debt, or permit any Debt of any kind to exist or remain outstanding, other than Permitted Indebtedness;

         (c) make or permit any amendments to or replacements of any of the Intercorporate Documents, waive any breach thereof or forebear in relation to any default thereunder or take or permit any action (other than making payments thereunder) or omit to take any action which would impair the rights of set-off of the applicable Restricted Party thereunder;

         (d) make any Investment in or acquisition of a Person other than a Permitted Acquisition or an acquisition of Capital Stock of a Restricted Party from a Minority Shareholder pursuant to the applicable Restricted Party Shareholder Agreement (herein, a "Minority Acquisition") or make a Permitted Acquisition or a Minority Acquisition at any time:

                  (i) when there has occurred an Event of Default or Pending Event of Default which is continuing;

                  (ii) when it has not provided an Acquisition Certificate to the Agent at least 5 days prior to entering into a definitive purchase agreement (or other legally binding purchase obligation) in respect thereof, provided that no Acquisition Certificate shall be required in the case of a Permitted Acquisition (A) under paragraphs (d) and (g) of the definition thereof, and (B) which are Permitted Non-Conforming Acquisitions described in Section 1.1.131(a);

                  (iii) when (if obligated to do so hereunder) it has not executed and delivered the Acquisition Security or demonstrated to the reasonable satisfaction of the Agent that the Acquisition Security is available to be provided concurrent with or immediately following completion of the proposed Permitted Acquisition and, if applicable, that any Follow-Up Merger can be successfully completed;

                  (iv) when it has not obtained the consent of the Majority Lenders (such consent not to be unreasonably withheld) to the proposed Permitted Acquisition if the consideration payable in satisfaction of the purchase price for such acquisition (other than consideration consisting of shares of Maxxcom or any acquired entity issued on the closing of the transaction) exceeds 10% of the book value of the total consolidated assets of Maxxcom as at the date of Maxxcom's most recently completed fiscal quarter;

                  (v) that the Investment or acquisition would not otherwise be permitted to be made under the Mezz Debenture; or

                  (vi) if, in the case of the acquisition of an American Entity, such entity would not be Solvent after giving effect to the acquisition and all related transactions;

         (e) notwithstanding Section 7.4(d) above, cause or permit Accent Marketing Services, L.L.C. to make any Investment in or acquisition of a Person, whether or not it would, but for this provision, be a Permitted Acquisition, which is financed other than through the use of the internally-generated funds of Accent Marketing Services, L.L.C. or by use of its Permitted Indebtedness;

         (f) notwithstanding the provisions of paragraph (d) above, make loans or provide any financial assistance whatsoever to any Minority Shareholder other than Permitted Minority Shareholder Loans, or forgive or otherwise fail to enforce the terms of any Permitted Minority Shareholder Loans;

         (g) except for Permitted Non-Conforming Acquisitions, at any time purchase, redeem, retract, repurchase, convert or otherwise acquire any of its share capital or share capital of another Restricted Party other than:

                  (i) by making an Earnout Payment, to the extent any such Earnout Payment is otherwise permitted hereunder;

                  (ii) by Maxxcom making a normal course issuer bid in an aggregate amount not in excess of Cdn. $5,000,000 in the fiscal year of Maxxcom ending 31 December 2001 and Cdn. $2,000,000 any other fiscal year of Maxxcom; or

                  (iii) by purchasing or repurchasing the Capital Stock of a Restricted Party owned by a Minority Shareholder, which repurchase is otherwise in accordance with the terms and conditions of the applicable Restricted Party Shareholder Agreement, provided that no Event of Default or Pending Event of Default has occurred and is continuing at the time of such purchase or repurchase or would be caused as a result of such purchase or repurchase transactions;

         (h) make any capital expenditures (determined as an aggregate amount for all Restricted Parties in a fiscal year of Maxxcom) in excess of Cdn. $7,000,000 in the fiscal year ending December 31, 2001, and Cdn. $9,000,000 in each fiscal year ending thereafter;

         (i) sell, lease, alienate or otherwise dispose of (whether in a single transaction or a series of transactions) any part of its Property, the proceeds of disposition of which aggregate in excess of Cdn. $500,000 (or the equivalent thereof in other currencies) for all Restricted Parties (excluding any Cybersight Disposition (as defined below)) in any fiscal year of Maxxcom except:

                  (i) in respect of any disposition by Maxxcom US of its interest in Cybersight Acquisition Co. Inc., and/or Cybersight LLC (a "Cybersight Disposition") which is specifically permitted hereunder;

                  (ii) in respect of the disposition by Margeotes/Fertitta + Partners LLC of the assets constituting its direct marketing business to Pavlika Chinnici Direct, LLC in exchange for a 35% membership interest in Pavlika Chinnici Direct, LLC;

                  (iii) the sale of up to 20% of the Capital Stock of News Canada Inc. to Ruth Douglas;

                  (iv) a transfer of shares of a Restricted Party permitted under Section 7.4(y); and

                  (v) the transfer of all of the shares of Bryan Mills Group Ltd. owned by Maxxcom to McManus Elliott Communications Inc. and the subsequent winding-up and transfer of all of the assets of McManus Elliott Communications Inc. into and to Maxxcom;

         (j) consolidate, amalgamate or merge with or wind-up into any other Person (other than the winding-up of McManus Elliott Communications Inc. into Maxxcom):

                  (i) unless such Person is primarily engaged in carrying on the Marketing Communications Services Business;

                  (ii) at any time when there has occurred an Event of Default or Pending Event of Default which is continuing (other than a Follow-Up Merger) or if such consolidation, amalgamation or merger would result in the occurrence of a Pending Event of Default or Event of Default hereunder;

                  (iii) unless prior written notice of such proposed consolidation, amalgamation or merger has been provided to the Agent together with such documents and opinions of counsel as the Lenders may reasonably request to ensure that the Security is not adversely affected thereby; and

                  (iv) unless the surviving entity resulting from such consolidation, amalgamation or merger is a Restricted Party which has executed and delivered all documentation reasonably required by the Agent to become bound by the terms hereof and all other documentation contemplated hereby including, without limitation, Security and all notices or other material required in connection with the perfection of the Security;

         (k)      engage in any business other than the Marketing
                  Communications Services Business;

         (l) pay, loan or permit any distribution of funds whatsoever to any Unrestricted Party or to any Person in whom an Investment is made other than by making a Permitted Acquisition made under, as applicable, Sections 1.1.126(d) or (e) or a Permitted Non-Conforming Acquisition;

         (m) do or permit anything to adversely affect the ranking or validity of the Security except by incurring a Permitted Encumbrance;

         (n) change its name or the location of its chief executive office, its jurisdiction of organization or incorporation, or move or acquire (whether in a single transaction or in a series of transactions) any material assets or any tangible assets having an aggregate value of Cdn. $1,500,000 or more (herein, "aggregated assets") outside of a jurisdiction in which the Security is registered without providing the Agent with prior written notice thereof and promptly executing such documents as the Agent might reasonably require to permit the Agent on behalf of the Lenders to register the Security, notices thereof or otherwise perfect the Security with respect to the change in name, moved or acquired material assets or aggregated assets;

         (o) except as otherwise expressly permitted herein, make any cash payments, distributions or expenditures of any nature or kind other than Permitted Payments;

         (p) enter into any agreement, arrangement or transaction with Affiliates or other Non-Arm's Length Persons (other than with another Restricted Party) other than (i) on terms and conditions which would be offered to an arm's length party, and (ii) with the approval of a committee of the board of directors of Maxxcom consisting solely of independent directors;

         (q) enter into, except as set out in schedule T, or amend any agreement, arrangement or transaction with MDC Corporation Inc., Miles Nadal, Nadal Financial Corporation or any Associate of, Affiliate of or other Person (other than a Borrower or a Guarantor) not at arm's length (as such term is construed in the Income Tax Act (Canada) with MDC Corporation Inc., Miles Nadal or Nadal Financial Corporation, or amend any such agreement, arrangement or transaction currently existing, except pursuant to (and in accordance with the terms of) Sections 7.4(b) and 7.4(o) and except for issuances of Capital Stock of the Borrower and, for greater certainty, except for purchases of Capital Stock of Maxxcom by any of the above-noted Persons which are not purchases from treasury;

         (r) enter into, assign, revise, supplement, restate, replace or terminate any material Contract or material Permit, except in the ordinary course of business;

         (s) enter into any interest rate or currency hedging arrangement with any Person that is not a Lender, which is for speculative purposes, or which has a term which extends beyond the Maturity Date;

         (t) change its fiscal year end from December 31 or change its accounting practices and policies in any material respect, except as required by GAAP;

         (u) create, incur or suffer to exist any Debt with another Restricted Party except Permitted Intercorporate Debt or amend the terms of any Intercorporate Documents;

         (v) enter into any arrangement whatsoever to finance or factor its accounts receivable;

         (w) other than in relation to Investments permitted under this Agreement, own, or cause or permit any Restricted Party which is not a Wholly-Owned Subsidiary of Maxxcom to own Capital Stock of any Person (other than Capital Stock of any Person owned by it as at 31 March 2000) unless, within 90 days of the acquisition of such Capital Stock of any such Person, a Follow-Up Merger is effected which, for greater certainty, shall not be required in relation to:

                  (i) Interfocus Group Limited, Interfocus Direct Limited and Interfocus Network Limited;

                  (ii) Firebrand Marketing and Sale Promotion Limited, a wholly-owned Subsidiary of Interfocus Group Limited;

                  (iii) a Permitted Acquisition of a Foreign Opco described in Section 1.1.126(f);

                  (iv) the 35% ownership interest of Margeotes/Fertitta + Partners LLC in Pavlika Chinnici Direct, LLC; and

                  (v) the 40% interest of Accent Marketing Services, L.L.C. in Mo' Better Marketing LLC;

         (x) make, or permit to be made, any payment on account of Deferred Purchase Price Obligations or any Earnout Payment at any time that an Event of Default or Pending Event of Default has occurred and is continuing;

         (y) amend, vary, modify, replace or otherwise alter any Restricted Party Shareholder Agreement in any manner that could have the effect of restricting the declaration of dividends, the payment of management fees or dividends or the making of any other distribution whatsoever by any Restricted Party to Maxxcom, Maxxcom US or any other Restricted Party or further restricting the sale, transfer or other disposition of shares in the Capital Stock of any Restricted Party by any Borrower or Restricted Party or otherwise not in compliance with the requirements of the Mezz Debenture or enter into or acquiesce or otherwise become subject to any agreement, arrangement or circumstance which could have the effect of restricting the declaration of dividends, the payment of management fees or dividends or the making of any other distribution whatsoever by any Restricted Party to Maxxcom, Maxxcom US or any other Restricted Party or further restricting the sale, transfer or other disposition of shares in the Capital Stock of any Restricted Party by any Borrower or Restricted Party;

         (z) amend, vary, modify, replace or otherwise alter any Restricted Party Shareholder Agreement or Restricted Party Purchase Agreement in any manner (i) that could have the effect of increasing any Earnout Amount payable or other amount payable to a Shareholder of that Restricted Party that is not a Restricted Party or any other Person, or (ii) that would permit the payment of an Earnout Amount, or any amount on account thereof, prior to the completion of the financial period in respect of which the Earnout Amount is calculated;

         (aa) enter into any Restricted Party Shareholder Agreement or Restricted Party Purchase Agreement which permits (or amend, vary, modify, replace or otherwise alter any existing Restricted Party Shareholder Agreement or Restricted Party Purchase Agreement in a manner that would permit) the payment of an Earnout Amount, or any amount on account thereof, prior to the completion of the financial period in respect of which such Earnout Amount is calculated (other than Section 10.3(a) of the Restricted Party Shareholder Agreement in relation to Crispin Porter & Bogusky LLC);

         (bb) amend Section 10.3(a) of the Restricted Party Shareholder Agreement in relation to Crispin Porter & Bogusky LLC or exercise any rights under Section 10.3(a) of the Restricted Party Shareholder Agreement in relation to Crispin Porter & Bogusky LLC;

         (cc) cause or consent to the issuance or transfer of any Capital Stock of any Restricted Party which is not a directly or indirectly Wholly-Owned Subsidiary of Maxxcom or cause or consent to any similar transaction if the effect of such issuance, transfer or other transaction would be that, following completion thereof, Maxxcom no longer owns (directly or indirectly) a Controlling Interest in such Restricted Party;

         (dd) in relation to Crispin Porter & Bogusky LLC prior to Maxxcom directly or indirectly holding a Controlling Interest therein, cause or consent to the issuance or transfer of the Capital Stock of Crispin Porter & Bogusky LLC or cause or consent to any similar transaction if the effect of such issuance, transfer or other transaction would be that, following completion thereof, Maxxcom no longer owns (directly or indirectly) at least 49% of the Capital Stock of Crispin Porter & Bogusky LLC;

         (ee) notwithstanding the provisions of Section 1.1.116(c), lend any amount to or cause or permit any Restricted Party to lend any amount to Crispin Porter & Bogusky LLC or cause or permit Crispin Porter & Bogusky LLC to incur Debt with or to any Restricted Party in excess of U.S. $2,000,000 until such time as Maxxcom directly or indirectly owns a Controlling Interest in Crispin Porter & Bogusky LLC;

         (ff) sell, transfer or otherwise dispose of any Capital Stock of any Restricted Party owned by it, or (except in the case of Maxxcom) issue any Capital Stock, other than:

                  (i) sales or issuances of Capital Stock of any Restricted Party to a Minority Shareholder of such Restricted Party provided that (a) immediately following such sale or issuance, such Restricted Party continues to be a Subsidiary of Maxxcom, (b) where the Restricted Party was at the date thereof a Wholly-Owned Subsidiary, and a Restricted Party Shareholder Agreement is entered into between the shareholders of the Restricted Party, then (A) such Restricted Party Shareholder Agreement is in compliance with the requirements relating to a "Qualifying Shareholder Arrangement" as set forth in the Mezz Debenture (B) any necessary Consent to Pledge or Restricted Party Supplemental Agreement, as the case may be, shall be executed by such Minority Shareholder and any other Minority Shareholder of such Restricted Party in respect of the pledge by Maxxcom, Maxxcom US or the other applicable Restricted Party of its interest in such Restricted Party, and (c) where the Restricted Party was not at the date thereof a Wholly-Owned Subsidiary, the Minority Shareholder agrees to the terms of the Restricted Party Shareholder Agreement then in force relating to the Restricted Party (including, if applicable, the terms of any call rights either Borrower or their respective Subsidiaries may have regarding the shares transferred to the Minority Shareholder); or

                  (ii) sales or issuances of Capital Stock of a Restricted Party to a vendor in connection with a Permitted Acquisition made by such Restricted Party or a Subsidiary thereof if immediately following such sale, such Restricted Party continues to be a Subsidiary of Maxxcom; if, in each case (other than in relation to a Non-Conforming Permitted Acquisition), the consideration for the sale of such Capital Stock is not less than the original purchase price thereof and, if immediately following such sale, Maxxcom continues to directly or indirectly control such Restricted Party;

         (gg) permit any Restricted Party which is at any time a direct or indirect Wholly-Owned Subsidiary of Maxxcom to become non-wholly owned except as specifically permitted by this Agreement;

         (hh) create, incur or permit to exist any Debt to a Minority Shareholder other than salaries and other payments related to the employment of a Minority Shareholder incurred in the ordinary course of business, indebtedness secured by a Repurchase Encumbrance, dividends or other distributions owing to a Minority Shareholder on account of the Capital Stock of a Restricted Party held by such Minority Shareholder contemplated by the applicable Restricted Party Shareholder Agreement and Subordinated Shareholder Debt;

         (ii) make or permit any amendment to any Subordinated Shareholder Note or take, permit or acquiesce in any action which would breach the terms thereof;

         (jj) make, cause or permit any payment on, under or in respect of any Subordinated Shareholder Note after the occurrence of an Event of Default or a Pending Event of Default and during its continuance;

         (kk)     allow the existence of any Unfunded Liability at any time;

         (ll) make, permit or agree to any amendment, modification, supplement, replacement or any other change to the terms and conditions of the Mezz Obligations or any Mezz Credit Document (other than the Warrants and the Warrant Agreement) except in accordance with the Mezz Inter-Creditor Agreement;

         (mm) make any payment of any Entitled Amounts (as such term is defined in the Mezz Inter-Creditor Agreement) when it has not delivered the notice and the accompanying certificate referred to in Section 7.1(x); and

         (nn) make or permit any payment whatsoever on account of principal under the Mezz Debenture or purchase, repurchase, retract, repay, prepay, acquire, redeem or otherwise retire for value in any manner whatsoever or take any steps to exercise any rights of legal or covenant defeasance under the Mezz Debenture, any portion thereof or any Mezz Obligations or permit any of the foregoing.

         7.5      Restrictions in Mezz Debenture

         Each of the Borrowers and the Guarantors acknowledges and agrees that it will comply with all the terms and conditions of the Mezz Credit Documents (except to the extent otherwise agreed by the Mezz Agent and/or the Mezz Holders) and each of the Borrowers and the Guarantors further acknowledges and agrees that any action, matter or thing by, on behalf of, or in relation to a Borrower, Guarantor or other Restricted Party which would (but for this Section 7.5) be permitted under this Agreement, will not be permitted if (or to the extent that) such action, matter or thing is not permitted under any Mezz Credit Document.

         7.6      Use of Insurance Proceeds

         Prior to the occurrence of an Event of Default which is continuing, all proceeds of insurance arising from loss of or damage to Property of any Borrower, Guarantor or Restricted Party who is a party to this Agreement shall be paid to the Agent on behalf of the Lenders on account of the Credit provided that (a) if the applicable Borrower or Restricted Party decides to use the proceeds of insurance to repair or replace the damaged or lost Property, then such proceeds shall be paid to the applicable Borrower or Restricted Party (if less than or equal to Cdn. $2,000,000 or the equivalent thereof in other currencies) or held by an independent trustee acceptable to Maxxcom and the Agent (if greater than Cdn. $2,000,000 or the equivalent thereof in other currencies) and shall be used to diligently repair or replace such damaged or lost Property within 90 days of the occurrence of the loss or damage provided that, if such repair or replacement cannot reasonably be completed within 90 days, the same shall be undertaken as soon as possible and pursued with all reasonable diligence thereafter; or (b) if the applicable Borrower or Restricted Party decides not to use the proceeds of insurance to repair or replace the damaged or lost Property, then the amount of the proceeds shall be paid to the Agent (for and on behalf of the Lenders), shall be applied to amounts outstanding under the Credit in inverse order of maturity and the Credit Limit shall be permanently reduced by such amount. Following the occurrence of an Event of Default which is continuing, all proceeds of insurance arising from loss of or damage to Property of any Borrower or Restricted Party who is a party to this Agreement shall be paid directly to the Agent on behalf of the Lenders on account of the Credit, to be applied in the discretion of the Majority Lenders.

                                   ARTICLE 8
                                    DEFAULT

8.1      Events of Default

         Each of the following events shall constitute an Event of Default under this Agreement:

         (a) either Borrower fails to pay, whether by acceleration or otherwise, any amount of principal hereunder when due; or

         (b) either Borrower fails to pay any amount of interest, fees, commissions or other Obligations (other than amounts on account of principal) when due, and such failure continues for 5 Business Days after the date of such default; or

         (c) there occurs a breach of any of the financial covenants set forth in Section 7.2 and, in the case of a breach of Section 7.2(d) only, such breach is not corrected within 30 days after the occurrence thereof; or

         (d) there occurs a breach of any term, condition, covenant or undertaking contained in Section 7.4; or

         (e) any Restricted Party makes any representation or warranty under any Credit Document which is incorrect in any material respect when made or deemed to be made; or

         (f) any Restricted Party ceases or threatens to cease to carry on its business, admits its inability to pay its debts generally or otherwise acknowledges its insolvency in writing; or

         (g) any Event of Default (as defined therein) occurs under the Mezz Debenture; or

         (h)      any Restricted Party:

                  (i) permits any material default under one or more agreements or instruments relating to indebtedness in the aggregate amount of not less than $500,000; or

                  (ii) permits any other event to occur and to continue after any applicable grace period specified in such agreements or instruments referred to in (i) above;

                  if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness, whether or not acceleration actually occurs; or

         (i)      any Restricted Party:

                  (i)      becomes a bankrupt (voluntarily or involuntarily);

                  (ii) makes an assignment for the benefit of creditors generally; or

                  (iii) becomes subject to any proceeding seeking liquidation, winding-up, rearrangement, arrangement, adjustment, composition, relief from creditors or the appointment of a receiver or trustee over, or any judgment or order which has or is reasonably likely to have a material and adverse effect on any material part of its Property or analogous proceeding in any jurisdiction, and, if involuntary, any such proceeding or appointment is not contested by bona fide action on the part of the applicable Restricted Party and is not dismissed, stayed, or withdrawn within 30 days of commencement thereof; or

         (j) any Restricted Party denies, to any extent, its obligations under any Credit Document to which it is party or claims any Credit Document to which it is party to be invalid in whole or in part; or

         (k) any Credit Document is invalidated by any act or omission of any Restricted Party or any Applicable Law or action by a Governmental Authority and cannot be remedied within 10 Business Days to the full satisfaction of the Agent or is determined to be invalid by a court or other judicial entity and such determination has not been stayed pending appeal; or

         (l) a final judgment not subject to further appeal (or settlement in respect of any suit, claim or action) is issued against (or made by) a Restricted Party under which such Restricted Party has an obligation to pay an amount equal to or in excess of Cdn. $1,000,000 (or the equivalent thereof in other applicable currencies); or

         (m) a writ of execution, garnishment or attachment or similar process is issued or levied against a Restricted Party or its Property relating to an amount claimed (or, if less, the value of the Property subject thereto) in excess of Cdn. $1,000,000 and such writ, execution, garnishment, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within 20 days after its entry, commencement or levy; or

         (n) there is a breach of any other provision of any of the Credit Documents and such breach, if capable of being remedied, is not remedied within 20 days after the Agent gives notice thereof to Maxxcom or, if such breach is capable of being remedied but not within such period, within such longer period as is reasonably necessary, as determined by the Majority Lenders, provided that the Borrowers are proceeding with due diligence to remedy same and the extension of such period is not disadvantageous to the Lenders, in their sole determination; or

         (o) to the extent, in the determination of the Lenders, not satisfactorily covered by insurance, there occurs material damage by fire or other hazard to the whole or any portion of the Property of any of the Restricted Parties, if such damage has a material adverse effect on the Financial Condition of Maxxcom on a consolidated basis; or

         (p) Maxxcom US ceases to be legally or in fact controlled by Maxxcom; or

         (q) MDC Corporation Inc. ceases to beneficially own, directly or indirectly, 50% or more of the outstanding common shares of Maxxcom, unless after the date hereof and prior to or contemporaneously with any such occurrence the Borrower issues common shares from treasury with aggregate cash proceeds to Maxxcom of at least Cdn. $40,000,000; or

         (r) if any Restricted Party which is a Wholly-Owned Subsidiary of Maxxcom as at 31 March 2000 or, as applicable, as at the date it becomes a Restricted Party, ceases to be a Wholly-Owned Subsidiary of Maxxcom; or

         (s) if any Restricted Party which is directly or indirectly controlled by Maxxcom as at 31 March 2000 or, as applicable, as at the date it becomes a Restricted Party, but which, at such time, is not a Wholly-Owned Subsidiary of Maxxcom, ceases to be directly or indirectly controlled by Maxxcom; or

         (t) if any of the following events shall occur with respect to any Pension Plan:

                  (i) the institution of any steps by any Restricted Party or any member of its Controlled Group or any applicable regulatory authority to terminate a Pension Plan (wholly or in part) if, as a result of such termination, any Restricted Party or any such member is required to make an additional contribution to such Pension Plan, or are required to incur an additional liability or obligation to such Pension Plan, equal to or in excess of Cdn. $500,000 or the equivalent thereof in another currency; or

                  (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien or charge under section 302(f) of ERISA or under any applicable pension benefits legislation in any other jurisdiction; or

         (u) there shall occur a material adverse change in the Financial Condition or prospects of Maxxcom on a consolidated basis, in the sole determination of the Majority Lenders, acting reasonably.

8.2      Acceleration and Termination of Rights

         (a) Upon the occurrence of an Event of Default which is continuing, no Lender shall be under any further obligation to make Advances and the Majority Lenders may instruct the Agent to give notice to Maxxcom (whereupon the Agent shall give such notice), (i) declaring the Lenders' obligations to make Advances to be terminated, whereupon the same shall forthwith terminate; (ii) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind whatsoever to any Person (including, without limitation, any Restricted Party), all of which are hereby expressly waived by the Restricted Parties which are party to this Agreement to the fullest extent permitted by law; and/or (iii) demanding that the Borrowers deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the aggregate of the face (or, if less, undrawn) amount of all outstanding L/Cs and the full principal amount at maturity of all Bankers' Acceptances then outstanding for the account of a Borrower.

         (b) Notwithstanding Section 8.2(a), if any Restricted Party becomes a bankrupt (voluntarily or involuntarily), or institutes any proceeding seeking liquidation, rearrangement, relief of debtors or creditor or the appointment of a receiver or trustee over any material part of its Property or any analogous proceeding in any relevant jurisdiction, then without prejudice to the other rights of the Lenders as a result of any such event, without any notice or action of any kind by the Agent or the Lenders, and without presentment, demand or protest of any nature or kind, the Lenders' obligation to make Advances shall immediately terminate, the Obligations shall immediately become due and payable and, to the extent permitted by law, the Borrowers shall be obligated to deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the aggregate of the face amount of all outstanding L/Cs issued for the benefit of or at the request of the Borrowers or either of them and the full principal amount at maturity of all Bankers' Acceptances then outstanding for Maxxcom's account.

8.3      Payment of Bankers' Acceptances and L/Cs

         Immediately upon the occurrence of any event obligating the Borrower to deposit Collateral with the Agent under Section 8.2, the Borrowers shall, without necessity of further act or evidence be unconditionally obligated to deposit forthwith with the Agent, for the benefit of the Issuing Lender and the BA Lenders, respectively, Collateral equal to the aggregate of the face amount of all outstanding L/Cs for the account of either Borrower and the full principal amount at maturity of all Bankers' Acceptances then outstanding for the account of Maxxcom and each Borrower hereby unconditionally promises and agrees to deposit with the Agent immediately upon such demand Collateral in the amount so demanded. Each of the Borrowers authorize the Lenders, and each of them, to debit its accounts for the amount required to pay such L/Cs and to pay such Bankers' Acceptances, notwithstanding that such Bankers' Acceptances may be held by such Lenders, or any of them, in their own right at maturity. Amounts paid to the Agent pursuant to such demands in respect of Bankers' Acceptances and L/Cs, respectively, shall be applied against and thereby reduce the Obligations pro rata among the Lenders, to the extent of the amounts paid to the Agent in respect of Bankers' Acceptances and L/Cs, respectively, the obligations of the Borrowers to pay amounts then or thereafter payable under Bankers' Acceptances and L/Cs, respectively, at the times amounts become payable thereunder. Each Borrower, as applicable, shall be entitled to receive interest on cash provided and held as Collateral in accordance with Section
11.20 while the cash continues to be held as Collateral.

8.4      Remedies

         Upon the occurrence of any event by which any of the Obligations become due and payable under Section 8.2, the Security shall become immediately enforceable and the Majority Lenders may instruct the Agent to take such action or proceedings on behalf of the Lenders as the Majority Lenders in their sole discretion deem expedient to enforce the same, all without any additional notice, presentment, demand, protest of any kind whatsoever to any Person (including, without limitation, any Restricted Party) or other formality, all of which are hereby expressly waived by the Borrowers and the Restricted Parties party to this Agreement to the fullest extent permitted by law. Any proceeds of realization shall be applied to the Obligations and shall be applied in such order or to such part of the Obligations as the Majority Lenders may determine in their absolute discretion.

8.5      Saving

         The Lenders shall not be under any obligation to any of the Restricted Parties or any of their respective Subsidiaries or any other Person to realize upon any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. Unless otherwise provided by Applicable Law, the Lenders shall not be responsible or liable to any of the Restricted Parties or any of their respective Subsidiaries or any other Person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing, except that a Lender may be responsible or liable for any loss or damage arising from the wilful misconduct or negligence of that Lender or its directors, officers, agents servants or advisors.

8.6      Perform Obligations

         Upon the failure of any Restricted Party to perform any of its covenants or agreements in any Credit Document to which it is a party, the Majority Lenders may, but shall be under no obligation to, instruct the Agent on behalf of the Lenders to perform any such covenants or agreements in any manner deemed fit by the Majority Lenders without thereby waiving any rights to enforce the Credit Documents. The reasonable expenses (including any reasonable legal costs) paid by the Agent and/or the Lenders in respect of the foregoing shall be for the account of the Borrowers and shall be secured by the Security.

8.7      Third Parties

         No Person dealing with the Lenders or any agent of the Lenders (including, without limitation, the Agent) shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Lenders are purporting to exercise have become exercisable, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

8.8      Power of Attorney

         Effective upon occurrence of an Event of Default, each of the Borrowers and the Guarantors hereby constitutes and appoints any Vice-President or more senior officer of the Agent its due and lawful attorney with full power of substitution in its name and on its behalf, during the continuance of an Event of Default, to enforce any right, title or interest of the Lenders in, to or under the Security or any part thereof or any obligation to the Borrowers or the Guarantors or remedy available to the Borrower or the Guarantors. This appointment is irrevocable to the maximum extent permitted by Applicable Law.

8.9      Remedies Cumulative

         The rights and remedies of the Lenders under the Credit Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or in equity. Any single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in any Credit Document shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach, and any waiver by the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement contained in any Credit Document, and any indulgence granted by the Lenders shall be deemed not to be a waiver of any subsequent default.

8.10     Set-Off or Compensation

         In addition to and not in limitation of any rights now or hereafter granted under Applicable Law, if repayment is accelerated pursuant to Section 8.2, the Lenders, or any of them, may at any time and from time to time without notice to any of the Restricted Parties which are party to this Agreement or any of their respective Subsidiaries or any other Person (other than as contemplated by Section 9.7), any notice being expressly waived by each of the Borrowers and the Restricted Parties to the fullest extent permitted by law, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lenders, or any of them, to or for the credit of or the account of any of the Restricted Parties which are party to this Agreement against and on account of the Obligations notwithstanding that any of them are contingent or unmatured.

                                   ARTICLE 9
                           THE AGENT AND THE LENDERS

9.1      Authorization of Agent and Relationship

         Each Lender hereby appoints Scotiabank as Agent and Scotiabank hereby accepts such appointment. The appointment may only be terminated as expressly provided in this Agreement. Each Lender hereby authorizes the Agent to take all action on its behalf and to exercise such powers and perform such duties under this Agreement as are expressly delegated to the Agent by its terms, together with all powers reasonably incidental thereto. The Agent shall have only those duties and responsibilities which are of a solely mechanical and administrative nature or which are otherwise expressly specified in this Agreement, and it may perform such duties by or through its agents or employees, but shall not by reason of this Agreement have a fiduciary duty in respect of any Lender. As to any matters not expressly provided for by this Agreement, the Agent is not required to exercise any discretion or to take any action, but is required to act or to refrain from acting (and is fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Majority Lenders, as the case may be. Those instructions shall be binding upon all Lenders, but the Agent is not required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or Applicable Law.

9.2      Disclaimer of Agent

         The Agent makes no representation or warranty, and assumes no responsibility with respect to the due execution, legality, validity, sufficiency, enforceability or collectability of this Agreement or any other Credit Document. The Agent assumes no responsibility for the Financial Condition of the Borrowers or the Restricted Parties or any of their respective Subsidiaries, or for the performance of the obligations of the Borrowers or the Restricted Parties under this Agreement or any other Credit Document. The Agent assumes no responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Borrowers, the Restricted Parties or any of their respective Subsidiaries to the Agent on behalf of the Lenders. The Agent shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or as to the use of the proceeds of the Credit or (unless the officers or employees of the Agent acting in their capacity as officers or employees on the Borrowers' accounts have actual knowledge thereof, or have been notified thereof in writing by the Borrowers or a Lender) of the existence or possible existence of any Event of Default or Pending Event of Default. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with the Agreement except for its or their own negligence or wilful misconduct. With respect to its Commitment, Advances made by Scotiabank (including Overdraft Availments made in its capacity as Overdraft Lender and L/Cs issued by it in its capacity as Issuing Lender) and all amounts payable with respect thereto, the Agent shall have the same rights and powers hereunder as any other Lender, and may exercise the same as though it were not performing the duties and functions delegated to it as Agent hereunder.

9.3      Failure of Lender to Fund

         (a) Unless the Agent has actual knowledge that a Lender has not made or will not make available to the Agent for value on a Drawdown Date the applicable amount required from such Lender pursuant to this Agreement, the Agent shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to a Borrower a corresponding amount. If such amount is not in fact received by the Agent from such Lender on such Drawdown Date and the Agent has made available a corresponding amount to a Borrower on such Drawdown Date as aforesaid, such Lender shall pay to the Agent on demand an amount equal to the product of the Interbank Reference Rate per annum multiplied by the amount that should have been paid to the Agent by such Lender on such Drawdown Date and was not, multiplied by a fraction, the numerator of which is the number of days that have elapsed from and including such Drawdown Date to but excluding the date on which the amount is received by the Agent from such Lender and the denominator of which is 365 or 366, as applicable. A certificate of the Agent containing details of the amount owing by a Lender under this Section 9.3 shall be binding and conclusive in the absence of manifest error. If any such amount is not in fact received by the Agent from such Lender on such Drawdown Date, the Agent shall be entitled to recover from the Borrowers on demand, the related amount made available by the Agent to a Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the applicable Borrower hereunder.

         (b) Notwithstanding the provisions of Section 9.3(a), if any Lender fails to make available to the Agent its Proportionate Share of any Advance (such Lender being herein called the "Defaulting Lender"), the Agent shall forthwith give notice of such failure by the Defaulting Lender to the applicable Borrower and the other Lenders. The Agent shall then forthwith give notice to the other Lenders that any Lender may make available to the Agent all or any portion of the Defaulting Lender's Proportionate Share of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called the "Contributing Lender") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its pro rata share of such Advance based on the Contributing Lenders' relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate payable by the applicable Borrower on such Advance from the date of contribution to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from a Borrower. The failure of any Lender to make available to the Agent its Proportionate Share of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Proportionate Share of any Advance as required herein.

9.4      Payments by the Borrowers

         (a) All payments made by or on behalf of a Borrower pursuant to this Agreement shall be made to and received by the Agent on behalf of the Lenders and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent. Subject to Sections 9.3, 9.4(b), 9.4 (c) and 9.5, the Agent shall distribute:

                  (i) payments of interest on or in respect of Advances in accordance with each Lender's Proportionate Share of the Credit;

                  (ii) repayments and prepayments of principal of Advances in accordance with each Lender's Proportionate Share of the Credit; and

                  (iii) all other payments received by the Agent in accordance with each Lender's Proportionate Share of the Credit, provided however, that with respect to proceeds of realization, each Lender shall receive an amount calculated in accordance with its Lender's Share of the Obligations but no Lender shall, in any event, receive an amount in excess of the amounts owing to it in respect of the Obligations.

         (b) All payments made by or on behalf of a Borrower pursuant to this Agreement with respect to any L/C shall be made to and received by the Agent. Subject to Section 9.5, the Agent shall distribute all payments received by it with respect to any L/C as follows:

                  (i) if the amount received by the Agent is an amount reimbursing the Issuing Lender for amounts paid by the Issuing Lender, payment shall be made to the Issuing Lender, to the extent that the Issuing Lender has not been previously reimbursed by such Borrower or the Lenders or otherwise as provided for herein, and to the extent that the Issuing Lender has been previously reimbursed by the Lenders, to such Lenders;

                  (ii) if the amount received by the Agent is an amount in respect of an L/C commission or the Fronting Fee:

                           (A) payment shall be made firstly to the Issuing Lender of an amount in respect of the Fronting Fee to the extent not already received, and

                           (B) payment shall be made thereafter to each Lender of its Proportionate Share of the amount of the L/C commission received less the amount of any Fronting Fee owing to the Issuing Lender with respect to such amount.

         (c) All payments made by or on behalf of a Borrower pursuant to this Agreement with respect to any Overdraft Availment shall be made to and received by the Overdraft Lender. Subject to the foregoing and to Section 9.5, the Agent shall distribute all payments received by it with respect to any Overdraft Availment as follows:

                  (i) payments of interest relating to Overdraft Availments prior to receipt by the Overdraft Lender of a Cessation Notice (or receipt by the Agent of a notice from the Overdraft Lender that it has discontinued making Overdraft Availments), to the Overdraft Lender;

                  (ii) payments of interest relating to Overdraft Availments following receipt by the Overdraft Lender of a Cessation Notice (or receipt by the Agent of a notice from the Overdraft Lender that it has discontinued making Overdraft Availments), to the Lenders in accordance with each Lender's Proportionate Share of the Overdraft Availment assumed pursuant to Section 5.26;

                  (iii) repayments of principal relating to Overdraft Availments prior to receipt by the Overdraft Lender of a Cessation Notice (or receipt by the Agent of a notice from the Overdraft Lender that it has discontinued making Overdraft Availments), to the Overdraft Lender; and

                  (iv) repayments of principal relating to Overdraft Availments following receipt by the Overdraft Lender of a Cessation Notice (or receipt by the Agent of a notice from the Overdraft Lender that it has discontinued making Overdraft Availments), to the Lenders in accordance with each Lender's Proportionate Share of the Overdraft Availment assumed pursuant to Section 5.26.

         (d) Subject to Section 9.5, if the Agent does not distribute a Lender's share of a payment made by a Borrower to that Lender for value on the day that payment is made or deemed to have been made to the Agent, the Agent shall pay to the Lender on demand an amount equal to the product of the Interbank Reference Rate per annum multiplied by the Lender's share of the amount received by the Agent from such Borrower and not so distributed, multiplied by a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender and the denominator of which is 365 or 366, as applicable.

9.5      Payments by Agent

         (a) For greater certainty, the following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

                  (i) the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the applicable Borrower;

                  (ii) if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by a Borrower under this Agreement, the Agent shall have no obligation to remit to any Lender any amount other than such Lender's Proportionate Share of that amount which is actually received by the Agent;

                  (iii) if any Lender advances more or less than its Proportionate Share of any Advance, such Lender's entitlement to any payment in respect of such Advance shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender including, for the avoidance of any doubt, any amounts attributable to contributions by a Lender as a Contributing Lender;

                  (iv) if a Lender's Proportionate Share of an Advance has been advanced, or a Lender's Commitment has been outstanding, for less than the full period to which any payment by a Borrower relates, such Lender's entitlement to such payment shall be reduced in proportion to the length of time such Lender's Proportionate Share of the or such Lender's Commitment, as the case may be, has actually been outstanding;

                  (v) the Agent shall forward all payments to a Lender to the address of such Lender set forth next to its name on the execution pages of this Agreement or as set forth in the Assignment Agreement executed by such Lender;

                  (vi) the Agent, acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

                  (vii) upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

         (b) Unless the Agent has actual knowledge that a Borrower has not made or will not make a payment to the Agent for value on the date in respect of which such Borrower has notified the Agent that the payment will be made or on the date on which such payment is otherwise required to be made in accordance with the provisions of this Agreement, the Agent shall be entitled to assume that such payment has been or will be received from such Borrower when due and the Agent may (but shall not be obliged to), in reliance upon such assumption, pay the Lenders corresponding amounts. If the payment by such Borrower is in fact not received by the Agent on the required date and the Agent has made available corresponding amounts to the Lenders, the applicable Borrower shall, without limiting its other obligations under this Agreement, indemnify the Agent against any and all liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent as a result and shall be secured by the Security. A certificate of the Agent with respect to any amount owing by a Borrower under this Section shall be conclusive evidence of the amount owing in the absence of manifest error.

9.6      Apportionment of Standby Fees between Lenders

         The standby fee calculated and collected pursuant to Section 2.6 shall be paid by the Agent to each Lender on the basis of each Lender's Proportionate Share of the average unused portion of the Credit, the amount payable to the Overdraft Lender being reduced having regard to the Overdraft Availments made by the Overdraft Lender for each applicable period.

9.7      Direct Receipts and Payments

         The Lenders agree among themselves that, except as otherwise provided for in this Agreement and except as necessary to adjust for Advances (including Overdraft Availments) that are not in each Lender's Proportionate Share under the Credit, all sums received by a Lender relating to this Agreement or by virtue of the Security (other than in respect of Overdraft Availments prior to the receipt by the Overdraft Lender of a Cessation Notice or receipt by the Agent of a notice from the Overdraft Lender that it has discontinued making Overdraft Availments), whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-action or as proceeds of realization of any Security or otherwise, shall be shared by each Lender in its Proportionate Share under the Credit and each Lender undertakes to do all such things as may be reasonably required to give full effect to this Section, including, without limitation, the purchase from other Lenders of such Obligations or a portion thereof by the Lender who has received an amount in excess of its Proportionate Share under the Credit as shall be necessary to cause such purchasing Lender to share the excess amount rateably in its Proportionate Share under the Credit with the other Lenders. If any sum which is so shared is later recovered from the Lenders who originally received it, the Lender shall restore its Proportionate Share of such sum to such Lenders, without interest. If any Lender (a "Receiving Lender") shall obtain any payment of moneys due under this Agreement as referred to above, the Receiving Lender shall forthwith remit such payment to the Agent and, upon receipt, the Agent shall distribute such payment in accordance with the provisions of Section 9.5. Notwithstanding the foregoing or anything else in this Agreement, the Lenders agree that all proceeds of realization shall be distributed to each Lender on the basis of its Lender's Share of the Obligations and, subject to Section 9.5, each Lender undertakes to do all such things as may be reasonably required to give full effect to this provision.

9.8      Obligations Pari Passu

         Each of the Lenders acknowledges and agrees that:

         (a) all Obligations owed to a Swap Lender under or in connection with interest rate and currency hedging arrangements made by it to a Borrower in relation to Advances under this Agreement; and

         (b) all Obligations owed to a Lender under or in connection with money transfer services, payroll services, cash management, money management and other similar services provided by it to a Restricted Party not in excess of Cdn. $2,500,00 or the equivalent thereof in other currencies at any time;

shall be secured by the Security and shall rank pari passu with all other Obligations owing to the Lenders, or any of them, hereunder, provided however, that none of the Obligations described in paragraphs (a) or (b) above shall be included in the commitments of any Lender for the purposes of determining the weight of any vote, consent, approval or other authorization to be given by the Majority Lenders under or in connection with this Agreement or any other Credit Document.

9.9      Administration of the Credit

         (a) Unless otherwise specified herein, the Agent shall perform the following duties under this Agreement:

                  (i) prior to an Advance, ensure that all conditions precedent to such Advance have been fulfilled in accordance with the terms of this Agreement;

                  (ii) take delivery of each Lender's Proportionate Share of an Advance and, if applicable, contributions of a Contributing Lender, and make all Advances hereunder in accordance with the procedures set forth in Sections 5.3 and 5.12;

                  (iii) use reasonable efforts to collect promptly all sums due and payable by the Borrowers pursuant to this Agreement;

                  (iv) make all payments to the Lenders in accordance with the provisions hereof;

                  (v) on behalf of each Lender, to execute and deliver each of the documents constituting Security hereunder requiring execution and delivery and to accept delivery from the Restricted Parties of all documents constituting Security hereunder;

                  (vi) hold the Security on behalf of the Lenders and take all necessary steps to comply with registration requirements so that the Security remains perfected under applicable laws, but each Lender shall notify the Agent of any circumstance that might affect the perfection of the Security of which such Lender becomes aware, provided that failure of such Lender to so notify the Agent shall not affect that Lender's rights under the Security or otherwise;

                  (vii) hold all legal documents relating to the Credit, maintain complete and accurate records showing all Advances made by the Lenders (other than Overdraft Availments of which it has not been given notice and details by the Overdraft Lender), all remittances and payments made by the Borrowers to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and, except for accounts, records and documents relating to the fees payable under the Fee Agreement, allow each Lender and their respective advisors to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof as such Lender may reasonably require from time to time at such Lender's expense;

                  (viii) except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly following receipt, all other written communications furnished by the Borrowers or the Restricted Parties to the Agent on behalf of the Lenders pursuant to this Agreement, including, without limitation, copies of financial reports and certificates which are to be furnished to the Agent;

                  (ix) provide to each of the Lenders copies of this Agreement, the Security and the other Credit Documents except for the Fee Agreement;

                  (x) promptly provide to each Lender, upon request, an up-to-date loan status report; and

                  (xi) upon learning of same, promptly advise each Lender in writing of the occurrence of an Event of Default or Pending Event of Default or the occurrence of any event, condition or circumstance which would be likely to have a material adverse effect on the ability of any Borrower or Restricted Party to comply with this Agreement or the Security or of any material adverse information coming to the attention of the Agent relative to the Security or of the occurrence of any material adverse change in the Financial Condition (considered as a whole) of a Borrower, provided that, except as aforesaid, the Agent shall be under no duty or obligation whatsoever to provide any notice to the Lenders and further provided that each Lender hereby agrees to notify the Agent of any Event of Default or Pending Event of Default of which it becomes aware.

         (b) The Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

                  (i) amend, modify, discharge, terminate or waive any of the terms of the Security or provide any consent thereunder if such amendment, modification, discharge, termination, waiver or consent would have a material adverse effect on the Security or on the rights of the Lenders thereunder;

                  (ii) amend, modify, discharge, terminate or waive any of the terms of this Agreement or provide any consent hereunder if such amendment, modification, discharge, termination, waiver or consent would increase the amount of the Credit, increase the Proportionate Share of a Lender (which, for greater certainty, shall not include adjustments to amounts of Advances contemplated herein in the course of the administration of the Credit or in relation to Contributing Lenders), amend the purpose of the Credit, reduce the interest rate applicable to the Credit, reduce the fees payable with respect to the Credit, extend any date fixed for payment of principal or interest relating to the Credit or extend the Maturity Date of the Credit;

                  (iii)    amend Section 2.1 or any defined term used therein;

                  (iv) amend this Section 9.9(b) or any defined term used herein; and

                  (v)      amend the definition "Majority Lenders".

         (c) Any act or action not specifically enumerated in Section 9.9(a) or
(b) above, including, without limitation, the following actions, may be taken by the Agent only with the prior consent of the Majority Lenders:

                  (i) subject to Section 9.9(b), exercise any and all rights of approval conferred upon the Lenders by this Agreement;

                  (ii) give prompt and timely written notice to a Borrower in respect of any amounts due or overdue under the terms of this Agreement and of any other matter in respect of which notice may be required, permitted, necessary or desirable in accordance with or pursuant to this Agreement;

                  (iii) amend, modify or waive any of the terms of this Agreement (including waiver of an Event of Default or Pending Event of Default) or of the Security or provide any consent hereunder if and to the extent that such action is not otherwise provided for in this Section 9.9;

                  (iv)     engage and consult a professional as permitted by
                           Section 9.10 (other than counsel which shall not require the consent of the Lenders or any of them);

                  (v) declare an Event of Default or take action to enforce performance of the Obligations of a Borrower or Restricted Party and realize upon and/or enforce the Security including the appointment of a receiver, the exercise of powers of distress, lease or sale given by the Security or by law and take foreclosure proceedings and/or pursue any other legal remedy necessary;

                  (vi) deliver a Cessation Notice to the Overdraft Lender as contemplated by Section 5.26;

                  (vii)    accelerate the amounts outstanding under the Credit;
                           and

                  (viii) pay insurance premiums, taxes and any other sums as may be reasonably required to protect the interests of the Lenders.

         (d) Notwithstanding Sections 9.9(b) and (c), the Agent may, without the consent of the Lenders, make amendments to the Credit Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency. The Agent shall immediately notify the Lenders of any such action. The Agent may also discharge any Security to the extent necessary to allow any Restricted Party to complete any sale or other disposition of Property permitted by this Agreement

         (e) As between the Borrowers and the Restricted Parties, on the one hand, and the Agent and the Lenders, on the other hand:

                  (i) all statements, certificates, consents and other documents which the Agent delivers on behalf of the Lenders or the Majority Lenders in accordance with the terms of this Agreement shall be binding on each of the Lenders, and no Restricted Party shall be required to ascertain or confirm the authority of the Agent in delivering such documents;

                  (ii) all certificates, statements, notices and other documents which are delivered by a Restricted Party to the Agent in accordance with this Agreement shall be deemed to have been duly delivered by such Restricted Party to each of the Lenders;

                  (iii) all payments which are delivered by a Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered by such Borrower to each of the Lenders; and

                  (iv) unless an Event of Default or Pending Event of Default has occurred and is continuing, Maxxcom's consent to the appointment of any Successor Agent must be obtained, but the Maxxcom's consent may not be unreasonably withheld.

9.10     Rights of Agent

         (a) In administering the Credit, the Agent may retain such solicitors, counsel, auditors, engineers, environmental consultants and other experts and agents as the Agent may select, in its sole discretion, acting reasonably and in good faith after consultation with the Lenders.

         (b) The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed by the proper individual or individuals, and shall be entitled to rely and shall be protected in relying as to legal matters upon opinions of independent legal advisors selected by it. The Agent may also assume that any representation made by the Borrowers, the Restricted Parties and any of their respective Subsidiaries is true and that no Event of Default, Pending Event of Default or material adverse change in the Financial Condition of a Borrower, a Restricted Parties or any of their respective Subsidiaries has occurred unless the officers or employees of the Agent, acting in their capacity as officers or employees responsible for the Borrowers' accounts have actual knowledge to the contrary or have received notice to the contrary from any other party to this Agreement.

         (c) The Agent may, without any liability to account, accept deposits from and lend money to and generally engage in any kind of banking or other business with the Borrowers, the Restricted Parties and any of their respective Subsidiaries, as if it were not the Agent.

         (d) Except in its capacity as a Lender, the Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, engineers, environmental consultants and other experts or agents engaged by it as permitted and contemplated hereby.

9.11     Acknowledgments, Representations and Covenants of Lenders

         (a) It is acknowledged and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the Financial Condition, creditworthiness, affairs, status and nature of the Borrowers, the Restricted Parties and their respective Subsidiaries. Accordingly, each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent to check or inquire on its behalf into the adequacy or completeness of any information provided by the Borrowers, the Restricted Parties or any of their respective Subsidiaries under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent), or to assess or keep under review on its behalf the Financial Condition, creditworthiness, affairs, status or nature of the Borrowers, the Restricted Parties or any of their respective Subsidiaries.

         (b) Each Lender represents and warrants that it has the legal capacity to enter into this Agreement pursuant to its Constating Documents and any applicable legislation and that it has not violated its Constating Documents or any applicable legislation by so doing.

         (c) Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrowers), rateably according to its Proportionate Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Credit Documents or the transactions therein contemplated, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Proportionate Share of reasonable out-of-pocket expenses (including reasonable legal fees and disbursements) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers. The obligation of the Lenders to indemnify the Agent shall survive the termination of this Agreement.

         (d) Each of the Lenders acknowledges and confirms that in the event that the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Credit in good standing nor shall any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.

         (e) Each Lender acknowledges and agrees that its obligation to advance its Proportionate Share of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

         (f) Each Lender hereby acknowledges receipt of a copy of this Agreement, the Security and each other Credit Document (other than the Fee Agreement) and acknowledges that it is satisfied with the form and content of all such documents.

         (g) Except to the extent recovered by the Agent from a Borrower, promptly following demand therefor, each Lender shall pay to the Agent an amount equal to such Lender's Proportionate Share of any and all reasonable costs, expenses, claims, losses and liabilities incurred by the Agent in connection with this Agreement and the Security (including, without limitation, the collection or enforcement thereof), except for those incurred by reason of the Agent's negligence or willful misconduct.

9.12     Authorization of Mezz Inter-Creditor Agreement

         Each of the Lenders hereby authorizes and directs the Agent to execute and deliver the Mezz Inter-Creditor Agreement on its behalf and agrees that the Mezz Inter-Creditor Agreement shall be binding on it as if it was a party thereto.

9.13     Collective Action of the Lenders

         Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, the Security and the remedies provided under the Credit Documents to the Lenders and/or to the Agent on behalf of the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under the Security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders or Lenders as required by this Agreement. Accordingly, notwithstanding any of the provisions contained herein or in the Security each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders or Lenders, as required by this Agreement. Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given by the Majority Lenders or Lenders, as applicable, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may (but shall not be required to) without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders, and it shall thereafter advise the Lenders of such action.

9.14     Successor Agent

         Subject to the appointment and acceptance of a Successor Agent as provided in this Section and obtaining the consent of Maxxcom thereto as contemplated by Section 9.9(d)(iv), the Agent may resign at any time by giving 30 days written notice thereof to the Lenders and Maxxcom. Upon receipt of notice by the Lenders of the resignation of the Agent, the Majority Lenders may, within 21 days, appoint a successor from among the Lenders or, if no Lender is willing to accept such an appointment, from among other banks to which the Bank Act (Canada) applies and which have offices in Toronto, Ontario, New York, New York and London, England (the "Successor Agent"). If no Successor Agent has been so appointed and has accepted such appointment within 21 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a Successor Agent. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, the retiring Agent shall pay the Successor Agent any unearned portion of any fee paid to the Agent for acting as such, and the Successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its further duties and obligations as Agent under this Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue to enure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Agent hereunder.

9.15     Confidentiality

         The Agent and each of the Lenders shall keep confidential all information (not otherwise in the public domain) obtained in respect of the Borrowers and the Restricted Parties except: (a) to the extent that such disclosure is required by law or regulation in which case prior written notice of such proposed disclosure shall be provided to Maxxcom, to the extent that it is legally or practicably possible to do so; (b) to the extent disclosed to potential assignees, participants or their respective successors of portions of the Credit on a confidential basis; or (c) as are necessarily disclosed in proceedings against any of the Borrowers or the Restricted Parties in connection with the enforcement of any of their respective rights under a Credit Document.

9.16     Provisions Operative Between Lenders and Agent Only

         Except for the provisions of Sections 9.9(d), 9.11(b), 9.11(e), 9.11(f), 9.13, 9.14 and 9.15, the provisions of this Article relating to the rights and obligations of the Lenders and the Agent inter se shall be operative as between the Lenders and the Agent only, and none of the Borrowers, the Restricted Parties or any of their respective Subsidiaries shall have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

9.17     Payments, etc.

         Notwithstanding any other provision of this Agreement, it is understood and agreed that Maxxcom shall make all payments required to be made by it under this Agreement to the Agent at the International Banking Division of Scotiabank located at 44 King Street West, 14th Floor, Toronto, Ontario M5H 1H1 and that Maxxcom US shall make all payments required to be made by it under this Agreement to the Agent at the Atlanta Agency of Scotiabank located at Suite 2200, 600 Peachtree Street N.E., Atlanta, Georgia, 30308.

9.18     Quebec Security, etc.

         Each Lender hereby appoints the Agent as, and agrees that the Agent shall act as, trustee of the security and the rights and benefits constituted or to be constituted by any Security expressed as being governed by the laws of the Province of Quebec and the Agent hereby declares that it shall hold such security and such rights and benefits in trust for the benefit of the Lenders subject to the terms of this Agreement.

                                   ARTICLE 10
                   ADDITIONAL LENDERS, SUCCESSORS AND ASSIGNS

10.1     Successors and Assigns

         (a) The Credit Documents to which each is a party shall be binding upon and enure to the benefit of the Agent, each Lender, the Borrowers, the Restricted Parties and their respective successors and permitted assigns, except that none of the Borrowers or the applicable Restricted Parties shall assign (or purport to assign) any rights or obligations with respect to this Agreement or any of the other Credit Documents without the prior written consent of all of the Lenders.

         (b) The collective rights and obligations of the Lenders under this Agreement are assignable in whole or in part (pro rata) in accordance with
Section 10.2: (i) prior to the occurrence of a Pending Event of Default or an Event of Default which is continuing, with the consent of Maxxcom, such consent not to be unreasonably withheld; and (ii) after the occurrence of a Pending Event of Default or an Event of Default which is continuing, without the consent of any Borrower or applicable Restricted Party (provided however, that the Agent shall provide to Maxxcom all relevant details of any such assignment as soon as practicable following the completion thereof); and (iii) at all times with the consent of the Issuing Lender. Subject to the foregoing, any Lender shall be entitled to assign in whole or in part its individual rights and obligations hereunder in accordance with the provisions of Section 10.2 and the other terms of this Agreement. For greater certainty, Maxxcom's consent shall not be considered to be unreasonably withheld if withheld on the basis that laws or regulations then exist which would be applicable to the proposed assignee and which would trigger a Borrower's obligations under Sections 11.14 or 11.15 with respect to such proposed assignee. In addition, without any consent of Maxxcom being required at any time, the Lenders shall be entitled to permit other financial institutions to participate in the Credit in accordance with the provisions of Section 10.3 and the other terms of this Agreement. Each of the Borrowers and the Restricted Parties hereby consents to the disclosure of any information relating to the Borrowers and the Restricted Parties to any potential Lender or participant provided that the potential Lender or participant agrees in writing to keep the information confidential.

         (c) Each assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of the assignor(s) under or in respect of the Credit. No assignment may result in the Commitment of any Lender or any prospective assignee thereof determined as of the effective date of the Assignment Agreement with respect to such assignment, being less than Cdn. $5,000,000 (or the equivalent thereof in other currencies) unless the Commitment of such Lender has been reduced to nil nor may the assignment be in an amount less than Cdn. $5,000,000 unless it represents such Lender's entire Commitment.

         (d) Notwithstanding any other provisions of this Agreement, each Lender agrees that it shall not assign or sell participations in any portion of its rights and obligations under this Agreement including, without limitation, any portion of its Commitment, to anyone other than an Eligible Assignee (unless there shall have occurred an Event of Default which is continuing, in which case a Lender may make any assignment or sell participations to any bank, financial institution or commercial lender whether or not the provisions of Sections 11.14 or 11.15 would be triggered) and each Lender shall in any event give prior written notice of a proposed assignment (and, if relevant, any related waiver) to the Agent and the Borrowers.

         (e) A participation by a Lender of its interest (or any portion thereof) hereunder or a payment by a participant to a Lender as a result of the participation will not constitute a payment hereunder to the Lender or an Advance to any Borrower. A payment made by an assignee to an assigning Lender in order for the assignee to assume its Proportionate Share of Advances made by the assigning Lender will reduce the Advances owing by the Borrowers to the assigning Lender and will be deemed to be Advances by the assignee to the respective Borrower as of the date that the payment is made, excluding in each case the effect of any premium or discount.

10.2     Assignments

         (a) Subject to Section 10.1 and the other terms of this Agreement, the Lenders collectively or individually may assign to one or more Eligible Assignees all or a portion of their respective rights and obligations under this Agreement (including, without limitation, all or a portion of their respective Commitments). The parties to each such assignment shall execute and deliver an Assignment Agreement to the Agent, for its acknowledgment and recording in the Register and shall pay a processing and recording fee of Cdn. $2,500 to the Agent. After such execution, delivery, acknowledgment and recording the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder, and the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement, other than obligations in respect of which it is then in default, and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto.

         (b) The agreements of an assignee contained in an Assignment Agreement shall benefit the assigning Lender thereunder, and the other Lenders, the Agent and the Borrowers in accordance with the terms of the Assignment Agreement and this Agreement.

         (c) The Agent shall maintain at its address referred to herein a copy of each Assignment Agreement delivered to and acknowledged by it and a register for recording the names and addresses of the Lenders and the Commitment under the Credit of each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Borrowers, the Agent and each of the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, and need not recognize any Person as a Lender unless it is recorded in the Register as a Lender. The Register shall be available for inspection by Maxxcom or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee and consented to (if applicable) by Maxxcom and the Issuing Lender, the Agent shall, if the Assignment Agreement has been completed and is in the required form with such immaterial changes as are acceptable to the Agent:

                  (i)      acknowledge the Assignment Agreement;

                  (ii) record the information contained therein in the Register; and

                  (iii) give prompt notice thereof to the Borrowers and the other Lenders, and provide them with an updated version of Schedule E .

10.3     Participations

         Subject to the provisions of Section 10.1, each Lender may sell participations to one or more financial institutions or other Persons (other than any Person who engages in a business competitive with that of a Borrower) in or to all or portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment), but the participant shall not become a Lender and:

         (a) the Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

         (b) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

         (c) the Restricted Parties, the Agent and the other Lenders shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement; and

         (d) no participant shall have any right to approve any amendment or waiver of any provision of this Agreement or any other matter arising under or in connection with this Agreement, or any consent to any departure by any Person therefrom.

Notwithstanding the foregoing, each such participant shall have the same benefit, as if it were a Lender, with respect to the rights provided to the Lenders in Section 11.15 (provided each Borrower shall have the corresponding rights relating to such Lender participant under Section 11.17) and shall have the right to be provided all information by the particular Lender relating to the Borrowers, the Restricted Parties and their respective Financial Condition which is required to be provided to any Lender.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

11.1     Headings and Table of Contents

         The division of this Agreement into Articles, Sections, subsections, paragraphs, subparagraphs and clauses and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, paragraph, subparagraph, clause or other portion of this Agreement.

11.2     Accounting Terms

         Each accounting term used in this Agreement, unless otherwise defined herein or the context otherwise requires, has the meaning assigned to it under GAAP.

11.3     Capitalized Terms

         All capitalized terms used in any of the Credit Documents (other than this Agreement) which are defined in this Agreement shall have the meanings defined herein unless otherwise defined in the other document.

11.4     Statutory References

         Each reference in this Agreement to any act, code, statute, regulation, official interpretation, directive or other legislative enactment of any Canadian, United States or other foreign jurisdiction (including any political subdivision thereof) shall be construed so as to include such act, code, statute, regulation, official interpretation, directive or enactment and each amendment, reenactment, reissuance or replacement thereof made at or before the time in question.

11.5     Severability

         Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.6     Number, Gender and References to Agreements

         Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, words importing gender include all genders and references to agreements and other contractual instruments shall be deemed to include all present or future amendments, supplements, restatements or replacements thereof or thereto.

11.7     Amendment, Supplement or Waiver

         No amendment, supplement or waiver of any provision of any Credit Document, nor any consent to any departure by any Restricted Party therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and, subject to Section 11.11 is signed by or on behalf of the parties to be bound thereby and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver or act or omission of the Agent, the Lenders or the Majority Lenders, as applicable, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by any Restricted Party, as the case may be, or otherwise of any provision of any Credit Document or the rights resulting therefrom.

11.8     Governing Law

         This Agreement shall be conclusively deemed to be made under, and shall for all purposes be governed by and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein. Each of the other Credit Documents, except for those which expressly provide otherwise, shall be conclusively deemed to be made under, and shall for all purposes be governed by and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

11.9     This Agreement to Govern

         In the event of any conflict or inconsistency (including duplication of subject matter) between the terms of this Agreement and the terms of any other Credit Document (other than the Fee Agreement and any inter-creditor agreement, which shall prevail as against this Agreement), the provisions of this Agreement shall govern to the extent necessary to remove the conflict or inconsistency unless a Credit Document specifically provides that one or more terms thereof are to prevail over the terms of this Agreement.

         In addition and without limitation of the foregoing, if and to the extent that there is any conflict or inconsistency between the provisions of this Agreement applicable to any Restricted Party which is not a Wholly-Owned Subsidiary of Maxxcom and the provisions of the Restricted Party Supplemental Agreement and/or Consent to Pledge applicable to such Restricted Party, the provisions of this Agreement shall prevail to the extent necessary to remove the conflict or inconsistency. In particular, and without limitation of the foregoing in any manner whatsoever:

         (a) no representation and warranty made in respect of any such Restricted Party which is or becomes incorrect under this Agreement shall be deemed to be waived or accepted by the Agent or the Lenders (or any of them) under this Agreement on the basis that the representation or warranty is not or would not be incorrect under an applicable Restricted Party Supplemental Agreement and/or Consent to Pledge and at no time shall any of the Borrowers or Guarantors make an assertion to such effect; and

         (b) no breach of a provision of this Agreement in respect of any such Restricted Party shall be deemed to be waived or accepted by the Agent or the Lenders (or any of them) under this Agreement on the basis that the that there has not been a breach of any provision of the applicable Restricted Party Supplemental Agreement and/or Consent to Pledge and at no time shall any of the Borrowers or Guarantors make an assertion to such effect.

11.10    Permitted Encumbrances

         The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed or construed to be, an acknowledgment by the Lenders that the Encumbrance shall have priority over the Security or that such Encumbrance shall be permitted to have such priority.

11.11    Consent of Lenders, etc.

         Any reference herein to an action taken by, a determination made by, a consent given by or a requirement of the Agent or the Lenders shall, unless otherwise specifically provided, mean and be read as an action taken by, a determination made by, a consent given by or a requirement of such of the Agent, the Majority Lenders or all of the Lenders as specified in Sections 9.9(a), (b), (c) or (d), as applicable, in the circumstances.

11.12    Currency

         All payments made hereunder shall be made in the currency in respect of which the obligation requiring such payment arose. Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to Canadian Dollars. Except as otherwise expressly provided in this Agreement, wherever this Agreement contemplates or requires the calculation of the equivalent in U.S. Dollars of an amount expressed in Canadian Dollars, or vice versa, the calculation shall be made on the basis of the Exchange Rate at the effective date of the calculation. References in this Agreement to amounts in one currency shall be deemed to include equivalent amounts, as of the relevant time, in other currencies.

11.13    Expenses and Indemnity

         (a) All statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lenders, the Agent, or any of them, by the Borrowers and the Restricted Parties under this Agreement shall be supplied without cost to the Lenders, the Agent, or any of them. The Borrowers and the Guarantors shall pay on demand:

                  (i) all reasonable out-of-pocket costs and expenses of the Agent and the Lenders, or any of them, (including, without limitation, the reasonable fees and expenses of Lenders' counsel) incurred in connection with the preparation, execution, delivery or enforcement of the Credit Documents, any transfer, assignment or participation of the Credit, engineering reports and environmental audits and studies as required by the Majority Lenders, acting reasonably, and inspections and appraisals at reasonable intervals; and

                  (ii) all reasonable out-of-pocket costs and expenses of the Agent and the Lenders (including, without limitation, reasonable fees and expenses of each Lender's counsel) with respect to advice to the Lenders, or any of them, following the occurrence of an Event of Default which is continuing as to their rights and responsibilities in connection with the Credit and the Credit Documents and enforcement of the Credit Documents including, without limitation, security reviews.

         (b) All such costs and expenses shall be payable whether or not an Advance is made under this Agreement.

         (c) The Borrowers and the Guarantors shall indemnify and hold harmless the Lenders, the Agent, and their respective shareholders, officers, directors, employees and agents (collectively, the "Indemnified Parties") and each of them, against any and all claims, demands, actions, causes of action, suits, costs, charges, liabilities, losses or expenses (including reasonable legal fees and disbursements) which any Indemnified Party may pay, suffer, sustain or incur as a consequence of, resulting from or relating to (i) any representation or warranty made herein or in any other Credit Document by the Borrowers or the Restricted Parties being incorrect in any material respect at the time it was made or deemed to have been made, including, without limitation, any representation or warranty relating to environmental matters; (ii) any default by a Borrower in the payment of any sum due from it, including, but not limited to, all sums (whether in respect of principal, interest, fees or any other amount) paid or payable to lenders of funds borrowed by the Lenders, the Agent, any other Indemnified Party or any of them, in order to fund the amount of any such unpaid amount to the extent the Lenders are not reimbursed pursuant to any other provisions of this Agreement; (iii) any failure of a Borrower to complete any Advance after notice therefor has been given under this Agreement; (iv) the extension of credit contemplated herein; (v) any actual or threatened investigation, litigation or proceeding related to any Borrower or a Restricted Party, whether or not any Indemnified Party is party thereto or any other transaction to be financed by in whole or in part, directly or indirectly, with the proceeds of any credit extended hereunder; (vi) any actual or threatened investigation, litigation or proceeding related to any Release by any Borrower, Restricted Party or any of their respective Subsidiaries of any Hazardous Material; (vii) the presence on or under, or the Release from, any property owned, occupied or operated by any Borrower, Restricted Party or any of their respective Subsidiaries of any Hazardous Material (including, but not limited to, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) or a breach of any Environmental Law, regardless of whether caused by, or within the control of, such Borrower, Restricted Party or Subsidiary (except to the extent caused by any of the Indemnified Parties); and (viii) any other default by a Borrower or Restricted Party. A certificate of the Agent or other Indemnified Party which has been provided to the Agent (which shall then be provided by the Agent to Maxxcom) as to the amount of any such loss, expense or other indemnified liability, incorporating reasonable supporting evidence, shall be prima facie evidence as to the amount thereof, in the absence of manifest error. The obligations and agreements in this Section shall survive the termination of this Agreement and the repayment in full of the Obligations, and shall not be reduced or impaired by any investigation made by or on behalf of any Indemnified Party. Each Restricted Party which is party to or bound by this Agreement from time to time hereby waives, releases and agrees not to make any claim or bring any cost recovery action against, the Agent or any Lender under CERCLA or any federal, provincial or state equivalent, or any similar law now existing or hereafter enacted in any jurisdiction. To the extent that a Lender or the Agent or any other Indemnified Party is held to be strictly liable under any Environmental Law, the obligation of each Restricted Party which is party to or bound by this Agreement from time to time to each Indemnified Party under this indemnity shall likewise be to indemnify such Lender in full therefor without regard to fault on the part of such Borrower, Restricted Party or Subsidiary with respect to the violation or condition which results in liability of such Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Restricted Parties which is party to or bound by this Agreement from time to time hereby agrees to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities hereunder which is permissible under Applicable Law. For the purposes of allocating the risk of the Borrowers and the Guarantors hereunder, the Agent shall be deemed to act as agent for and on behalf of each of the Indemnified Parties.

11.14    Manner of Payment and Taxes

         (a) Any and all payments by a Restricted Party under any Credit Document shall be made free and clear of, without deduction for, and on a fully indemnified basis in respect of, any and all present or future Taxes, fees or withholdings imposed by any taxing authority, but excluding:

                  (i) Taxes paid or payable by any Lender or required to be withheld from a payment to any Lender or the Agent solely as a result of the Lender or the Agent being organized in or under the laws of, such Lender or the Agent having a lending office in, or such Lender otherwise being resident or carrying on business (except by having executed and delivered this Agreement or any other Credit Document or having performed its obligations, rendered an agreement or having accepted, realized upon, or enforced any security thereunder) in a jurisdiction other than that of the Borrower to which any such Lender has extended credit hereunder.

                  (ii)     Taxes on the net income or capital of a Lender.

In addition, the Borrowers shall, at their expense, cause to be prepared for each of the Agent and the Lenders (by an accounting firm acceptable to the Agent and the Lenders) and filed all tax returns and similar documentation required under the law and shall cause there to be compliance with all other related requirements of such laws, to the extent such tax returns, similar documents and requirements arise as a result of making Advances or taking security under this Agreement

         (b) If a Borrower or a Restricted Party shall be required by law to deduct any Taxes from or in respect of any or all payments under a Credit Document to any Lender or the Agent, (i) the payment shall be increased by the Borrower or Guarantor, as applicable, as may be necessary so that after making all required deductions for such Taxes (including deductions applicable to any additional sums payable under this Section 11.14) the net amount such Lender or the Agent (as the case may be) actually receives (after Taxes) is an amount equal to the sum it would have received had no such deductions for such Taxes or other deduction been made, (ii) such Borrower or Guarantor, as applicable, shall make such deductions, and (iii) such Borrower or Guarantor, as applicable, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         (c) Each Borrower and each Guarantor shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration, or, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

         (d) Each Borrower and each Guarantor shall indemnify each Lender and the Agent for the full amount of Taxes (other than Taxes on the net income or capital of a Lender) and Other Taxes with respect to any and all payments received by the Agent or such Lender under a Credit Document. Payment pursuant to this indemnification shall be made promptly after the date such Lender or the Agent (as the case may be) makes written demand therefor and shall be made together with such additional amounts as are necessary in order that the net amount received by the Agent or such Lender after taxes is equal to the amount of the indemnity it would have received had no Taxes been payable, deducted or withheld on such additional amount. Without limitation of the foregoing, each Borrower and each Guarantor shall also indemnify each Lender and the Agent on an after-tax basis for any additional taxes on income or net income that each Lender and the Agent may be obligated to pay as the result of receipt of additional amounts under this Section 11.14.

         (e) Within 30 days after the date of any payment of Taxes, each Borrower or Guarantor, as applicable, that has paid Taxes shall furnish to the Agent, at its address referred to in Section 11.22, the original receipt of payment thereof or a certified copy of such receipt.

         (f) For purposes of this Section, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Code, and the term "U.S. Borrower" shall mean a Borrower that is a United States person. With respect to an Obligation of a U.S. Borrower (which is expressly described herein as such and which is not expressly described herein as an obligation owed to a person who is not a U.S. Lender), each Lender that is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Documents, in the case of a Lender that is an original party to the Credit Documents or, on the date of the Assignment Agreement pursuant to which it becomes a Lender, in the case of each other Lender to a U.S. Borrower, and from time to time thereafter if requested in writing by a U.S. Borrower or the Agent (but only so long thereafter that such Lender remains lawfully able to do so), provide the Agent and such Borrower with Internal Revenue Service form 1001, 4224 or (in the case of a Lender that has certified in writing to the Agent that it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10-percent shareholder" of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a "controlled foreign corporation" related to the U.S. Borrower within the meaning of Section 864(d)(4) of the Code) W-8ECI, as appropriate, or any substitute or successor form prescribed by the Internal Revenue Service, certifying respectively in the case of a Lender providing an Internal Revenue Service form 1001, that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which treaty reduces the rate of United States withholding tax on payments under the Credit Documents in the case of a Lender providing an Internal Revenue Service form 4224, that the income receivable pursuant to the Credit Documents is effectively connected with the conduct of a trade or business in the United States in the case of a Lender providing an Internal Revenue Service form W-8ECI, that the Lender is for U.S. federal income tax purposes a foreign corporation, foreign partnership, foreign trust or foreign estate. If any form or document referred to in this subsection (f) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8ECI that such Lender reasonably considers to be confidential, such Lender shall give notice thereof to such Borrower and shall not be obligated to include in such form or document such confidential information.

         (g) Any Lender claiming any additional amounts payable pursuant to this Section 11.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Branch of Account if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

11.15    Increased Costs, etc.

         (a) If the introduction of or any change in or in the interpretation of, or any change in its application to a Lender of any law or any regulation or guideline from any central bank or other Governmental Authority (whether or not having the force of law), including but not limited to any reserve or special deposit requirement or any Tax (other than tax on a Lender's general income or capital) or any capital requirement arising after the date hereof (collectively, "Regulatory Changes"), has the effect, directly or indirectly, of (i) increasing the cost to the Lenders or any of them of performing their obligations hereunder; (ii) reducing any amount received or receivable by the Lenders or any of them hereunder or their effective return hereunder or on their capital; or (iii) causing the Lenders, or any of them, to make any payment or to forego any return based on any amount received or receivable by the Lenders, or any of them, hereunder (each, an "affected Lender"), then upon demand from time to time by any affected Lender, the Borrowers shall pay such amount as shall compensate each such Lender for any such cost, reduction, payment or foregone return (collectively, "Increased Costs"). Following any demand, each of the Borrowers shall compensate the affected Lender for all such Increased Costs, provided however, that the Borrowers shall not be liable for such Increased Costs to the extent arising prior to 60 days preceding such demand unless the cause of such demand became known to the affected Lender within 60 days of such demand and includes retroactive changes or effects beyond the date 60 days prior to such demand. In the event that the Borrowers (or either of them) choose to repay or cause to be repaid all amounts owing hereunder, any prepayment penalty which would otherwise be applicable hereunder shall be paid by the Borrowers together with all other amounts due hereunder. The affected Lender shall provide to the Agent and the Agent shall provide to the applicable Borrower a certificate in respect of the foregoing which incorporates reasonable supporting evidence and any such certificate will be prima facie evidence except for manifest error, provided that the Lenders determine the amounts owing to them in good faith using any reasonable averaging and attribution methods.

         (b) After the date hereof, if any Lender shall have determined that
(i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Branch of Account) or any Person controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender and (taking into consideration such Lender's or such Person's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of any of its commitments, Advances, Credit or obligations under this Agreement, then, upon demand of such Lender (an "affected Lender") to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such affected Lender for such increase. For the purposes of this paragraph, "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any Person controlling a bank.

11.16    Reserve Adjustment for LIBOR Advances by U.S. Lenders

         Each Lender that incurs reserve requirements under FRB Regulation D, as in effect from time to time, may require the Borrowers to pay, contemporaneously with each payment of interest on the LIBOR Advances, additional interest on the related LIBOR Advance of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (a) (i) the applicable LIBO Rate divided by (ii) one minus the percentage (expressed as a decimal) prescribed by the FRB for each relevant day for determining the maximum reserve requirement for such Lender in respect of "eurocurrency liabilities" over (b) the applicable LIBO Rate. Any Lender wishing to require payment of such additional interest shall so notify the Agent and the Agent shall notify the applicable Borrower, in which case such additional interest on the LIBOR Advances of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each LIBOR Advance.

11.17    Replacement of Lenders

         If a Lender (a "Subject Lender") makes a demand upon a Borrower (through the Agent) pursuant to Section 11.14 or Section 11.15, such Borrower may, upon not less than 20 Business Days (but in any event within 90 Business
Days) of receipt by such Borrower of such demand give notice (a "Replacement Notice") in writing to the Agent and the Subject Lender of its intention to replace the Subject Lender with a financial institution designated in such Replacement Notice. In that event, the Subject Lender shall, if it is unwilling or unable to remedy or waive the situation giving rise to the Replacement Notice, assign all of its rights to such designated financial institution pursuant to Section 10.2 for a purchase price equal to the outstanding principal amount of all amounts together with accrued interest, fees and all other amounts owing to the Subject Lender hereunder. Upon the replacement of a Lender pursuant to this Section, the processing and recording fee payable to the Agent pursuant to Section 10.2 shall be payable by such Borrower.

11.18    Illegality

         Notwithstanding anything to the contrary herein contained, if any change in or introduction of any legislation, law, order, regulation or treaty, or any change in the interpretation or application thereof by reason of a decision of any court, statutory board or commission, shall make it unlawful for any Lender to make available or fund or maintain its participation in the Credit or to give effect to its obligations as contemplated hereby, such Lender may, by written notice thereof to the Borrowers through the Agent, declare that each Lender's obligations affected thereby shall be terminated immediately. The applicable Borrower may elect to convert such obligations hereunder to a form of Advance which such Lender is able to maintain, prepay such Lender's participation in the Credit and/or replace such Lender in accordance with
Section 11.17. The Borrowers shall be responsible for any loss or expense that such Lender incurs as a result of any such prepayment, including breakage costs in respect of LIBOR Advances.

11.19    No Prohibited Financial Assistance

Notwithstanding any provision of this Agreement which could be construed to provide that the Borrower and Restricted Parties are jointly and severally liable to the Lenders for the payment of any amount hereunder in a manner which would constitute prohibited financial assistance, each of the Borrowers and Restricted Parties shall only be liable to the Lenders for (a) Advances made to it; (b) all interest, fees, indemnity amounts and other sums due hereunder attributable directly to such Advances or to such Borrower or Restricted Party, and (c) all amounts described in the foregoing clauses (a) and (b) which it has guaranteed pursuant to any Credit Document.

11.20    Interest on Miscellaneous Amounts

         (a) If either Borrower or any Restricted Party fails to pay any amount payable hereunder (other than principal, interest thereon or interest upon interest which is payable as otherwise provided in this Agreement) or under any Credit Document on the due date, such Borrower or Restricted Party shall, on demand, pay interest on such overdue amount to the Agent from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, at a rate of interest per annum in the case of amounts denominated in Canadian Dollars, equal to the sum of the Prime Rate plus 2.5% per annum; in the case of amounts denominated in U.S. Dollars, equal to the sum of the Base Rate Canada plus 2.5% per annum, adjusted and compounded monthly.

         (b) If the Borrower deposits cash as Collateral pursuant to a requirement under this Agreement, the Lender or Lenders holding the cash shall pay the Borrower interest on the cash while it continues to be held as Collateral at the rate offered by the relevant Lender from time to time for deposits in the relevant currency of comparable size and term.

11.21    Currency Indemnity

         In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lenders under this Agreement or the Credit Documents or for the payment of damages in respect of any breach of this Agreement or the Credit Documents or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the "Judgment Currency") other than the currency payable hereunder or thereunder (the "Agreed Currency"), the party against whom the judgment or order is made shall indemnify and hold the Lenders harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Agent arising or resulting from any variation as between (a) the Exchange Rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order; and (b) the Exchange Rate at which the Agent is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Agent on the date of such receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of each of the Borrowers hereunder and shall apply irrespective of any indulgence granted by the Lenders.

11.22    Address for Notice

         Notice to be given under the Credit Documents shall, except as otherwise specifically provided, be in writing addressed to the party for whom it is intended and a notice shall be personally delivered to an officer or other responsible employee of the addressee or sent by telecopier to the addresses set forth beside their respective signatures to this Agreement or such other mailing or telecopier address as each party from time to time may notify another as aforesaid. Unless the law deems a particular notice to be received earlier, a notice shall not be deemed received until actual receipt thereof by the other party.

11.23    Sharing of Information

         Each of the Borrowers and the Guarantors agree that any information, including confidential information, provided to (a) the Agent or the Lenders by any of the Borrowers, the Guarantors or any other Restricted Party pursuant to any Credit Document and not otherwise provided to any of the Mezz Agent or Mezz Holders may be shared by the Agent or the Lenders with any of the Mezz Agent or the Mezz Holders from time to time; and (b) the Mezz Agent or the Mezz Holders by any of the Borrowers, the Guarantors or any other Restricted Party pursuant to any Mezz Credit Documents and not otherwise provided to the Agent or the Lenders may be shared by the Mezz Agent or any of the Mezz Holders with the Agent and the Lenders from time to time.

11.24    Time of the Essence

         Time shall be of the essence in this Agreement.

11.25    Further Assurances

         Each of the Borrowers and the Restricted Parties shall, at the request of the Agent on behalf of the Lenders do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Majority Lenders, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Credit Documents.

11.26    Waiver of Jury Trial

         Each of the Agent, the Lenders, the Restricted Parties party hereto and the Borrowers hereby knowingly, voluntarily and intentionally waives any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Credit Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Agent, the Lenders, the Restricted Parties or the Borrowers in respect hereof. The Borrowers, the Restricted Parties party hereto, the Lenders and the Agent each acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for each of the parties to enter into this Agreement.

11.27    Forum Selection and Consent to Jurisdiction

         Any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Credit Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Agent, the Lenders, the Borrowers or the Restricted Parties party hereto in respect hereof shall be brought and maintained, at the discretion of the Agent on the instruction of the Majority Lenders, in the courts of the Province of Ontario, the State of New York sitting in New York, New York or the U.S. Federal Courts sitting in New York, New York; provided however, that any suit seeking enforcement against any collateral or other property may be brought, at the Agent's option, in the courts of any jurisdiction where such collateral or other property may be found. Each Borrower and Restricted Party party hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario, the State of New York sitting in New York, New York and the U.S. Federal Courts sitting in New York, New York, for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. Each of the Borrowers and the Restricted Parties party hereto hereby irrevocably appoints CT Corporation System the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, NY, 10011 as its agent to receive, on such Borrower's and Restricted Party's behalf and on behalf of such Borrower's and Restricted Party's property located in the United States of America, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in the State of New York. Such service may be made by mailing or delivering a copy of such process to a Borrower or Restricted Party in care of the Process Agent at the Process Agent's above address, and each Borrower and Restricted Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Borrower and Restricted Party hereby irrevocably appoints Fogler, Rubinoff LLP with its office at Suite 4400, P.O. Box 95, Royal Trust Tower, Toronto Dominion Centre, Toronto, Ontario M5K 1G8, as its agent to receive, on such Borrower's or Restricted Party's behalf and on behalf of such Borrower's and Restricted Party's property located in Ontario, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in the Province of Ontario. Such service may be made by mailing or delivering a copy of such process to a Borrower or Restricted Party in care of Fogler, Rubinoff LLP at Fogler, Rubinoff LLP above address, and each Borrower and Restricted Party hereby irrevocably authorizes and directs the Fogler, Rubinoff LLP to accept such service on its behalf. As an alternative method of service, each Borrower and Restricted Party further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within either Canada or the United States of America. Each Borrower and Restricted Party hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that a Borrower or Restricted Party has or hereafter may acquire any immunity from jurisdiction of any court of from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Borrower or Restricted Party hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Credit Documents. In addition, the Borrowers shall cause a process agent to be appointed for each Foreign Opco in all relevant jurisdiction upon request of the Agent to do so.

11.28    Term of Agreement

         Except for provisions hereof which are stated to survive the termination of this Agreement or the repayment in full of the Obligations, this Agreement shall remain in full force and effect until the performance in full of and indefeasible payment in full in cash of all of the Obligations and the termination of the Credit.

11.29    Payments on Business Day

         Whenever any payment or performance under the Credit Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day.

11.30    Entire Agreement

         This Agreement (together with the other Credit Documents) constitutes the entire agreement between the parties hereto and cancels and supersedes any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof.

11.31    Counterparts and Facsimile

         This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.


                   [Balance of page intentionally left blank]

         IN WITNESS OF WHICH, the parties have executed this Agreement.

Address for Notice
------------------

THE LENDERS
-----------

The Bank of Nova Scotia                           THE BANK OF NOVA SCOTIA
Scotia Capital
Bank Finance-Industrial Products
16th Floor                                        By: __________________________
44 King Street West                                   R.B. Lockie
Toronto, Ontario                                      Managing Director
M5H 1H1

Attention:            Managing Director           By: __________________________
Telecopier No.:       (416) 866-2009                  J. M. McKay
                                                      Director


Canadian Imperial Bank of Commerce                CANADIAN IMPERIAL BANK
BCE Place, 8th Floor                              OF COMMERCE
161 Bay Street
Toronto, Ontario                                  By: __________________________
M5J 2S8                                               Name:
                                                      Title:
Attention:            Vice President
Telecopier No.:       (416) 956-3816              By: __________________________
                                                      Name:
                                                      Title:


Bank of Montreal                                  BANK OF MONTREAL
Corporate & Investment Banking
First Canadian Place
23rd Floor                                        By: __________________________
Toronto, Ontario                                      K. Malone
M5X 1A1                                               Managing Director

Attention:            Managing Director
Telecopier No.:       (416) 867-5818


Royal Bank of Canada                              ROYAL BANK OF CANADA
13th Floor, South Tower
Royal Bank Plaza
200 Bay Street                                    By: __________________________
Toronto, Ontario                                      Name:
M5J 2J5                                               Title:

Attention:            Senior Manager
Telecopier No.:       (416) 974-2249


The Toronto-Dominion Bank                         THE TORONTO-DOMINION BANK
55 King Street West
8th Floor
Toronto-Dominion Bank Tower                       By: __________________________
Toronto, Ontario                                      G. Wice
M5K 1A2                                               Vice-President

Attention:            Vice President
Telecopier No.:       (416) 944-5164


The Bank of Nova Scotia                           THE BANK OF NOVA SCOTIA,
Suite 2200                                         by its Atlanta Agency
600 Peachtree Street N.E.
Atlanta, Georgia
30308                                             By: __________________________
                                                      C. Ashby
Attention:            Senior Manager                  Senior Manager, Loan
Telecopier No.:       (404) 888-8998                  Operations


CIBC Inc.                                         CIBC INC.
425 Lexington Avenue
8th Floor
New York, New York                                By: __________________________
10017                                                H. A. Palmer
                                                     Executive Director
Attention:            Executive Director             (CIBC World Markets
Telecopier No.:       (212) 856-3761                 Corp., as agent for
                                                     CIBC Inc.)

Bank of Montreal, by its Chicago branch           BANK OF MONTREAL
Media, Telecom & Technology Group
Asset Portfolio Group
Investment & Corporate Banking                    By: __________________________
430 Park Avenue                                       Name:
15th Floor                                            Title:
New York, New York
10022

Attention:            Managing Director
Telecopier No.:       (212) 605-1648


Royal Bank of Canada, by its Grand                ROYAL BANK OF CANADA, by
Cayman (North America No. 1) Branch               its Grand Cayman (North
c/o New York Branch                               America No. 1) Branch
One Liberty Plaza
165 Broadway                                      By: __________________________
New York, NY                                          N. G. Millar
10006-1404                                            Senior Manager

Attention:            Ms. Linda Joannou
Telecopier No.:       (212) 428-2372

with a copy to:

Royal Bank of Canada
One Liberty Plaza
4th Floor
New York, New York
10006-1404

Attention:            Mr. N. G. Millar
Telecopier No.:       (212) 809-7148


Toronto Dominion (Texas), Inc.                    TORONTO DOMINION (TEXAS), INC.
909 Fannin Street, 17th Floor
Houston, Texas
77010                                             By: __________________________
                                                      C. Faeth
Attention:            Vice-President                  Vice-President
Telecopier No.:       (713) 951-9921



THE BORROWERS
-------------


Maxxcom Inc.                                      MAXXCOM INC., an Ontario
35A Hazelton Avenue                               corporation
Toronto, Ontario
M5R 2E3                                           By: __________________________
                                                      W. Campbell
Attention:  Chief Financial Officer                   Authorized Signing Officer
Telecopier No.: (416) 960-6093


Maxxcom Inc.                                      MAXXCOM INC., a Delaware
c/o 35A Hazelton Avenue                           corporation
Toronto, Ontario
M5R 2E3                                           By: __________________________
                                                      W. Campbell
Attention:    The President                           Authorized Signing Officer
Telecopier No.:  (416) 960-6093


THE GUARANTORS
--------------

c/o Maxxcom Inc.                                  MAXXCOM (NOVA SCOTIA) CORP.
35A Hazelton Avenue                               MAXXCOM (USA) FINANCE COMPANY
Toronto, Ontario                                  MAXXCOM (USA) HOLDINGS INC.
M5R 2E3                                           1220777 ONTARIO LIMITED
                                                  NEWS CANADA INC.
Attention:            Chief Financial             1385544 ONTARIO LIMITED
                      Officer                     MAXXCOM INTERACTIVE INC.
Telecopier No.:       (416) 960-6093              MF+P ACQUISITION CO.
                                                  SMI ACQUISITION CO.
                                                  ACCENT ACQUISITION CO.
                                                  FMA ACQUISITION CO.


                                                  By: __________________________
                                                      W. Campbell
                                                      Authorized Signing Officer

c/o Maxxcom Inc.                                  MACKENZIE MARKETING, INC.
35A Hazelton Avenue
Toronto, Ontario
M5R 2E3                                           By: __________________________
                                                      G. Gibson
Attention:            Chief Financial                 Authorized Signing Officer
                      Officer
Telecopier No.:       (416) 960-6093

c/o Maxxcom Inc.                                  BRATSKEIR & COMPANY, INC.
35A Hazelton Avenue                               CPB ACQUISITION INC.
Toronto, Ontario
M5R 2E3
                                                  By: __________________________
Attention:            Chief Financial                 R. Dickson
                      Officer                         Authorized Signing Officer
Telecopier No.:       (416) 960-6093

c/o Maxxcom Inc.                                   TC ACQUISITION INC.
35A Hazelton Avenue                                ET ACQUISITION INC.
Toronto, Ontario                                   BZ ACQUISITION INC.
M5R 2E3                                            CDI ACQUISITION CO.

Attention:            Chief Financial
                      Officer                     By: __________________________
Telecopier No.:       (416) 960-6093                  R. Forzley
                                                      Authorized Signing Officer


THE AGENT


The Bank of Nova Scotia                           THE BANK OF NOVA SCOTIA,
Scotia Capital                                    as Administrative Agent
Bank Finance - Loan Syndications
17th Floor
44 King Street West                               By: __________________________
Toronto, Ontario                                      D.C. Maddocks
M5H 1H1                                               Director

Attention:            Managing Director
Telecopier No.:       (416) 866-3329

                                   SCHEDULE A

                          FORM OF ASSIGNMENT AGREEMENT

         The undersigned refer to the Second Amended and Restated Credit Agreement made as of 11 July 2001 between Maxxcom Inc., as Borrowers, The Bank of Nova Scotia, as Agent, the Lenders named therein and others (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement"). All capitalized terms used in this agreement and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

         For value received, each "Assignor" and the "Assignee" named below hereby agree as follows:

1. Each Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from each Assignor, the Proportionate Share specified on Appendix 1 attached to this Assignment Agreement in and to each Assignor's rights and obligations under the Credit Agreement.

2. Each Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any lien or security interest and that it is entitled to enter into this Assignment Agreement; makes no representation or warranty, other than as provided in this Assignment Agreement and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document; and makes no representation or warranty and assumes no responsibility with respect to the Financial Condition of the Borrowers or any Restricted Party or the performance or observance by the Borrowers or any Restricted Party of any of the obligations under the Credit Agreement or any other Credit Document.

3. The Assignee, for the benefit of the Agent and all Lenders from time to time, including the Assignor, acknowledges receipt of any upfront fee payable by the Assignor; confirms that it has received a copy of the Credit Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; confirms that it is an Eligible Assignee; appoints and authorizes the Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and specifies as its address for notice and payments its office at the address set forth on Appendix 1 hereto.

4. Following the execution of this Assignment Agreement, it shall immediately be delivered to the Agent, together with the processing and recording fee specified in Section 10.2 of the Credit Agreement, and prior to an Event of Default, approval by Maxxcom Inc. for recording by the Agent. The Assignee's agreement to become a Lender, as constituted by this Assignment Agreement, is irrevocable. The Assignee shall become a Lender, and shall be bound by the obligations and entitled to the benefits in the Credit Agreement and the Mezz Inter-Creditor Agreement, immediately upon this Assignment Agreement being recorded by the Agent (the "Effective Date"). On the Effective Date, the Assignee shall pay each Assignor an amount equal to the Assignee's Proportionate Share of Prime Rate Advances and Base Rate Advances made by that Assignor as of the Effective Date and shall become entitled to receive standby fees in accordance with the Credit Agreement in respect of its Proportionate Share of the aggregate amount of the Credit that has not been advanced by the Lenders. The Assignee shall make further Advances to the Borrowers, beginning on the first Drawdown Date that is at least 3 Business Days following the Effective Date, as BA Equivalent Loans, Advances by way of Bankers' Acceptances and LIBOR Advances made by each Assignor as they mature, until the Assignee has made Advances in an amount equal to its Proportionate Share of the aggregate Advances made by all Lenders under the Credit Agreement.

5. If Advances made by the Assignee to the Borrowers are for any reason less than the Assignee's Proportionate Share of the aggregate Advances made by all Lenders under the Credit Agreement, the Assignee shall, on demand, indemnify each Assignor in respect of the principal amount of the corresponding Advances made by that Assignor in excess of that Assignor's Proportionate Share. The Advances by each Assignor in respect of which the Assignee is bound to indemnify that Assignor are set out on Appendix 2 to this Assignment Agreement. Each Assignor shall pay the Assignee indemnity fees during the period in which the Assignee is obliged to indemnify the Assignor. The fee shall be in the amount specified on Appendix 2 and shall be payable on the Effective Date in respect of BA Equivalent Loans, Advances by way of Bankers' Acceptances and LIBOR Advances.

6. This Assignment Agreement shall be governed by, and construed in accordance with the laws of the Province of Ontario, Canada.

7. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.

         IN WITNESS WHEREOF, each Assignor and the Assignee have caused this Assignment Agreement to be executed by their duly authorized officers as of the dates specified below.


                             (First) Assignor: ________________________________


                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              Dated: ____________________, 20__


                             (Second) Assignor:


                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              Dated: ____________________, 20__


              [Insert signatures of other Assignors as required]



                                     Assignee: ________________________________


                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              Dated: ____________________, 20__


                                    Address:

                                    ___________________________________________

                                    ___________________________________________

                                    ___________________________________________




Acknowledged on __________20__          [Approved/Acknowledged] on ________20__


THE BANK OF NOVA SCOTIA, as Agent            MAXXCOM INC.

By:  ____________________________            By:  ____________________________
     Name:                                        Name:
     Title:                                       Title:

By:  ____________________________            By:  ____________________________
     Name:                                        Name:
     Title:                                       Title:

                                             MAXXCOM INC.

                                             By:  ____________________________
                                                  Name:
                                                  Title:

Effective Date: _________________

                                   APPENDIX 1
                                       TO
                              ASSIGNMENT AGREEMENT


Advances in respect of which the Assignee is to indemnify the Assignors, as of the Effective Date:


[insert name of Assignor, if more than one]


Type of Advance       Maturity Date of Advance       Principal Amount of Advance
---------------       ------------------------       ---------------------------







Indemnity fee:


[repeat for additional Assignors, if more than one]

                                   APPENDIX 2
                                       TO
                              ASSIGNMENT AGREEMENT


Advances in respect of which the Assignee is to indemnify the Assignors, as of the Effective Date:


[insert name of Assignor, if more than one]


Type of Advance       Maturity Date of Advance       Principal Amount of Advance
---------------       ------------------------       ---------------------------








Indemnity fee:


[repeat for additional Assignors, if more than one]

                                   SCHEDULE B
                          FORM OF INTERCORPORATE NOTE






                                PROMISSORY NOTE
                           (Insert Name of Borrower)


Dated:                                             As of [Insert Date]


To or to the order of:                             Maxxcom Inc.
                                                   35A Hazelton Avenue
                                                   Toronto, Ontario
                                                   M5R 2E3

                                                   Attention: Beverley Morden,
                                                   President

                                                   (the "Lender")

RECITALS:

A. The Lender has extended credit facilities to and in favour of the undersigned (the "Borrower") from time to time for the purposes of financing the day to day operating requirements of the Borrower and for its general corporate purposes and the Lender may at its option and in its sole discretion agree to extend further credit facilities to the Borrower from time to time for such purposes (collectively, the "Credit Facilities").

B. The Borrower is making this promissory note (the "Note") in favour of the Lender to evidence its indebtedness under the Credit Facilities from time to time and to set forth other terms and conditions in relation thereto. FOR VALUE RECEIVED the Borrower hereby promises to pay, in accordance with the terms and conditions hereof, to or to the order of the Lender at the office of the Lender specified above or to such other address in respect of which the Borrower has been notified by the Lender, the principal amount from time to time outstanding under the Credit Facilities (the "Principal Amount") together with interest thereon in the manner and at the rate specified in Section 3 and all other amounts owing hereunder from time to time. Unless otherwise specified, all payments received under this Note shall be applied firstly to the payment of amounts payable under this Note other than the Principal Amount and secondly to the payment of the Principal Amount.

This Note is a negotiable instrument.

The following are the terms and conditions of this Note:

1.       Determination of Principal Amount/Making of Advances, etc.
         ----------------------------------------------------------

         (a) The indebtedness of the Borrower under this Note from time to time shall be determined by reference to the books, accounts and records maintained by the Lender concerning advances made and payments received in relation to the Credit Facilities. The records maintained by the Lender shall constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Lender in respect of advances under the Credit Facilities and all details in relation thereto. The failure of the Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay amounts due hereunder to the Lender in accordance with the terms hereof. The Borrower shall have the opportunity to dispute the Principal Amount outstanding under this Note and any repayments in respect thereof as evidenced by the books, accounts and records of the Lender by providing documentary evidence to the contrary to the Lender.

         (b) Advances of the Principal Amount shall be deemed conclusively to have been made to and for the benefit of the Borrower when:

               (i) deposited or credited to the account of the Borrower as designated from time to time by the Borrower by notice in writing thereof addressed to the Lender; or

               (ii) made in accordance with the instructions of any senior officer of the Borrower as designated in writing by the Borrower to the Lender as having the authority to so instruct the Lender.

2.       Payments, etc.
         --------------

         (a) Subject to section 4 hereof, the unpaid balance of the Principal Amount under this Note, together with all accrued and unpaid interest and other amounts payable under this Note, shall become payable by the Borrower to the Lender on the date which is thirty (30) days following the date upon which demand is made therefor by the Lender to the Borrower.

         (b) The Borrower shall have the right to pay the whole or any part of the unpaid balance of the Principal Amount outstanding under this Note from time to time, at any time, without bonus or penalty upon one (1) business day's prior written notice to the Lender and upon payment at such time of all accrued and unpaid interest and other amounts payable under this Note.

         (c) Any and all payments made under this Note shall be made without set-off or counterclaim in respect of any amounts which may be owing by the Lender to the Borrower under any other agreement and shall be made free and clear of, without deduction for and on a fully indemnified basis in respect of any and all present and future taxes, fees or withholdings imposed by any taxing authority other than in respect of taxes on the net income or capital of the Lender ("Taxes").

         (d) If the Borrower shall be required by law to deduct any Taxes from or in respect of any or all payments under this Note to the Lender, (a) the payment shall be increased by the Borrower as may be necessary so that, after making all required deductions for such Taxes, the net amount the Lender actually receives (after Taxes) is an amount equal to the sum it would have received had no such deductions for such Taxes or other deduction been made, (b) the Borrower shall make such deductions, and (c) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         (e) The Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration with respect to this Note and/or any security or instrument granted in connection herewith (hereinafter referred to as "Other Taxes").

         (f) The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes with respect to any and all payments received by the Lender under this Note. Without limitation of the foregoing, the Borrower shall also indemnify the Lender on an after-tax basis for any additional taxes on income or net income that the Lender may be obligated to pay as the result of receipt of additional amounts under this paragraph (f) and paragraph (d) above.

3.       Interest Rate, etc.
         -------------------

         (a) Interest shall be payable upon the unpaid balance of the Principal Amount outstanding under this Note from time to time and any other amounts due and owing hereunder (including for greater certainty, but without limitation, overdue interest) from time to time at a variable rate of interest equal to ! per cent (!%) per annum plus the rate of interest per annum publicly quoted from time to time by The Bank of Nova Scotia as being its prime rate for Canadian dollar commercial loans made in Canada, that interest being calculated daily and payable monthly on the last day of each calendar month, not in advance, both before and after maturity or default and judgment on the amount outstanding from day to day on the basis of a year of 365 or 366 days as applicable.

         (b) Each rate of interest which is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year equal to such rate of interest multiplied by the actual number of days in the calendar year of calculation and divided by the number of days in the deemed interest period.

4.       Events of Default
         -----------------

         (a) Each of the following events or circumstances is an event of default under this Note:

               (i) the failure to pay or perform any obligations, liabilities or indebtedness owed by the Borrower to the Lender, whether under this Note or under any security agreement granted by the Borrower to the Lender in respect of the Note as and when due (whether due by demand, maturity or by acceleration);

               (ii) the insolvency of the Borrower or the appointment of a receiver, manager, trustee, liquidator, for any of the property of the Borrower or an assignment for the benefit of the Borrower's creditors;

               (iii) the institution of a proceeding in bankruptcy, insolvency, winding-up, liquidation, arrangement or other similar proceedings in any relevant jurisdiction against the Borrower, whether voluntarily or involuntarily, or the institution of proceedings by a Borrower to obtain relief against its creditors;

               (iv) the Borrower voluntarily or involuntarily ceases to carry on business or suspends business operations for more than 30 days; and/or

               (v) the Borrower fails to maintain, care for, preserve or protect property covered by any security held by the Lender.

         (b) Notwithstanding any other provisions hereof, including for greater certainty, section 2(a) hereof, upon the occurrence of an event of default, the total amount of the Principal Amount then outstanding under this Note together with any other amounts payable under this Note shall become immediately due and payable to the Lender without notice, demand or other formality, all of which are hereby waived by the Borrower.

         (c) For avoidance of doubt, following the expiry of the 30 day period referred to in section 2(a) hereof following a demand for payment, all amounts owing or accruing due under this Note shall become immediately due and payable notwithstanding that no event of default has occurred under this section 4.

         (d) The Borrower shall pay all costs incurred by the Lender in enforcing and collecting upon this Note and enforcing any security granted in support hereof, including legal costs on a solicitor and client basis.

5.       No Obligation to Advance Principal Amount
         -----------------------------------------

         Nothing herein shall obligate the Lender to make advances or further advances of the Principal Amount to the Borrower, whether or not repayments of the Principal Amount have been made hereunder, it being acknowledged by the Borrower that the credit facilities extended by the Lender to the Borrower under this Note are of a non-revolving nature and advances of the Principal Amount by the Lender to the Borrower are within the sole discretion of the Lender.

6.       Presentment, etc.
         -----------------

         The Borrower hereby waives presentment, notice of dishonour, notice of protest, notice of non-payment and any other notice required by law to be given to the Borrower on this Note in connection with the delivery, acceptance, performance, default or enforcement of this Note and agrees that no waiver of any term or condition of this Note by the Lender or any other person shall affect or impair any other obligations of the Borrower under this Note or, in respect of a failure to act, be construed as being a waiver by the Lender or that other person of its rights under this Note.

7.       Usury Laws
         ----------

         Where the rate of interest payable under this Note is found by a competent court, governmental agency or other tribunal to exceed the maximum rate of interest permitted by the laws of any applicable jurisdiction or the rules or regulations of any appropriate regulatory authority, then during the time that the rate of interest would exceed the permissible limit, that part of each interest payment attributable to the portion of the interest rate that exceeds the permissible limit shall be deemed to be a prepayment of the Principal Amount.

8.       Assignment, etc.
         ----------------

         (a) The Borrower shall not be entitled to assign or transfer its obligations under this Note without the prior written consent of the Lender, which consent may be unreasonably withheld. The Lender may, without the prior written consent of the Borrower assign, transfer, negotiate, pledge or otherwise hypothecate this Note, any of its rights hereunder or any part thereof and any security granted in connection herewith and all rights and remedies of the Lender in connection with the interest so assigned shall be enforceable against the Borrower as the same would have been by the Lender but for such assignment, transfer, negotiation, pledge or hypothecation.

         (b)   The Borrower hereby:

               (i) acknowledges that this Note and all security to be granted in connection herewith has been or will be assigned by the Lender to The Bank of Nova Scotia, as agent for and on behalf of the lenders (the "Maxxcom Syndicate Lenders") who are parties from time to time to the amended and restated credit agreement made as of 29 November 2000 between Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers, their respective wholly-owned subsidiaries, as guarantors, The Bank of Nova Scotia, as agent (the "Agent"), and the Maxxcom Syndicate Lenders (as amended, supplemented, restated and replaced from time to time, the "Credit Agreement");

               (ii)   consents to the assignment referred to in paragraph
                      (b)(i); and

               (iii) acknowledges and agrees, without limitation of any other provision of this Note, that the Agent may at any time following the occurrence of a default under the Credit Agreement exercise all rights of the Lender hereunder.

         (c) The terms and provisions of this Note shall be binding upon and enure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns.

9.       Proper Law
         ----------

         This Note is subject to the laws of the Province of Ontario and the Borrower, the Lender and every holder of this Note consents to the non-exclusive jurisdiction of the courts of Ontario in respect of all proceedings arising under this Note.

10.      Interpretation/General
         ----------------------

         In this Note,

         (a) a word importing the masculine, feminine or neuter gender also includes members of the other genders;

         (b) a word defined in or importing the singular number has the same meaning when used in the plural number, and vice versa;

         (c) a reference to any Act, bylaw, rule or regulation or to a provision thereof shall be deemed to include a reference to any Act, bylaw, rule or regulation or provision enacted in substitution therefor or amendment thereof;

         (d) the headings to each section are inserted for convenience of reference only and do not form part of the Note;

         (e) no amendment or waiver of this Note shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Note shall constitute a waiver of any other provision nor shall any waiver of any provision of this Note constitute a continuing waiver unless otherwise expressly provided; and

all references to the Lender shall be deemed to include the successors and assigns of the Lender and any holder of this Note.

EXECUTED as of the date first above written

                                   [INSERT NAME OF BORROWER]


                                   Per: _________________________
                                        Name:
                                        Title:
                                   I have the authority to bind the Corporation.

                                   Address: [Insert Borrower's Address]

                                   SCHEDULE C
                        FORM OF INTERCORPORATE SECURITY

                           GENERAL SECURITY AGREEMENT


                  THIS AGREEMENT made as of the [o] day of [o], [o].
BY:
                  [Insert Name of Debtor], a corporation incorporated under the laws of ? and having its chief executive office at the [City of Toronto], in the [Province of Ontario]

                  (the "Debtor")

IN FAVOUR OF:

                  Maxxcom Inc., a corporation incorporated under the laws of Ontario

                  (the "Secured Party")


RECITALS:
A. The Debtor and the Secured Party have entered into a promissory note dated [o] (the "Note") evidencing the credit facilities extended by the Secured Party to the Debtor from time to time.

B. It is a condition precedent to any advance of such credit facilities that the Debtor enter into this Agreement in favour of the Secured Party.

         NOW THEREFORE in consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Debtor agrees with the Secured Party as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1   Definitions
      -----------

         In this Agreement:

         (a) "Accessions" means Goods that are installed in or affixed to other Goods;

         (b) "Account" means any monetary obligation not evidenced by Chattel Paper, an Instrument or a Security, whether or not it has been earned by performance;

         (c) "this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and any similar expressions refer to this Agreement as it may be amended, supplemented, restated or replaced from time to time, and not to any particular Article, section or other portion hereof;

         (d) "Applicable Law" means, at any time, with respect to any Person, property, transaction or event, the common law and all applicable laws, statutes, regulations, treaties, judgments and decrees and, provided in each case they have the force of law, all then applicable official directives, requirements, orders and policies of any governmental authorities made under such laws, by-laws, statutes and regulations;

         (e) "Business Day" means any day other than Saturday, Sunday or any statutory holiday on which banks are generally open for business in Toronto, Ontario;

         (f) "Chattel Paper" means one or more than one writing that evidences both a monetary obligation and a security interest in or a lease of specific Goods;

         (g) "Collateral" means all of the undertaking, property and assets of the Debtor subject to, or intended to be subject to, the Security Interest, and any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof" except where otherwise specifically provided;

         (h)      "Demand Date" means the date upon which payment under the
                  Note is due following demand therefor in accordance with
                  section 2(a) of the Note;

         (i) "Document of Title" means any writing that purports to be issued by or addressed to a bailee and purports to cover such Goods in the bailee's possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the documents and Goods it covers;

         (j) "Equipment" means Goods that are not Inventory or consumer goods (as such term is defined in the PPSA);

         (k) "Event of Default" means any of the events or circumstances set forth in section 4(a) of the Note;

         (l) "GAAP" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants or any successor institute including those set out in the Handbook of the Canadian Institute of Chartered Accountants, consistently applied;

         (m) "Goods" means tangible personal property other than Chattel Paper, Documents of Title, Instruments, Money and Securities, and includes fixtures and improvements;

         (n)      "Instrument" means,

                  (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of Money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or

                  (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder;

                  but does not include a writing that constitutes part of Chattel Paper, a Document of Title or a Security;

         (o) "Intangible" means all personal property, including choses in action that is not Goods, Chattel Paper, Documents of Title, Instruments, Money or Securities;

         (p) "Inventory" means Goods that are held by a Person for sale or lease or that have been leased or that are to be furnished or have been furnished under a contract of service, or that are raw materials, work in process or materials used or consumed in a business or profession;

         (q) "Lien" means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

         (r) "Money" means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency;

         (s) "Obligations" means all indebtedness, liabilities or other obligations of the Debtor to the Secured Party, under or in respect of the Note and this Agreement, whether actual or contingent, direct or indirect, matured or not, now existing or hereafter arising;

         (t) "Permitted Encumbrances" means the encumbrances described in Schedule "A" hereto;

         (u) "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

         (v) "PPSA" means the Personal Property Security Act (Ontario), or other jurisdictional equivalents as amended from time to time, any and any Act substituted therefor and amendments thereto;

         (w) "Proceeds" means identifiable or traceable personal property in any form derived directly or indirectly from any dealing with property or the proceeds therefrom, and includes any payment representing indemnity or compensation for loss of or damage to property or proceeds therefrom;

         (x) "Receiver" means any of a receiver, manager, receiver-manager and receiver and manager;

         (y)      "Security" means a document that is,

                  (i) issued in bearer, order or registered form,

                  (ii) of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment,

                  (iii) one of a class or series or by its terms is divisible into a class or series of documents, and

                  (iv) evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer,

                  and includes an uncertificated security within the meaning of
                  Part VI (Investment Securities) of the Business Corporations Act (Ontario); and

         (y) "Security Interest" has the meaning attributed to such term in Section 2.1.

1.2      Headings
         --------

         The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3      References to Articles and Sections
         -----------------------------------

         Whenever in this Agreement a particular Article, section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular Article, section or portion thereof contained herein.

1.4      Currency
         --------

         Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.

1.5      Gender and Number
         -----------------

         In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.6      Invalidity of Provisions
         ------------------------

         Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

1.7      Amendment, Waiver
         -----------------

         No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.8      Governing Law, Attornment
         -------------------------

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and the Corporation hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of Ontario.

                                   ARTICLE 2
                               SECURITY INTEREST

2.1      Creation of Security Interest
         -----------------------------

         Subject to Sections 2.2 and 2.3 hereof, the Debtor hereby grants to and creates in favour of the Secured Party a security interest (the "Security Interest") in all of its present and future property, assets and undertaking including, without limitation of the foregoing;

         (a) all Goods (including without limitation all parts, accessories, attachments, additions and Accessions to all such Goods) whether or not such Goods are now or hereafter become fixtures, all Accounts, all Chattel Paper, all Documents of Title (whether negotiable or not), all Instruments, all Intangibles, all Money and all Securities, and all other personal property, if any, in each case now owned or hereafter acquired by or on behalf of the Debtor or in respect of which the Debtor now or hereafter has any right, title or interest (including, without limitation, such as may be returned to or repossessed by the Debtor);

         (b) all renewals of, accretions to and substitutions for any of the property described in Section 2.1(a); and

         (c) all Proceeds (including Proceeds of Proceeds) of any of the property described in Sections 2.1(a) and 2.1(b).

2.2      Exception for Last Day of Leases
         --------------------------------

         The Security Interest granted hereby does not and shall not extend to, and Collateral shall not include, the last day of the term of any lease or sub-lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Debtor, but upon the sale of the leasehold interest or any part thereof the Debtor shall stand possessed of such last day in trust to assign the same as the Secured Party shall direct.

2.3      Exception for Contractual Rights
         --------------------------------

         The Security Interest granted hereby does not and shall not extend to, and Collateral shall not include, any agreement, right, franchise, license or permit (the "contractual rights") to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the Security Interest therein would permit any Person to terminate the contractual rights, but the Debtor shall hold its interest therein in trust for the benefit of the Secured Party and shall assign such contractual rights to the Secured Party forthwith upon obtaining the consent of the other party thereto.

2.4      Attachment
         ----------

         The attachment of the Security Interest has not been postponed and the Security Interest shall attach to Collateral existing as at the date hereof, upon execution of this Agreement and, in respect of Collateral acquired after the date hereof, upon the Debtor acquiring rights in such Collateral.

                                   ARTICLE 3
                              OBLIGATIONS SECURED

3.1      Obligations Secured
         -------------------

         The Security Interest granted hereby secures payment, performance and satisfaction of the Obligations.

                                   ARTICLE 4
                        CERTAIN AGREEMENTS OF THE DEBTOR

4.1      Restrictions on Dealing with Collateral
         ---------------------------------------

         The Debtor agrees that it shall not, without the prior consent in writing of the Secured Party:

         (a) sell, assign, transfer, exchange or otherwise dispose of any Goods or all or any material part of the Collateral as a whole other than;

                  (i) Inventory in the ordinary course of business; and

                  (ii) Equipment which has become worn out, damaged or otherwise unsuitable for its purpose, on condition that the Debtor substitute for such Equipment property of equal value free from all Liens. Such substituted property shall become part of the Collateral as soon as the Debtor acquires any interest in it; or

         (b) create, assume or suffer to exist any Lien upon the Collateral, other than the Security Interest, except for Permitted Encumbrances;

No provision hereof shall be construed as a subordination or postponement of the Security Interest to or in favour of any Lien, whether or not such Lien is permitted hereunder or otherwise.

4.2      Verification of Collateral
         --------------------------

         The Secured Party shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Secured Party may consider appropriate and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith and for such purpose to grant to the Secured Party or its agents access to all places where Collateral may be located and to all premises occupied by the Debtor.

4.3      Expenses
         --------

         The Debtor shall pay to the Secured Party on demand all of the Secured Party's reasonable costs, charges and expenses (including, without limitation, legal fees on a solicitor and his own client basis) in connection with the preparation, registration or amendment of this Agreement, the perfection or preservation of the Security Interest, the enforcement by any means of any of the provisions hereof or the exercise of any rights, powers or remedies hereunder, including, without limitation, all such costs, charges and expenses in connection with taking possession of Collateral, carrying on the Debtor's business, collecting the Debtor's accounts and taking custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral, together with interest on such costs, charges and expenses from the dates incurred to the date of payment at the interest rate being charged under the Note.

4.4      Further Assurances
         ------------------

         The Debtor shall at its own expense do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, mortgages, pledges, charges, assignments, security agreements, hypothecs and assurances (including instruments supplemental or ancillary thereto) and such financing statements as the Secured Party may from time to time reasonably request to better assure and perfect its security on the Collateral.

                                   ARTICLE 5
                              COLLECTION OF DEBTS

5.1      Collection of Debts
         -------------------

         Following the Demand Date or upon the occurrence of an Event of Default, the Secured Party may give notice of the Security Interest to any Person obligated to pay any debt or liability constituting Collateral and may also direct such Person to make all payments on account of any such debt or liability to the Secured Party. The Debtor acknowledges that any payments received by the Debtor from such Persons, whether before or after notification of the Security Interest to such Persons and whether before or following the Demand Date or the occurrence of an Event of Default, shall be received and held by the Debtor in trust, or as agent in the Province of Quebec, for the Secured Party and shall be turned over to the Secured Party upon request.

                                   ARTICLE 6
                                    REMEDIES

6.1      Appointment of Receiver
         -----------------------

         (a) Following the Demand Date or upon the occurrence of an Event of Default, the Secured Party may appoint by instrument any Person, whether an officer or an employee of the Secured Party or not, to be a Receiver of Collateral and may remove any Receiver so appointed and appoint another in place of such Receiver in the same manner. Any such Receiver shall be deemed the agent of the Debtor and not of the Secured Party for the purposes of (i) carrying on and managing the business and affairs of the Debtor, and (ii) establishing liability for all acts or omissions of the Receiver while acting as such, and the Secured Party shall not be in any way responsible for any acts or omissions on the part of any such Receiver, its officers, employees and agents. The Debtor hereby irrevocably authorizes the Secured Party to give instructions to the Receiver relating to the performance of its duties. The Debtor hereby irrevocably waives any right it may have now or in the future under any Applicable Law, including, without limitation, the PPSA, to make application to a court for the removal, replacement or discharge of the Receiver or for directions on any matter relating to the duties of the Receiver (unless such duties are not being performed in accordance with Applicable Law or in respect of the Receiver's accounts or remuneration or in respect of any other matter.

         (b) Subject to the provisions of the instrument appointing it and Applicable Law any such Receiver shall have the power to take possession of Collateral, to preserve Collateral or its value in such manner as it considers appropriate, to carry on or concur in carrying on all or any part of the business of the Debtor and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of Collateral in such manner and on such terms as it considers to be appropriate. To facilitate the foregoing powers, any such Receiver may enter upon, use and occupy all premises owned or occupied by the Debtor wherein Collateral may be situate to the exclusion of all others to the extent permitted by law, including the Debtor, maintain Collateral upon such premises, borrow money on a secured or unsecured basis, incur reasonable expenses in the exercise of the rights, powers and remedies set out in this Agreement and use Collateral directly in carrying on the Debtor's business or as security for loans or advances to enable it to carry on the Debtor's business or otherwise, as such Receiver shall, in its discretion, determine. In addition, the Receiver shall have the following rights, powers and remedies:

                  (i) to make payments to Persons having prior rights or Liens on properties on which the Debtor may hold a Lien and to Persons having prior rights or Liens on the Collateral; and

                  (ii) to demand, commence, continue or defend proceedings in the name of the Secured Party, or in the name of the Debtor for the purpose of protecting, seizing, collecting, realizing or obtaining possession of payment of the Collateral and to give effectual receipts and discharges therefor.

         (b) Except as may be otherwise directed by the Secured Party, all Proceeds received from time to time by such Receiver in carrying out its appointment shall be received in trust, or as agent in the Province of Quebec, for and paid over to the Secured Party. Every such Receiver may, in the discretion of the Secured Party, be vested with all or any of the rights and powers of the Secured Party.

6.2      Exercise of Remedies by Secured Party
         -------------------------------------

         Following the Demand Date or upon the occurrence of an Event of Default, the Secured Party may, either directly or through its agent or nominees, exercise all the powers and rights available to a Receiver by virtue of Section 6.1 or otherwise in accordance with Applicable Law. In addition to the rights granted in this Agreement and in any other agreement now or hereafter in effect between the Debtor and the Secured Party and in addition to any other rights the Secured Party may have at law or in equity or otherwise, the Secured Party shall have, both before and following the Demand Date or the occurrence of an Event of Default, all rights and remedies of a secured party under the PPSA.

6.3      Possession of Collateral
         ------------------------

         The Debtor acknowledges that the Secured Party or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and the Debtor agrees upon request from the Secured Party or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed.

6.4      Remedies Not Exclusive
         ----------------------

         All rights, powers and remedies of the Secured Party under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by the Secured Party and any other rights, powers and remedies of the Secured Party however created or arising. No single or partial exercise by the Secured Party of the rights, powers and remedies under this Agreement or under any other security now or hereafter held by the Secured Party shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or any other security or at law, in equity or otherwise. The Secured Party shall at all times have the right to proceed against Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which the Secured Party may have with respect to this Agreement or any other security at law, in equity or otherwise. No delay or omission by the Secured Party in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy.

6.5      Debtor Liable for Deficiency
         ----------------------------

         The Debtor shall remain liable to the Secured Party for any deficiency after the proceeds of any sale, lease or disposition of Collateral are received by the Secured Party.

6.6      Exclusion of Liability of Secured Party and Receiver
         ----------------------------------------------------

         The Secured Party shall not, nor shall any Receiver appointed by it, be liable for any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including, without limitation, any failure to take possession of, collect, enforce, realize, sell, lease or otherwise dispose of, preserve or protect the Collateral, to carry on all or any part of the business of the Debtor relating to the Collateral or take any steps or proceedings for any such purposes. Neither the Secured Party nor any Receiver appointed by the Secured Party shall have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of the Collateral including, without limitation, any Instrument, Chattel Paper or Securities, whether or not in the Secured Party's or the Receiver's possession, and neither the Secured Party nor any Receiver appointed by the Secured Party shall be liable for failure to do so. Subject to the foregoing, the Secured Party shall use reasonable care in the custody and preservation of the Collateral in its possession.

6.7      Notice of Sale
         --------------

         Unless required by law, neither the Secured Party nor any Receiver appointed by it shall be required to give the Debtor any notice of any exercise of any remedy it may have, sale, lease or other disposition of the Collateral, the date, time and place of any public sale of the Collateral or the date after which any private disposition of the Collateral is to be made.

                                   ARTICLE 7
                            APPLICATION OF PROCEEDS

7.1      Application of Proceeds
         -----------------------

         The proceeds arising from the enforcement of the Security Interest as a result of the possession by the Secured Party of the Collateral or from any sale or other disposition of, or realization of security on, the Collateral (except following acceptance of the Collateral in satisfaction of the Obligations) shall be applied by the Secured Party in such order as it may determine (subject to Applicable Law, including the PPSA).

7.2      Monies Actually Received
         ------------------------

         The Debtor shall be entitled to be credited only with the actual Proceeds arising from the possession, sale, lease or other disposition of, or realization of security on, the Collateral when received by the Secured Party or the Receiver and such actual Proceeds shall mean all amounts indefeasibly received in cash by the Secured Party or the Receiver upon such possession, sale, lease or other disposition of, or realization of security on, the Collateral.

                                   ARTICLE 8
                                    GENERAL

8.1      Power of Attorney
         -----------------

         To the extent permitted by Applicable Law, the Debtor hereby appoints the Secured Party as the Debtor's attorney, with full power of substitution, in the name and on behalf of the Debtor, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Debtor has herein agreed to execute, deliver and do or as may be required by the Secured Party or any Receiver to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Secured Party, and generally to use the name of the Debtor in the exercise of all or any of the rights, powers or remedies hereby conferred on the Secured Party. This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Debtor or for any other reason.

8.2      Set-Off
         -------

         The Secured Party may at any time and from time to time, without notice to the Debtor or to any other Person, set-off, appropriate and apply any and all deposits, general or special, matured or unmatured, held by or for the benefit of the Debtor with the Secured Party, and any other indebtedness and liability of the Secured Party to the Debtor, matured or unmatured, against and on account of the Obligations when due, in such order of application as the Secured Party may from time to time determine.

8.3      Dealings with Others
         --------------------

         The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Debtor, debtors of the Debtor, sureties and other Persons and with Collateral and other security as the Secured Party sees fit, without prejudice to the liability of the Debtor to the Secured Party or the rights, powers and remedies of the Secured Party under this Agreement.

8.4      Perfection of Security
         ----------------------

         The Debtor authorizes the Secured Party to register such financing statements and other documents and do such acts, matters and things as the Secured Party may consider appropriate to perfect and continue the Security Interest, to protect and preserve the interest of the Secured Party in Collateral and to realize upon the Security Interest. The Debtor further agrees that, upon request by the Secured Party, it shall execute all financing statements and other documents and do such acts, matters and things as the Secured Party may consider appropriate to perfect and continue the Security Interest, to protect and preserve the interest of the Secured Party in Collateral and to realize upon the Security Interest.

8.5      Communication
         -------------

         Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communications, or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof or, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending or, if delivered by hand, shall be deemed to have been received at the time it is delivered to the applicable address noted below. Notice of change of address shall also be governed by this section. Notice and other communications shall be addressed as follows:

         (a)      if to the Secured Party:

                  Maxxcom Inc.
                  35A Hazelton Avenue
                  Toronto, Ontario
                  M5R 2E3

                  Attention:                Chief Financial Officer
                  Facsimile number:         (416) 960-6093

                  with a copy to:

                  Fogler, Rubinoff LLP
                  Barristers & Solicitors
                  Suite 4400, P.O. Box 95
                  Royal Trust Tower
                  Toronto-Dominion Centre
                  Toronto, Ontario
                  M5K 1G8

                  Attention:                Mr. Barry R. Fillimore
                  Facsimile number:         (416) 941-8852

         (b)      if to the Debtor:

                  [Insert name and address of Debtor]

                  Attention: [Insert Title of Contact Person]
                  Facsimile number: (?)?-?

         Notwithstanding the foregoing, if the PPSA requires that a notice or other communication be given in a specified manner, then any such notice or communication shall be given in such manner.

8.6      Assignment
         ----------

         (a) The Debtor shall not be entitled to assign or transfer its obligations under this Agreement without the prior written consent of the Secured Party, which consent may be unreasonably withheld. The Secured Party may, without the prior written consent of the Debtor assign, transfer, negotiate, pledge or otherwise hypothecate this Agreement, any of its rights hereunder or any part thereof and all rights and remedies of the Secured Party in connection with the interest so assigned shall be enforceable against the Debtor as the same would have been by the Secured Party but for such assignment, transfer, negotiation, pledge or hypothecation.

         (b)      The Debtor hereby:

                  (i) acknowledges that this Agreement, the indebtedness secured hereby and all other security to be granted in connection herewith has been or will be assigned by the Secured Party to The Bank of Nova Scotia, as agent for and on behalf of the lenders (the "Maxxcom Syndicate Lenders") who are parties from time to time to the second amended and restated credit agreement dated as of ! 2001 between Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers, their respective wholly-owned subsidiaries, as guarantors, The Bank of Nova Scotia, as agent (the "Agent"), and the Maxxcom Syndicate Lenders (as amended, supplemented, restated and replaced from time to time, the "Credit Agreement");

                  (ii)   consents to the assignment referred to in paragraph
                         (b)(i); and

                  (iii) acknowledges and agrees, without limitation of any other provision of this Agreement, that the Agent may at any time following the occurrence of a default under the Credit Agreement exercise all rights of the Secured Party hereunder.

8.7      Successors and Assigns
         ----------------------

         The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Debtor, the Secured Party and their respective successors and permitted assigns.

8.8      Discharge
         ---------

         Upon indefeasible payment and performance by the Debtor of the Obligations secured hereby the Secured Party shall upon request in writing by the Debtor deliver up this Agreement to the Debtor and shall at the expense of the Debtor cancel and discharge the Security Interest and execute and deliver to the Debtor such documents as shall be requisite to discharge the Security Interest hereby constituted.

8.9      Copy Received
         -------------

         The Debtor hereby acknowledges receipt of a copy of this Agreement and a copy of the financing statement registered under the PPSA in respect of the Security Interest.

         IN WITNESS WHEREOF the Debtor has executed this Agreement as of the date first written above.


                                        [INSERT NAME OF DEBTOR]


                                        By: __________________________________
                                            Name:
                                            Title:

                                  SCHEDULE "A"

                             PERMITTED ENCUMBRANCES
                             ----------------------

(a) liens for taxes, rates, assessments or other of governmental bodies, or levies not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by the Debtor and in respect of which the Debtor has set aside on its books reserves which, in accordance with GAAP, are adequate therefor;

(b) liens for any judgment rendered or claim filed against the Debtor which the Debtor is contesting in good faith and in respect of which the Debtor has set aside on its books reserves which, in accordance with GAAP, are adequate therefor and to the extent only that any such judgment does not or would not, if determined unfavourably for the Debtor, constitute an Event of Default;

(c) undetermined or inchoate liens, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which the Secured Party has not been given notice, or which relate to obligations not due or payable, or, if due, the validity of which is being contested in good faith by appropriate proceedings, provided that such obligations due are not in excess of Cdn.$10,000 (or the equivalent thereof in another currency);

(d) reservations, limitations, provisos and conditions expressed in any original grants from the Crown or other grants of real or immoveable property, or interests therein, which do not materially impair the use of the affected land for the purpose for which it is used by the Debtor;

(e) licenses, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) which will not materially impair the use of the affected land for the purpose for which it is used by the Debtor;

(f) title defects or irregularities which are, in the opinion of the Secured Party acting reasonably, of a minor nature and which in the aggregate will not materially impair the use of the affected property for the purpose for which it is used by the Debtor, or affect its disposal by the Secured Party and any agent, trustee, or receiver, appointed by the Secured Party, or otherwise;

(g) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit acquired by the Debtor or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(h) a lien, charge or encumbrance (an "Encumbrance") resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure worker's compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public and statutory obligations;

(i) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of the Debtor in the ordinary course of its business;

(j) Encumbrances upon property acquired by the Debtor, or assumed by the Debtor in connection with property acquired by the Debtor, provided that (i) any such Encumbrance extends to or covers only the property so acquired, (ii) any such Encumbrance is created or assumed contemporaneously with such acquisition to secure or provide for the payment of all or part of the cost thereof or in connection with the refinancing of an existing Encumbrance of a similar nature, and (iii) such Encumbrance does not, at the time of creation or assumption thereof, secure indebtedness in an amount in excess of the fair market value of the property so acquired, provided however, that all such Encumbrances permitted under this paragraph (j) shall at no time secure indebtedness outstanding in excess of Cdn.$ ? in the aggregate;

(k) capital leases (as so classified in accordance with GAAP) incurred or created in the ordinary course of business;

(l)      the Security Interest; and

(m)      the Encumbrances set forth on Exhibit 1.

                                   EXHIBIT 1
             [PARTICULARS OF PERMITTED ENCUMBRANCES TO BE INSERTED]

                                   SCHEDULE D

                             PERMITTED ENCUMBRANCES

1. Cash collateral in the amount of US$83,500 lodged by Margeotes/Fertitta + Partners LLC with Chase Manhattan Bank to secure a letter of credit issued by Chase Manhattan Bank to 409 Lafayette Street Associates

2. Cash collateral in the amount of Cdn. $40,000 lodged by Allard Johnson Communications Inc. with The Royal Bank of Canada and subject to a hypothec to secure a credit card facility established by The Royal Bank of Canada in favour of Allard Johnson Communications Inc.

3. Encumbrances securing indebtedness of Accent Marketing Services, L.L.C. to National City Bank of Kentucky in an aggregate principal amount not in excess of US$8,000,000.

4. Hypothec against Allard Johnson Communications Inc. by La Societe en Commandite in respect of the lease by Allard Johnson Communications Inc. of the premises known municipally as 555 Rene-Levesque Boulevard West, 17th Floor, Montreal Quebec, H2Z 1B1.

5. Hypothec against Veritas Communications Inc. by Fonds de Placement Immobolier Morguard in respect of the lease by Veritas Communications Inc. of the premises known municipally as 1 rue Holiday, Tour Est, Bureau 205, Pointe Claire, Quebec H9R 5N3.

6. First collateral mortgage dated 25 March 1999 made by 656712 Ontario Limited in favour of The Toronto-Dominion Bank over the property know municipally as 135 Berkeley Street, Toronto, Ontario in the face principal amount of Cdn. $351,000.

7. Registration # 19990419 0951 1616 1652 under the Personal Property Security Act (Ontario) against 656712 Ontario Limited in favour of The Toronto-Dominion Bank until 31 August 2001.

8. Registration # 19860417 1413 43 2277 under the Personal Property Security Act (Ontario) against 656712 Ontario Limited in favour of The Toronto-Dominion Bank until 31 August 2001.

9. Registration # 19860325 1415 43 0783 under the Personal Property Security Act (Ontario) against 656712 Ontario Limited in favour of The Toronto-Dominion Bank until 31 August 2001.

                                   SCHEDULE E

                        PROPORTIONATE SHARES OF LENDERS





                                    Proportionate Share (%)       Amount (Cdn.$)

The Bank of Nova Scotia                      23.75%                19,000,000

Canadian Imperial Bank of
Commerce/CIBC Inc.                           21.25%                17,000,000

Bank of Montreal                             21.25%                17,000,000

Royal Bank of Canada                         21.25%                17,000,000

The Toronto-Dominion Bank/
Toronto Dominion (Texas), Inc.               12.50%                10,000,000
                                    -------------------------------------------
                            Total             100%                $80,000,000

                                   SCHEDULE F

                    FORM OF QUARTERLY REPORTING CERTIFICATE

TO:     THE BANK OF NOVA SCOTIA (the "Agent")


PURSUANT TO Section 7.3(c) of the Second Amended and Restated Credit Agreement made as of 11 July 2001 between Maxxcom Inc., an Ontario corporation and Maxxcom Inc., a Delaware corporation, the Agent, the Lenders named therein and others (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement"), the undersigned hereby certifies as follows:

1. As of the date hereof, no Event of Default or Pending Event of Default has occurred and is continuing under the Credit Agreement.

2. The representations and warranties made in Section 6.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof.

3. As of the end of the most recently completed fiscal quarter of Maxxcom, which ended ___________, the Interest Coverage Ratio was not less than 3.0 to 1.0.

4. As of the end of the most recently completed fiscal quarter of Maxxcom, which ended ___________, the Senior Debt Ratio was not greater than ______ to 1.

5. As of the end of the most recently completed fiscal quarter of Maxxcom, which ended ___________, the Total Debt Ratio was not greater than ______ to 1.

6. As at the end of the most recently completed fiscal quarter of Maxxcom, which ended ___________, the Net Worth of Maxxcom was ______, being in excess of the Net Worth Base which was ______.

7. Appendix A attached are the financial calculations evidencing compliance with the covenants and other matters referred to in Sections 3, 4, 5 and 6 above.

8. Appendix B attached is a list of management fees, dividends and other distributions paid or declared by each of the Restricted Parties during Maxxcom's most recently completed fiscal quarter, together with a designation of which have been paid.

9. Appendix C attached is a list of the details of all Permitted Intercorporate Debt existing as at the end of Maxxcom's most recently completed fiscal quarter.

10. Appendix D attached is a list of the details of all payments made on account of Deferred Purchase Price Obligations made during Maxxcom's most recently completed fiscal quarter and a summary description of the arrangements or other bases upon which any Deferred Purchase Price Obligation may become payable in the future, to the extent that such arrangements or other bases are known at such date.

11. Appendix E attached is a list containing details of the sales and other dispositions of assets of the Restricted Parties resulting in Asset Disposition Proceeds during Maxxcom's most recently completed fiscal quarter.

12. Appendix F attached is a list containing details of the purchase of all Capital Stock of any Restricted Party and all sales of Capital Stock of any Restricted Party during Maxxcom's most recently completed fiscal quarter.

13. Appendix G attached is a list containing details of all Permitted Minority Shareholder Loans as at the end of Maxxcom's most recently completed fiscal quarter.

14. Appendix H attached is a list containing details of all Subordinated Shareholder Debt as at the end of Maxxcom's most recently completed fiscal quarter.

15. Appendix I attached is a list containing details of all Permitted Acquisitions under Sections 1.1.126(d) and (e) and all Permitted Non-Conforming Acquisitions made during Maxxcom's most recently completed fiscal quarter.

16. Appendix J attached sets forth a description of all interest rate and currency exchange arrangements to which any Borrower is a party (which shall include only the following information: swap identification number, the Lender party thereto, notional amount, maturity date and type of agreement).

17. Appendix K attached sets forth an updated versions of Schedules G, I, J, K, L, M, N, O , P and S to the Credit Agreement (required in fourth quarter only).

All capitalized terms used but not defined herein have the meanings defined in the Credit Agreement.

DATED at Toronto, Ontario the ______ day of __________, 20__.



                               MAXXCOM INC., an Ontario corporation



                               By:   _________________________________
                                     Name:
                                     Title:


                               By:   _________________________________
                                     Name:
                                     Title:

                                   SCHEDULE G

                    RESTRICTED PARTY SHAREHOLDER AGREEMENTS

Accent Marketing Services, L.L.C.

1. Second Amended and Restated Limited Liability Company Agreement dated April 1, 2001 among AMS Holdings Inc., Tom Hansen, Lansdon Robbins, Kevin Callahan, Tim Clark, Wayne Schwertley, Bob Doligale, David Callaghan, Brent Little, Chris Dauk, Kevin Foley, Linda Rabenecker and Jeff Probus, Maxxcom Inc., Accent Acquisition Co., MDC Corporation and Accent Marketing Services, L.L.C..

Accumark Promotions Group Inc.

2. Shareholders' Agreement dated December 10, 1993 among MDC Corporation, Gordon Kightley, G. Kightley Group Inc., David Sharpe, Thomas Green, Patricia Green, David Peres and Accumark Promotions Group Inc., as amended by a Shareholders' Amending Agreement dated August 1, 1995, a Shareholders' Amending Agreement dated January 31, 1996, a Shareholders' Amending Agreement dated July 31, 1996, an Agreement dated December 2, 1998, an Amending Agreement dated December 21, 1998, a Covenant and Agreement dated February 11, 1999, a Shareholders' Amending Agreement dated March 30, 1999, an Assignment and Assumption Agreement dated March 1, 2000, a Share Exchange Agreement dated March 23, 2000 and by a Shareholders' Amending Agreement dated March 23, 2000.

Allard Johnson Communications Inc.

3. Shareholders' Agreement dated December 6, 1999 among Maxxcom Inc., MDC Corporation Inc., Claude Lepine, Andre Blanchard, Phillip Boisvert, Robert Deslauriers, Robert Deslauriers RRSP, Marcel Goulet, Jacques Larose, Serge Miousse, Miousse RRSP, Isabelle Mongeau, Judith Obadia, Luc Paquette, Odile Poliquin, Maria Spensieri and Christina Woschitz, Terry Johnson, Tericon Corporation, Mario Daigle, Anthony Battaglia, Josephine Battaglia, Doron Woticky, Yuri Kovar, Tim Herbert, Richard Brott, Vito Laudadio, Stephen Freeman, Les Placements G4B inc., Pertinence inc. and Allard Johnson Communications Inc., as amended by the Assignment and Assumption Agreement dated March 1, 2000 between MDC Corporation Inc. and Maxxcom Inc., as amended by the Assumption Agreement signed by Maxxcom Inc. and the Share Exchange Agreements executed with each of the shareholders dated March 23, 2000, Share Purchase Agreements and releases between Philippe Boisvert and Judith Obadia dated April 21, 2000 as vendors and Maxxcom Inc. as purchaser and the Agreement of Transferee to Be Bound by Unanimous Shareholders' Agreement of Mark McElwain dated May 15, 2000 and Agreement of Transferee to Be Bound by Unanimous Shareholders' Agreement of Serge Miousse dated November 29, 2000.

Ambrose Carr Linton Carroll Inc.*

4. Unanimous Shareholders' Agreement dated January 1, 1997 among MDC Communications Corporation, Esme Carroll, Douglas Linton, Stephen So, Steve Conover and Ambrose Carr Linton Carroll Inc., as amended by Assignment and Assumption Agreement dated March 1, 2000 between MDC Corporation Inc. and Maxxcom Inc., and Amending Agreement dated March 24, 2000.

         *(Note: The foregoing agreement is to be terminated in connection with the acquisition by Maxxcom Inc. of all of the common shares of Ambrose Carr Linton Carroll Inc. held by Esme Carroll, Steve Conover and Stephen So which is currently expected to be completed prior to August 31, 2001)

Bang!Zoom LLC

5. Limited Liability Company Agreement dated June 30, 2000 among B-Z LLC, BZ Acquisition Inc., Maxxcom Inc. and Bang!Zoom LLC, as amended by Amendment No. 1 to the Limited Liability Company Agreement dated as of November 29, 2000.

Bryan Mills Group Ltd.

6. Amended and Restated Shareholders' Agreement dated March 31, 1999 among Peter Wootton, Nancy Ladenheim and Bryan Mills Group Ltd., as amended by Amending Agreement dated October 1, 1999 among MDC Corporation Inc., Nancy Ladenheim, Peter Wootton, Jeff Martin and Bryan Mills Group Ltd., as amended by the Assignment and Assumption Agreement dated March 1, 2000 between MDC Corporation Inc. and Maxxcom Inc. and the Assumption Agreement dated March 23, 2000 between MDC Corporation Inc. and Maxxcom Inc. and the related Share Exchange Agreements executed with each of the shareholders.

Colle & McVoy, Inc.

7. Shareholders' Agreement dated March 31, 1999 among Colle & McVoy, Inc., Maxxcom Inc., MDC Communications Corporation, Steve Akerson, Jon Anderson, Jim Bergeson, Annette Bertelsen, Timothy Brinkmann, Steven Cuddy, Mark Fagerwick, Kimberlee Fox, Craig Gagnon, James Heinz, Robert Hettlinger, Charles Howe, Merry Johnson, Philip Johnson, Steve Kant, Janet McGrath, Bernard McKenna, Siobhan O'Brien Olson, Jeff Shawd, William Winchester and Ralph Yeager, as amended by the letter agreement dated March 23, 2000, the Exchange Offer dated March 23, 2000 and the letter agreement dated April 28, 2000.

Cormark MacPhee Communication Solutions (Canada) Inc. (formerly Cormark Communications Inc.)

8. Shareholders' Agreement dated December 31, 1993 among MDC Corporation, Kingsley Snelgrove, 1050173 Ontario Inc., Robert W. Borrowman, Sandward Ltd., Edward Hovanec and Cormark Communications Inc., as amended by Amending Agreement dated March 10, 1995 among MDC Corporation, Kingsley Snelgrove, 1050173 Ontario Inc., Robert Borrowman, Sandward Ltd., Edward Hovanec, Douglas Ditchfield and Cormark Communications Inc., as amended by Amending Agreement dated December 23, 1996 among MDC Communications Corporation, Kingsley Snelgrove, 1050173 Ontario Inc., Robert Borrowman, Sandward Ltd., Edward Hovanec, Douglas Ditchfield, Grant Beamish and Cormark Communications Inc., as amended by Amending Agreement dated January 1, 1997 among MDC Communications Corporation, Kingsley Snelgrove, Robert Borrowman, Edward Hovanec, Douglas Ditchfield, Grant Beamish and Cormark Communications Inc., as amended by Amending Agreement dated January 1, 1998 among MDC Communications Corporation, Kingsley Snelgrove, Robert Borrowman, Edward Hovanec, Douglas Ditchfield, Grant Beamish and Cormark Communications Inc., as amended by Amending Agreement dated July 1, 1998 among MDC Communications Corporation, Kingsley Snelgrove, Robert Borrowman, Edward Hovanec, Douglas Ditchfield, Grant Beamish, Janet Porchak and Cormark Communications Inc., as amended by the Assignment and Assumption Agreement dated March 1, 2000 between MDC Corporation Inc. and Maxxcom Inc., as amended by the Share Exchange Agreement dated March 23, 2000 executed by each of the shareholders and by Share Purchase Agreements and related, agreements of settlement and release, authorizations and consents and resignations, releases and indemnities between each of David Kington dated September 20, 2000, Edward Hovanec dated August 17, 2000 and Grant Beamish dated August 18, 2000 as vendors and Maxxcom Inc. as purchaser.

Crispin Porter & Bogusky LLC

9. Amended and Restated Limited Liability Company Agreement dated January 8, 2001 among Crispin & Porter Advertising, Inc. d/b/a/ Crispin Porter & Bogusky, a Florida corporation, Charles Porter, Alex Bogusky, Jeff Hicks, Jeff Steinhour, CPB Acquisition Inc., a Delaware corporation, Maxxcom Inc., an Ontario corporation and Crispin Porter & Bogusky LLC, a Delaware limited liability company.

E-Telligence LLC

10. Limited Liability Company Agreement dated June 30, 2000 among E-Telligence Inc. (now E-Car, Inc.), ET Acquisition Inc., Maxxcom Inc. and E-Telligence LLC, as amended by Amendment No. 1 to the Limited Liability Company Agreement dated as of November 29, 2000.

Fletcher Martin Ewing LLC

11. Amended and Restated Operating Agreement dated November 30, 1999 among William Andrew Fletcher, Michael Ewing, FMA Acquisition Co., MDC Corporation, Maxxcom Inc. and Fletcher Martin Associates LLC, as amended by Amendment No. 1 to the Amended and Restated Operating Agreement dated as of November 29, 2000.

Integrated Healthcare Communications, Inc.

12. Shareholders' Agreement dated January 6, 1998 among MDC Communications Corporation, Louise Huneault, Terry Johnson and Integrated Healthcare Communications, Inc., as amended by Amending Agreement between MDC Communications Corporation, Terry Johnson, Louise Hunealt and Integrated Healthcare Communications, Inc., dated June 1, 1998, as amended by the Assignment and Assumption Agreement dated March 1, 2000 between MDC Corporation Inc. and Maxxcom Inc., as amended by the Assumption Agreement signed by Maxxcom Inc. and the Share Exchange Agreements executed with each of the shareholders dated March 23, 2000.

Interfocus Group Limited

13. Shareholders and Option Agreement dated September 5, 2000 between Sevco 1156 Limited, Matthew Hooper and Maxxcom Inc., as amended by an Agreement dated November 15, 2000 regarding the full repayment of the outstanding loan owing by Interfocus to Maxxcom in the amount of GBP 5,334,685 in exchange for 5,334,685 C ordinary shares of GBP 1 each credited as fully paid.

Margeotes/Fertitta + Partners LLC

14. Limited Liability Company Agreement dated July 31, 1998 among MF + P Acquisition Co., Margeotes/Fertitta + Partners Inc., George Fertitta and Margeotes/Fertitta + Partners LLC, as amended by Amendment No. 1 to the Limited Liability Company Agreement dated March 28, 2000 and Amendment No. 2 to the Limited Liability Company Agreement dated November 29, 2000..

Northstar Research Partners Inc.

15. Pre-Incorporation Agreement dated July 2, 1998 among MDC Communications Corporation, Stephen Tile, Jeffrey Histed, Douglas Davey and Northstar Research Partners Inc. ("Northstar"), as amended by the Assignment and Assumption Agreement dated March 1, 2000 between MDC Corporation Inc. and Maxxcom Inc., as amended by the Amending Agreement dated September 20, 2000 and as further amended by the Amending Agreement made as of the 15th day of February, 2001 among Maxxcom Inc., Stephen Tile, Jeffrey Histed, Douglas Davy, Shari Allison-Perkovic and Northstar.

Pavlika Chinnici Direct, LLC

16. Limited Liability Company Agreement dated August 17, 2000 among Chinnici Direct Inc., Michael J. Chinnici, CDI Acquisition Co., Margeotes/Fertitta + Partners LLC, Pavlika Chinnici Direct, LLC.

656712 Ontario Limited*

17. Shareholders' Agreement among Maxxcom Inc., an Ontario corporation, Greg Berube, M&A Berube Holdings Ltd. and 656712 Ontario Limited.

         *(Note: The foregoing agreement is to be executed upon completion of the purchase by Maxxcom Inc. of all of the common shares of 656712 Ontario Limited held by Fraser McCarthy (including those shares currently being held in trust on his behalf) and the acquisition of 135 common shares of 656712 Ontario Limited by Greg Berube which is currently expected to be completed prior to August 31, 2001).

Source Marketing LLC

18. Operating Agreement dated October 15, 1998 among SMI Acquisition Co., Source Marketing Inc. (now Spruce Lake Inc.), Howard Steinberg and Source Marketing LLC, as amended by Amendment No. 1 to the Operating Agreement dated January 1, 2000 and Amendment No. 2 to the Operating Agreement dated November 29, 2000.

TargetCom LLC

19. Limited Liability Company Agreement dated June 30, 2000 among TargetCom Inc. (now Comtar Inc.), TC Acquisition Inc., Maxxcom Inc. and TargetCom LLC, as amended by Amendment No. 1 to the Limited Liability Company Agreement dated as of November 29, 2000.

Veritas Communications Inc.

20. Amended and Restated Shareholders' Agreement dated November 19, 1998 among MDC Communications Corporation, Terry M. Johnson, Jennifer Spencer, David McLaughlin, Sheila Gies and Veritas Communications Inc., as amended by the Assignment and Assumption Agreement dated March 1, 2000 between MDC Corporation Inc. and Maxxcom Inc., as amended by the Share Exchange Agreement dated March 23, 2000 executed by each of the shareholders.

                                   SCHEDULE H

                           FORM OF NOTICE OF ADVANCE

The Bank of Nova Scotia
c/o International Banking Division
44 King Street West
14th Floor
Toronto, Ontario
M5H 1H1

Attention: Mr. John Hall (Facsimile (416) 866-5991)


Dear Sirs/Mesdames:

         We refer to the Second Amended and Restated Credit Agreement made as of 11 July 2001 between Maxxcom Inc. and Maxxcom US, as borrowers, The Bank of Nova Scotia, as Agent, the Lenders named therein and others (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement"). All capitalized terms used in this letter and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

         Notice is hereby given pursuant to Section 5.27 the Credit Agreement that [specify Maxxcom/Maxxcom US] hereby requests that:

         (a) an Advance be made in the form of [specify kind of Advance(s) and the applicable term and maturity date, in the case of a LIBOR Advance or an Advance by way of Bankers' Acceptance];

         (b) the aggregate principal amount of the Advance shall be [insert amount and currency for each Advance requested];

         (c)      the Drawdown Date shall be [insert date]; and

         (d) the proceeds of the Advance shall be deposited in [specify Designated Account].

         [Maxxcom Inc./ Maxxcom US] hereby confirms as follows:

         (a) the representations and warranties made in Section 6.1 of the Credit Agreement, other than those expressly stated to be qualified or made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof;

         (b) no Pending Event of Default or Event of Default has occurred and is continuing on the date hereof or will result from the Advance(s) requested herein;

         (c) Maxxcom Inc. will immediately notify you if it becomes aware of the occurrence of any event which would mean that the statements in the immediately preceding paragraphs (a) and
                  (b) would not be true if made on the Drawdown Date;

         (d) all other conditions precedent set out in Section 4.1 and [Section 4.2 in the case of the initial Advance hereunder][and Section 10.2 in the case of an initial payment or Advance by a new Lender], in each case, as applicable of the Credit Agreement have been fulfilled.

         [The Borrower hereby instructs, authorizes and directs each of the BA Lenders, with respect to the Bankers' Acceptances to be accepted by it in connection with the Advance requested herein, to execute, complete, and, as applicable, endorse, discount and/or deliver each such Bankers' Acceptance for and on behalf of the Borrower.]

         DATED at [Toronto, Ontario] this ______ day of __________ 20__.


                                 Yours truly,

                              [INSERT NAME OF PARTY REQUESTING
                              ADVANCE]


                               By:   _________________________________
                                     Name:
                                     Title:


                               By:   _________________________________
                                     Name:
                                     Title:



                                   SCHEDULE I

                         OWNED AND LEASED REAL PROPERTY

----------------------------------------------- -------------------------------------- -------------------------------
RESTRICTED PARTY                                LOCATION OF                                  LOCATION OF OWNED
                                                LEASED PROPERTY                                   PROPERTY
----------------------------------------------- -------------------------------------- -------------------------------
Maxxcom Inc.                                    35A Hazelton Avenue                    None
                                                Toronto, Ontario
                                                M5R 2E3

1220777 Ontario Limited                         35A Hazelton Avenue                    None
                                                Toronto, Ontario
                                                M5R 2E3

News Canada Inc.                                111 Peter Street                       None
                                                Suite 404
                                                Toronto, Ontario
                                                M5V 2H1

656712 Ontario Limited                          None                                   135 Berkeley Street
                                                                                       Toronto, Ontario
                                                                                       Canada

Accumark Promotions Group Inc.                  240 Duncan Mill Road                   None
                                                Suite 101 & 105
                                                North York, Ontario
                                                M3V 1O4

Ambrose Carr Linton Carroll Inc.                939 Eglinton Avenue East               None
                                                Suite 203
                                                Toronto, Ontario
                                                M4G 2L6

Bryan Mills Group Ltd.                          1129 Leslie Street                     None
                                                Toronto, Ontario
                                                M3C 2K5

Cormark MacPhee Communication                   369 York Street                        None
Solutions (Canada) Inc. (formerly               Suite 2A
Cormark Communications Inc.)                    London, Ontario
                                                N6A 4G1

                                                550 11th Avenue SW
                                                Suite 905
                                                Calgary, Alberta
                                                T2R 1M7

Allard Johnson Communications Inc.              10 Lower Spadina Avenue                 None
                                                Suite 201B & 400
                                                Toronto, Ontario
                                                M5V 2Z2

                                                2500 Boul. Daniel Johnson
                                                Suite 908
                                                Montreal, Quebec
                                                H7T 2P6

                                                555 Rene-Levesque
                                                Boulevard West
                                                16th & 17th Floor
                                                Montreal, Quebec

Veritas Communications Inc.                     161 Eglinton Avenue East               None
                                                Suite 704
                                                Toronto, Ontario
                                                M4P 1J5

                                                1 rue Holiday, Tour Est
                                                Bureau 205
                                                Pointe Claire, Quebec
                                                H9R 5N3

Integrated Healthcare                           555 Richmond Street W.                 None
Communications, Inc.                            Suite 918
                                                Toronto, Ontario
                                                M5V 3B1

Northstar Research Partners Inc.                372 Bay Street                         None
                                                Suite 1600
                                                Toronto, Ontario
                                                M5H 2W9

                                                Chrysler Building
                                                7700 Irvine Centre Drive,
                                                Unit 260
                                                Irvine, California
                                                92618
Maxxcom Interactive Inc.                        None                                   None

1385544 Ontario Limited                         None                                   None

Maxxcom Inc. (US)                               None                                   None

MF + P Acquisition Co.                          None                                   None

Margeotes/Fertitta + Partners LLC               411 Lafayette Street                   None
                                                4-6 Floor
                                                New York, New York
                                                USA, 10003

SMI Acquisition Co.                             None                                   None

Source Marketing LLC                            15 Ketchum Street                      None
                                                Westport, Connecticut
                                                USA, 06880

Colle & McVoy, Inc.                             8500 Normandale Lake Blvd.             13309 N. Manzanita Lane
                                                Bloomington, Minnesota                 Fountain Hills, Arizona
                                                USA, 55422                             USA, 85268

                                                Mill Town Building
                                                Suite 100
                                                650 J Street
                                                Lincoln, NE
                                                USA, 68508

                                                Warehouse
                                                1230 East 115th Street
                                                Burnsville, Minnesota
                                                USA, 55337

                                                9850 North 51st Avenue
                                                #130
                                                Plymouth, Minnesota
                                                USA, 55442-2283

                                                818 Dows Road SE
                                                Cedar Rapids, Iowa
                                                USA, 52403

Accent Marketing Services, L.L.C.               325 W. Main Street                     None
                                                Suite 1400
                                                Louisville, Kentucky
                                                USA, 40202

                                                Customer
                                                Communications Center
                                                645 Park East Boulevard
                                                Suite 7
                                                New Albany, Indiana
                                                USA, 47150

                                                Customer
                                                Communications Center
                                                8412 N.W. 107th Terrace
                                                Kansas City, Missouri
                                                USA, 64153

                                                Customer
                                                Communications Center
                                                5300 Recker Highway,
                                                Bldg. #2
                                                Winter Haven, Florida
                                                USA, 33880

                                                Sales Office
                                                25098 Foothills Dr. N.
                                                Golden, Colorado
                                                USA

                                                Customer
                                                Communications Centre
                                                5923 North Gall Blvd.
                                                Zephyrhills, Florida
                                                USA, 33541

Accent Acquisition Co.                          None                                   None

FMA Acquisition Co.                             None                                   None

Fletcher Martin Ewing LLC                       303 Peachtree Centre                   None
                                                Avenue, Suite 625.
                                                Atlanta, Georgia
                                                USA, 30303

Maxxcom (Nova Scotia) Corp.                     None                                   None

Maxxcom (USA) Finance Company                   None                                   None

Maxxcom (USA) Holdings Inc.                     None                                   None

TC Acquisition Inc.                             None                                   None

ET Acquisition Inc.                             None                                   None

BZ Acquisition Inc.                             None                                   None

TargetCom LLC                                   444 North Michigan                     None
                                                Avenue, 27th Floor
                                                Chicago, Illinois
                                                USA, 60611

                                                Suite 200
                                                5215 North O'Connor
                                                Boulevard
                                                Irving, Texas
                                                USA, 75039

E-Telligence LLC                                12400 Olive Boulevard                  None
                                                Suite 555
                                                St. Louis, MO USA, 63141

Bang!Zoom LLC                                   2600 18th Street                       None
                                                Suites 22 & 24
                                                San Francisco, CA
                                                USA, 94110

CDI Acquisition Co.                             None                                   None

Pavlika Chinnici Direct, LLC                    49 West 27th Street                    None
                                                New York, New York
                                                USA, 10001-6936

Mackenzie Marketing, Inc.                       505 N. Highway 169                     None
                                                Suite 350
                                                Minneapolis, MN
                                                USA, 55441

Interfocus Group Limited                        Lancer Square                          None
                                                London, W8 4ES
                                                England

Bratskeir & Company, Inc.                       419 Park Avenue South                  None
                                                New York, New York
                                                USA, 10016

e-Source Drive to Web Marketing                 15 Ketchum Street                      None
LLC                                             Westport, Connecticut
                                                USA, 06880

CPB Acquisition Inc.                            None                                   None

Crispin Porter & Bogusky LLC                    2699 South Bayshore Drive              None
                                                Miami, Florida
                                                USA, 33133

                                   SCHEDULE J

                            RESTRICTIONS CREATED BY
                SHAREHOLDER AGREEMENTS AND CONSTATING DOCUMENTS

         As used herein, the term "Shareholders' Agreement", "Company Agreement", "Operating Agreement" or "Shareholders' and Option Agreement" as applicable to each of the following entities is defined in Schedules G and T of the Credit Agreement.

1.       Accent Marketing Services, L.L.C. ("Accent L.L.C.")

         Restriction created by the Company Agreement wherein Section 4.1(a)(ii) provides that, except to the extent otherwise provided in the Company Agreement, the powers of Accent L.L.C. shall be exercised by and under the authority of, and the business and affairs of Accent L.L.C. shall be managed under the direction of the Managers of Accent L.L.C.. Notwithstanding the foregoing, or any other provisions of the Company Agreement to the contrary, so long as both AMS Holdings, Inc. and Accent Acquisition Co. own Membership Interests, the entering into any business other than, or any transaction outside, the normal business activities of Accent L.L.C. and related activities shall require the mutual agreement of Accent Acquisition Co. and AMS Holdings, Inc., whether at a meeting of the Members at which a quorum is present, or by the written consent thereof.

2.       Accumark Promotions Group ("Accumark")

         Restrictions created by the Shareholders' Agreement wherein section
         3.9 provides that unless otherwise resolved by the Board of Directors of Accumark, all contracts and documents binding the Corporation in respect of: (i) matters not in the ordinary course of Business; or
         (ii) matters in the ordinary course of Business and involving a series of amounts payable to the same party over a period of six months in excess of $500,000 shall require the signature of one of the Maxxcom appointees together with the signatures of any two of the class A shareholders.

         Under section 4.5 of the Shareholders' Agreement, the Board of Directors of Accumark shall determine whether borrowings are required by the Accumark, from whom such borrowings will be obtained, and the terms and conditions of such borrowing.

3.       Ambrose Carr Linton Carroll Inc. ("ACLC")*

         Restrictions created by the Shareholders' Agreement wherein section 4.1(k) requires the approval of holders of not less than 90% of the total number of Common Shares cast at a meeting of Shareholders in order for ACLC to: (i) loan to, or guarantee obligations of, a third party; (ii) increase the indebtedness of ACLC beyond $500,000; (iii) effect transactions with non-arm's length parties except in the ordinary course of business; or (iv) create an encumbrance on the assets of ACLC except in the ordinary course of business.

         *(Note: This restriction will cease to be of any further effect following the termination of the Shareholders' Agreement in connection with the acquisition by Maxxcom Inc. of all of the common shares of ACLC held by Esme Carroll, Steve Conover and Stephen So which is currently expected to be completed prior to August 31, 2001).

4.       Allard Johnson Communications Inc. ("Allard Johnson")

         Restrictions created by the Shareholders' Agreement wherein Section
         4.13 provides, inter alia, that, notwithstanding the general provisions of Sections 4.8 and 4.10 of the Shareholders' Agreement, any decision of the Board of Directors of Allard Johnson regarding:
         (i) the incurrence whether absolutely or contingently of indebtedness for borrowed money whether directly or by indirect financing arrangements except in the ordinary course of business; (ii) the lending of money in excess of $10,000 by Allard Johnson or the incurrence of any guarantee or indemnity obligations including, without limitation, to or for the benefit of any Shareholder; (iii) any material contract, agreement or other transaction which is not in the ordinary course of the business with an obligation or liability to any Shareholder or any Person not at arm's length with him which directly or indirectly provides to such Person any benefit or advantage whether or not greater than Fair Market Value; (iv) any material change to the Business; (v) any material contract, agreement, obligation, liability or other transaction which is not in the ordinary course of establishing or carrying on the Business shall require the affirmative vote of all the directors of Allard Johnson and, if decided by the Shareholders shall require the approval of not less than sixty-nine percent (69%) and with respect to items (i) and
         (iv) of this paragraph shall require sixty-nine percent (69%) of the votes attaching to all voting shares represented in person or by proxy at a Shareholders' meeting duly called and held.

5.       Bang!Zoom LLC

         Restriction created by the Company Agreement wherein Section 4.1 provides that, except to the extent otherwise provided for in the Company Agreement, the powers of Bang!-Zoom LLC shall be exercised by and under the authority of, and the business and affairs of Bang!-Zoom LLC shall be managed under, the direction of the Managers of Bang!-Zoom LLC. Notwithstanding the foregoing or any other provisions of the Company Agreement to the contrary, as long as B-Z LLC and BZ Acquisition Inc. own Membership Interests, the entering into any business other than, or any transaction outside, the normal business activities of Bang!-Zoom LLC and related activities as well as any decisions regarding borrowing by Bang!-Zoom LLC and/or the encumbering of the assets of Bang!-Zoom LLC, shall require the mutual agreement of B-Z LLC and BZ Acquisition Inc. whether at a meeting of the Members at which a quorum is present, or by the written consent thereof.

6.       Bryan Mills Group Ltd. ("Bryan Mills")

         Restriction created by the Shareholders' Agreement wherein section 4.1(g) provides that all contracts and documents binding Bryan Mills not entered into in the ordinary course of business and which have not been approved in the annual capital and operating budget or by specific resolution of the Board of Directors and involving amounts, expenditures or commitments, or a series of payments, expenditures or commitments to the same party, in excess of $10,000 shall require the signature of the President or Treasurer of Bryan Mills together with the President or Chief Financial Officer of Maxxcom.

7.       Colle & McVoy, Inc. ("Colle & McVoy")

         Restrictions created by the Shareholders' Agreement wherein section
         3.2. provides that, unless otherwise authorized by a resolution of the Board of Directors, no officer or employee of Colle & McVoy shall have the authority to enter into any agreement, contract or commitment relating to any matters not in the ordinary course of business. Under section 3.4.3 of the Shareholders' Agreement, the Board of Directors shall determine whether borrowings are required by Colle & McVoy, from whom such borrowings will be obtained and the terms and conditions of such borrowing.

8. Cormark MacPhee Communication Solutions (Canada) Inc. (formerly Cormark Communications Inc. ("Cormark")

         Restrictions created by the Shareholders' Agreement wherein sections 4.12(f) and (o) require the consent of Maxxcom and the consent of all other Shareholders of Cormark (represented by a majority of votes cast by such Shareholders) in order to incur any indebtedness, obligation or liability by Cormark, other than in the ordinary course of business and in order to grant any guarantee.

9.       Crispin Porter & Bogusky LLC

         Restrictions created by the Company Agreement wherein Section 4.1 and Subsection 4.1(xvi) provide that, except to the extent otherwise provided for in the Company Agreement, the powers of Crispin Porter & Bogusky LLC shall be exercised by and under the authority of, and the business and affairs of Crispin Porter & Bogusky LLC shall be managed under, the direction of the Managers of Crispin Porter & Bogusky LLC. Notwithstanding the foregoing or any other provisions of the Company Agreement to the contrary, as long as Crispin & Porter Advertising, Inc. and CPB Acquisition Inc. own Membership Interests the entering into any business other than, or any transaction outside, the normal business activities of Crispin Porter & Bogusky LLC and related activities, as well as the creation of or the modification of any borrowing or other encumbrance by Crispin Porter & Bogusky LLC or of any of the terms of any of the following financial arrangements: any security interest on any of Crispin Porter & Bogusky LLC's assets (other than purchase money security interests involving capital expenditures or commitments which are not in excess of $50,000 per expenditure or commitment or aggregating more than $200,000 during any calendar year, except to the extent additional expenditures are provided for in Crispin Porter & Bogusky LLC's approved capital expenditure budget;), or any guarantee by Crispin Porter & Bogusky LLC of the obligations of any Person; shall require the mutual agreement of Crispin & Porter Advertising, Inc. and CPB Acquisition Inc. Such agreement may be obtained by a vote at a meeting of the Members at which CPB Acquisition Inc. and Crispin & Porter Advertising, Inc. are present or by the unanimous written consent of Crispin & Porter Advertising, Inc. and CPB Acquisition Inc.

10.      E-Telligence LLC

         Restrictions created by the Company Agreement wherein Section 4.1 provides that, except to the extent otherwise provided for in the Company Agreement, the powers of E-Telligence LLC shall be exercised by and under the authority of, and the business and affairs of Etelligence LLC shall be managed under, the direction of the Managers of E-Telligence LLC. Notwithstanding the foregoing or any other provisions of the Company Agreement to the contrary, as long as E-Telligence, Inc. and ET Acquisition Inc. own Membership Interests, the entering into any business other than, or any transaction outside, the normal business activities of E-Telligence LLC and related activities, as well as any decisions regarding borrowing by E-Telligence LLC and/or the encumbering of the assets of E-Telligence LLC, shall require the mutual agreement of E-Telligence, Inc.(now E-Car, Inc.) and ET Acquisition Inc. whether at a meeting of the Members at which a quorum is present, or by the written consent thereof.

11.      Fletcher Martin Ewing LLC ("FME LLC")

         Restriction created by the Operating Agreement wherein Section 4.1 provides that, except to the extent otherwise provided for in the Operating Agreement, the powers of FME LLC shall be exercised by and under the authority of, and the business and affairs of FME LLC shall be managed under, the direction of the Managers of FME LLC. Notwithstanding the foregoing or any other provisions of the Operating Agreement to the contrary, as long as William Andrew Fletcher and/or Michael Ewing, on the one hand, and FMA Acquisition Co., on the other hand, own Membership Interests, the entering into any business other than, or any transaction outside, the normal business activities of FME LLC and related activities as well as any decisions regarding borrowing by FME LLC and/or the encumbering of the assets of FME LLC, shall require the mutual agreement of William Andrew Fletcher and Michael Ewing (or such of them that own Membership Interests) on the one hand, and FMA Acquisition Co. on the other hand, whether at a meeting of the members at which a quorum is present, or by the written consent thereof.

12.      Integrated Healthcare Communications, Inc. ("IHC")

         Restrictions created by the Shareholders' Agreement wherein section
         4.11 provides that unless otherwise resolved by the Board of Directors of IHC, all contracts and documents binding IHC in respect of (i) matters not in the ordinary course of business; or (ii) matters in the ordinary course of business and involving a series of amounts payable to the same party over a period of six months in excess of $100,000 shall require the signature of one of the Maxxcom appointees together with the signature of any one of the individual Shareholders.

         Under section 5.5 of the Shareholders' Agreement, the Board of Directors of IHC shall determine whether borrowings are required by IHC, from whom such borrowings will be obtained and the terms and conditions of such borrowing.

13.      Interfocus Group Limited ("Interfocus")

         Restriction created by the Shareholders' and Option Agreement among Sevco 1156 Limited, Matthew Hooper and Maxxcom Inc., wherein Part II(3) of Schedule 4 provides that none of the following matters shall be undertaken without the prior written consent of Maxxcom: (i) the entry by Interfocus or any Subsidiary of any new mortgage, loan or borrowing facility or the variation of the terms of any such financing; (ii) the giving of any guarantee (other than in relation to the supply of goods or services in the normal course of trading) or the creation or issue of any debenture, mortgage, charge or other security (other than liens arising in the course of trading).

14.      Margeotes/Fertitta + Partners LLC ("MF+P LLC")

         Restriction created by the Company Agreement wherein Section 4.1 provides that, except to the extent otherwise provided for in the Company Agreement, the powers of MF+P LLC shall be exercised by and under the authority of, and the business and affairs of MF+P LLC shall be managed under, the direction of the Managers of MF+P LLC. Notwithstanding the foregoing or any other provisions of the Company Agreement to the contrary, so long as both Margeotes/Fertitta + Partners Inc. and MF+P Acquisition Co. own Membership Interests, the entering into any business other than, or any transaction outside, the normal business activities of MF+P LLC and related activities as well as any decisions regarding borrowing by MF+P LLC and/or the encumbering of the assets of MF+P LLC, shall require the unanimous vote of all of the holders of Membership Interests, whether at a meeting of the Members at which a quorum is present, or by written consent.

15.      Northstar Research Partners Inc. ("Northstar")

         Restrictions created by Schedule A to pre-incorporation agreement (the "Pre-Incorporation Agreement") dated July 2, 1998, as amended, among MDC Communications Corporation (whose interest was subsequently assigned to Maxxcom Inc. as of March 1, 2000), Stephen Tile, Jeffrey Histed, Douglas Davey and Northstar wherein Section 4.12 provides that no decisions of the Board of Directors or the Shareholders of Northstar with respect to the following matters shall be made without the consent of a majority of the Shareholders other than Maxxcom: (i) the establishment of any loan facilities; (ii) a loan to, or the guarantee of obligations of, a third party; and (iii) the encumbrance of any of the assets of Northstar except in the ordinary course of business.

16.      Pavlika Chinnici Direct, LLC ("PCD LLC")

         Restrictions created by the Company Agreement wherein Section 4.1 provides that, except to the extent otherwise provided for in the Company Agreement, the powers of PCD LLC shall be exercised by and under the authority of, and the business and affairs of PCD LLC shall be managed under, the direction of the Managers of PCD LLC. Notwithstanding the foregoing or any other provisions of the Company Agreement to the contrary, as long as Chinnici Direct Inc. and CDI Acquisition Co. own Membership Interests, the entering into any business other than, or any transaction outside, the normal business activities of PCD LLC and related activities shall require the mutual agreement of Chinnici Direct Inc. and CDI Acquisition Co. whether at a meeting of the Members at which a quorum is present, or by written consent of the Members.

17.      Source Marketing LLC ("Source LLC")

         Restriction created by the Operating Agreement wherein Section 4.1(a) provides that, except to the extent otherwise provided in the Operating Agreement, the powers of Source LLC shall be exercised by and under the authority of, and the business and affairs of Source LLC shall be managed under the direction of the Managers of Source LLC. Notwithstanding the foregoing or any other provisions of the Operating Agreement to the contrary, as long as both Source Marketing, Inc. (now Spruce Lake Inc.) and SMI Acquisition Co. own Membership Interests, the entering into any business other than, or any transaction outside, the normal business activities of Source LLC and related activities as well as any decisions regarding borrowing by Source LLC and/or the encumbering of the assets of Source LLC, shall require the unanimous vote of all of the holders of Membership Interests, whether at a meeting of the Members at which a quorum is present or by the written consent.

18.      TargetCom LLC

         Restrictions created by the Company Agreement wherein Section 4.1 provides that, except to the extent otherwise provided for in the Company Agreement, the powers of TargetCom LLC shall be exercised by and under the authority of, and the business and affairs of TargetCom LLC shall be managed under, the direction of the Managers of TargetCom LLC. Notwithstanding the foregoing or any other provisions of the Company Agreement to the contrary, as long as TargetCom Inc. (now Comtar Inc.) and/or TC Acquisition Inc. owns Membership Interests, the entering into any business other than, or any transaction outside the normal business activities of TargetCom LLC and related activities, as well as any decisions regarding borrowing by TargetCom LLC and/or the encumbering of the assets of TargetCom LLC, shall require the mutual agreement of TargetCom Inc. (now Comtar Inc.) and TC Acquisition Inc. whether at a meeting of the Members at which a quorum is present, or by the written consent of the Members.

19.      Veritas Communications Inc. ("Veritas")

         Restriction created by Shareholders' Agreement wherein section 4.10 provides that, unless otherwise resolved by the Board of Directors, all contracts and documents binding Veritas in respect of matters not in the ordinary course of business shall require the signature of one of the Maxxcom appointees together with the signature of Jennifer Spencer.

         Under section 5.5 of the Shareholders' Agreement, the Board of Directors shall determine whether borrowings are required by Veritas, from whom such borrowings will be obtained and the terms and conditions of such borrowing.

20.      656712 Ontario Limited (Strategies International)*

         Restriction created by the Shareholders' Agreement wherein section
         4.11 provides that, unless otherwise resolved by the Board of Directors, all contracts and documents binding Strategies International in respect of: (i) matters not in the ordinary course of business; (ii) matters in the ordinary course of business and involving a series of amounts payable to the same party over a period of six months in excess of $100,000; or (iii) an amount in excess of $50,000 or a series of amounts over a six month period in excess of $100,000 being paid to a person who does not deal at arm's length with any of the shareholders of Strategies International shall require the signature of one of the Maxxcom appointees together with the signature of any one of the individual Shareholders of Strategies International (other than Maxxcom).

         *(Note: The foregoing reflects the provisions of the Shareholders' Agreement to be entered into among Maxxcom Inc., Greg Berube, M&A Berube Holdings Limited and Strategies International in connection with the acquisition by Greg Berube of 135 common shares of Strategies International which is currently expected to be completed prior to August 31, 2001).


                                   SCHEDULE K

                LOANS AND FINANCIAL ASSISTANCE TO SHAREHOLDERS1
                                (As of 31/05/01)


--------------------------------------------- ------------------------------- ----------------------------------------
LOAN MADE BY:                                 LOAN MADE TO:                   AMOUNT:
--------------------------------------------- ------------------------------- --------------- ----- ------------------
Ambrose Carr Linton Carroll Inc.              Steve Conover                   Cdn             $            23,852.002

Fletcher Martin Ewing LLC                     William Andrew Fletcher         US              $            126,263.99
                                              Michael Ewing                   US              $             90,000.00

Cormark MacPhee                               Kingsley Snelgrove              Cdn             $             96,927.79
Communication Solutions                       Janet Porchak                   Cdn             $            115,539.29
(Canada) Inc. (formerly, Cormark
Communications Inc.)

MF + P Acquisition Co.                        George Fertitta                 US              $            149,838.00

Maxxcom Inc. (an Ontario                      J. Martin                       Cdn             $        140,302.76
corporation)                                  N. Ladenheim                    Cdn             $          98,349.20
                                              K. Snelgrove                    Cdn             $          84,602.95
                                              Mario Daigle                    Cdn             $        135,982.79
                                              Mario Daigle                    Cdn             $          23,061.00
                                              Mark McElwain                   Cdn             $          69,932.42
                                              J. Spencer                      Cdn             $          27,724.23
                                              S. Tile                         Cdn             $        100,000.00
                                              Terry Johnson                   Cdn             $        114,844.00
                                              Richard Brott                   Cdn             $          18,449.00
                                              Vito Laudadio                   Cdn             $            2,739.66
                                              Vito Laudadio                   Cdn             $            9,224.00
                                              Josephine Battaglia             Cdn             $          18,449.00
                                              Tim Herbert                     Cdn             $          18,449.00
                                              Yuri Kovar                      Cdn             $          13,837.00
                                              Doron Woticky                   Cdn             $          45,887.33
                                              Doron Woticky                   Cdn.            $          13,837.00
                                              Greg Berube                     Cdn.            $        137,187.003

Maxxcom Inc.(US)                              Minority Shareholders of        US              $        824,650.09
                                              Colle & McVoy, Inc.

1. Unless otherwise indicated, amounts listed on this table include the principal amount of each Shareholder promissory note plus accrued interest thereon as of 31/05/01.

2. The ou tstanding indebted ness of Ste ve Con over to A mbro se Carr L inton Ca rroll Inc. ("A CLC") is to be repa id as part of the transaction whereby Maxxcom Inc. will acquire all of the common shares of ACLC held by Esme Carroll, Steve Conover and Stephen S o (expected to be completed prior to Au gust 31, 2001).

3. Reflects amount that will be owing from Greg Berube to Maxxcom Inc. in connection with his acquisition of 135 comm on shares of 656712 O ntario Limited (expected to be completed prior to Au gust 31, 2001).

                                   SCHEDULE L

                       OUTSTANDING, PENDING OR THREATENED
             LITIGATION, ARBITRATION OR ADMINISTRATIVE PROCEEDINGS

1.       Veritas Communications Inc. and Mr. Cameron Battley
         ---------------------------------------------------

         Mr. Cameron Battley ("Battley") has taken the position that his employment with Veritas Communications Inc. ("Veritas") was terminated without cause. Battley further claims that the employment agreement with Veritas to which he was a party is not enforceable as it was signed without the benefit of independent legal advice.

         Battley is seeking six months' salary in lieu of notice, the sum of $3,000 representing car allowance for six months, his share of the company profits for 1997, his share of the company profits throughout a period of six months and payment of legal expenses in the sum of $1,000.

         Counsel to Veritas has taken the position that the employment agreement is enforceable and has offered eight weeks' salary on a gratuitous basis to settle this matter at this time.

         The matter has remained dormant since counsel to Veritas' reply to Battley's counsel dated January 6, 1998. Veritas expects the matter to remain dormant.

2.       Allard Johnson Communications Inc. and Stephen Freeman
         ------------------------------------------------------

         This matter involves the termination of Stephen Freeman ("Freeman") by Allard Johnson Communications Inc. ("Allard Johnson") effective June 10, 2000 with the following terms and conditions:

         (a) Freeman will continue to be employed by Allard Johnson until June 10, 2000 and will continue to be entitled to receive his regular compensation and benefits;

         (b) after the cessation of Freeman's employment on June 10, 2000, Allard Johnson will continue to pay his regular salary for a maximum period of fifteen months, calculated on the basis of twelve months for past service with Freeman Rogers Battaglia and three months for his service with LBJ.FRB Communications Inc. and Allard Johnson;

         (c) Freeman has not taken his full entitlement to vacation. Once this vacation has been quantified, he is to take his vacation prior to June 10, 2000; and

         (d) payments shall be paid in a tax advantageous manner subject to the requirements of the law.

         Counsel to Allard Johnson has now been contacted by Freeman's solicitor, D.S. Affleck, Q.C. of Kelly Affleck Greene. Freeman is disputing the amount of entitlement to which he is entitled and is seeking twenty-two months notice payable in a lump sum rather than the fifteen months Allard Johnson intends to pay.

         A payment has been made to Freeman in connection with Allard Johnson's interpretation of the employment contract. The payment which was accepted by Freeman and cashed, was for 15 months severance. The payment and acceptance was transacted in June of 2000. Freeman did not sign a release. During the negotiation period Freeman disagreed with the determined severance period seeking an additional 9 months. There have been no further developments in this matter.

3.       Allard Johnson Communications Inc. and Linda Burrows
         ----------------------------------------------------

         Linda Burrows ("Burrows") received notice of the termination of her employment with Allard Johnson Communications Inc. ("Allard Johnson") as of December 6, 1999. Burrows received continued salary payments until April 5, 2000, together with benefits for a period of four months with the exception of short term disability, long term disability and life insurance. Burrows is also entitled to receive a payment for unused vacation days for the 1999 year.

         Burrows is seeking notice of six months which will take her up to the date of June, 2000 and at which time she will make an application to collect employment insurance benefits.

         By letter dated December 23, 1999 addressed to Burrows' solicitor Suzy Kauffman of Goodman, Phillips & Vineberg (since changed to Rebecca Burrows) it was confirmed that Allard Johnson would continue to pay Burrows her salary and benefits for a period of four months from December 6, 1999 and upon receipt of a draft letter of reference for review. Allard Johnson would provide Burrows with a letter of reference as well.

         Burrows won a motion for summary judgement on November 14, 2000. The issue determined under the judgement was what the entitlement should be with respect to termination due to the fact that her position had become redundant. She had been offered and paid four months severance by Allard Johnson but she sought payment for six months. Burrows was successful in her motion and a judgment was issued in her favour on November 15, 2000. Ms. Burrows was awarded $12,706.67 plus fees and disbursements of $7,815.40.

4.       Interfocus Group Limited RE: Val de Loire
         -----------------------------------------

         This case revolves around a publicity campaign that Interfocus Group Limited ("Interfocus") ran for the Loire Valley Wine Producing Board ("Loire") for 1997. Interfocus claimed that they were owed the sum of (pound)72,833.56. Constant & Constant acting for Interfocus Group Limited, obtained an opinion from Counsel which stated that there were some fundamental problems with the claim. These related to Interfocus' calculations based on a fixed exchange rate that Counsel considered was wrong under English law. Counsel put the maximum amount of the Interfocus claim against Loire at (pound)35,000. Therefore the maximum amount that Interfocus would be able to recover is approximately (pound)35,000 and this reduced amount is subject to potential defences and counterclaim.

         Subsequent to this advice, Constant & Constant undertook some investigations, through their Paris Office, into the status and financial standing of the potential defendants. Loire is a purely bureaucratic organization. It appears that they have no assets and even if Interfocus were successful collection would be unlikely.

         As a result of the foregoing advice and investigations, Interfocus has abandoned the potential claim as the litigation costs and the amount potentially recoverable were outweighed by the probability of recovery from Loire. Interfocus wrote off the receivable prior to its year end in December, 2000.

5.       Interfocus Group Limited and Tim Doust
         --------------------------------------

         There is ongoing correspondence with Tim Doust (a former director of Interfocus Group Limited) regarding deductions made from his final pay in respect of salary advances previously made to him. The advances were in an amount of approximately (pound)5,000. Tim Doust was due gross commission of (pound)25,000 from which Interfocus deducted tax and national insurance at basic rates. Tim Doust is disputing the deduction of salary advances from the amount paid to him. The matter has not been resolved to date.

6.       Interfocus Group Limited and PAYE Investigation
         -----------------------------------------------

         The subsidiaries of Interfocus Group Limited were subject to a periodic investigation under the PAYE authorities during 1999. Management of Interfocus estimated that the liability in respect of the audit would be approximately (pound)65,000. Since August 31, 2000, accrued liabilities within the balance sheet for Interfocus have included a provision of (pound)85,000 for this potential liability. The assessment was finalized at the beginning of 2001 and Interfocus paid (pound)65,000 to Inland Revenue on February 28, 2001. The remaining (pound)20,000 accrual will remain on the books of Interfocus as there may still be interest owing in respect of the claim (although such interest is not expected to approach the (pound)20,000 level).

7.       Veritas Communications Inc. and Carmela Bosco
         ---------------------------------------------

         Carmela Bosco was employed with Veritas and was terminated from her employment on October 4, 2000. Although the parties appear to have agreed in principle to a payment of six months severance (equal to $32,500) Veritas has not made the severance payment.

         This matter was settled in December, 2000 on the basis of an additional payment to Ms. Bosco of $20,750 (i.e. $53,250 in the aggregate) less taxes.

8.       News Canada Inc. and Ingrid Walter
         ----------------------------------

         On or about September 15, 2000, Ms Walter's employment was terminated by News Canada Inc. ("News Canada"). In a letter dated September 29, 2000, Ms. Walter alleged that she had been sexually harassed by other staff at News Canada and requested compensation for the distress and anxiety she experienced as a result of the alleged harassment. Following receipt of Ms. Walters letter, News Canada commenced an internal investigation conducted through a third party and it was determined that but for one incident involving an e-mail, there was no truth to the allegations raised by Ms. Walter. The results of this investigation were communicated in writing to Ms. Walter. The solicitors for Ms. Walter are demanding two months' severance and outstanding commissions.

9.       Crispin & Porter Advertising, Inc. and JoeDriver.com
         ----------------------------------------------------

         Crispin & Porter Advertising, Inc. has filed a law suit against JoeDriver.com seeking damages in the aggregate amount of U.S.$285,000 for failure to meet financial obligations in accordance with the agreement between the two parties dated August 1, 2000. Legal counsel to Crispin & Porter Advertising, Inc. has advised that JoeDriver.com may file a counterclaim alleging breach of contract for failure on the part of Crispin & Porter Advertising, Inc. to provide services in accordance with the agreement. As of June 15th, 2001, no such counterclaim had been filed. Counsel for Crispin Porter & Bogusky LLC has advised that Joe Driver.com is in the process of filing for bankruptcy protection in the United States. Accordingly, Crispin Porter & Bogusky LLC have decided to not pursue this matter.

                                   SCHEDULE M

                         JURISDICTION OF INCORPORATION
         PROPERTY, PLACES OF BUSINESS/LOCATION OF REGISTERED OFFICE AND
                PLACES FROM WHICH ACCOUNTS RECEIVABLE ARE BILLED

---------------------------------------- ------------------------------ ----------------------------------------------
                                                JURISDICTION OF         PLACE(S) OF BUSINESS/
           RESTRICTED PARTY                      INCORPORATION          LOCATION OF REGISTERED
                                                                        OFFICE
---------------------------------------- ------------------------------ ----------------------------------------------
Maxxcom Inc.                             Ontario                        35A Hazelton Avenue
                                                                        Toronto, Ontario
                                                                        Canada, M5R 2E3

1220777 Ontario Limited                  Ontario                        35A Hazelton Avenue
                                                                        Toronto, Ontario
                                                                        Canada, M5R 2E3

News Canada Inc.                         Ontario                        111 Peter Street
                                                                        Suite 404
                                                                        Toronto, Ontario

656712 Ontario Limited                   Ontario                        135 Berkeley Street
                                                                        Toronto, Ontario

Accumark Promotions Group                Ontario                        240 Duncan Mill Road
Inc.                                                                    Suite 101 & 105
                                                                        North York, Ontario
                                                                        Canada, M3V 1O4

Ambrose Carr Linton Carroll              Ontario                        939 Eglinton Avenue East
Inc.                                                                    Suite 203
                                                                        Toronto, Ontario
                                                                        Canada, M4G 2L6

Bryan Mills Group Ltd.                   Ontario                        1129 Leslie Street
                                                                        Toronto, Ontario
                                                                        Canada, M3C 2K5

Cormark MacPhee                          Ontario                        369 York Street
Communication Solutions                                                 Suite 2A
(Canada) Inc. (formerly,                                                London, Ontario
Cormark Communications                                                  Canada, N6A 4G1
Inc.)

Allard Johnson                           Ontario                        Head Office
Communications Inc.                                                     10 Lower Spadina Avenue
                                                                        Suite 201B & 400
                                                                        Toronto, Ontario

                                                                        2500 Boul. Daniel Johnson
                                                                        Suite 908
                                                                        Montreal, Quebec

                                                                        555 Rene-Levesque Boulevard
                                                                        West
                                                                        16th & 17th Floor
                                                                        Montreal, Quebec

Veritas Communications Inc.              Ontario                        Head Office
                                                                        161 Eglinton Avenue East
                                                                        Suite 704
                                                                        Toronto, Ontario

                                                                        1 rue Holiday, Tour Est,
                                                                        Bureau 205
                                                                        Pointe Claire, Quebec

Integrated Healthcare                    Ontario                        555 Richmond Street West
Communications, Inc.                                                    Suite 918
                                                                        Toronto, Ontario
                                                                        Canada, M5V 3B1

Northstar Research Partners              Ontario                        372 Bay Street
Inc.                                                                    Suite 1600
                                                                        Toronto, Ontario

                                                                        Chrysler Building

                                                                        7700 Irvine Centre Drive,
                                                                        Unit 260
                                                                        Irvine, California
                                                                        USA, 92618

Maxxcom Interactive Inc.                 Ontario                        45 Hazelton Avenue
                                                                        Toronto, Ontario
                                                                        M5R 2E3

1385544 Ontario Limited                  Ontario                        35A Hazelton Avenue
                                                                        Toronto, Ontario
                                                                        M5R 2E3

Maxxcom Inc. (US)                        Delaware                       Registered Office
                                                                        Corporation Service Company
                                                                        1013 Centre Road
                                                                        Wilmington, Delaware

Colle & McVoy, Inc.                      Minnesota                      Head Office
                                                                        8500 Normandale
                                                                        Lake Blvd.
                                                                        Bloomington, Minnesota 55422

                                                                        Mill Town Building
                                                                        Suite 100
                                                                        650 J Street
                                                                        Lincoln, NE 68508

                                                                        Warehouse
                                                                        1230 East 115th Street
                                                                        Burnsville, Minnesota
                                                                        55337

                                                                        13309 N. Manzanita Lane
                                                                        Fountain Hills, Arizona
                                                                        USA, 85268

                                                                        9850 North 51st Avenue, #130
                                                                        Plymouth, Minnesota
                                                                        USA, 55442-2283

                                                                        818 Dows Road SE
                                                                        Cedar Rapids, Iowa
                                                                        52403

MF + P Acquisition Co.                   Delaware                       Registered Office
                                                                        Corporation Service Company
                                                                        1013 Centre Road
                                                                        Wilmington, Delaware

Margeotes/Fertitta + Partners            Delaware                       411 Lafayette Street, 4-6 Floor
LLC                                                                     New York, New York

SMI Acquisition Co.                      Delaware                       Registered Office
                                                                        The Corporation Trust Company
                                                                        1209 Orange Street
                                                                        City of Wilmington, County of
                                                                        New Castle
                                                                        Delaware

Source Marketing LLC                     New York                       15 Ketchum Street
                                                                        Westport, Connecticut
                                                                        USA, 06880

Accent Acquisition Co.                   Delaware                       Registered Office
                                                                        United Corporate Services, Inc.
                                                                        15 East North Street

                                                                        City of Dover, County of Kent
                                                                        Delaware
                                                                        USA, 19901
Accent Marketing Services,               Delaware                       Head Office
L.L.C.                                                                  325 W. Main Street
                                                                        Suite 1400,
                                                                        Louisville, Kentucky
                                                                        40202

                                                                        Customer Communications Center
                                                                        645 Park East Boulevard
                                                                        Suite 7
                                                                        New Albany, Indiana 47150

                                                                        Customer Communications Center
                                                                        8412 N.W. 107th Terrace
                                                                        Kansas City, Missouri 64153

                                                                        Customer Communications Center
                                                                        5300 Recker Highway, Bldg. #2
                                                                        Winter Haven, Florida 33880

                                                                        Sales Office
                                                                        25098 Foothills Dr. N.
                                                                        Golden, Colorado

                                                                        Customer Communications Centre
                                                                        5923 North Gall Blvd.
                                                                        Zephyrhills, Florida 33541

                                                                        Customer Location
                                                                        3333 Beverley Road
                                                                        Hoffman Estates
                                                                        Chicago, Illinois

                                                                        Mo' Better Marketing LLC
                                                                        (40% membership interest)
                                                                        605 West Main Street
                                                                        Louisville, Kentucky
                                                                        40202

FMA Acquisition Co.                      Delaware                       Registered Office
                                                                        United Corporate Services, Inc.
                                                                        15 East North Street
                                                                        City of Dover, County of Kent
                                                                        Delaware
                                                                        19901

Fletcher Martin Ewing LLC                Delaware                       303 Peachtree Center Avenue
                                                                        Suite 625
                                                                        Atlanta, Georgia
                                                                        30303

Maxxcom (Nova Scotia) Corp.              Nova Scotia                    Registered Office
                                                                        1600-5151 George Street
                                                                        Halifax, Nova Scotia
                                                                        B3J 1M5
Maxxcom (USA) Finance                    Delaware                       Registered Office
Company                                                                 Corporation Service Company
                                                                        1013 Centre Road
                                                                        Wilmington, Delaware

Maxxcom (USA) Holdings Inc.              Delaware                       Registered Office
                                                                        Corporation Service Company
                                                                        1013 Centre Road
                                                                        Wilmington, Delaware

TC Acquisition Inc.                      Delaware                       Registered Office
                                                                        Corporation Service Company
                                                                        1013 Centre Road
                                                                        Wilmington, Delaware

ET Acquisition Inc.                      Delaware                       Registered Office
                                                                        Corporation Service Company
                                                                        1013 Centre Road
                                                                        Wilmington, Delaware

BZ Acquisition Inc.                      Delaware                       Registered Office
                                                                        Corporation Service Company
                                                                        1013 Centre Road
                                                                        Wilmington, Delaware

Targetcom LLC                            Delaware                       444 North Michigan Avenue
                                                                        Chicago, Illinois
                                                                        60611

                                                                        Williams Square d/b/a VANTAS
                                                                        Suite 200
                                                                        5215 North O'Connor Boulevard
                                                                        Irving, Texas
                                                                        75039

E-Telligence LLC                         Delaware                       12400 Olive Boulevard
                                                                        Suite 555
                                                                        St.
                                                                        Louis,
                                                                        MO
                                                                        64131

Bang!Zoom LLC                            Delaware                       2600 18th Street
                                                                        Suites 22 & 24
                                                                        San Francisco, CA
                                                                        94110-2111

Mackenzie Marketing, Inc.                Delaware                       505 N. Highway 169
                                                                        Suite 350
                                                                        Minneapolis, MN
                                                                        55441

CDI Acquisition Co.                      Delaware                       Registered Office
                                                                        Corporation Service Company
                                                                        1013 Centre Road
                                                                        Wilmington, Delaware

Pavlika Chinnici Direct, LLC             Delaware                       49 West 27th Street
                                                                        New York, New York
                                                                        10001

Interfocus Group Limited                 England & Wales                Interfocus House
                                                                        Lancer Square
                                                                        London, England
                                                                        W8 4ES

Bratskeir & Company, Inc.                Delaware                       419 Park Avenue South
                                                                        New York, New York
                                                                        10016

e-Source Drive to Web                    Delaware                       15 Ketchum Street
Marketing LLC                                                           Westport, Connecticut
                                                                        USA, 06880

CPB Acquisition Inc.                     Delaware                       Registered Office
                                                                        c/o
                                                                        National Registered Agents, Inc.
                                                                        9 East Loockerman Street
                                                                        Dover, Delaware
                                                                        USA, 19901

Crispin Porter & Bogusky LLC             Delaware                       2699 South Bayshore Drive
                                                                        Miami, Florida
                                                                        USA, 33133

Accounts receivable are billed from the head office of each of the Restricted Parties referred to above.


                                   SCHEDULE N


CAPITAL STRUCTURE
------------------------------------------ ------------------------------------- -------------------------------------
                                                                                 NUMBER OF SHARES
                                           SHAREHOLDER or                        OWNED or PERCENT
RESTRICTED PARTY                           MEMBER                                INTEREST
------------------------------------------ ------------------------------------- -------------------------------------

Maxxcom Inc.                               Public Shareholders                   6898022

                                           MDC Corporation Inc.                  18800001


1220777 Ontario Limited                    Maxxcom Inc.                          1 Common Share


News Canada Inc.                           1220777 Ontario Limited               140 Common Shares


656712 Ontario Limited1                    Maxxcom Inc.                          675 Common Shares

                                           Fraser McCarthy                       225 Common Shares



Accumark Promotions Group Inc.             Thomas Green                          2,268 Class A Shares, 522
                                                                                 Class C Shares

                                           Patricia Green                        607 Class A Shares, 1,643
                                                                                 Class C Shares

                                           David Sharpe                          5,040 Class A Shares

                                           David Peres                           647 Class A Shares, 4,393
                                                                                 Class C Shares

                                           David Hanson                          5,040 Class C Shares

                                           Maxxcom Inc.                          560 Class A Shares, 200
                                                                                 Class B Shares, 1,680
                                                                                 Class C Shares

Ambrose Carr Linton Carroll                Esme Carroll                          10,899 Common Shares
Inc.2
                                           Steve Conover                         8,000 Common Shares

                                           Maxxcom Inc.                          77,348 Common Shares

                                           Stephen So                            3,753 Common Shares


Bryan Mills Group Ltd.                     Fogler, Rubinoff in trust for         800 Class B Voting
                                           Nancy Ladenheim                       Shares

                                           Nancy Ladenheim                       1,000 Class B Voting
                                                                                 Shares

                                           Fogler, Rubinoff in trust for         950 Class B Voting
                                           Jeff Martin                           Shares

                                           Peter Wootton                         450 Class B Voting
                                                                                 Shares

                                           Maxxcom Inc.                          6,800 Class B Voting
                                                                                 Shares


Cormark MacPhee                            Maxxcom Inc.                          8,780 Common Shares
Communication Solutions
(Canada) Inc. (formerly Cormark            Kingsley Snelgrove                    990 Common Shares
Communications Inc.)
                                           Janet Porchak                         230 Common Shares


Allard Johnson Communications              Mario Daigle                          465,803 Class A Common
Inc.                                                                             Shares

                                           Richard Brott                         372,638 Class A Common
                                                                                 Shares

                                           Yuri Kovar                            279,479 Class A Common
                                                                                 Shares

                                           Doron Woticky                         310,383 Class A Common
                                                                                 Shares

                                           Vito Laudadio                         186,319 Class A Common
                                                                                 Shares

                                           Tim Herbert                           372,638 Class A Common
                                                                                 Shares

                                           Mark McElwain                         56,126 Class A Common
                                                                                 Shares

                                           Josephine Battaglia                   371,571 Class A Common
                                                                                 Shares

                                           Terry Johnson                         2,233,578 Class A
                                                                                 Common Shares

                                           Maxxcom Inc.                          8,890,365 Class A
                                                                                 Common Shares
                                                                                 501 Class B Special
                                                                                 Shares

                                           1385544 Ontario Limited               2,180,104 Class A
                                                                                 Common Shares

                                           Andre Blanchard                       227,850 Class A Common
                                                                                 Shares

                                           Robert Deslauriers                    371,151 Class A Common
                                                                                 Shares

                                           Financiere Banque Nationale           251,840 Class A Common
                                           in trust for Robert                   Shares
                                           Deslauriers

                                           Marcel Goulet                         33,675 Class A Common
                                                                                 Shares

                                           Claude Lepine                         277,753 Class A Common
                                                                                 Shares

                                           Les Placements G4B inc.               1,481,822 Class A
                                                                                 Common Shares

                                           Luc Paquette                          111,929 Class A Common
                                                                                 Shares

                                           Odile Poliquin                        11,225 Class A Common
                                                                                 Shares

                                           Pertinence inc.                       451,563 Class A Common
                                                                                 Shares

                                           Courtage a escompte Banque            72,754 Class A Common
                                           Nationale in trust for Serge          Shares
                                           Miousse

                                           Le Financiere Banque                  55,965 Class A Common
                                           Nationale in trust for Jacques        Shares
                                           Larose

                                           Maria Spensieri                       205,166 Class A Common
                                                                                 Shares

                                           Tericon Corporation                   1,357,329 Class A
                                                                                 Common Shares

                                           Christrina Woschitz                   145,926 Class A Common
                                                                                 Shares

                                           Jacques Larose                        161 Class A Common
                                                                                 Shares

                                           Serge Miousse                         209 Class A Common
                                                                                 Shares

                                           Stephen Freeman                       499 Class B Special
                                                                                 shares


Veritas Communications Inc.                Terry Johnson                         252 Common Shares

                                           Jennifer Spencer                      110 Common Shares

                                           Maxxcom Inc.                          638 Common Shares


Integrated Healthcare                      Terry Johnson                         9 Common Shares
Communications, Inc.
                                           Louise Huneault                       30 Common Shares

                                           Maxxcom Inc.                          61 Common Shares


Northstar Research Partners Inc.           Douglas Davey                         250 Common Shares
                                                                                 3,125 Class B Shares

                                           Jeffrey Histed                        250 Common Shares
                                                                                 3,125 Class B Shares

                                           Maxxcom Inc.                          846 Common Shares
                                                                                 90,000 Class A Shares

                                           Stephen Tile                          300 Common Shares
                                                                                 3,750 Class B Shares

                                           Shari Allison-Perkovic                42 Common Shares
                                                                                 500 Class B Shares


Maxxcom Interactive Inc.                   Maxxcom Inc.                          1 Common Share


1385544 Ontario Limited                    Maxxcom Inc.                          1 Common Share

                                           Les Placements G4B inc.               417,730 Preferred "A"
                                                                                 Shares
                                                                                 417,730 Preferred "B"
                                                                                 Shares
                                                                                 835,459 Preferred "C"
                                                                                 Shares

                                           Pertinence inc.                       127,296 Preferred "D"
                                                                                 Shares
                                                                                 127,296 Preferred "E"
                                                                                 Shares
                                                                                 254,593 Preferred "F"
                                                                                 Shares


Maxxcom Inc. (US)                          Maxxcom Inc. (Ontario)                85 Common Stock

                                           Maxxcom (Nova Scotia)                 15 Common Stock
                                           Corp.


MF + P Acquisition Co.                     Maxxcom (USA) Holdings                219 Common Stock
                                           Inc.


SMI Acquisition Co.                        Maxxcom (USA) Holdings                350 Common Stock
                                           Inc.


Colle & McVoy, Inc.                        Annette Bertelsen                     1,110 Class B Shares

                                           Mark Fagerwick                        1,000 Class B Shares

                                           Kimberlee Fox                         2,221 Class B Shares

                                           Charles Howe                          1,500 Class B Shares

                                           Bernard McKenna                       1,943 Class B Shares

                                           Ralph Yeager                          1,500 Class B Shares

                                           Steve Akerson                         1,750 Class B Shares

                                           Jon Anderson                          2,000 Class B Shares

                                           Steven Cuddy                          1,943 Class B Shares

                                           James Heinz                           2,221 Class B Shares

                                           Robert Hettlinger                     1,000 Class B Shares

                                           Merry Johnson                         833 Class B Shares

                                           Philip Johnson                        5,374 Class B Shares

                                           Janet McGrath                         1,500 Class B Shares

                                           John Jarvis                           4,000 Class B Shares

                                           Lisa Miller                           2,000 Class B Shares

                                           Maxxcom (USA) Holdings,               267,710 Class A Shares
                                           Inc.                                  35,032 Class B Shares


Accent Acquisition Co.                     Maxxcom (USA) Holdings                204 Common Stock
                                           Inc.


FMA Acquisition Co.                        Maxxcom (USA) Holdings                320 Common Stock
                                           Inc.


Maxxcom (Nova Scotia) Corp.                Maxxcom Inc.                          15,000 Common Shares


Maxxcom (USA) Finance                      Maxxcom Inc. (US)                     850 Common Stock
Company
                                           Maxxcom (Nova Scotia)                 150 Common Stock
                                           Corp.                                 300,000 Series A
                                                                                 redeemable Preferred
                                                                                 Stock


Maxxcom (USA) Holdings Inc.                Maxxcom Inc. (US)                     100 Common Stock


Margeotes/Fertitta + Partners              MF + P Acquisition Co.                80%
LLC
                                           Margeotes/Fertitta Partners           20%
                                           Inc.


Source Marketing LLC                       SMI Acquisition Co.                   81.50%

                                           Spruce Lake Inc.                      18.50%


Accent Marketing Services,                 Accent Acquisition Co.                50.1%
L.L.C.
                                           AMS Holdings Inc.                     41.80%

                                           Tom Hanson                            0.57%

                                           Lansdon Robbins                       0.20%

                                           Kevin Callahan                        0.03%

                                           Tim Clark                             0.08%

                                           Wayne Schwertley                      0.04%

                                           Bob Doligale                          0.08%

                                           David Callaghan                       1.30%

                                           Brent Little                          1.30%

                                           Christopher Dauk                      1.15%

                                           Kevin Foley                           1.30%

                                           Linda Rabenecker                      1.60%

                                           Jeff Probus                           0.45%


Fletcher Martin Ewing LLC                  FMA Acquisition Co.                   70%

                                           William Andrew Fletcher               15%

                                           Michael Ewing                         15%


TC Acquisition Inc.                        Maxxcom (USA) Holdings                1 Common Stock
                                           Inc.


ET Acquisition Inc.                        Maxxcom (USA) Holdings                1 Common Stock
                                           Inc.


BZ Acquisition Inc.                        Maxxcom (USA) Holdings                1 Common Stock
                                           Inc.


TargetCom LLC                              TC Acquisition Inc.                   80%

                                           Comtar Inc.                           20%


E-Telligence LLC                           ET Acquisition Inc.                   50.1%

                                           E-Car, Inc.                           49.9%


Bang!Zoom LLC                              BZ Acquisition Inc.                   50.1%

                                           B-Z LLC                               49.9%


Mackenzie Marketing, Inc.                  Maxxcom (USA) Holdings                100 Common Stock
                                           Inc.


CDI Acquisition Co.                        Maxxcom (USA) Holdings                1 Common Stock
                                           Inc.


Pavlika Chinnici Direct, LLC               CDI Acquisition Co.                   52%

                                           Margeotes/Fertitta + Partners         35%
                                           LLC

                                           Chinnici Direct Inc.                  13%


Interfocus Group Limited                   Matthew Hooper                        40,000 "A" ordinary
                                                                                 shares

                                           Maxxcom Inc.                          60,000 "B" ordinary
                                                                                 shares
                                                                                 5,334,685 "C" ordinary
                                                                                 shares

Bratskeir & Company, Inc.                  Maxxcom (USA) Holdings,               100 Common Stock
                                           Inc.


eSource Drive to Web Marketing             SMI Acquisition Co.                   50.1%
LLC
                                           Howard Steinberg                      34.9%

                                           Mark Toner                            7.5%

                                           Rich Feldman                          7.5%


CPB Acquisition Inc.                       Maxxcom (USA) Holdings                100 shares of Common
                                           Inc.                                  Stock


Crispin Porter & Bogusky LLC               CPB Acquisition Inc.                  49.00%

                                           Crispin & Porter                      50.00%
                                           Advertising, Inc.

                                           Charles Porter                        0.36%

                                           Alex Bogusky                          0.27%

                                           Jeff Hicks                            0.27%

                                           Jeff Steinhour                        0.10%


1. Maxxcom Inc. is currently holding 225 common shares of 656712 Ontario Limited in trust for Fraser McCarthy (90 shares), Greg Berube (90 shares) and Lo uise Gimb lett (45 share s) pursua nt to a verb al agreem ent to transfer these shares originally reached between the parties as of June 1, 1997 Maxxcom is in the process of terminating the employment of Louise Gimblett, who will forego her entitlement to the common shares held in trust on her behalf as part of the termination settlement. Maxxcom and the p arties have agreed th at Max xcom will acquir e all of the common shares held by Fraser McCarthy (including those held in trust) and that Greg Berube will acquire an aggreg ate of 135 common share s (consisting of the shar es held in tru st for hims elf and L ouise Gim blett). These transactions are expected to be completed prior to August 31, 2001.

2. Reflects current capital structure of Ambrose Carr Linton Carroll Inc. ("ACLC"). Maxxcom is in the process of finalizing an agreement with the minority shareholders of ACLC pursuant to which Maxxcom will acquire all of the common shares held by Esme Carroll, Steve Conover and Stephen So and AC LC will become a wholly-owned subsidiary of Maxxcom. This transaction is expected to be completed prior to August 31, 2001.

                                   SCHEDULE O

                                 PENSION PLANS

I.       Canadian Plans
         --------------

         Nil

II.      Foreign Plans
         -------------

         Interfocus Network Limited ("Interfocus")

         Interfocus does not maintain company-directed pension plans, but does contribute to several group/individual pension plans as follows:

         1. Plan involving eight (8) employees of Interfocus under the administration of Scottish Life Assurance Company. Under this plan, employees may direct contributions and the Interfocus contribution is equal to five percent (5%) of each employee's salary.

         2. Personal pension plan maintained by Matthew J. Hooper with Wintertheur Life Self-Invested Personal Pension Plan. Interfocus makes a monthly contribution to this plan in the amount of (pound)1, 530.

         3. Personal pension plans involving five (5) employees of the former Osprey London Limited ("Osprey") maintained with various plan administrators. Osprey contributes from 5% to 10% of the subject employee's salary (depending upon employee) to such plans.

                                   SCHEDULE P

                      DEFERRED PURCHASE PRICE OBLIGATIONS


           Deferred Purchase Price Obligations of Restricted Parties
                       (all amounts expressed in Cdn. $)


         Part 1: Non-Contingent Deferred Purchase Price Obligations:

----------------------- -------------------------- --------------------------- ---------------------------- -----------------------
Company:                Payable after May 31,      Payable after December      Payable after December 31,   Fiscal 2004
                        2001                       31, 2001                    2002
----------------------- -------------------------- --------------------------- ---------------------------- -----------------------
Colle & McVoy, Inc.     US$329,5371 plus           US$283,9071 plus interest.  None.                        None.
                        interest.
----------------------- -------------------------- --------------------------- ---------------------------- -----------------------
Cormark MacPhee         C$119,635 plus interest.   C$119,635 plus interest.    C$69,787 plus interest.      None.
Communication
Solutions (Canada)
Inc. (formerly,
Cormark
Communications Inc.)
----------------------- -------------------------- --------------------------- ---------------------------- -----------------------
Fletcher Martin Ewing   US$35,815 plus interest.   US$35,815 plus interest.    None.                        None.
LLC

----------------------- -------------------------- --------------------------- ---------------------------- -----------------------
Interfocus Group        None.                      Due to Lowe International   Due to Lowe International    None.
Limited (the "Lowe                                 Limited by Interfocus       Limited by Interfocus
Payment")                                          Group Limited:              Group Limited:
                                                   (pound)400,000.             (pound)400,000.
----------------------- -------------------------- --------------------------- ---------------------------- -----------------------
656712 Ontario          C$456,841 plus interest.   C$274,149 plus interest.    C$274,149 plus interest.     None.
Liimted9
----------------------- -------------------------- --------------------------- ---------------------------- -----------------------


         Part 2: Contingent Deferred Purchase Price Obligations:

-------------------- --------------------------- ---------------------------- -------------------------- -------------
Company:             Payable after May 31, 2001  Payable after December 31,   Payable after December     Fiscal 2004
                                                 2001                         31, 2002
-------------------- --------------------------- ---------------------------- -------------------------- -------------
Accent Marketing     None.                       An amount equal to           An amount equal to         None.
Services, L.L.C.                                     US$4,181,667:                US$4,181,667:

                                                 1)  increased, if the        1)  increased, if the
                                                     Company earns more           Company earns more
                                                     than US$7,500,000 of         than US$9,600,000 of
                                                     PBT during calendar          PBT during calendar
                                                     year 2001, by (PBT of        year 2002, by (PBT
                                                     calendar 2001 -              of calendar 2002 -
                                                     US$7,500,000) *0.501 /       US$9,600,000) *0.501
                                                     3 * 6.                       / 3 * 6.
                                                 2)  decreased, if the        2)  decreased, if the
                                                     Company earns less           Company earns less
                                                     than US$7,500,000 of         than US$9,600,000 of
                                                     PBT during calendar          PBT during calendar
                                                     year 2001, by the            year 2002, by the
                                                     amount of:                   amount of:
                                                     (US$7,500,000 - PBT of       (US$9,600,000 - PBT
                                                     calendar 2001) * 0.501       of calendar 2002) *
                                                     / 3 * 6.                     0.501 / 3 * 6.
-------------------- --------------------------- ---------------------------- -------------------------- -------------
Allard Johnson       For Class A Preferred       For Class B Preferred        For Class C Preferred      None
Communications           Shares of                   Shares of                    Shares of
Inc.2                    Acquisitionco:              Acquisitionco:               Acquisitionco:

                     1)  if EBITDA for the       1)  if EBITDA for the        $1,670,918 + 4.75 *
                         fiscal year ended           fiscal year ended            [(2000 + 2001 + 2002
                         December 31, 2000 is        December 31, 2000 is         EBITDA)/3 -
                         less than $3,900,000,       less than $3,900,000,        3,900,000] *
                         a nominal amount; and       a nominal amount; and        3,738,982/20,775,322
                                                                              - [Amounts paid for
                     2)  if EBITDA for the       2)  if EBITDA for the            Class A and Class B
                         fiscal year ended           fiscal year ended            Preferred Shares of
                         December 31, 2001 is        December 31, 2001 is         Acquisitionco + 4.75
                         equal to or greater         equal to or greater          * [3,900,000 -(2000
                         than $3,900,000, an         than $3,900,000, an          EBITDA + 2001 EBITDA
                         amount equal to             amount equal to              + 2002 EBITDA)/3] *
                         $417,730 + accrued          $417,730 + accrued           3,738,982/20,775,322]
                         interest thereon +          interest plus + 50% *    Plus accrued interest.
                         50% * 4.75 * (2000          4.75 *
                         EBITDA -3,900,000) *                                 For Class F Preferred
                         3,783,982/20,775,322        [(2000 EBITDA + 2001         Shares of
                                                     EBITDA)/2 -3,900,000]        Acquisitionco:
                     For Class D Preferred           * 3,783,982/20,775,322.
                         Shares of                                            $509,186 + 4.75 * [(2000
                         Acquisitionco:                                           + 2001 + 2002
                                                     For Class E Preferred        EBITDA)/3 -
                     1)  if EBITDA for the           Shares of                    3,900,000] *
                         fiscal year ended           Acquisitionco:               1,337,271/20,775,322
                         December 31, 2000 is                                 - [Amounts paid for
                         less than $3,900,000,   1)  if EBITDA for the            Class A and Class B
                         a nominal amount; and       fiscal year ended            Preferred Shares of
                                                     December 31, 2000 is         Acquisitionco + 4.75
                     2)  if EBITDA for the           less than $3,900,000,        *
                         fiscal year ended           a nominal amount; and    [3,900,000 - (2000
                         December 31, 2001 is                                     EBITDA + 2001 EBITDA
                         equal to or greater     2)  if EBITDA for the            + 2002 EBITDA)/3] *
                         than $3,900,000, an         fiscal year ended            1,337,271/20,775,322]
                         amount equal to             December 31, 2001 is     Plus accrued interest.
                         $127,296 + accrued          equal to or greater
                         interest + 50% * 4.75       than $3,900,000, an      $34,558 + accrued
                         * (2000 EBITDA              amount equal to              interest - [amounts
                         -3,900,000) *               $127,296 + accrued           paid for 2001 and
                         1,337,271/20,775,322        interest + 50% * 4.75 *      2000 + 4.75 *
                                                     [(2000 EBITDA + 2001         3,900,000 -(2000
                         $8,639 + accrued            EBITDA)/2 - 3,900,000]       EBITDA + 2001 EBITDA
                         interest + 50% * 4.75       * 1,337,271/20,775,322       + 2002 EBITDA)/3 *
                         * (2000 EBITDA -                                     37,625/20,775,322]
                         3,900,000) *                $8,639 + accrued         + 4.75 * [(2000 EBITDA +
                         37,625/20,775,322           interest + 50% * 4.75        2001 EBITDA +2002
                                                     *                            EBITDA)/3 -
                                                     [(2000 EBITDA + 2001         3,900,00] *
                                                     EBITDA)/2 - 3,900,000]       37,625/20,775,322
                                                     *
                                                     37,625/20,775,322

-------------------- --------------------------- ---------------------------- -------------------------- -------------



(Part 2 continued)

-------------------- --------------------------- -------------------------- -------------------------------- ---------
Company:             Payable after May 31, 2001  Payable after December     Payable after December 31, 2002  Fiscal
                                                 31, 2001                                                    2004
-------------------- --------------------------- -------------------------- -------------------------------- ---------
Bang!Zoom LLC        First contingent payment    Second contingent          Third contingent payment         None.
                        ("FCP") equal to: {AM       payment ("SCP") equal      ("TCP") equal to: {AM *
                        * (2000 PBT) * 70% *        to: {AM * {(2000 PBT       {(2000 PBT + 2001 PBT +
                        50.1%} -{CP}.3              + 2001 PBT} / 2) *         2002 PBT} / 3) * 50.1%} -
                                                    80% * 50.1%} - {CP +       {CP + FCP + SCP}.3
                                                    FCP}.3
-------------------- --------------------------- -------------------------- -------------------------------- ---------
Bratskeir &          None.                       Second contingent          Third contingent payment         None.
Company, Inc.                                       payment ("SCP") equal      ("TCP"): {AM * {(2000 EBIT
                                                    to: {7.00 * {(2000         + 2001 EBIT + 2002 EBIT} /
                                                    EBIT + 2001 EBIT} /        3)} - {CP + FCP + SCP}.4
                                                    2) * 66 2/3%} - {CP +
                                                    FCP}.4
-------------------- --------------------------- -------------------------- -------------------------------- ---------
Colle & McVoy, Inc.  None.                       Last contingent payment    None.                            None.
                                                   ("LCP") equal to:
                                                   US$32.03 per common
                                                   share reduced by (but
                                                   not below zero) the
                                                   sum of:
                                                 i)  FCP * 1.1236 {where FCP
                                                     wasUS$2,693,630};
                                                 ii) SCP * 1.06; and iii) 6*
                                                     (average PBT for
                                                     calendar year's 1999,
                                                     2000 and 2001 -
                                                     US$4,250,000)* 1.191 /
                                                     334,637.
-------------------- --------------------------- -------------------------- -------------------------------- ---------
E-Telligence LLC     First contingent payment    Second contingent          Third contingent payment         None.
                        ("FCP") equal to: {AM       payment ("SCP") equal      ("TCP") equal to: {AM *
                        * (2000 PBT) * 70% *        to: {AM * {(2000 PBT       {(2000 PBT + 2001 PBT +
                        50.1%} - {CP}.3             + 2001 PBT} / 2) *         2002 PBT} / 3) * 50.1%} -
                                                    80% * 50.1%} - {CP +       {CP + FCP + SCP}.3
                                                    FCP}.3
-------------------- --------------------------- -------------------------- -------------------------------- ---------
Fletcher Martin      None.                       Second contingent          Third contingent payment         None.
Ewing                                               payment ("SCP") of          (TCP") of US$2,320,000
LLC                                                 US$1,546,666 less FCP       -FCP - SCP:
                                                    provided that no
                                                    amount is payable if    increased (if Average Earnings
                                                    (i) aggregate               over 2000, 2001 and 2002
                                                    Earnings during 2000        exceed US$1,200,000) by
                                                    and 2001 are less           (Average Earnings -
                                                    than US$2,400,000; or       US$1,200,000) * 0.70 * 5.5;
                                                    (ii) average fees and
                                                    commissions received    decreased (if Average Earnings
                                                    from RTM Inc. during        over 2000, 2001 and 2002
                                                    2000 and 2001 are           is less than US$1,200,000)
                                                    less than                   by (US$1,200,000-Average
                                                    US$4,500,000.               Earnings) * 0.70 * 5.5.
-------------------- --------------------------- -------------------------- -------------------------------- ---------
Fletcher Martin      None.                       None.                      Contingent Payment ("CP")        None.
Ewing                                                                       equal to:
LLC (re: McCool                                                             {Multiple *
Communications,                                                             (PFPBT for 2001+PFPBT for 2002)}
Inc.)                                                                       ------------------------------
                                                                                          2
                                                                            (DP+MAP)5
-------------------- --------------------------- -------------------------- -------------------------------- ---------
Integrated           None.                       None.                      None.                            None.
Healthcare
Communications,
Inc.
-------------------- --------------------------- -------------------------- -------------------------------- ---------


 (Part 2 continued)

-------------------- -------------------------- --------------------------- -------------------------------- ----------
Company:             Payable after May 31,       Payable after December      Payable after December 31, 2002  Fiscal
                     2001                        31, 2001                                                     2004
-------------------- -------------------------- --------------------------- -------------------------------- ----------
Interfocus Group     (pound)2,500,000 but reduced     None.                   {A * B * 60% - C} where,         None.
Limited              (pound)3 for every(pound)1
                      that 2000 EBITDA is less                                 "A" is the average
                      than(pound)2,500,000.6                                   consolidated EBITDA over
                                                                                2000, 2001 and 2002;

                                                                               "B" is determined by
                                                                               the average growth in
                                                                               EBITDA over the same
                                                                               period but, in any event,"
                                                                               B" shall be between 6.75
                                                                               and 9.00.

                                                                               "C" is the amounts paid for
                                                                               Maxxcom's shares to date,
                                                                               including the Lowe Payment
                                                                               in Part 1 and the Osprey
                                                                               Payment below but excluding
                                                                               the tangible net worth
                                                                               payment.

-------------------- -------------------------- --------------------------- -------------------------------- ----------
Interfocus Group     Due to Osprey              None.                       None.                            None.
Limited (the         Communications by
"Osprey              Interfocus Group Limited:
Payment")

                     i)   (pound)210,000 within
                          14 days of end of
                          month in which
                          cumulative Gross
                          Profit earned from
                          the former clients of
                          Osprey London exceeds
                          (pound)1,200,000
                          during the 12 months
                          from September 1,
                          2000.

                     ii)  A further
                          (pound)240,000 within
                          14 days of end of
                          month in which
                          cumulative Gross
                          Profit earned from
                          the former clients of
                          Osprey London exceeds
                          (pound)1,500,000
                          during the 12 months
                          from September 1,
                          2000.

                     iii) Eighty percent of the
                          Gross Profit earned
                          from the former
                          clients of Osprey
                          London during the 12
                          months from September
                          1, 2000 less the sum
                          of (pound)750,000 and
                          the above two
                          contingent payments.
                          All contingent
                          payments noted herein
                          plus (pound)750,000
                          shall not exceed
                          (pound)2,000,000.
-------------------- -------------------------- --------------------------- -------------------------------- ----------


 (Part 2 continued)

-------------------- ------------------------- --------------------------- ----------------------------- -----------------------
Company:             Payable after May 31,     Payable after December      Payable after December 31,    Fiscal 2004
                     2001                      31, 2001                    2002
-------------------- ------------------------- --------------------------- ----------------------------- -----------------------
Mackenzie            None.                     None.                       Final payment equal to:       None.
Marketing,                                                                 (Multiple * average EBIT
Inc.                                                                       over 2000, 2001 and

2002) - CP - FIP.
-------------------- ------------------------- --------------------------- ----------------------------- -----------------------
News Canada Inc.     None.                     None.                       None.                         Contingent promissory
                                                                                                            note, dated March
                                                                                                            14, 1997, of
                                                                                                            $500,000 (plus
                                                                                                            interest since
                                                                                                            March 14, 1997)
                                                                                                            payable by 1220777
                                                                                                            Ontario Limited to
                                                                                                            News Group Limited
                                                                                                            within 30 days of
                                                                                                            the Finalized
                                                                                                            Assessment Date
                                                                                                            subject to
                                                                                                            deduction for tax
                                                                                                            assessments and
                                                                                                            costs.8
-------------------- ------------------------- --------------------------- ----------------------------- -----------------------
Pavlika Chinnici     First contingent          Second contingent payment   Third contingent payment      None.
Direct, LLC             payment ("FCP")           ("SCP") equal to:           ("TCP") equal to: {AM *
                        equal to: {6.00 *         {6.00 * 2001 PBT * 65%      {(2001 PBT + 2002 PBT) /
                        (2000 PBT) * 50% *        * AP * 75%} - {CP +         2} * 65% * AP} - {CP +
                        80%} - {CP}.3             FCP}.3                      FCP + SCP}.3
-------------------- ------------------------- --------------------------- ----------------------------- -----------------------
Source Marketing     None.                     US$2,940,000 less: (x)      $200,000 contingent on        None.
LLC                                               prior contingent         Howard Steinberg's
                                                  payments made in         continued employment.
                                                  respect of 1999 and
                                                  2000 and (y) amount
                                                  equal to 5.25 *
                                                  (US$1,800,000 -
                                                  average PBT over 1999,
                                                  2000 and 2001) (plus
                                                  interest at 8% p.a.
                                                  since October 15,
                                                  1998); plus
                                               Additional contingent payment of
                                                  2/3 * 5.25 * (1999 PBT + 2000
                                                  PBT + 2001 PBT -
                                                  US$5,400,000) / 3 * 0.8156 +
                                                  US$100,000.

                                               $200,000 contingent on
                                                  Howard Steinberg's continued
                                                  employment.
-------------------- ------------------------- --------------------------- ----------------------------- -----------------------
TargetCom LLC        First contingent          Second contingent payment   Third contingent payment      None.
                        payment ("FCP")           ("SCP") equal to: {AM       ("TCP") equal to: {AM *
                        equal to: {AM *           * {(2000 PBT + 2001         {(2000 PBT + 2001 PBT +
                        (2000 PBT) * 70% *        PBT} / 2) * 80% * 80%}      2002 PBT} / 3) * 80%} -
                        80%} - {CP}.3             - {CP + FCP}.3              {CP + FCP + SCP}.3
-------------------- ------------------------- --------------------------- ----------------------------- -----------------------
Crispin Porter &     First Contingent          Second Contingent Payment   Third Contingent Payment      None.
Bogusky LLC             Payment ("FCP")        ("SCP") equal to:           ("TCP") equal to:
                        equal to US$500,000
                        in cash if PBT for     {{{49%x(7.5x(70%x(2000PBT   {{{49%x(AM x
                        calendar year 2000     +2001PBT/2)))}-             (2000PBT+2001PBT
                        is US$2,500,000 or     (CP+FCP)}- RDP}.3           +2002PBT/3))} -
                        more, it being                                     (CP+FCP+SCP)} - RDP}.3
                        agreed that if 2000
                        PBT is less than
                        US$2,500,000, the
                        FCP shall be zero.
-------------------- ------------------------- --------------------------- ----------------------------- -----------------------

(Notes and definitions for Part 1 and Part 2)

1 This amount includes US$200,000 per year in respect of Sable Advertising Systems Inc.

2 Substantially all of the Earnout Payments take the form of a Maxxcom Inc. obligation to purchase Class A, B, C, D, E and F Preferred Shares (the "Earnout Shares") of 1385544 Ontario Limited ("Acquisitionco"), a Wholly-Owned Subsidiary of Maxxcom which issued the Earnout Shares in consideration of the purchase of common shares of Allard Johnson Communications Inc.

3 80% of the payments are payable in cash and the balance is payable in Maxxcom Inc. shares.

4 75% of the payments are payable in cash and the balance is payable in Maxxcom Inc. shares.

5 35% (plus the amount, if any, by which the CP exceeds US$4.7 million) of the payment is payable in Maxxcom shares and the balance is payable in cash.

6    7.5% of the payment to be made shall be settled with Maxxcom Inc. shares.

7    75% of the payment to be made shall be settled with Maxxcom Inc. shares.

8    This payment date, if any, is likely sometime after March 14, 2004.

9 All non-contingent deferred purchase price obligations payable in respect of 656712 Ontario Limited ("Strategies") are conditional upon the completion of the acquisition by Maxxcom Inc. of the common shares of Strategies held by Fraser McCarthy (including those shares held in trust on his behalf). This transaction is expected to be completed prior to July 31, 2001.

Glossary of Terms: The following terms have the following meanings each as defined in the applicable purchase agreement:
-  "AM" means "Applicable Multiple".
-  "AP" means "Applicable Percentage".
-  Average Earnings.
-  "CP" means "Closing Payment".
-  "DP" means Down Payment paid at Closing of transaction
- "MAP" means McCool additional payment of US$650,000 payable on January 2, 2002 to be satisfied through the issuance of shares of Maxxcom Inc.
-  Earnings.
-  "PBT" means "Profit Before Tax".
-  "RDP" means "Residual Downpayment"
-  "EBIT" means "Earnings Before Interest and Taxes".
-  "EBITDA" means "Earnings Before Interest, Taxes, Depreciation and
   Amortization".
-  "PFPBT for 2001" means Proforma Profit Before Tax for 2001
-  "PFPBT for 2002" means Proforma Profit Before Tax for 2002
-  Multiple.
-  Mathematical symbols:
    o    "-" means subtract or minus;
    o    "+" means add or plus;
    o    "*" means multiply or times;
    o    "%" means percent.
    o    "/" means divide by; and
    o    "=" means equals or equal to.

                                   SCHEDULE Q

                               ADOPTION AGREEMENT
                         SUPPLEMENT TO CREDIT AGREEMENT

THIS AGREEMENT supplements the Second Amended and Restated Credit Agreement dated as of 11 July 2001 (as amended, supplemented, restated and replaced from time to time, the "Credit Agreement") between Maxxcom Inc. and Maxxcom US, as borrowers, The Bank of Nova Scotia, as Agent, the Lenders named therein and others.

RECITALS:
A. Capitalized terms used and not defined in this Agreement have the meanings defined in the Credit Agreement.

B. The Credit Agreement contemplates that further Persons shall become Restricted Parties in certain circumstances.

C. [o] (the "New Subsidiary"), as a Wholly-Owned Subsidiary of Maxxcom, is required by the Credit Agreement to become a Guarantor and a Restricted Party and to adopt the Credit Agreement.

D. The New Subsidiary has delivered the documents listed on Schedule A to this adoption agreement, which form part of the Security, an opinion of its counsel and other resolutions and ancillary documents required by the Agent.

THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

1. The New Subsidiary hereby acknowledges and agrees to the terms of the Credit Agreement and the Mezz Inter-Creditor Agreement and agrees to be bound by all obligations of a Guarantor and of a Restricted Party as if it had been an original signatory thereto and to execute all documentation and take such further action as is necessary to give effect thereto.

2. The Agent, on behalf of the Lenders, acknowledges that the New Subsidiary shall be a Guarantor and a Restricted Party as of the date of this Agreement.


IN WITNESS OF WHICH, the undersigned have executed this Agreement as of [o].

                                          THE BANK OF NOVA SCOTIA, as Agent



                                          By: ________________________________
                                              Name:
                                              Title:


                                          [New Subsidiary]


                                          By: ________________________________
                                              Name:
                                              Title:


               [Note: Schedule A to be attached to list Security]

                                   SCHEDULE R

                      RESTRICTED PARTY PURCHASE AGREEMENTS

1)       ACCENT MARKETING SERVICES, L.L.C.

         Membership Interest Purchase Agreement by and among MDC Corporation Inc. ("MDC"), Maxxcom Inc. ("Maxxcom"), Accent Acquisition Co. (the "Purchaser"), AMS Holdings, Inc. (the "S-Corp"), Tom Hansen ("Hansen"), Lansdon Robbins ("Robbins"), Kevin Callahan ("Callahan"), Tim Clark ("Clark"), Wayne Schwertley ("Schwertley") and Bob Doligale ("Doligale")( together with Hansen, Robbins, Callahan, Clark and Schwertley, collectively referred to herein as the "Principals" and individually as a "Principal") dated as of October 31, 1999.

2)       ACCUMARK PROMOTIONS GROUP INC.

         a) Share Purchase Agreement by and between MDC Corporation (the "Purchaser"), G. Kightley Group Inc. ("Kightley"), Edworth Holdings Inc. ("Kightley Holdco"), Gordon Kightley ("Gordon Kightley"), David Sharpe ("Sharpe"), D. Sharpe Promotions (Canada) Ltd. ("Sharpe Promotions"), Thomas Green and Patricia Green (collectively "Green"), Green Group Marketing Ltd. ("Green Group"), D. Peres Group Inc. ("Peres Group"), Robert Beneteau ("Beneteau") and Beneteau & Associates Inc. ("Beneteau & Associates") dated as of November 24, 1993;

         b) On April 17, 2000 Maxxcom acquired the shares of Gordon Kightley in Accumark Promotions Group via his termination as per Maxxcom's right under the Shareholders' Agreement;

         c) Share Exchange Agreement by and between Tom Green ("T. Green") and Maxxcom Inc. dated March 23, 2000;

         d) Share Exchange Agreement by and between Patricia Green ("P. Green") and Maxxcom Inc. dated March 23, 2000;

         e) Share Exchange Agreement by and between David Peres ("Peres") and Maxxcom Inc. dated March 23, 2000;

         f) Share Exchange Agreement by and between David Hanson ("Hanson") and Maxxcom Inc. dated March 23, 2000;

         g) Share Exchange Agreement by and between David Sharpe ("Sharpe") and Maxxcom Inc. dated March 23, 2000;


3)       ALLARD JOHNSON COMMUNICATIONS INC.

         a) Share Purchase Agreement by and between MDC Corporation (the "Purchaser") and Richard P. Billinghurst ("Billinghurst") and Terry M. Johnson ("Johnson") (Billinghurst and Johnson collectively referred to as the "Vendors") dated July 31, 1992;

         b) Release of Richard P. Billinghurst ("Billinghurst") to MDC Communications Corporation ("MDC") evidencing purchase of 499 Common Shares in the capital of LBJ Advertising Limited from Billinghurst by MDC dated February 28, 1997. Terms of this acquisition are set out in the Share Purchase Agreement dated July 31, 1992;

         c) Direction of MDC Communications Corporation ("MDC") to Terry Johnson ("Johnson") evidencing the sale of 249 Common Shares in the capital of LBJ Advertising Limited by MDC to Johnson dated February 28, 1997;

         d) Share Purchase Agreement by and between MDC Communications Corporation ( the "Purchaser") and Anthony Battaglia ("Battaglia") and Doron Woticky ("Woticky") and Yuri Kovar ("Kovar") and Tim Hebert ("Hebert") and Vito Laudadio ("Laudadio") and Stephen Freeman ("Freeman") and Gerry Mandel ("Mandel") and Kathryn Mandel ("Kathryn Mandel")(Battaglia, Woticky, Kovar, Hebert, Laudadio, Freeman, Mandel and Kathryn Mandel collectively referred to as the "Vendors") dated June 6, 1997;

         e) Share Purchase Agreement by and between MDC Communications Corporation ( the "Vendor") and Terry Johnson ("Johnson") and Anthony Battaglia ("Battaglia") and Doron Woticky ("Woticky") and Yuri Kovar ("Kovar") and Tim Hebert ("Hebert") and Richard Brott ("Brott") and Vito Laudadio ("Laudadio") and Mario Daigle ("Daigle") (Johnson, Battaglia, Woticky, Kovar, Hebert, Brott, Laudadio, and Daigle collectively referred to as the "Purchasers") dated June 6, 1997;

         f) Share Purchase Agreement by and between LBJoFRB Communications Inc. ("LBJoFRB") and MDC Corporation Inc. ("MDC") and Maxxcom Inc.("Maxxcom") and 1385544 Ontario Limited ("Maxxcom Acquisition Co.") and Terry Johnson ("Johnson") and Tericon Corporation ("Johnson Holdco") and The Persons Listed on Schedules 1A, 1B and 1C, being all of the shareholders of Allard & Associes Inc. immediately before the completion of the transactions contemplated by this agreement ("Allard Shareholders") and The Persons Listed on
                  Schedule 2 being the principal shareholders of Allard & Associes Inc. immediately before the completion of the transactions contemplated by this agreement ("Principal Allard Shareholders") and The Persons Listed on Schedule 4 being all of the shareholders of LBJoFRB (other than Maxxcom and Johnson) immediately before the completion of the transactions contemplated by this agreement ("LBJoFRB Management") dated as of December 6, 1999;

         g) Share Exchange Agreement by and between Mario Daigle ("Daigle") and Maxxcom Inc. dated March 23, 2000;

         h) Share Exchange Agreement by and between Richard Brott ("Brott") and Maxxcom Inc. dated March 23, 2000;

         i) Share Exchange Agreement by and between Yuri Kovar ("Kovar") and Maxxcom dated March 23, 2000;

         j) Share Exchange Agreement by and between Vito Laudadio ("Laudadio") and Maxxcom Inc. dated March 23, 2000;

         k) Share Exchange Agreement by and between Tim Herbert ("Herbert") and Maxxcom Inc. dated March 23, 2000;

         l) Share Exchange Agreement by and between Josephine Battaglia ("Battaglia") and Maxxcom Inc. dated March 23, 2000;

         m) Share Exchange Agreement by and between Terry Johnson ("Johnson") and Maxxcom Inc. dated March 23, 2000;

         n) Share Purchase Agreement by and between Maxxcom Inc. (the "Purchaser") and Judith Obadia ("Vendor") dated as of April 21, 2000;

         o) Share Purchase Agreement by and between Maxxcom Inc. (the "Purchaser") and Philippe Boisvert ("Vendor") dated as of April 21, 2000;

         p) Share Purchase Agreement by and between Those Parties Listed on Schedule "A" Hereto ( Maxxcom Inc., Tericon Inc. Terry Johnson, Les Placements G4B Inc., Robert DesLauriers, Mario Daigle, Pertinence Inc., Tim Hebert, Richard Brott, Yuri Kovar, Claude Lepine, Vito Laudadio, Christina Woschitz, Serge Miousse, Mark McElwain, Jauques Larose, Marcel Goulet, Odile Poliquin, 1385544 Ontario Limited and MDC Corporation)(collectively the "Purchaser") and Isabelle Mongeau ("Vendor") dated as of August 1, 2000;

         q) Share Purchase Agreement by and between Allard Johnson Communications Inc. (the "Purchaser") and Maxxcom Inc. (the"Vendor") dated April 21, 2000;

         r) Share Pledge Agreement by and between Maxxcom Inc. (the"Holder") and Mark McElwain (the"Debtor") dated May 15, 2000.

4)       AMBROSE CARR LINTON CARROL INC.

         a) Share Purchase Agreement by and between MDC Corporation (the "Purchaser") and Donald Ambrose ("Ambrose") and Gary Carr ("Carr") and Douglas Linton ("Linton") (Ambrose, Carr and Linton collectively referred to as the "Vendors") dated December 1, 1991;

         b) Share Purchase Agreement by and between Donald Ambrose ("Ambrose") and Gary Carr ("Carr") and Elaine Carr ("Elaine") and Douglas Linton ("Linton") and Marilyn Linton ("Marilyn") (collectively the "Vendors") and MDC Corporation (the "Purchaser") dated January 31, 1995;

         c) Share Purchase Agreement by and between Martin Kingston ("Kingston") and Naomi Kingston ("Naomi") and MDC Corporation, (the "Purchaser") dated January 31, 1995;

         d) Share Purchase Agreement by and between Donald Ambrose ("Ambrose") and Gary Carr ("Carr") and Elaine Carr ("Carr") (collectively the "Vendors") and MDC Communications Corporation (the "Purchaser") dated June 24, 1996;

         e) Subscription Agreement from Esme Carroll to purchase an aggregate of 11,112 common shares in the capital of Ambrose Carr Linton Carroll Inc. dated as of October 23, 1996;

         f) Share Purchase Agreement by and between MDC Communications Inc. (the "Vendor") and Esme Carroll (the "Purchaser") dated as of January 2, 1998;

         g) Share Purchase Agreement by and between MDC Communications Inc. (the "Vendor") and Steve Conover (the "Purchaser") dated as of January 2, 1998;

         h) Consent letter of Ambrose Carr Linton Carroll ("ACLC") (per Esme Carroll, Douglas Linton, Stephen So and Steve Conover) evidencing consent to the acquisition by Maxxcom Inc. of all of MDC Corporation Inc.'s common shares in the issued and outstanding capital of ACLC dated March 22, 2000;

         i) Share Purchase Agreement by and between Maxxcom Inc. ("Maxxcom") and Douglas Linton ("Linton") and MDC Corporation Inc. ("MDC") dated as of March 24, 2000.

         j) Share Purchase Agreement by and between Maxxcom (as Purchaser) and Esme Carroll (as Vendor) made as of the 1st day of April, 2001. (Note: This agreement has not yet been finalized or executed. The agreement is expected to be completed prior to August 31, 2001.)

         k) Share Purchase Agreement by and between Maxxcom (as Purchaser) and Steve Conover (as Vendor) made as of the 1st day of April, 2001. (Note: This agreement has not yet been finalized or executed. The agreement is expected to be completed prior to August 31, 2001.)

         l) Share Purchase Agreement by and between Maxxcom (Purchaser) and Stephen So (Vendor) made as of the 1st day of April, 2001. (Note: This agreement has not yet been finalized or executed. The agreement is expected to be completed prior to August 31, 2001.)

5)       BRATSKEIR & COMPANY, INC.

         Asset Purchase Agreement by and between BC Acquisition Corp. (the "Buyer"), Maxxcom Inc. ("Maxxcom"), Bratskier & Company, Inc.(the "Company"), Stanley Bratskier (the "Principal"), Robert Bratskier and Michael Rosen dated as of September 18, 2000;

6)       BANG!ZOOM LLC

         Membership Interest Purchase Agreement by and between B-Z LLC, (the "Seller"), Targetcom Inc. (the"S-Corp"), Patrick Buchanan ("Buchanan"), Brian Speck ("Speck"; together with S-Corp and Buchanan, collectively referred to herein as the "Principals" and individually as the "Principal"), Maxxcom Inc. ("Maxxcom") and BZ Acquisition Inc.(the "Purchaser") dated as of the June 30, 2000, as amended by Amendment No. 1 to Membership Interest Purchase Agreement dated November 29, 2000;

7) BRYAN MILLS GROUP LTD.

         a) Share Purchase Agreement by and between Bryan E. Mills ("Mills"), Peter Wooton, ("Wooton"), Martyn George ("George"; Mills, Wooton and George hereinafter collectively referred to as the "Vendors"), MDC Production Services Limited, (the "Purchaser") dated as of February 1, 1989;

         b) Share Purchase Agreement by and between Bryan E. Mills and Nancy Landenheim ("Landenheim") and Alastair Taylor ("Taylor")(Landenheim and Taylor collectively referred to as the "Purchasers") and MDC Corporation Inc. ("MDC") dated January 1, 1993;

         c) Share Purchase Agreement by and between MDC Corporation (the "Purchaser") and Alastair Taylor (the"Vendor") dated March 31, 1999;

         d) Share Purchase Agreement by and between MDC Corporation (the "Purchaser") and Nancy Landenheim ("Vendor") dated March 31, 1999;

         e) Share Purchase Agreement by and between MDC Corporation (the "Purchaser") and Jeff Martin ("Vendor") dated October 1, 1999;

         f) Assumption Agreement Provided to Bryan Mills Group Ltd., Landenheim, Martin and Wooton from Maxxcom Inc. and MDC Corporation dated March 23, 2000;

         g) Share Exchange Agreement by and between Nancy Landenheim ("Landenheim") and Maxxcom Inc. dated March 23, 2000;

         h) Share Exchange Agreement by and between Jeff Martin ("Martin") and Maxxcom Inc. dated March 23, 2000;

         i) Share Exchange Agreement by and between Peter Wooton ("Wooton") and Maxxcom Inc. dated March 23, 2000.

8)       COLLE & McVOY, INC.

         a)       Agreement and Plan of Merger by and between MDC
                  Communications Corporation ("MDC"), CMI Acquisition Co. ("MergerSub"), and Colle & McVoy, Inc. (the "Company") dated as of March 24, 1999, as amended by Memorandum of Amendment to Agreement and Plan of Merger dated March 31, 1999 (collectively the "Merger Agreement");

         b) Share Purchase Agreement by and between Colle & McVoy, Inc. (the"Purchaser") and Sable Advertising Systems, Inc. ("Sable") and Taps Marketing Specialties, Inc. ("Taps")(Sable and Taps collectively referred to as the "Vendors") dated August 31, 1999;

         c) Letter Amending Agreement by and between MDC Corporation Inc. and Colle & McVoy, Inc. amending the Merger Agreement so as to evidence how the activities of Fiola TMC Inc. will be reflected within the calculations of "PBT" dated March 23, 2000;

         d) Letter Amending Agreement by and between MDC Corporation Inc. and Colle & McVoy, Inc. amending the Merger Agreement so as to evidence how the activities of Wernimont & Paullus Inc. will be reflected within the calculations of "PBT" dated April 28, 2000;

         e) Share Exchange Agreement by and between Annette Bertelsen ("Bertelsen") and Maxxcom dated March 23, 2000;

         f) Share Exchange Agreement by and between Mark Fagerwick ("Fagerwick") and Maxxcom dated March 23, 2000;

         g) Share Exchange Agreement by and between Kimberlee Fox ("Fox") and Maxxcom dated March 23, 2000;

         h) Share Exchange Agreement by and between Craig Gagnon ("Gagnon") and Maxxcom dated March 23, 2000;

         i) Share Exchange Agreement by and between Charles Howe ("Howe") and Maxxcom dated March 23, 2000;

         j) Share Exchange Agreement by and between Bernard McKenna ("McKenna") and Maxxcom dated March 23, 2000;

         k) Share Exchange Agreement by and between Siobhan O'Brien Olson ("Olson") and Maxxcom dated March 23, 2000;

         l) Share Exchange Agreement by and between Jeff Shawd ("Shawd") and Maxxcom dated March 23, 2000;

         m) Share Exchange Agreement by and between J. Ralph Yeager ("Yeager") and Maxxcom dated March 23, 2000;

         n) Share Exchange Agreement by and between Jon Anderson ("Anderson") and Maxxcom dated March 23, 2000;

         o) Share Exchange Agreement by and between Steve Akerson ("Akerson") and Maxxcom dated March 23, 2000;

         p) Share Exchange Agreement by and between Jim Bergeson ("Bergeson") and Maxxcom dated March 23, 2000;

         q) Share Exchange Agreement by and between Steve Cuddy ("Cuddy") and Maxxcom dated March 23, 2000;

         r) Share Exchange Agreement by and between James Heinz ("Heinz") and Maxxcom dated March 23, 2000;

         s) Share Exchange Agreement by and between Robert Hettlinger ("Hettlinger") and Maxxcom dated March 23, 2000;

         t) Share Exchange Agreement by and between Merry Johnson ("M. Johnson") and Maxxcom dated March 23, 2000;

         u) Share Exchange Agreement by and between Janet McGrath ("McGrath") and Maxxcom dated March 23, 2000;

         v) Share Exchange Agreement by and between Philip Johnson ("Johnson") and Maxxcom dated March 23, 2000;

         w) Stock Purchase Agreement dated March 23, 2000 by and between Colle & McVoy, Inc. and Henry Fiola;

         x) Asset Purchase Agreement dated April 28, 2000 by and among Wernimont & Paullus Inc. and a wholly owned subsidiary of Colle & McVoy, Inc., Wernimont & Paullus, Gregroy Paullus, and William Wernimont.

         y) Asset Purchase Agreement made and entered into as of 1 September, 2000 by and among Colle & McVoy, Inc. December 17, 2000, The Sandcastle Group, Inc., John M. Nielson and G. Scott Moncrieff.

         z) Acquisition by Maxxcom Inc. (Delaware) as of April 1, 2001 of 1,200 shares of Class B common stock of Colle & McVoy, Inc. (formerly held by Jim Bergeson and Jeff Shawd) pursuant to the provisions of the Colle & McVoy, Inc. Shareholders' Agreement.

9)       CRISPIN PORTER & BOGUSKY LLC

         Membership Interest Purchase Agreement by and among CPB Acquisition Inc., a Delaware corporation (the "Purchaser"), Maxxcom Inc., an Ontario Corporation, Crispin & Porter Advertising, Inc. d/b/a/ Crispin Porter & Bogusky, a Florida corporation, Charles Porter, Alex Bogusky, Jeff Hicks and Jeff Steinhour dated January 8, 2001.

10)      CORMARK MACPHEE COMMUNICATION SOLUTIONS (CANADA) INC.
         (formerly Cormark Communications Inc.)

         a) Share purchase Agreement by and between MDC Corporation (the"Purchaser"), Adtec Investments Inc.("Adtec"), Adriene A. Jonckheere ("AAJ"), 829953 Ontario Ltd. ("829953"), Sandward Inc. ("Sandward"), Kingsley Snelgrove ("Snelgrove"), Hans C. Jonckheere ("Jonckheere"), Robert W. Borrowman ("Borrowman") and Edward Hovanec ("Hovanec") dated December 31, 1993;

         b) Share Purchase Agreement by and between Cormark Communications Inc. ( the "Purchaser") and Barry Campbell ("Campbell") and Connie MacEachern ("MacEachern") and Marc Whitehead ("Whitehead")(Campbell, MacEachern, and Whitehead collectively referred to as the "Vendors") dated December 31, 1998;

         c) Share Exchange Agreement by and between Kingsley Snelgrove ("Snelgrove") and Maxxcom dated March 23, 2000;

         d) Share Exchange Agreement by and between Edward Hovanec ("Hovanec") and Maxxcom dated March 23, 2000;

         e) Share Exchange Agreement by and between Douglas Ditchfield ("Ditchfield") and Maxxcom dated March 23, 2000;

         f) Share Exchange Agreement by and between Grant Beamish ("Beamish") and Maxxcom dated March 23, 2000;

         g) Share Exchange Agreement by and between Janet Porchak ("Porchak") and Maxxcom dated March 23, 2000;

         h) Share Exchange Agreement by and between David Kington ("Kington") and Maxxcom dated March 23, 2000;

         i) Purchase and Sale Agreement by and between Maxxcom Inc. (the "Purchaser") and David Kington (the "Vendor") dated September 20, 2000;

         j) Purchase and Sale Agreement by and between Maxxcom Inc. (the "Purchaser") and Edward Hovanec (the "Vendor") dated August 17, 2000;

         k) Purchase and Sale Agreement by and between Maxxcom Inc. (the "Purchaser") and Grant Beamish (the "Vendor") dated August 18, 2000.

11)      E-TELLIGENCE LLC

         Membership Interest Purchase Agreement by and between E-Telligence, Inc. (now E-Car, Inc.)(the "S-Corp"), Jay Miller ("Miller"), Brian Speck ("Speck" together with Miller, collectively referred to herein as the "Principals" and individually as a "Principal"), Maxxcom Inc. ("Maxxcom") and ET Acquisition Inc. (the "Purchaser") dated as of June 30, 2000, as amended by Amendment No. 1 to Membership Interest Purchase Agreement dated November 29, 2000.

12)      FLETCHER MARTIN EWING LLC

         Membership Interest Purchase Agreement by and between Fletcher Martin Associates, Inc. (now known as FMA Holdings, Inc. ) ("S-Corp"), William Andrew Fletcher ("Fletcher"), Michael Ewing ("Ewing"), MDC Corporation Inc. ("MDC"), Maxxcom Inc. ("Maxxcom")and FMA Acquisition Co.(the "Purchaser") dated as of November 30, 1999, as amended by Amendment No. 1 to Membership Interest Purchase Agreement dated November 29, 2000.

13)      INTEGRATED HEALTHCARE COMMUNICATIONS, INC.

         a) Share Purchase Agreement by and between MDC Communications Corporation (hereinafter referred to as "MDC") and Terry Johnson (hereinafter referred to as "Johnson") and Louise Huneault ( hereinafter referred to as "Huneault") and Laura Profiti ( hereinafter referred to as "Profiti") dated as of January 6, 1998;

         b) Share Exchange Agreement by and between Terry Johnson ("Johnson") and Maxxcom dated March 23, 2000.

14)      INTERFOCUS GROUP LIMITED

         a) Subscription and Purchase Agreement by and between Sevco 1156 Limited (the "Company"), Maxxcom Inc, ("Maxxcom") and Mathew Hooper (the "Covenantor") dated as of September 5, 2000;

         b) Agreement regarding the full repayment of the outstanding loan owing by Interfocus Group Limited to Maxxcom in the amount of GBP 5,334,685 in exchange for 5,334,685 C ordinary shares of GBP 1 each credited as fully paid dated November 15, 2000.

15) MACKENZIE MARKETING, INC.

         Asset Purchase Agreement by and between Maxxcom Inc. ("Maxxcom"), Mackenzie Acquisition Inc.(the "Purchaser"), Mackenzie Marketing, Inc. (the"Company"), Andrew Mackenzie ("A. Mackenzie") and Julie Mackenzie ("J. Mackenzie"; together with A. Mackenzie, the "Shareholders" and individually a "Shareholder") dated as of July 31, 2000.

16)      MARGEOTES/FERTITTA + PARTNERS LLC

         Membership Interest Purchase Agreement by and between Margeotes/Fertitta + Partners Inc. (the"Seller"), and MF&P Acquisition Co.(the "Purchaser") dated as of April 1, 1998, as amended by (i) two letter agreements, each dated July 31, 1998, between the Purchaser and the Seller, (ii) Amendment No. 1 to Membership Interest Purchase Agreement dated March 28, 2000, (iii) Amendment No. 2 to Membership Interest Purchase Agreement dated November 29, 2000, and (iv) Letter Agreement by and among George Fertitta, Margeotes/Fertitta + Partners, LLC, and Maxxcom Inc. regarding the acquisition of Bratskeir & Company, Inc., dated September 22, 2000.

17)      PAVLIKA CHINNICI DIRECT LLC

         Membership Interest Purchase Agreement by and between CDI Acquisition Co. (the "Purchaser"), Chinnici Direct Inc.("S-Corp"), Maxxcom Inc. ("Maxxcom") and Michael J. Chinnici ("Chinnici" or the "Principal") dated as of August 17, 2000.

18)      SOURCE MARKETING LLC

         Membership Interest Purchase Agreement by and between Source Marketing, Inc.( now known as Spruce Lake Inc. ) (the "Seller") and SMI Acquisition Co. (the "Purchaser") dated as of October 15, 1998, as amended by Amendment No. 1 to Membership Interest Purchase Agreement dated January 1, 2000, and Amendment No. 2 to Membership Interest Purchase Agreement dated November 29, 2000.

19)      TARGETCOM LLC

         Membership Interest Purchase Agreement by and between TargetCom Inc. (now Comtar Inc.) (the "S-Corp") Jay Miller ("Miller"), Jay Miller as trustee under the Jay Miller Declaration of Trust Agreement dated December 30, 1993 (the "Trust"), Nora Ligurotis ("Ligurotis"), Maxxcom Inc. ("Maxxcom") and TC Acquisition Inc.(the "Purchaser") dated as of June 30, 2000, as amended by Amendment No. 1 to Membership Interest Purchase Agreement dated November 29, 2000.

20)      VERITAS COMMUNICATIONS INC.

         a) Share Purchase Agreement by and between Terry M. Johnson (the "Vendor") and Sheila Gies ( the "Purchaser") dated as of January 1, 1996;

         b) Share Purchase Agreement by and between Terry M. Johnson (the "Vendor") and Jennifer Spencer ( the "Purchaser") dated as of January 1, 1996;

         c) Share Purchase Agreement by and between Terry M. Johnson (the "Vendor") and David McLaughlin ( the "Purchaser") dated as of January 1, 1996;

         d) Share Purchase Agreement by and between Maxxcom Inc. ( the "Purchaser")and David McLaughlin (the "Vendor") dated as of November 1, 1999;

         e) Share Exchange Agreement by and between Terry Johnson ("Johnson") and Maxxcom dated March 23, 2000;

         f) Share Exchange Agreement by and between Sheila Gies ("Gies") and Maxxcom dated March 23, 2000;

         g) Share Exchange Agreement by and between Jennifer Spencer ("Spencer") and Maxxcom dated March 23, 2000;

         h) Share Purchase Agreement dated as of February 14, 2001 between Maxxcom (the "Purchaser") and Sheila Gies (the "Vendor").

21)      656712 ONTARIO LIMITED ( O/A STRATEGIES INTERNATIONAL)

         a) Share Purchase Agreement by and between MDC Corporation, (the "Purchaser"), Fraser McCarthy ("McCarthy"), Michael Bricker ("Bricker") and Keith Clarridge ("Clarridge")( Each of McCarthy, Bricker, and Clarridge being hereinafter collectively referred to as the "Vendors") dated as of January 1, 1992;

         b) Release of Keith Clarridge ("Clarridge") to 656712 Ontario Limited, C.O.B. Strategies International ("Strategies") evidencing purchase of 225 shares in the capital of Strategies from Clarridge by MDC Communications Corporation in trust for other Minority Shareholders of Strategies dated December 18, 1996. Terms of this acquisition are set out in the Share Purchase Agreement dated January 1, 1992.

         c) Share Purchase Agreement made as of the 1st day of January, 2001 between Maxxcom Inc. (as Purchaser) and Fraser McCarthy (as Vendor). (Note: This agreement has not yet been finalized or executed. The agreement is expected to be completed prior to August 31, 2001.)

         d) Share Purchase Agreement made as of the 1st day of January, 2001 between M&A Berube Holdings Limited (as Purchaser) and Maxxcom Inc. (as Vendor) relating to the purchase of 135 common shares of 656712 Ontario Limited. (Note: This agreement has not yet been finalized or executed. The agreement is expected to be completed prior to August 31, 2001.)

22)      NEWS CANADA INC.

         a) Share Purchase Agreement by and between MDC Communications Corporation ("MDC"), 1220777 Ontario Limited, (the "Purchaser"), News Group Limited, (the"Vendor"), Paul Aunger ("Aunger"), News Canada Inc. (the "Corporation") dated as of March 14, 1997.

                                   SCHEDULE S

               CERTAIN PERMITTED ACQUISITIONS SINCE 31 MARCH 2000

1. On April 28, 2000, Colle & McVoy, Inc. acquired the assets and ongoing business of Wernimont & Paullus Inc. Subsequently, the acquired business was amalgamated with Colle & McVoy, Inc.

2. On June 30, 2000, Maxxcom acquired through Maxxcom (USA) Holdings Inc. and its wholly-owned subsidiary TC Acquisition Inc., an 80% membership interest in TargetCom LLC.

3. On June 30, 2000, Maxxcom acquired through Maxxcom (USA) Holdings Inc. and its wholly-owned subsidiary ET Acquisition Inc., a 50.1% membership interest in E-Telligence LLC.

4. On June 30, 2000, Maxxcom acquired through Maxxcom (USA) Holdings Inc. and its wholly-owned subsidiary BZ Acquisition Inc., a 50.1% membership interest in Bang!Zoom LLC.

5. On July 31, 2000 Maxxcom acquired 100% of the assets of Mackenzie Marketing, Inc.

6. On August 17, 2000, Maxxcom acquired through Maxxcom (USA) Holdings Inc. and its wholly-owned subsidiary CDI Acquisition Co., a 52% membership interest in Pavlika Chinnici Direct, LLC and Margeotes/Fertitta + Partners LLC acquired a 35% interest in Pavlika Chinnici Direct, LLC.

7. On September 1, 2000, Colle & McVoy, Inc. acquired the assets of Sandcastle Group.

8. On September 5, 2000, Maxxcom acquired a 60% interest in the capital of Interfocus Group Limited (formerly Sevco 1156 Limited), which owns 100% of the shares of Interfocus Direct Limited, which in turn owns 100% of the shares of Interfocus Network Limited.

9. On September 18, 2000, Maxxcom acquired through Maxxcom (USA) Holdings Inc. and its wholly-owned subsidiary BC Acquisition Corp., all of the assets of Bratskier & Company, Inc.

10. On May 8, 2001, Accent Marketing Services L.L.C. acquired a 40% membership interest in Mo' Better Marketing LLC.

11. On June 15, 2001, Fletcher Martin Ewing LLC acquired 100% of the assets of McCool Communications, Inc.

                                   SCHEDULE T

                   AGREEMENTS, ARRANGEMENTS AND TRANSACTIONS
                        WITH MDC CORPORATION INC. ET AL

1. Administrative services provided by MDC Corporation Inc. to Maxxcom from time to time, not in excess of Cdn. $120,000 in any fiscal year of Maxxcom

2. Management Services Agreement dated as of January 1, 2000 among Maxxcom, Nadal Financial Corporation and Miles S. Nadal respecting financial advisory services by Nadal Financial Corporation to Maxxcom, as detailed in Section 1.1.132(e) of this Agreement in the definition of "Permitted Payments"

3. Merger and acquisition advisory, investment banking and other similar services provided by MDC Corporation Inc. to Maxxcom from time to time, as detailed in Section 1.1.132(f) of this Agreement in the definition of "Permitted Payments"

4. Payments made to Amadeus Capital Corporation to reimburse it for amounts paid by it to its employee, and to arm's length third parties respecting his employment, currently acting in the role of New York base Senior Vice President, Corporate Development for Maxxcom

5. Miles Nadal has obtained, and will obtain from time to time, stock options under Maxxcom's Stock Option Plan for officers, directors, employees and consultants

6. Subsidiaries of Maxxcom provide services to MDC Corporation Inc. in the ordinary course of business from time to time with respect to advertising, investor relations and the like

                               TABLE OF CONTENTS

Section           Description                                               Page
-------           -----------                                               ----

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1 Certain Defined Terms ....................................................4
1.1.1 "Acquirecos" ...........................................................4
1.1.2 "Acquisition Certificate" ..............................................4
1.1.3 "Acquisition Security" .................................................5
1.1.4 "Advance" ..............................................................5
1.1.5 "Affiliate".............................................................5
1.1.6 "Agent" ................................................................5
1.1.7 "Agreement" ............................................................5
1.1.8 "Alternate Base Rate Canada"............................................5
1.1.9 "American Entity" ......................................................6
1.1.10 "Applicable Law" ......................................................6
1.1.11 "arm's length", "non-arm's length" or "not at arm's length" ...........6
1.1.12 "Assignment Agreement".................................................6
1.1.13 "Associate" ...........................................................6
1.1.14 "BA Discount Proceeds".................................................6
1.1.15 "BA Equivalent Loan" ..................................................6
1.1.16 "BA Lender" ...........................................................6
1.1.17 "Bankers' Acceptance" .................................................7
1.1.18 "Bankers' Acceptance Fee"..............................................7
1.1.19 "Base Rate Advance" ...................................................7
1.1.20 "Base Rate Atlanta" ...................................................7
1.1.21 "Base Rate Canada".....................................................7
1.1.22 "Base Rate Canada Advance" ............................................7
1.1.23 "Base Rate U.S. Advance" ..............................................7
1.1.24 "Borrowers" ...........................................................7
1.1.25 "Branch of Account"....................................................7
1.1.26 "Business Day" ........................................................8
1.1.27 "Campbell Note" .......................................................8
1.1.28 "Campbell Security" ...................................................8
1.1.29 "Canadian Dollars", "Cdn. Dollars", "Cdn. $", "Dollars" and "$" .......8
1.1.30 "Canadian Plan" .......................................................8
1.1.31 "CanSubCos" ...........................................................8
1.1.32 "Capital Leases" ......................................................8
1.1.33 "Capital Stock" .......................................................8
1.1.34 "CERCLA" ..............................................................9
1.1.35 "Cessation Notice" ....................................................9
1.1.36 "Closing Date".........................................................9
1.1.37 "Code".................................................................9
1.1.38 "Collateral" ..........................................................9
1.1.39 "Combined Statements"..................................................9
1.1.40 "Commitment"...........................................................9
1.1.41 "Consent to Pledge" ...................................................9
1.1.42 "Constating Documents" ................................................9
1.1.43 "Contracts" ..........................................................10
1.1.44 "Contributing Lender".................................................10
1.1.45 "control", "controls" and "controlled" ...............................10
1.1.46 "Controlling Interest"................................................10
1.1.47 "Controlled Group" ...................................................10
1.1.48 "Credit" .............................................................10
1.1.49 "Credit Documents" ...................................................10
1.1.50 "Credit Limit"........................................................10
1.1.51 "Debt" ...............................................................11
1.1.52 "Defaulting Lender" ..................................................12
1.1.53 "Deferred Purchase Price Obligations" ................................12
1.1.54 "Designated Account"..................................................12
1.1.55 "Drawdown Date" ......................................................12
1.1.56 "Due Date" ...........................................................12
1.1.57 "Earnout Amount" .....................................................12
1.1.58 "Earnout Payment" ....................................................12
1.1.59 "EBITDA"..............................................................13
1.1.60 "Eligible Assignee"...................................................13
1.1.61 "Encumbrance" ........................................................14
1.1.62 "Environmental Laws" .................................................14
1.1.63 "ERISA" ..............................................................14
1.1.64 "Event of Default" ...................................................14
1.1.65 "Excess Cash Flow" ...................................................14
1.1.66 "Exchange Rate" ......................................................14
1.1.67 "Existing Indebtedness and Liability" ................................15
1.1.68 "F.R.S. Board"........................................................15
1.1.69 "Federal Funds Effective Rate" .......................................15
1.1.70 "Fee Agreement" ......................................................15
1.1.71 "Financial Condition" ................................................15
1.1.72 "Fincos"..............................................................15
1.1.73 "Follow-Up Merger" ...................................................16
1.1.74 "Foreign Opcos".......................................................16
1.1.75 "Foreign Plans" ......................................................16
1.1.76 "Fronting Fee" .......................................................16
1.1.77 "Generally Accepted Accounting Principles" or "GAAP" .................16
1.1.78 "Governmental Authority" .............................................16
1.1.79 "Guarantors" .........................................................16
1.1.80 "Hazardous Materials".................................................17
1.1.81 "Increased Costs" ....................................................17
1.1.82 "Intellectual Property" ..............................................17
1.1.83 "Interbank Reference Rate" ...........................................17
1.1.84 "Intercorporate Documents"............................................17
1.1.85 "Intercorporate Notes" ...............................................17
1.1.86 "Intercorporate Security" ............................................17
1.1.87 "Interest Coverage Ratio".............................................18
1.1.88 "Interest Payment Date" ..............................................18
1.1.89 "Investment"..........................................................18
1.1.90 "Issuing Lender" .....................................................18
1.1.91 "L/C" ................................................................18
1.1.92 "Lenders".............................................................18
1.1.93 "Lender's Share of the Obligations"...................................18
1.1.94 "LIBOR Advance" ......................................................18
1.1.95 "LIBO Rate"...........................................................19
1.1.96 "LIBOR Period" .......................................................19
1.1.97 "Majority Lenders"....................................................19
1.1.98 "Marketing Communication Services Business"...........................19
1.1.99 "Maturity Date" ......................................................19
1.1.100 "Maxxcom" ...........................................................19
1.1.101 "Maxxcom US" ........................................................19
1.1.102 "Mezz Agent".........................................................19
1.1.103 "Mezz Credit Documents" .............................................19
1.1.104 "Mezz Debenture" ....................................................19
1.1.105 "Mezz Holders" ......................................................19
1.1.106 "Mezz Inter-Creditor Agreement" .....................................20
1.1.107 "Mezz Obligations"...................................................20
1.1.108 "Mezz Security"......................................................20
1.1.109 "Minority Shareholder" ..............................................20
1.1.110 "Net Proceeds of a Securities Issuance"..............................20
1.1.111 "Net Worth" .........................................................21
1.1.112 "Net Worth Base" ....................................................21
1.1.113 "Non-Arm's Length Person" ...........................................21
1.1.114 "Non BA Lender" .....................................................21
1.1.115 "Non-wholly-owned Subsidiary"........................................21
1.1.116 "Notional Bankers' Acceptances" .....................................21
1.1.117 "Obligations" .......................................................21
1.1.118 "Opcos" .............................................................22
1.1.119 "Overdraft Availment" ...............................................22
1.1.120 "Overdraft Availment Limit" .........................................22
1.1.121 "Overdraft Lender" ..................................................22
1.1.122 "PBGC" ..............................................................22
1.1.123 "Pending Event of Default" ..........................................22
1.1.124 "Pension Plan" ......................................................22
1.1.125 "Permits" ...........................................................23
1.1.126 "Permitted Acquisition" .............................................23
1.1.127 "Permitted Encumbrances" ............................................24
1.1.128 "Permitted Indebtedness" ............................................26
1.1.129 "Permitted Intercorporate Debt" .....................................27
1.1.130 "Permitted Minority Shareholder Loans" ..............................28
1.1.131 "Permitted Non-Conforming Acquisition" ..............................28
1.1.132 "Permitted Payments" ................................................29
1.1.133 "Permitted Subordinated Debt" .......................................31
1.1.134 "Person" or "person" ................................................31
1.1.135 "Plan" ..............................................................31
1.1.136 "Prime Rate" ........................................................31
1.1.137 "Prime Rate Advance" ................................................32
1.1.138 "Process Agent" .....................................................32
1.1.139 "Property" ..........................................................32
1.1.140 "Proportionate Share"................................................32
1.1.141 "Purchase Money Arrangements" .......................................32
1.1.142 "Qualifying Income" .................................................32
1.1.143 "Quarterly Reporting Certificate" ...................................32
1.1.144 "Register"...........................................................32
1.1.145 "Release" ...........................................................33
1.1.146 "Refinanced Intercorporate Debt" ....................................33
1.1.147 "Refinanced Intercorporate Encumbrances" ............................33
1.1.148 "Repurchase Encumbrance" ............................................33
1.1.149 "Restricted Parties" ................................................33
1.1.150 "Restricted Party Supplemental Agreement" ...........................33
1.1.151 "Restricted Party Shareholder Agreements" ...........................33
1.1.152 "Restricted Party Purchase Agreements" ..............................34
1.1.153 "Revolving Credit Sublimits" ........................................34
1.1.154 "Schedule 1 BA Discount Rate" .......................................34
1.1.155 "Schedule 1 BA Lender" ..............................................34
1.1.156 "Schedule 1 BA Reference Lenders"....................................34
1.1.157 "Schedule 1 Reference Lenders" ......................................34
1.1.158 "Schedule 2 BA Discount Rate" .......................................34
1.1.159 "Schedule 2 BA Lender" ..............................................34
1.1.160 "Schedule 2 BA Reference Lenders" ...................................34
1.1.161 "Schedule 2 Reference Lenders" ......................................35
1.1.162 "Scotiabank" ........................................................35
1.1.163 "Security" ..........................................................35
1.1.164 "Senior Debt" .......................................................35
1.1.165 "Senior Debt Ratio" .................................................35
1.1.166 "Shareholder"........................................................35
1.1.167 "Solvent"............................................................35
1.1.168 "Spot Rate" .........................................................35
1.1.169 "Subordinated Shareholder Debt" .....................................35
1.1.170 "Subordinated Shareholder Note" .....................................36
1.1.171 "Subscription Agreement".............................................36
1.1.172 "Subsidiary" ........................................................36
1.1.173 "Successor Agent" ...................................................36
1.1.174 "Swap Lender" .......................................................36
1.1.175 "Targetcom Reimbursement Agreement" .................................36
1.1.176 "Taxes" .............................................................36
1.1.177 "Total Debt" ........................................................36
1.1.178 "Total Debt Ratio"...................................................36
1.1.179 "Total Interest Expense".............................................37
1.1.180 "Unfunded Liability" ................................................37
1.1.181 "Unrestricted Parties"...............................................37
1.1.182 "Unsecured Repurchase Indebtedness"..................................37
1.1.183 "U.S. Alternate Base Rate" ..........................................38
1.1.184 "U.S. Dollars" and "U.S. $" .........................................38
1.1.185 "Warrant Agreement"..................................................38
1.1.186 "Warrants" ..........................................................38
1.1.187 "Welfare Plan" ......................................................38
1.1.188 "Wholly-Owned Subsidiary" ...........................................38

ARTICLE 2 - THE CREDIT

2.1 The Credit ..............................................................38
2.2 Use of the Credit .......................................................39
2.3 Availment Options and Limits ............................................39
2.4 Interest Rates, Bankers' Acceptance Fees and L/C Commissions ............40
2.5 L/C Commissions .........................................................42
2.6 Standby Fee .............................................................42
2.7 Repayment ...............................................................42
2.8 Prepayment ..............................................................43
2.9 Notice under the Income Tax Act (Canada) ................................44

ARTICLE 3 - SECURITY

3.1 Security ................................................................44
3.2 Additional Security, etc.................................................48
3.3 Acknowledgment re Mezz Inter-Creditor Agreement .........................48
3.4 Release of News Canada Inc. Security ....................................48

ARTICLE 4 - DISBURSEMENT CONDITIONS

4.1 Conditions Precedent to the Initial Advance .............................49
4.2 Conditions Precedent to all Advances ....................................52

ARTICLE 5 - ADVANCES

5.1 Prime Rate, Base Rate and LIBOR Advances ................................52
5.2 Evidence of Indebtedness ................................................53
5.3 Co-ordination of Prime Rate, Base Rate and LIBOR Advances ...............54
5.4 Form of L/Cs and Maturity of L/Cs .......................................54
5.5 Payment of L/C Commissions and the Fronting Fee .........................55
5.6 Payment of L/Cs and Participation by Lenders in L/Cs ....................55
5.7 Form of Bankers' Acceptances ............................................57
5.8 Bankers' Acceptances - Schedule 1 BA Reference Lenders ..................57
5.9 Bankers' Acceptances - Schedule 2 BA Reference Lenders ..................58
5.10 Purchase of Bankers' Acceptances .......................................58
5.11 Size and Maturity of Bankers' Acceptances and Rollovers ................59
5.12 Co-ordination of BA Advances ...........................................59
5.13 Payment of Bankers' Acceptances ........................................60
5.14 Payment of BA Equivalent Loan ..........................................60
5.15 Deemed Advance .........................................................61
5.16 Waiver .................................................................61
5.17 Degree of Care .........................................................61
5.18 Indemnity ..............................................................61
5.19 Power of Attorney re Bankers' Acceptances ..............................62
5.20 Obligations Absolute ...................................................62
5.21 Shortfall on Drawdowns, Rollovers, and Conversions .....................62
5.22 Circumstances Making Bankers' Acceptances Unavailable ..................63
5.23 LIBOR Periods ..........................................................63
5.24 Termination of LIBOR Advances ..........................................64
5.25 Overdraft Availments ...................................................64
5.26 Participation by the Lenders in Overdraft Availments ...................65
5.27 Conversions ............................................................66
5.28 Notice of Advances and Payments ........................................66

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties ..........................................67
6.2 Survival of Representations and Warranties ..............................73

ARTICLE 7 - COVENANTS AND CONDITIONS

7.1 Positive Covenants ......................................................73
7.2 Financial Covenants .....................................................79
7.3 Reporting Requirements ..................................................79
7.4 Negative Covenants.......................................................81
7.5 Restrictions in Mezz Debenture ..........................................89
7.6 Use of Insurance Proceeds ...............................................89

ARTICLE 8 - DEFAULT

8.1 Events of Default .......................................................89
8.2 Acceleration and Termination of Rights...................................92
8.3 Payment of Bankers' Acceptances and L/Cs ................................93
8.4 Remedies ................................................................93
8.5 Saving ..................................................................94
8.6 Perform Obligations .....................................................94
8.7 Third Parties ...........................................................94
8.8 Power of Attorney........................................................94
8.9 Remedies Cumulative .....................................................95
8.10 Set-Off or Compensation ................................................95

ARTICLE 9 - THE AGENT AND THE LENDERS

9.1 Authorization of Agent and Relationship .................................95
9.2 Disclaimer of Agent .....................................................96
9.3 Failure of Lender to Fund ...............................................96
9.4 Payments by the Borrowers ...............................................97
9.5 Payments by Agent .......................................................99
9.6 Apportionment of Standby Fees between Lenders ..........................100
9.7 Direct Receipts and Payments ...........................................100
9.8 Obligations Pari Passu..................................................101
9.9 Administration of the Credit ...........................................101
9.10 Rights of Agent .......................................................105
9.11 Acknowledgments, Representations and Covenants of Lenders .............106
9.12 Authorization of Mezz Inter-Creditor Agreement ........................107
9.13 Collective Action of the Lenders.......................................107
9.14 Successor Agent........................................................107
9.15 Confidentiality........................................................108
9.16 Provisions Operative Between Lenders and Agent Only ...................108
9.17 Payments, etc..........................................................108
9.18 Quebec Security, etc...................................................108

ARTICLE 10 - ADDITIONAL LENDERS, SUCCESSORS AND ASSIGNS

10.1 Successors and Assigns ................................................109
10.2 Assignments............................................................110
10.3 Participations ........................................................111

ARTICLE 11 - MISCELLANEOUS PROVISIONS

11.1 Headings and Table of Contents ........................................111
11.2 Accounting Terms ......................................................112
11.3 Capitalized Terms......................................................112
11.4 Statutory References ..................................................112
11.5 Severability...........................................................112
11.6 Number, Gender and References to Agreements ...........................112
11.7 Amendment, Supplement or Waiver .......................................112
11.8 Governing Law..........................................................113
11.9 This Agreement to Govern ..............................................113
11.10 Permitted Encumbrances ...............................................113
11.11 Consent of Lenders, etc. .............................................114
11.12 Currency .............................................................114
11.13 Expenses and Indemnity ...............................................114
11.14 Manner of Payment and Taxes ..........................................116
11.15 Increased Costs, etc. ................................................118
11.16 Reserve Adjustment for LIBOR Advances by U.S. Lenders ................119
11.17 Replacement of Lenders ...............................................119
11.18 Illegality ...........................................................119
11.19 No Prohibited Financial Assistance ...................................120
11.20 Interest on Miscellaneous Amounts ....................................120
11.21 Currency Indemnity ...................................................120
11.22 Address for Notice ...................................................121
11.23 Sharing of Information................................................121
11.24 Time of the Essence ..................................................121
11.25 Further Assurances ...................................................121
11.26 Waiver of Jury Trial .................................................121
11.27 Forum Selection and Consent to Jurisdiction ..........................122
11.28 Term of Agreement ....................................................123
11.29 Payments on Business Day .............................................123
11.30 Entire Agreement .....................................................123
11.31 Counterparts and Facsimile............................................123



SCHEDULE A -          FORM OF ASSIGNMENT AGREEMENT
SCHEDULE B -          FORM OF INTERCORPORATE NOTE
SCHEDULE C -          FORM OF INTERCORPORATE SECURITY
                      GENERAL SECURITY AGREEMENT
SCHEDULE D -          PERMITTED ENCUMBRANCES
SCHEDULE E -          PROPORTIONATE SHARES OF LENDERS
SCHEDULE F -          FORM OF QUARTERLY REPORTING CERTIFICATE
SCHEDULE G -          RESTRICTED PARTY SHAREHOLDER AGREEMENTS
SCHEDULE H -          FORM OF NOTICE OF ADVANCE
SCHEDULE I -          OWNED AND LEASED REAL PROPERTY
SCHEDULE J -          RESTRICTIONS CREATED BY SHAREHOLDER AGREEMENTS AND
                      CONSTATING DOCUMENTS
SCHEDULE K -          LOANS AND FINANCIAL ASSISTANCE TO
                      SHAREHOLDERS (AS OF 31/05/01)
SCHEDULE L -          OUTSTANDING, PENDING OR THREATENED LITIGATION,
                      ARBITRATION OR ADMINISTRATIVE PROCEEDINGS
SCHEDULE M -          JURISDICTION OF INCORPORATION PROPERTY, PLACES OF
                      BUSINESS/LOCATION OF REGISTERED OFFICE AND PLACES
                      FROM WHICH ACCOUNTS RECEIVABLE ARE BILLED
SCHEDULE N -          CAPITAL STRUCTURE
SCHEDULE O -          PENSION PLANS
SCHEDULE P -          DEFERRED PURCHASE PRICE OBLIGATIONS
SCHEDULE Q -          ADOPTION AGREEMENT
SCHEDULE R -          RESTRICTED PARTY PURCHASE AGREEMENTS
SCHEDULE S -          CERTAIN PERMITTED ACQUISITIONS SINCE 31 MARCH 2000
SCHEDULE T -          AGREEMENTS, ARRANGEMENTS AND TRANSACTIONS
                      WITH MDC CORPORATION INC. ET AL